                                                                  EXECUTION COPY

                   STRUCTURED ASSET SECURITIES CORPORATION II,
                                    Depositor

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Master Servicer

                                       and

                             LENNAR PARTNERS, INC.,
                               as Special Servicer

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                       and

                               ABN AMRO BANK N.V.,
                                 as Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 11, 2004

                                   ----------

                                 $1,346,519,865

                    LB-UBS Commercial Mortgage Trust 2004-C6

                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-C6

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

                                    ARTICLE I

    DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN ADJUSTMENTS TO THE
                   PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Creation of Trust; Conveyance of Trust Mortgage Loans..........................................104
SECTION 2.02.    Acceptance of Trust Fund by Trustee............................................................107
SECTION 2.03.    Repurchase of Trust Mortgage Loans for Document Defects and Breaches of
                    Representations and Warranties..............................................................108
SECTION 2.04.    Representations, Warranties and Covenants of the Depositor.....................................115
SECTION 2.05.    Acceptance of Grantor Trust Assets and the Loss of Value Reserve Fund by Trustee;
                    Issuance of the Class V Certificates........................................................134
SECTION 2.06.    Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC I
                    Regular Interests...........................................................................135
SECTION 2.07.    Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.....................135
SECTION 2.08.    Execution, Authentication and Delivery of Class R-II Certificates; Creation of REMIC

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.04.    Pool Custodial Account, Defeasance Deposit Account, Collection Account, Interest
                   Reserve Account, Excess Liquidation Proceeds Account and Loss of Value Reserve Fund..........147
SECTION 3.04A.   Loan Combination Custodial Accounts for Serviced Loan Combinations.............................152

                                       -i-

                                                                                                                PAGE
                                                                                                                ----

SECTION 3.05.    Permitted Withdrawals From the Pool Custodial Account, the Collection Account, the
                    Interest Reserve Account and the Excess Liquidation Proceeds Account........................155
SECTION 3.05A.   Permitted Withdrawals From the Loan Combination Custodial Accounts.............................162
SECTION 3.06.    Investment of Funds in the Collection Account, the Servicing Accounts, the Reserve
                    Accounts, the Defeasance Deposit Account, the Custodial Accounts, the REO Accounts,
                    the Interest Reserve Account and the Excess Liquidation Proceeds Account....................172
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage;
                    Environmental Insurance.....................................................................175
SECTION 3.08.    Enforcement of Alienation Clauses..............................................................179
SECTION 3.09.    Realization Upon Defaulted Mortgage Loans; Required Appraisals; Appraisal Reduction
                    Calculation.................................................................................184
SECTION 3.10.    Trustee and Custodian to Cooperate; Release of Mortgage Files..................................188
SECTION 3.11.    Servicing Compensation; Payment of Expenses; Certain Matters Regarding Servicing

SECTION 3.19.    Additional Obligations of the Master Servicer and Special Servicer; Obligations to
                    Notify Ground Lessors and Hospitality Franchisors; the Special Servicer's Right to
                    Request the Master Servicer to Make Servicing Advances; Mortgagor Enforcement

SECTION 3.25.    Certain Matters Regarding the Purchase of the Trust Mortgage Loan in a Loan
                    Combination.................................................................................234
SECTION 3.26.    Application of Default Charges.................................................................235

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions..................................................................................240

                                      -ii-

                                                                                                                PAGE
                                                                                                                ----

                                    ARTICLE V

                                THE CERTIFICATES

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.    Liability of Depositor, Master Servicer and Special Servicer...................................283
SECTION 6.02.    Continued Qualification and Compliance of Master Servicer; Merger, Consolidation or

SECTION 6.05.    Rights of Depositor, Trustee and Serviced Non-Trust Mortgage Loan Noteholders in

SECTION 6.09.    Designation of Special Servicer and Controlling Class Representative by the

                                      -iii-

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                                   ARTICLE VII

                                     DEFAULT

SECTION 7.05.    Additional Remedies of Trustee Upon Event of Default or a Two Penn Plaza Event of
                    Default.....................................................................................311

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.    Duties of Trustee..............................................................................312
SECTION 8.02.    Certain Matters Affecting Trustee..............................................................313
SECTION 8.03.    Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or

                                   ARTICLE IX

                                   TERMINATION

                                      -iv-

                                                                                                                PAGE
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                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.   REMIC Administration...........................................................................343
SECTION 10.02.   Grantor Trust Administration...................................................................346

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                                       -v-

                             SCHEDULES AND EXHIBITS

Schedule No.   Schedule Description
------------   --------------------

      I        Trust Mortgage Loan Schedule
     II        Exceptions to the Representations and Warranties of the Depositor
     III       Schedule of Environmentally Insured Mortgage Loans
     IV        Reference Rate Schedule
     VI        Schedule of Mortgage Loans Secured by a Hospitality Property or
                  Nursing Facility

Exhibit No.    Exhibit Description
------------   -------------------

    A-1        Form of Class [A-1] [A-2] [A-3] [A-4] [A-5] [A-6] [A-1A]
                  Certificate
    A-2        Form of Class [X-CL] [X-CP] Certificate
    A-3        Form of Class [B] [C] [D] [E] [F] Certificate
    A-4        Form of Class [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T]
                  Certificate
    A-5        Form of Class [R-I] [R-II] [R-III] Certificate
    A-6        Form of Class V Certificate
     B         Form of Distribution Date Statement
     C         Form of Custodial Certification
    D-1        Form of Master Servicer Request for Release
    D-2        Form of Special Servicer Request for Release
     E         Form of Loan Payoff Notification Report
    F-1        Form of Transferor Certificate for Transfers of Definitive
                  Non-Registered Certificates
    F-2A       Form I of Transferee Certificate for Transfers of Definitive
                  Non-Registered Certificates
    F-2B       Form II of Transferee Certificate for Transfers of Definitive
                  Non-Registered Certificates
    F-2C       Form of Transferee Certificate for Transfers of Interests in Rule
                  144A Global Certificates
    F-2D       Form of Transferee Certificate for Transfers of Interests in
                  Regulation S Global Certificates
    G-1        Form I of Transferee Certificate in Connection with ERISA
                  (Definitive Non-Registered Certificates)
    G-2        Form II of Transferee Certificate in Connection with ERISA
                  (Book-Entry Non-Registered Certificates)
    H-1        Form of Transfer Affidavit and Agreement regarding Residual
                  Interest Certificates
    H-2        Form of Transferor Certificate regarding Residual Interest
                  Certificates
    I-1        Form of Notice and Acknowledgment
    I-2        Form of Acknowledgment of Proposed Special Servicer
     J         Form of UCC-1 Financing Statement Schedule
     K         Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date
    L-1        Form of Information Request/Investor Certification for Website
                  Access from Certificate [Holder] [Owner]
    L-2        Form of Information Request/Investor Certification for Website
                  Access from Prospective Investor
     M         Form of Defeasance Certification
     N         Form of Seller/Depositor Notification
     O         Form of Controlling Class Representative Confidentiality
                  Agreement
     P         Form of Trustee Backup Certification
     Q         Form of Master Servicer Backup Certification
     R         Form of Special Servicer Backup Certification
     S         Form of Two Penn Plaza Master Servicer Notice

                                      -vi-

          This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of August 11, 2004, among STRUCTURED ASSET SECURITIES CORPORATION
II, as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer,
LENNAR PARTNERS, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION,
as Trustee and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Trust Mortgage Loans (exclusive of any collections of Additional Interest on the ARD Trust Mortgage Loans after their respective Anticipated Repayment Dates) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I
Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. Two separate
REMIC I Regular Interests will, on the Closing Date, be issued with respect to, and will thereafter relate to, the Two Penn Plaza Trust Mortgage Loan, and such
REMIC I Regular Interests will bear the alphanumeric designations "TPP-1" and
"TPP-2", respectively. The Two Penn Plaza Trust Mortgage Loan consists of two
Loan Components, and each of REMIC I Regular Interest TPP-1 and REMIC I Regular
Interest TPP-2 corresponds to a separate Loan Component of the Two Penn Plaza
Trust Mortgage Loan. REMIC I Regular Interest TPP-1 will relate to that portion of the Two Penn Plaza Trust Mortgage Loan that consists of "Component A-2-A" in the related loan agreement, and REMIC I Regular Interest TPP-2 will relate to that portion of the Two Penn Plaza Trust Mortgage Loan that consists of
"Component A-2-B" in the related loan agreement. Further, a separate REMIC I
Regular Interest will, on the Closing Date, be issued with respect to, and will thereafter relate to, each other Trust Mortgage Loan in REMIC I. Each REMIC I
Regular Interest issued with respect to, and relating to, a Trust Mortgage Loan in REMIC I, shall also relate to any successor REO Trust Mortgage Loan with respect to such Trust Mortgage Loan. Each REMIC I Regular Interest shall: (i)
except as otherwise described above with respect to REMIC I Regular Interest
TPP-1 and REMIC I Regular Interest TPP-2, bear a numeric designation that is the same as the loan number for the related Trust Mortgage Loan set forth on the
Trust Mortgage Loan Schedule; (ii) accrue interest at a per annum rate described in the definition of "REMIC I Remittance Rate"; and (iii) have an initial
Uncertificated Principal Balance equal to (A) in the case of REMIC I Regular
Interest TPP-1, $93,075,500, which is the portion of the Cut-off Date Balance of the Two Penn Plaza Trust Mortgage Loan that is represented the by Component
A-2-A of the Two Penn Plaza Trust Mortgage Loan, (B) in the case of REMIC I
Regular Interest TPP-2, $29,424,500, which is the portion of the Cut-off Date
Balance of the Two Penn Plaza Trust Mortgage Loan that is represented by the
Component A-2-B of such Trust Mortgage Loan, and (C) in the case of each other
REMIC I Regular Interest, the Cut-off Date Balance of the related Trust Mortgage
Loan. The Legal Final Distribution Date of each of the REMIC I Regular Interests is the Distribution Date immediately following the third anniversary of the end of the remaining amortization term (as determined as of the Closing Date) of the related Trust Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated

pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The Legal Final
Distribution Date for each REMIC II Regular Interest is the latest Rated Final
Distribution Date. None of the REMIC II Regular Interests will be certificated.
The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular
Interests.

                                      -2-

                                              Initial Uncertificated
 Designation of            REMIC II            Principal Balance of
REMIC II Regular    Remittance Rate of REMIC      REMIC II Regular
   Interests         II Regular Interests            Interests
---------------    ------------------------   ----------------------
     A-1-1               Variable (1)              $ 29,724,000
     A-1-2               Variable (1)              $ 33,561,000
     A-1-3               Variable (1)              $ 14,715,000
     A-2-1               Variable (1)              $ 38,050,000
     A-2-2               Variable (1)              $ 54,301,000
     A-2-3               Variable (1)              $ 21,478,000
     A-2-4               Variable (1)              $108,171,000
     A-3-1               Variable (1)              $106,920,000
     A-3-2               Variable (1)              $  2,080,000
     A-4-1               Variable (1)              $ 36,471,000
     A-4-2               Variable (1)              $ 23,529,000
      A-5                Variable (1)              $ 54,000,000
     A-6-1               Variable (1)              $ 67,220,000
     A-6-2               Variable (1)              $402,910,000
     A-1A-1              Variable (1)              $  4,241,000
     A-1A-2              Variable (1)              $  5,273,000
     A-1A-3              Variable (1)              $  7,891,000
     A-1A-4              Variable (1)              $  8,115,000
     A-1A-5              Variable (1)              $  3,210,000
     A-1A-6              Variable (1)              $ 83,774,000
     A-1A-7              Variable (1)              $  4,126,000
     A-1A-8              Variable (1)              $  3,615,000
     A-1A-9              Variable (1)              $ 68,196,000
       B                 Variable (1)              $ 13,465,000
      C-1                Variable (1)              $  4,822,000
      C-2                Variable (1)              $ 15,087,000
      C-3                Variable (1)              $  3,655,000
      D-1                Variable (1)              $  3,446,000
      D-2                Variable (1)              $ 11,702,000
      E-1                Variable (1)              $  4,017,000
      E-2                Variable (1)              $  9,449,000
      F-1                Variable (1)              $  7,760,000
      F-2                Variable (1)              $  7,388,000
       G                 Variable (1)              $ 11,782,000
       H                 Variable (1)              $ 11,782,000
       J                 Variable (1)              $  8,416,000
       K                 Variable (1)              $ 16,831,000
       L                 Variable (1)              $  1,683,000
       M                 Variable (1)              $  6,733,000
       N                 Variable (1)              $  5,049,000
       P                 Variable (1)              $  3,367,000
       Q                 Variable (1)              $  1,683,000
       S                 Variable (1)              $  1,683,000
       T                 Variable (1)              $ 15,148,865

                                      -3-

----------
(1)  The REMIC II Remittance Rate in effect for any REMIC II Regular Interest during any Interest Accrual Period shall equal the Weighted Average REMIC I
     Remittance Rate for such Interest Accrual Period.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the
Regular Interest Certificates (exclusive of the Class X-CL and Class X-CP
Certificates), each REMIC III Component of the Class X-CL Certificates and each
REMIC III Component of the Class X-CP Certificates will be designated as a separate "regular interest" in REMIC III. The Legal Final Distribution Date for
each Class of Regular Interest Certificates (exclusive of the Class X-CL and
Class X-CP Certificates), for each REMIC III Component of the Class X-CL
Certificates and for each REMIC III Component of the Class X-CP Certificates is the latest Rated Final Distribution Date. The following table irrevocably sets forth the Class designation, Pass-Through Rate and original Class Principal
Balance for each Class of the Regular Interest Certificates.

                                      -4-

       Class                                            Original Class
   Designation of         Pass-Through Rate of       Principal Balance of
  Regular Interest    Regular Interest Certificate     Regular Interest
Certificate Classes              Classes             Certificate Classes
-------------------   ----------------------------   --------------------
     Class A-1              3.881% per annum          $   78,000,000
     Class A-2              4.187% per annum          $  222,000,000
     Class A-3              4.547% per annum          $  109,000,000
     Class A-4              4.583% per annum          $   60,000,000
     Class A-5                Variable (1)            $   54,000,000
     Class A-6                Variable (1)            $  470,130,000
     Class A-1A               Variable (1)            $  188,441,000
      Class B                 Variable (1)            $   13,465,000
      Class C                 Variable (1)            $   23,564,000
      Class D                 Variable (1)            $   15,148,000
      Class E                 Variable (1)            $   13,466,000
      Class F                 Variable (1)            $   15,148,000
      Class G                 Variable (1)            $   11,782,000
      Class H                 Variable (1)            $   11,782,000
      Class J                 Variable (1)            $    8,416,000
      Class K                 Variable (1)            $   16,831,000
      Class L                 Variable (1)            $    1,683,000
      Class M                 Variable (1)            $    6,733,000
      Class N                 Variable (1)            $    5,049,000
      Class P                 Variable (1)            $    3,367,000
      Class Q                 Variable (1)            $    1,683,000
      Class S                 Variable (1)            $    1,683,000
      Class T                 Variable (1)            $   15,148,865
     Class X-CL               Variable (1)            $1,346,519,865 (2)
     Class X-CP               Variable (1)            $1,228,397,000 (3)

----------

(1)  The respective Pass-Through Rates for the Class A-5, Class A-6, Class A-1A,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T,
     Class X-CL and Class X-CP Certificates will, in the case of each of those
     Classes, be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate".

(2)  The Class X-CL Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The
     Class X-CL Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X-CL
     REMIC III Components from time to time. As more specifically provided herein, interest in respect of the Class X-CL Certificates will consist of the aggregate amount of interest accrued on the respective Component
     Notional Amounts of the Class X-CL REMIC III Components from time to time.

(3)  The Class X-CP Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The
     Class X-CP Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X-CP
     REMIC III Components from time to time. As more specifically provided herein, interest in respect of the Class X-CP

                                       -5-

     Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class X-CP REMIC III
     Components from time to time.

          As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a Grantor Trust under the Code.

          The Initial Pool Balance will be $1,346,519,865.

          There exist two Trust Mortgage Loans (the "Westfield North Bridge
Trust Mortgage Loans"), one of which has a Cut-off Date Balance of $68,350,000, is evidenced by a Mortgage Note designated as Note A1 and constitutes a Lehman
Trust Mortgage Loan (the "Westfield North Bridge Note A1 Trust Mortgage Loan"),
and the other has a Cut-off Date Balance of $68,350,000, is evidenced by a
Mortgage Note designated as Note A2 and constitutes a UBS Trust Mortgage Loan
(the "Westfield North Bridge Note A2 Trust Mortgage Loan"). Both Westfield North
Bridge Trust Mortgage Loans are part of a loan group comprised of the two
Westfield North Bridge Trust Mortgage Loans and one other mortgage loan (such other mortgage loan, the "Westfield North Bridge Non-Trust Mortgage Loan"), all
of which are together secured by the same Mortgage(s) encumbering the property identified on the Trust Mortgage Loan Schedule as Westfield Shoppingtown
Westfield North Bridge (the "Westfield North Bridge Mortgaged Property"). The
Westfield North Bridge Non-Trust Mortgage Loan, which is not included in the
Trust Fund, has an unpaid principal balance as of the Cut-off Date of
$68,300,000, is evidenced by a Mortgage Note designated as Note A3 and is, as of the Closing Date, together with various other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Mortgage Capital I Trust 2004-IQ8, Series
2004-IQ8 Commercial Mortgage Pass-Through Certificates. The Westfield North
Bridge Trust Mortgage Loans and the Westfield North Bridge Non-Trust Mortgage
Loan collectively constitute the "Westfield North Bridge Loan Group". The relative rights of the respective holders of the Westfield North Bridge Trust
Mortgage Loans and the holder of the Westfield North Bridge Non-Trust Mortgage
Loan are set forth in a Co-Lender agreement dated as of June 14, 2004 (the
"Westfield North Bridge Co-Lender Agreement"), between the holder of the
Mortgage Note for the Westfield North Bridge Note A1 Trust Mortgage Loan, the
holder of the Mortgage Note for the Westfield North Bridge Note A2 Trust
Mortgage Loan and the holder of the Mortgage Note for the Westfield North Bridge
Non-Trust Mortgage Loan. As of the Closing Date, the entire Westfield North
Bridge Loan Group is to be serviced and administered in accordance with this
Agreement.

          There exists one Trust Mortgage Loan (the "Two Penn Plaza Trust
Mortgage Loan"), with a Cut-off Date Balance of $122,500,000, evidenced by a
Mortgage Note designated as Note A2, that is part of a loan group comprised of the Two Penn Plaza Trust Mortgage Loan and three other mortgage loans (such three other mortgage loans, the "Two Penn Plaza Non-Trust Mortgage Loans"), all of which are together secured by the same Mortgage(s) encumbering the property identified on the Trust Mortgage Loan Schedule as Two Penn Plaza. The Two Penn
Plaza Non-Trust Mortgage Loans, none of which are included in the Trust Fund, consist of: (i) one mortgage loan (the "Two Penn Plaza Pari Passu Non-Trust
Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of
$122,500,000, is evidenced by a Mortgage Note designated as Note A1 and is, as of the Closing Date, together with various other commercial and multifamily mortgage loans, included in a commercial mortgage securitization (the "Two Penn
Plaza 2004-C4 Securitization") involving the issuance of the LB-UBS Commercial
Mortgage Trust 2004-C4, Commercial Mortgage Pass-Through Certificates, Series
2004-C4 (the "Two Penn Plaza 2004-C4 Certificates"); (ii) one mortgage loan (the
"Two Penn Plaza Note B1 Subordinate Non-Trust Mortgage Loan") that has an unpaid principal balance as of the Cut-off Date of $34,000,000, is evidenced by a
Mortgage Note designated as Note B1 and is, as of the

                                       -6-

Closing Date, held by Metropolitan Life Insurance Company, and (iii) one mortgage loan (the "Two Penn Plaza Note B2 Subordinate Non-Trust Mortgage Loan"
and, together with the Two Penn Plaza Note B1 Subordinate Non-Trust Mortgage
Loan, the "Two Penn Plaza Subordinate Non-Trust Mortgage Loans") that has an unpaid principal balance as of the Cut-off Date of $21,000,000, is evidenced by a Mortgage Note designated as Note B2 and is, as of the Closing Date, held by
Metropolitan Life Insurance Company. The Two Penn Plaza Trust Mortgage Loan and
the Two Penn Plaza Non-Trust Mortgage Loans collectively constitute the "Two
Penn Plaza Loan Group". The relative rights of the holders of the Two Penn Plaza
Trust Mortgage Loan and the respective holders of the Two Penn Plaza Non-Trust
Mortgage Loans are set forth in a Co-Lender agreement dated as of May 24, 2004
(the "Two Penn Plaza Co-Lender Agreement"), between the holder of the Mortgage
Note for the Two Penn Plaza Trust Mortgage Loan and each holder of a Mortgage
Note for the Two Penn Plaza Non-Trust Mortgage Loans. As of the Closing Date,
the entire Two Penn Plaza Loan Group is being and will continue to be serviced and administered in accordance with the pooling and servicing agreement, dated as of May 11, 2004 (together with any successor servicing agreement provided for under the Two Penn Plaza Co-Lender Agreement, the "Two Penn Plaza Servicing
Agreement"), between Structured Asset Securities Corporation II, as depositor,
Wachovia Bank, National Association, as master servicer (in such capacity, the
"Two Penn Plaza Master Servicer"), Lennar Partners, Inc., as special servicer
(in such capacity, the "Two Penn Plaza Special Servicer"), and Wells Fargo Bank,
N.A., as trustee (in such capacity, the "Two Penn Plaza Trustee").

          There exists another Trust Mortgage Loan (the "Woodside Village Trust
Mortgage Loan"), with a Cut-off Date Balance of $3,224,000, evidenced by a
Mortgage Note designated as Note A, that is part of a loan pair comprised of the
Woodside Village Trust Mortgage Loan and one other mortgage loan (such other mortgage loan, the "Woodside Village Non-Trust Mortgage Loan"), both of which are secured by the same Mortgage encumbering the property identified on the
Trust Mortgage Loan Schedule as Woodside Village. The Woodside Village Non-Trust
Mortgage Loan, which is not included in the Trust Fund, has an unpaid principal balance as of the Cut-off Date of $201,453, is evidenced by a Mortgage Note designated as Note B and is, as of the Closing Date, held by Lehman Brothers
Holdings Inc. The Woodside Village Trust Mortgage Loan and the Woodside Village
Non-Trust Mortgage Loan collectively constitute the "Woodside Village Loan
Pair". The relative rights of the holder of the Woodside Village Trust Mortgage
Loan and the holder of the Woodside Village Non-Trust Mortgage Loan are set
forth in a Co-Lender agreement dated as of August 11, 2004 (the "Woodside
Village Co-Lender Agreement"), between the holder of the Mortgage Note for the
Woodside Village Trust Mortgage Loan and the holder of a Mortgage Note for the
Woodside Village Non-Trust Mortgage Loan. From and after the Closing Date, the entire Woodside Village Loan Pair is to be serviced and administered in accordance with this Agreement.

          Accordingly, as and to the extent provided herein, (i) the Westfield
North Bridge Non-Trust Mortgage Loan and the Woodside Village Non-Trust Mortgage
Loan, in each case, although not part of the Trust Fund, will be serviced and administered in accordance with this Agreement, by the Master Servicer and
Special Servicer hereunder, and (ii) the Two Penn Plaza Trust Mortgage Loan, although part of the Trust Fund, will be serviced and administered in accordance with the Two Penn Plaza Servicing Agreement, by the Two Penn Plaza Master
Servicer and the Two Penn Plaza Special Servicer.

          Capitalized terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

                                       -7-

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent hereby agree, in each case, as follows:

                                       -8-

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
     CERTAIN ADJUSTMENTS TO THE PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES

          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, unless the context otherwise requires:

          "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "ABN AMRO" shall mean ABN AMRO Bank N.V. or its successor in interest.

          "Acceptable Insurance Default" shall mean, with respect to any
Serviced Mortgage Loan, any default under the related loan documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and
(b) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment (subject to Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable), that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against at the time for real properties similar to the subject Mortgaged
Property and located in and around the region in which the subject Mortgaged
Property is located, or (ii) such insurance is not available at any rate.
Subject to the Servicing Standard, in making any of the determinations under and in accordance with subclause (i) or (ii) of this definition, the Special
Servicer shall be entitled to reasonably rely on the opinion of an insurance consultant.

          "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal
Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the annual Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related
Distribution Date; and (b) in the case of either Class of Interest-Only
Certificates for any Interest Accrual Period, the aggregate amount of Accrued
Component Interest with respect to all of the REMIC III Components of such Class of Certificates for such Interest Accrual Period. The Regular Interest
Certificates shall accrue interest on a 30/360 Basis.

          "Accrued Component Interest" shall mean the interest accrued from time to time with respect to any REMIC III Component of either Class of Interest-Only
Certificates, the amount of which interest shall equal, for any Interest Accrual
Period, one-twelfth of the product of (i) the annual Pass-Through Rate applicable to such REMIC III Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such REMIC III Component outstanding immediately prior to the related Distribution Date. Each REMIC III
Component of a Class of Interest-Only Certificates shall accrue interest on a
30/360 Basis.

                                       -9-

          "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property or any interest therein is considered to be acquired by (or, in the case of the Two Penn Plaza Mortgaged Property, acquired for the benefit of) the Trust Fund within the meaning of Treasury regulations section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property or an interest therein for federal income tax purposes.

          "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

          "Additional Designated Servicing Information" shall have the meaning assigned thereto in Section 8.15(a).

          "Additional Information" shall have the meaning assigned thereto in
Section 4.02(a).

          "Additional Interest" shall mean, with respect to any ARD Mortgage
Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Additional Interest Rate and, if so
provided in the related loan documents, compounded at the related Mortgage Rate
(the payment of which interest shall, under the terms of such ARD Mortgage Loan, be deferred until the entire outstanding principal balance thereof has been paid). For purposes of this Agreement, Additional Interest on an ARD Mortgage
Loan or any successor REO Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or any successor REO Mortgage Loan with respect thereto, notwithstanding that the terms of the related loan documents so permit. To the extent that any
Additional Interest is not paid on a current basis, it shall, for purposes of this Agreement, be deemed to be deferred interest (regardless of whether it is added to principal outstanding with respect to the related ARD Mortgage Loan in accordance with the related loan documents).

          "Additional Interest Rate" shall mean, with respect to any ARD
Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such loan resulting from the passage of such Anticipated
Repayment Date.

          "Additional Trust Fund Expense" shall mean any expense that: (i) is incurred with respect to the Trust Fund; (ii) is not otherwise included in the calculation of a Realized Loss in respect of any particular Trust Mortgage Loan or REO Trust Mortgage Loan; and (iii) would result or has resulted, as the case may be, in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

          "Adjusted Actual/360 Accrued Interest Amount" shall mean, with respect to any REMIC I Regular Interest that relates to an Interest Reserve Mortgage
Loan or an Interest Reserve REO Mortgage Loan, for any Interest Accrual Period,
an amount of interest equal to the product of (a) the Mortgage Rate for the related Trust Mortgage Loan (or, in the case of each of REMIC I Regular Interest
TPP-1 and REMIC I Regular Interest TPP-2, the component interest rate for the corresponding Loan Component of the related Trust Mortgage Loan) in effect as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of the related Trust Mortgage Loan subsequent to the Closing Date and, solely in the case of the Two Penn Plaza Trust Mortgage Loan, reduced by the product of (i) 0.015% and (ii) a fraction, expressed as a percentage, the numerator of which is 30, and

                                      -10-

the denominator of which is the number of days in such Interest Accrual Period), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 360, multiplied by
(c) the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest
Accrual Period; provided that, if the subject Interest Accrual Period ends during (x) January of 2005 or any year thereafter that is not a leap year or (y)
February of 2005 or any year thereafter, then the amount of interest calculated with respect to any particular REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be decreased by the Interest Reserve Amount, if any, with respect to the related
Interest Reserve Mortgage Loan or Interest Reserve REO Mortgage Loan, as the
case may be, transferred (in accordance with Section 3.04(c)) from the
Collection Account to the Interest Reserve Account in the calendar month in which such Interest Accrual Period ends (or, in the case of REMIC I Regular
Interest TPP-1 and REMIC I Regular Interest TPP-2, the portion of such Interest
Reserve Amount attributable to interest accrued on the corresponding Loan
Component of the Two Penn Plaza Trust Mortgage Loan (or any successor REO Trust
Mortgage Loan with respect thereto)); and provided, further, that, if the subject Interest Accrual Period ends during March of 2005 or any year thereafter, then the amount calculated with respect to any particular REMIC I
Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be increased by the Interest Reserve
Amount(s), if any, with respect to the related Interest Reserve Mortgage Loan or
Interest Reserve REO Mortgage Loan, as the case may be, transferred (in accordance with Section 3.05(c)) from the Interest Reserve Account to the
Collection Account in the calendar month in which such Interest Accrual Period ends (or, in the case of REMIC I Regular Interest TPP-1 and REMIC I Regular
Interest TPP-2, the aggregate portion of such Interest Reserve Amount(s)
attributable to interest previously accrued on the corresponding Loan Component of the related Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto))].

          "Adjusted Principal Distribution Amount" shall mean, for any
Distribution Date, an amount equal to the Principal Distribution Amount for such
Distribution Date, plus all amounts added to such Principal Distribution Amount pursuant to Section 1.03(c) for such Distribution Date, minus all amounts subtracted from such Principal Distribution Amount pursuant to Section 1.03(b)
for such Distribution Date.

          "Adjusted REMIC II Remittance Rate" shall mean:

          (a) with respect to REMIC II Regular Interest A-1-1, for any Interest
Accrual Period, 3.881% per annum;

          (b) with respect to REMIC II Regular Interest A-1-2, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2005, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2005, 3.881% per annum;

          (c) with respect to REMIC II Regular Interest A-1-3, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2006, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2006, 3.881% per annum;

                                      -11-

          (d) with respect to REMIC II Regular Interest A-2-1, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2006, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2006, 4.187% per annum;

          (e) with respect to REMIC II Regular Interest A-2-2, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2007, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2007, 4.187% per annum;

          (f) with respect to REMIC II Regular Interest A-2-3, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2008, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2008, 4.187% per annum;

          (g) with respect to REMIC II Regular Interest A-2-4, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
January 2009, an annual rate equal to the Reference Rate for the subject
Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2009, 4.187% per annum;

          (h) with respect to REMIC II Regular Interest A-3-1, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
January 2009, an annual rate equal to the Reference Rate for the subject
Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2009, 4.547% per annum;

          (i) with respect to REMIC II Regular Interest A-3-2, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2009, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2009, 4.547% per annum;

          (j) with respect to REMIC II Regular Interest A-4-1, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2009, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2009, 4.583% per annum;

          (k) with respect to REMIC II Regular Interest A-4-2, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2010, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2010, 4.583% per annum;

                                      -12-

          (l) with respect to REMIC II Regular Interest A-5, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2010, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2010, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 4.826% per annum;

          (m) with respect to REMIC II Regular Interest A-6-1, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2010, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2010, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 5.020% per annum;

          (n) with respect to REMIC II Regular Interest A-6-2, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2011, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2011, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 5.020% per annum;

          (o) with respect to REMIC II Regular Interest A-1A-1, for any Interest
Accrual Period, 4.627% per annum;

          (p) with respect to REMIC II Regular Interest A-1A-2, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2005, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2005, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 4.627% per annum;

          (q) with respect to REMIC II Regular Interest A-1A-3, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2006, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2006, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 4.627% per annum;

          (r) with respect to REMIC II Regular Interest A-1A-4, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2007, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2007, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 4.627% per annum;

          (s) with respect to REMIC II Regular Interest A-1A-5, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2008, an annual rate equal to the Reference Rate for the

                                      -13-

subject Interest Accrual Period, and (ii) for any Interest Accrual Period
subsequent to the Interest Accrual Period ending in August 2008, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the
subject Interest Accrual Period and (Y) 4.627% per annum;

          (t) with respect to REMIC II Regular Interest A-1A-6, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
January 2009, an annual rate equal to the Reference Rate for the subject
Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2009, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 4.627% per annum;

          (u) with respect to REMIC II Regular Interest A-1A-7, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2009, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2009, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 4.627% per annum;

          (v) with respect to REMIC II Regular Interest A-1A-8, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2010, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2010, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 4.627% per annum;

          (w) with respect to REMIC II Regular Interest A-1A-9, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2011, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2011, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 4.627% per annum;

          (x) with respect to REMIC II Regular Interest B, (i) for any Interest
Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2011, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2011, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 5.088% per annum;

          (y) with respect to REMIC II Regular Interest C-1, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2009, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2009, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 5.108% per annum;

          (z) with respect to REMIC II Regular Interest C-2, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the

                                      -14-

Interest Accrual Period ending in August 2010, an annual rate equal to the
Reference Rate for the subject Interest Accrual Period, and (ii) for any
Interest Accrual Period subsequent to the Interest Accrual Period ending in
August 2010, an annual rate equal to the lesser of (X) the Weighted Average
REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 5.108%
per annum;

          (aa) with respect to REMIC II Regular Interest C-3, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2011, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2011, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 5.108% per annum;

          (bb) with respect to REMIC II Regular Interest D-1, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
January 2009, an annual rate equal to the Reference Rate for the subject
Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2009, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 5.147% per annum;

          (cc) with respect to REMIC II Regular Interest D-2, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2009, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2009, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 5.147% per annum;

          (dd) with respect to REMIC II Regular Interest E-1, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2008, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2008, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 5.177% per annum;

          (ee) with respect to REMIC II Regular Interest E-2, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
January 2009, an annual rate equal to the Reference Rate for the subject
Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the Interest Accrual Period ending in January 2009, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 5.177% per annum;

          (ff) with respect to REMIC II Regular Interest F-1, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2007, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2007, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 5.206% per annum;

                                      -15-

          (gg) with respect to REMIC II Regular Interest F-2, (i) for any
Interest Accrual Period from and including the Interest Accrual Period ending in
September 2004 through and including the Interest Accrual Period ending in
August 2008, an annual rate equal to the Reference Rate for the subject Interest
Accrual Period, and (ii) for any Interest Accrual Period subsequent to the
Interest Accrual Period ending in August 2008, an annual rate equal to the lesser of (X) the Weighted Average REMIC I Remittance Rate for the subject
Interest Accrual Period and (Y) 5.206% per annum;

          (hh) with respect to REMIC II Regular Interest G, for any Interest
Accrual Period, an annual rate equal to the lesser of (X) the Weighted Average
REMIC I Remittance Rate for the subject Interest Accrual Period and (Y) 5.295%
per annum;

          (ii) with respect to REMIC II Regular Interest H, for any Interest
Accrual Period, an annual rate equal to (X) the Weighted Average REMIC I
Remittance Rate for the subject Interest Accrual Period, minus (Y) 0.1725%;

          (jj) with respect to REMIC II Regular Interest J for any Interest
Accrual Period, an annual rate equal to (X) the Weighted Average REMIC I
Remittance Rate for the subject Interest Accrual Period, minus (Y) 0.0750%;

          (kk) with respect to REMIC II Regular Interest K, for any Interest
Accrual Period, an annual rate equal to the Weighted average REMIC I Remittance
Rate for the subject Interest Accrual Period; and

          (ll) with respect to each of REMIC II Regular Interest L, REMIC II
Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest P,
REMIC II Regular Interest Q, REMIC II Regular Interest S and REMIC II Regular
Interest T, for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for the subject Interest
Accrual Period, and (ii) 5.223% per annum.

          "Administered REO Property" shall mean any REO Property other than, if applicable, any Two Penn Plaza REO Property.

          "Administrative Cost Rate" shall mean, with respect to (a) the Two
Penn Plaza Trust Mortgage Loan (or any Two Penn Plaza REO Trust Mortgage Loan),
the sum of (i) 0.015% per annum, (ii) the Trustee Fee Rate, and (iii) the Master
Servicing Fee Rate; and (b) each other Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto), the rate per annum specified as the
"Administrative Cost Rate" on the Trust Mortgage Loan Schedule, which, for each such Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), is equal to the sum of the related Master Servicing Fee Rate and the
Trustee Fee Rate.

          "Advance" shall mean any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event" shall mean any endangerment to the status of the Grantor Trust as a grantor trust under the Grantor Trust
Provisions or any imposition of a tax on the Grantor Trust or any of its assets or transactions.

          "Adverse Rating Event" shall mean: (i) with respect to any Class of
Certificates, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to

                                      -16-

such Class of Certificates by either Rating Agency; and (ii) with respect to any class of Westfield North Bridge Non-Trust Mortgage Loan Securities, as of any
date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such securities by any nationally recognized statistical rating organization then rating such securities.

          "Adverse REMIC Event" shall mean, with respect to any REMIC Pool, any endangerment of the status of such REMIC Pool as a REMIC under the REMIC
Provisions or, except as permitted by Section 3.17(a), any imposition of a tax on such REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on prohibited contributions set forth in Section 860G(d) of the Code and/or the tax on "net income from foreclosure property" as defined in Section 860G(c) of the
Code).

          "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

          "Alternative Adjusted REMIC II Remittance Rate" shall mean, with respect to any REMIC II Regular Interest, for any Interest Accrual Period, an
annual rate equal to the Pass-Through Rate in effect during such Interest
Accrual Period for the Class of Principal Balance Certificates as to which such
REMIC II Regular Interest is the sole Corresponding REMIC II Regular Interest or is one of the Corresponding REMIC II Regular Interests, as applicable.

          "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14

          "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

          "Anticipated Repayment Date" shall mean, with respect to any ARD
Mortgage Loan, the date specified in the related Mortgage Note after which the
Mortgage Rate for such ARD Mortgage Loan will increase as specified in the related Mortgage Note.

          "Appraisal Reduction Amount" shall mean, with respect to any Required
Appraisal Loan, an amount (calculated initially as of the applicable
Determination Date immediately following the later of the date on which the subject Serviced Trust Mortgage Loan or Serviced Loan Combination, as
applicable, became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained and thereafter as of each subsequent applicable Determination Date during the period that the subject Serviced Trust
Mortgage Loan, REO Trust Mortgage Loan or Serviced Loan Combination, as
applicable, remains a Required Appraisal Loan) equal to the excess, if any, of:
(a) the sum of, without duplication, (i) the Stated Principal Balance of such
Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents
Additional Interest and/or Default Interest),

                                      -17-

(iii) all accrued and unpaid Special Servicing Fees, Liquidation Fees and
Workout Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of (plus all accrued interest on such
Advances payable to) the Master Servicer and/or any other party hereto with respect to such Required Appraisal Loan, (v) any other unpaid Additional Trust
Fund Expenses in respect of such Required Appraisal Loan, (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items), and (vii) if applicable, in the case of the Westfield North Bridge Loan Group, to the extent known to the Special
Servicer, any and all interest accrued on delinquency advances comparable to P&I
Advances made in respect of the Westfield North Bridge Non-Trust Mortgage Loan
(or any successor REO Mortgage Loan with respect thereto) that is payable under the related Securitization Agreement; over (b) the Required Appraisal Value.
Notwithstanding the foregoing, if (i) any Serviced Trust Mortgage Loan or
Serviced Loan Combination becomes a Required Appraisal Loan, (ii) either (A) no
Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with Section 3.09(a), with respect to the related
Mortgaged Property during the 12-month period prior to the date such Serviced
Trust Mortgage Loan or Serviced Loan Combination, as the case may be, became a
Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the
Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), within 60 days after such Serviced Trust Mortgage Loan or Serviced Loan Combination, as the
case may be, became a Required Appraisal Loan, then (x) until such new Required
Appraisal or update is obtained or conducted, as applicable, in accordance with
Section 3.09(a), the Appraisal Reduction Amount shall equal 25% of the Stated
Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required
Appraisal or update thereof by the Special Servicer, the Appraisal Reduction
Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each
Required Appraisal Loan that is part of a Cross-Collateralized Group shall be treated separately for the purposes of calculating any Appraisal Reduction
Amount.

          Each Appraisal Reduction Amount shall be reduced to zero as of the date the subject Serviced Trust Mortgage Loan or Serviced Loan Combination, as
applicable, ceases to be a Required Appraisal Loan, and no Appraisal Reduction
Amount shall exist as to any Serviced Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto) or any Serviced Loan Combination after it has been paid in full, liquidated, repurchased or otherwise disposed of.

          Any Appraisal Reduction Amount with respect to a Serviced Loan
Combination shall be calculated, and allocated among the respective mortgage loans comprising the subject Serviced Loan Combination, by the Master Servicer pursuant to this Agreement and consistent with the related Co-Lender Agreement;
and the related Serviced Non-Trust Mortgage Loan Noteholder(s) shall be entitled to rely on such calculations, and the allocations to the subject Non-Trust
Mortgage Loan(s) or any successor REO Trust Mortgage Loan(s) with respect thereto, as reported to it or them by the Master Servicer.

                                      -18-

          Notwithstanding the foregoing, any "Appraisal Reduction Amount" (as defined under the Two Penn Plaza Servicing Agreement) with respect to the Two
Penn Plaza Loan Group shall be calculated, and allocated among the respective mortgage loans comprising the Two Penn Plaza Loan Group, by the applicable Two
Penn Plaza Servicer pursuant to the Two Penn Plaza Servicing Agreement; and the parties hereto shall be entitled to rely on such calculations, and the allocations to the Two Penn Plaza Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto, as reported to them by the applicable Two
Penn Plaza Servicer.

          "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a
Trust Mortgage Loan or relating to an REO Trust Mortgage Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related
Servicing File or (b) the most recent "desktop" value estimate performed by the
Special Servicer that is contained in the related Servicing File.

          "ARD Mortgage Loan" shall mean any Mortgage Loan (or any successor REO
Mortgage Loan with respect thereto) that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such
Mortgage Loan (or successor REO Mortgage Loan) will accrue additional interest at the rate specified in the related Mortgage Note and the related Mortgagor is required to apply certain excess monthly cash flow generated by the related
Mortgaged Property to the repayment of the outstanding principal balance on such
Mortgage Loan.

          "ARD Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is an ARD Mortgage Loan.

          "Assignment of Leases" shall mean, with respect to any Mortgaged
Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

          "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon
Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Stated Maturity Date as of which such Mortgage
Loan remains outstanding and part of the Trust Fund (or, in the case of a
Serviced Non-Trust Mortgage Loan, if applicable, as of which (i) such Non-Trust
Mortgage Loan remains outstanding and (ii) the related Trust Mortgage Loan remains part of the Trust Fund) (provided that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the related Collection Period in which the related Stated Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Mortgage Loan had been required to continue to accrue interest (other than Default Interest)
in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, the related Stated Maturity Date; and (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO
Property (or any interest therein) (or, in the case of any Two Penn Plaza REO
Trust Mortgage Loan, any interest in the related REO Property) remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date

                                      -19-

equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due
Date prior to its becoming an REO Mortgage Loan.

          "ASTM" shall mean the American Society for Testing and Materials.

          "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the
Trustee).

          "Available Distribution Amount" shall mean, with respect to any
Distribution Date, an amount equal to:

          (a) the sum, without duplication, of (i) the aggregate amount of all payments and other collections on or with respect to the Trust Mortgage
     Loans and any REO Properties (including Loss of Value Payments) that (A)
     were Received by the Trust as of the end of the related Collection Period and (B) are on deposit in the Collection Account as of 12:00 noon (New York
     City time) on such Distribution Date, (ii) the aggregate amount of any P&I
     Advances made by the Master Servicer, the Trustee and/or the Fiscal Agent
     with respect to the Mortgage Pool for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount deposited by the Master Servicer in the Collection Account for such
     Distribution Date pursuant to Section 3.19(a) in connection with Prepayment
     Interest Shortfalls on the Mortgage Pool, (iv) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the
     Collection Account pursuant to Section 3.05(d) in respect of such
     Distribution Date, (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date is the Final
     Distribution Date, the aggregate amount transferred from the Loss of Value
     Reserve Fund to the Collection Account pursuant to Section 3.05(e) in respect of such Distribution Date, and (vi) to the extent not included in the amount described in clause (a)(i) of this definition, if such
     Distribution Date occurs during March of 2005 or any year thereafter, the aggregate of the Interest Reserve Amounts transferred from the Interest
     Reserve Account to the Collection Account in respect of the Interest
     Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for
     distribution on such Distribution Date; net of

          (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) scheduled
     Monthly Payments that are due on a Due Date following the end of the related Collection Period (or, in the case of a scheduled Monthly Payment that is due on a Due Date in the same month as such Distribution Date but subsequent to the end of the related Collection Period, following the end of the calendar month in which such Distribution Date occurs), (ii) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (v) and (viii) of Section 3.05(b), (iii)
     Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest,
     (iv) if such Distribution Date occurs during January of 2005 or any year thereafter that is not a leap year or during February of 2005 or any year thereafter, the Interest Reserve Amounts with respect to the Interest
     Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to be
     withdrawn from the Collection Account and deposited into the Interest
     Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and (v) amounts deposited in the Collection Account in error;

                                      -20-

provided that the Available Distribution Amount for the Final Distribution Date
shall consist of all amounts on deposit in the Collection Account as of the time distributions are to be made to Certificateholders on the Final Distribution
Date, exclusive of any portion of such amounts that are payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (v)
and (viii) of Section 3.05(b), that were deposited in the Collection Account in error or that represent Loss of Value Payments distributable to the Holders of the Class R-III Certificates in accordance with Section 3.05(e).

          "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing
Date provides for an amortization schedule extending beyond its Stated Maturity
Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is significantly larger than the Scheduled Payment due on the Due Date next preceding its Stated Maturity Date.

          "Balloon Payment" shall mean, with respect to any Balloon Mortgage
Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Mortgage Loan at maturity.

          "Balloon Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Balloon Mortgage Loan.

          "Bid Allocation" shall mean, with respect to the Master Servicer or any Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the
Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer
Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

          "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate" shall mean any Non-Registered
Certificate that constitutes a Book-Entry Certificate.

          "Book-Entry Subordinate Certificate" shall mean any Subordinate
Certificate that constitutes a Book-Entry Certificate.

          "Breach" shall have the meaning assigned thereto in Section 2.03(a).

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in any of the cities in which the Corporate Trust Office of the Trustee, the Primary Servicing Office
of the Master Servicer or the Primary Servicing Office of the Special Servicer
are located, are authorized or obligated by law or executive order to remain closed.

          "CERCLA" shall mean the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

                                      -21-

          "Certificate" shall mean any one of the LB-UBS Commercial Mortgage
Trust 2004-C6, Commercial Mortgage Pass-Through Certificates, Series 2004-C6, as
executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

          "Certificate Factor" shall mean, with respect to any Class of Regular
Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then current
Class Principal Balance or Class Notional Amount, as the case may be, of such
Class of Regular Interest Certificates, and the denominator of which is the
Original Class Principal Balance or Original Class Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

          "Certificate Notional Amount" shall mean, with respect to either Class of Interest-Only Certificates, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the then
Certificate Factor for the Class of Interest-Only Certificates to which such
Certificate belongs, multiplied by (b) the amount specified on the face of such
Certificate as the initial Certificate Notional Amount thereof.

          "Certificate Owner" shall mean, with respect to a Book-Entry
Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository
Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance" shall mean, with respect to any
Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a)
the then Certificate Factor for the Class of Principal Balance Certificates to
which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

          "Certificate Register" shall mean the register maintained pursuant to
Section 5.02.

          "Certificate Registrar" shall mean the registrar appointed pursuant to
Section 5.02.

          "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a
Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and (ii)
solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the
Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the
Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Fiscal
Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the
Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in
determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein;

                                      -22-

provided, however, that the parties hereto shall be required to recognize as a
"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificateholder Reports" shall mean, collectively, the Distribution
Date Statement, the Mortgage Pool Data Update Report, the Loan Payoff
Notification Report, the CMSA Investor Reporting Package and any reports comparable to the foregoing with respect to the Two Penn Plaza Trust Mortgage
Loan or a Two Penn Plaza REO Property that are deliverable under the Two Penn
Plaza Servicing Agreement to the Master Servicer on behalf of the Trustee as holder of the Mortgage Note for the Two Penn Plaza Trust Mortgage Loan.

          "Certifying Officer" shall have the meaning assigned thereto in
Section 8.15(d).

          "Certifying Party" shall have the meaning assigned thereto in Section
8.15(d).

          "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

          "Class A Certificates" shall mean the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-5, Class A-6 and Class A-1A Certificates.

          "Class A-1 Certificate" shall mean any one of the Certificates with a
"Class A-1" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-1A Certificate" shall mean any one of the Certificates with a
"Class A-1A" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-2 Certificate" shall mean any one of the Certificates with a
"Class A-2" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-3 Certificate" shall mean any one of the Certificates with a
"Class A-3" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-4 Certificate" shall mean any one of the Certificates with a
"Class A-4" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-5 Certificate" shall mean any one of the Certificates with a
"Class A-5" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class A-6 Certificate" shall mean any one of the Certificates with a
"Class A-6" designation on the face thereof, substantially in the form of
Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in REMIC III for purposes of the REMIC Provisions.

                                      -23-

          "Class A Principal Distribution Cross-Over Date" shall mean the first
Distribution Date as of the commencement of business on which (i) any two or more Classes of the Class A Certificates remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class P, Class Q, Class S and Class T Certificates has been reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses
pursuant to Section 4.04(a).

          "Class B Certificate" shall mean any one of the Certificates with a
"Class B" designation on the face thereof, substantially in the form of Exhibit
A-3 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class C Certificate" shall mean any one of the Certificates with a
"Class C" designation on the face thereof, substantially in the form of Exhibit
A-3 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class D Certificate" shall mean any one of the Certificates with a
"Class D" designation on the face thereof, substantially in the form of Exhibit
A-3 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class E Certificate" shall mean any one of the Certificates with a
"Class E" designation on the face thereof, substantially in the form of Exhibit
A-3 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class F Certificate" shall mean any one of the Certificates with a
"Class F" designation on the face thereof, substantially in the form of Exhibit
A-3 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class G Certificate" shall mean any one of the Certificates with a
"Class G" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class H Certificate" shall mean any of the Certificates with a "Class
H" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class J Certificate" shall mean any one of the Certificates with a
"Class J" designation on the face thereof, substantially in the form of Exhibit
A-4 attached hereto, and evidencing a portion of a class of "regular interests"
in REMIC III for purposes of the REMIC Provisions.

          "Class K Certificate" shall mean any of the Certificates with a "Class
K" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class L Certificate" shall mean any of the Certificates with a "Class
L" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

                                      -24-

          "Class M Certificate" shall mean any of the Certificates with a "Class
M" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class N Certificate" shall mean any of the Certificates with a "Class
N" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which either Class of Interest-Only Certificates accrues or is deemed to accrue interest from time to time. As of any date of determination, the Class Notional Amount of each Class of Interest-Only Certificates shall equal the then aggregate of the Component Notional Amounts of all the REMIC III
Components of such Class of Interest-Only Certificates; provided that, for reporting purposes, the Class Notional Amount of the Class X-CP Certificates
shall be calculated in accordance with the Prospectus Supplement.

          "Class P Certificate" shall mean any of the Certificates with a "Class
P" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates. As of the Closing Date, the Class Principal Balance of each Class of Principal
Balance Certificates shall equal the Original Class Principal Balance thereof.
On each Distribution Date, the Class Principal Balance of each Class of
Principal Balance Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further permanently reduced
(subject to Section 4.05) by the amount of any Realized Losses and Additional
Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04. On each Distribution Date, the Class Principal Balance of each
Class of Principal Balance Certificates shall be increased by the related Class
Principal Reinstatement Amount, if any, for such Distribution Date.

          "Class Principal Reinstatement Amount" shall have the meaning assigned thereto in Section 4.05(a).

          "Class Q Certificate" shall mean any of the Certificates with a "Class
Q" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class R-I Certificate" shall mean any one of the Certificates with a
"Class R-I" designation on the face thereof, substantially in the form of
Exhibit A-5 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC I for purposes of the REMIC Provisions.

          "Class R-II Certificate" shall mean any one of the Certificates with a
"Class R-II" designation on the face thereof, substantially in the form of
Exhibit A-5 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC II for purposes of the REMIC Provisions.

                                      -25-

          "Class R-III Certificate" shall mean any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of
Exhibit A-5 attached hereto, and evidencing a portion of the sole class of
"residual interests" in REMIC III for purposes of the REMIC Provisions.

          "Class S Certificate" shall mean any of the Certificates with a "Class
S" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class T Certificate" shall mean any of the Certificates with a "Class
T" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

          "Class V Certificate" shall mean any of the Certificates with a "Class
V" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a pro rata undivided interest in the Grantor
Trust Assets.

          "Class V Sub-Account" shall mean a sub-account of the Collection
Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and the Grantor Trust, but not an asset of any REMIC Pool.

          "Class X-CL Certificate" shall mean any one of the Certificates with a
"Class X-CL" designation on the face thereof, substantially in the form of
Exhibit A-2 attached hereto, and evidencing a portion of 44 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-CL REMIC III Component" shall mean any of the REMIC III
Components with respect to the Class X-CL Certificates.

          "Class X-CP Certificate" shall mean any one of the Certificates with a
"Class X-CP" designation on the face thereof, substantially in the form of
Exhibit A-2 attached hereto, and evidencing a portion of 31 separate "regular interests" in REMIC III for purposes of the REMIC Provisions.

          "Class X-CP REMIC III Component" shall mean any of the REMIC III
Components with respect to the Class X-CP Certificates.

          "Clearstream" shall mean Clearstream Banking, Luxembourg or any successor.

          "Closing Date" shall mean August 24, 2004.

          "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or

                                      -26-

organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the
Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

          "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan Report"
shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                                      -27-

          "CMSA Investor Reporting Package" shall mean, collectively:

          (a) the following six electronic files: (i) CMSA Loan Setup File, (ii)
     CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond
     Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File;

          (b) the following nine supplemental reports: (i) CMSA Delinquent Loan
     Status Report, (ii) CMSA Historical Loan Modification and Corrected
     Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA
     REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA
     Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii)
     CMSA Loan Level Reserve/LOC Report and (ix) CMSA NOI Adjustment Worksheet;
     and

          (c) such other reports as the CMSA may approve from time to time as being part of the CMSA Investor Reporting Package for commercial mortgage securitization trusts generally and as are reasonably acceptable to the
     Master Servicer.

          "CMSA Loan Level Reserve/LOC Report" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the
Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the
"Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the
Master Servicer with respect to all the Performing Serviced Mortgage Loans, and by the Special Servicer with respect to Specially Serviced Mortgage Loans and, if they relate to Administered REO Properties, REO Mortgage Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the
Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from

                                      -28-

time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the
"Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the
"REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Website" shall mean the CMSA's Website located at
"www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

          "Co-Lender Agreement" shall mean the Westfield North Bridge Co-Lender
Agreement, the Two Penn Plaza Co-Lender Agreement, or the Woodside Village
Co-Lender Agreement, as applicable.

          "Collection Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "LaSalle Bank National Association [OR NAME OF ANY SUCCESSOR
TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial
Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through Certificates, Series
2004-C6".

          "Collection Period" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan Combination Collection
Period with respect to each Loan Combination and all related matters, and (ii)
the Trust Collection Period with respect to the Mortgage Pool (exclusive of the
Westfield North Bridge Trust Mortgage Loan, the Two Penn Plaza Trust Mortgage
Loan, the Woodside Village Trust Mortgage Loan and any REO Trust Mortgage Loans
with respect to the foregoing Trust Mortgage Loans) and all related matters.

          "Commission" shall mean the Securities and Exchange Commission or any successor agency.

                                      -29-

          "Component A-2-A" shall mean, with respect to the Two Penn Plaza Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the component of the Two Penn Plaza Trust Mortgage Loan that, as described in the related loan agreement, is to have its principal balance paid to zero prior to any payments of principal being made with respect to the other component of the Two Penn Plaza Trust Mortgage Loan.

          "Component A-2-B" shall mean, with respect to the Two Penn Plaza Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the component of the Two Penn Plaza Trust Mortgage Loan that, as described in the related loan agreement, will not have any payments of principal allocated to it until the principal balance of the other component of the Two Penn Plaza
Trust Mortgage Loan is reduced to zero.

          "Component Notional Amount" shall mean the notional amount on which any Class X-CL REMIC III Component or Class X-CP REMIC III Component accrues interest, which, as of any date of determination, is equal to the then current
Uncertificated Principal Balance of such REMIC III Component's Corresponding
REMIC II Regular Interest.

          "Condemnation Proceeds" shall mean all cash amounts Received by the
Trust in connection with the taking of all or a part of a Mortgaged Property or
REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

          "Controlling Class" shall mean, as of any date of determination, the outstanding Class of Principal Balance Certificates that (a) bears the latest alphabetic Class designation and (b) has a Class Principal Balance that is not less than 25% of the Original Class Principal Balance of such Class; provided that if no Class of Principal Balance Certificates has as of such date of determination a Class Principal Balance that is not less than 25% of its
Original Class Principal Balance, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of determining, and exercising the rights of, the Controlling Class, all of the Class A Certificates shall be deemed to constitute a single Class of Certificates.

          "Controlling Class Certificateholder" shall mean any Holder of a
Certificate of the Controlling Class.

          "Controlling Class Representative" shall have the meaning assigned thereto in Section 6.09(b).

          "Controlling Class Representative Confirmation" shall have the meaning assigned thereto in Section 6.09(b).

          "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization
Trust Services Group - LB-UBS Commercial Mortgage Trust 2004-C6.

                                      -30-

          "Corrected Mortgage Loan" shall mean any Serviced Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Serviced Mortgage
Loan or the related Mortgaged Property's becoming an REO Property). None of the
Mortgage Loans comprising the Two Penn Plaza Loan Group shall constitute a
Corrected Mortgage Loan under this Agreement.

          "Corrected Trust Mortgage Loan" shall mean any Trust Mortgage Loan that constitutes a Corrected Mortgage Loan.

          "Corresponding Class of Principal Balance Certificates" shall mean, with respect to any REMIC II Regular Interest, the Class of Principal Balance
Certificates that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such REMIC II Regular Interest.

          "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest
that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such
Class of Principal Balance Certificates (provided that each of REMIC II Regular
Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest
A-1-3 shall be a Corresponding REMIC II Regular Interest with respect to the
Class A-1 Certificates; each of REMIC II Regular Interest A-2-1, REMIC II
Regular Interest A-2-2, REMIC II Regular Interest A-2-3 and REMIC II Regular
Interest A-2-4 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-2 Certificates; each of REMIC II Regular Interest A-3-1 and REMIC
II Regular Interest A-3-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-3 Certificates; each of REMIC II Regular Interest
A-4-1 and REMIC II Regular Interest A-4-2 shall be a Corresponding REMIC II
Regular Interest with respect to the Class A-4 Certificates; each of REMIC II
Regular Interest A-6-1 and REMIC II Regular Interest A-6-2 shall be a
Corresponding REMIC II Regular Interest with respect to the Class A-6
Certificates; each of REMIC II Regular Interest A-1A-1, REMIC II Regular
Interest A-1A-2, REMIC II Regular Interest A-1A-3, REMIC II Regular Interest
A-1A-4, REMIC II Regular Interest A-1A-5, REMIC II Regular Interest A-1A-6,
REMIC II Regular Interest A-1A-7, REMIC II Regular Interest A-1A-8 and REMIC II
Regular Interest A-1A-9 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-1A Certificates; each of REMIC II Regular Interest C-1,
REMIC II Regular Interest C-2 and REMIC II Regular Interest C-3 shall be a
Corresponding REMIC II Regular Interest with respect to the Class C
Certificates; each of REMIC II Regular Interest D-1 and REMIC II Regular
Interest D-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class D Certificates; each of REMIC II Regular Interest E-1 and REMIC II
Regular Interest E-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class E Certificates; and each of REMIC II Regular Interest F-1 and REMIC II Regular Interest F-2 shall be a Corresponding REMIC II Regular
Interest with respect to the Class F Certificates; (b) with respect to any Class
X-CL REMIC III Component, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CL-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X-CL REMIC III Component; and (c) with respect to any Class X-CP
REMIC III Component, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-CP-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such
Class X-CP REMIC III Component.

                                      -31-

          "Corresponding Class X-CL REMIC III Component" shall mean, with respect to any REMIC II Regular Interest, the Class X-CL REMIC III Component
that has an alphabetic or alphanumeric, as applicable, designation that, with the deletion of "X-CL-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such REMIC II Regular Interest.

          "Corresponding Class X-CP REMIC III Component" shall mean, with respect to any REMIC II Regular Interest, the Class X-CP REMIC III Component
that has an alphabetic or alphanumeric, as applicable, designation that, with the deletion of "X-CP-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such REMIC II Regular Interest.

          "Corresponding REMIC III Component" shall mean, with respect to any
REMIC II Regular Interest, the Corresponding Class X-CL REMIC III Component or
the Corresponding Class X-CP REMIC III Component, as applicable, for such REMIC
II Regular Interest.

          "Covered Costs" shall mean, with respect to any Trust Mortgage Loan and any related costs and expenses that the Depositor or the UBS Mortgage Loan
Seller, as applicable, are otherwise required to pay pursuant to Section
2.03(d), (i) if such Trust Mortgage Loan has an original principal balance equal to or less than $10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of $10,000 and (ii)
if such Trust Mortgage Loan has an original principal balance greater than
$10,000,000, the entire amount of such costs and expenses, but only in the event such costs and expenses exceed a threshold of $25,000. In the case of each of clauses (i) and (ii) above in this definition, in the event the subject costs and expenses do not exceed the required threshold stated in the subject clause, the "Covered Costs" shall be $0.

          "Cross-Collateralized Group" shall mean any group of
Cross-Collateralized Mortgage Loans; provided that no Loan Combination shall constitute a Cross-Collateralized Group.

          "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan;
provided that none of the Mortgage Loans in a Loan Combination shall constitute a Cross-Collateralized Mortgage Loan.

          "Custodial Account" shall mean the Pool Custodial Account or any Loan
Combination Custodial Account.

          "Custodian" shall mean a Person who is at any time appointed by the
Trustee pursuant to Section 8.11 as a document custodian for some or all of the
Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

          "Cut-off Date" shall mean August 11, 2004.

          "Cut-off Date Balance" shall mean, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

          "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust (or, if applicable, a Serviced Non-Trust Mortgage

                                      -32-

Loan Noteholder) in respect of any Mortgage Loan or any successor REO Mortgage
Loan with respect thereto.

          "Default Interest" shall mean: (a) with respect to any Serviced
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon (other than late payment charges, Prepayment Premiums or Yield Maintenance Charges) that represent penalty interest (arising out of a default) in excess of (i) interest accrued on the principal balance of such
Serviced Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), at the related Mortgage Rate (net of any applicable Additional
Interest Rate included as part of such Mortgage Rate), and (ii) in the case of an ARD Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) after the related Anticipated Repayment Date, any Additional Interest;
and (b) with respect to the Two Penn Plaza Trust Mortgage Loan or any Two Penn
Plaza REO Trust Mortgage Loan, any amounts Received by the Trust thereon that represent "Default Interest" as defined under the Two Penn Plaza Co-Lender
Agreement.

          "Defaulting Party" shall have the meaning assigned thereto in Section
7.01(b).

          "Defeasance Certificate" shall have the meaning assigned thereto in
Section 3.20(k).

          "Defeasance Collateral" shall mean, with respect to any Defeasance
Mortgage Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

          "Defeasance Deposit Account" shall have the meaning assigned thereto in Section 3.04(a).

          "Defeasance Mortgage Loan" shall mean any Mortgage Loan that permits the related Mortgagor to pledge Defeasance Collateral to the holder of such
Mortgage Loan in connection with obtaining the release of all or any portion of the related Mortgaged Property (or permits the holder of such Mortgage Loan to require the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in lieu of prepayment).

          "Defeasance Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Defeasance Mortgage Loan.

          "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

          "Definitive Non-Registered Certificate" shall mean any Non-Registered
Certificate that has been issued as a Definitive Certificate.

          "Definitive Subordinate Certificate" shall mean any Subordinate
Certificate that has been issued as a Definitive Certificate.

          "Depositor" shall mean SASCO II.

          "Depositor Backup Certification" shall have the meaning assigned thereto in Section 8.15(j).

                                      -33-

          "Depository" shall mean The Depository Trust Company or any successor
Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the
Depository.

          "Determination Date" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan Combination Determination
Date with respect to each Loan Combination and all related matters, and (ii) the
Trust Determination Date with respect to the Mortgage Pool (exclusive of the
Westfield North Bridge Trust Mortgage Loan, the Two Penn Plaza Trust Mortgage
Loan, the Woodside Village Trust Mortgage Loan and any successor REO Trust
Mortgage Loans with respect to the foregoing Trust Mortgage Loans) and all related matters.

          "Directly Operate" shall mean, with respect to any Administered REO
Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such Administered REO Property, the holding of such
REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such Administered REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an Administered REO
Property solely because the Trustee (or the Special Servicer or any Sub-Servicer
on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Administered REO Property.

          "Discount Rate" shall mean, with respect to any prepaid Trust Mortgage
Loan or REO Trust Mortgage Loan, for purposes of allocating any Prepayment
Premium or Yield Maintenance Charge Received by the Trust with respect thereto among the respective Classes of the YM Principal Balance Certificates, a rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
Rate, when compounded semi-annually.

          "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such
Residual Interest Certificate and, for purposes of Treasury regulations section
1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section
1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United
States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c)
has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an
opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance

                                      -34-

with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

          "Disqualified Organization" shall mean any of the following: (i) the
United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by
Chapter 1 of the Code (unless such organization is subject to the tax imposed by
Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or (iv) any other
Person so designated by the Trustee or the Tax Administrator based upon an
Opinion of Counsel that the holding of an Ownership Interest in a Residual
Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such
Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States",
"State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

          "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

          "Distributable Certificate Interest" shall mean, with respect to any
Class of Regular Interest Certificates for any Distribution Date, subject to
Section 4.05(b), an amount of interest equal to (a) the amount of Accrued
Certificate Interest in respect of such Class of Certificates for the related
Interest Accrual Period, reduced (to not less than zero) by (b) that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution
Date allocated to such Class of Certificates as provided below. For purposes of the foregoing, the portion of the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date that is allocable to each Class of Regular
Interest Certificates shall equal the lesser of (A) the amount of Accrued
Certificate Interest with respect to the subject Class of Regular Interest
Certificates for the related Interest Accrual Period and (B) the product of (1)
the entire amount of such Net Aggregate Prepayment Interest Shortfall, multiplied by (2) a fraction, the numerator of which is equal to the amount of
Accrued Certificate Interest with respect to the subject Class of Regular
Interest Certificates for the related Interest Accrual Period, and the denominator of which is equal to the aggregate amount of Accrued Certificate
Interest with respect to all the Classes of Regular Interest Certificates for
the related Interest Accrual Period.

          "Distributable Component Interest" shall mean, with respect to any
REMIC III Component of either Class of Interest-Only Certificates for any
Distribution Date, subject to Section 4.05(b), an amount of interest equal to
(a) the amount of Accrued Component Interest in respect of such REMIC III
Component for the related Interest Accrual Period, reduced (to not less than zero) by (b) the product of (i) the entire portion of any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date that was allocated to such Class of Interest-Only Certificates in accordance with the definition of
"Distributable Certificate Interest", multiplied by (ii) a fraction, the numerator of which is the amount of any Accrued Component Interest in respect of such REMIC III Component for the related Interest Accrual Period, and the denominator of which is the amount of the Accrued Certificate Interest in respect of such Class of Interest-Only Certificates for the related Interest
Accrual Period.

                                      -35-

          "Distribution Date" shall mean the date each month, commencing in
September 2004, on which, among other things, the Trustee is to make distributions on the Certificates, which date shall be the fourth Business Day following the Trust Determination Date in such calendar month.

          "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

          "Document Defect" shall have the meaning assigned thereto in Section
2.03(a).

          "Due Date" shall mean: (i) with respect to any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related
Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) with respect to any Mortgage Loan after its Stated
Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) with respect to any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related
Mortgage Loan had been scheduled to be first due.

          "EDGAR" shall mean the Commission's Electronic Data Gathering,
Analysis and Retrieval system.

          "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated at least
"AA-" by Fitch and at least "AA-" (or, if such depository institution or trust company has short-term unsecured debt obligations rated at least "A-1" by S&P, at least "A-") by S&P (and, if applicable, "Aa3" by Moody's) (or, in the case of either Rating Agency (and, if applicable, Moody's), such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates that is rated by such Rating Agency (or, in the case of an account that relates solely to a Serviced Loan Combination, with respect to any Class of Certificates or any class of Westfield North Bridge Non-Trust Mortgage Loan Securities that is rated by such Rating Agency (and, if applicable, by Moody's)), as evidenced in writing by such Rating Agency (and, if applicable, by Moody's)) at any time funds are on deposit therein (if such funds are to be held for more than 30 days), or the short-term deposits of which are rated at least "F-1" by Fitch and at least "A-1" by S&P (and, if applicable, "P-1" by Moody's) (or, in the case of either Rating Agency (and, if applicable, Moody's), such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates that is rated by such Rating Agency (or, in the case of an account that relates solely to a Serviced Loan Combination, with respect to any Class of Certificates or any class of Westfield North Bridge Non-Trust Mortgage Loan Securities that is rated by such Rating Agency (and, if applicable, by Moody's)), as evidenced in writing by such Rating Agency (and, if applicable, by Moody's)) at any time funds are on deposit therein (if such funds are to be held for 30 days or less);
or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the Trustee), which has a combined capital and surplus of at least $50,000,000, is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b); or (iii)
any other account, the use of which would not, in and of itself, cause an
Adverse Rating Event with respect to any Class of Certificates that is rated by either Rating Agency (or, in the case of an account that relates solely to a
Serviced Loan Combination, with respect to any Class of Certificates or any class of Westfield North Bridge Non-Trust Mortgage Loan Securities that is rated by either Rating Agency (and, if applicable, by Moody's)), as evidenced in

                                      -36-

writing by such Rating Agency (and, if applicable, by Moody's). Notwithstanding anything in this definition to the contrary, any rating requirement with respect to Moody's shall only be required if any class of Westfield North Bridge
Non-Trust Mortgage Loan Securities is rated by Moody's.

          "Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily
Guide and the ASTM Standard for Environmental Site Assessments, each as amended from time to time.

          "Environmental Insurance Policy" shall mean, with respect to any
Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the
Certificateholders.

          "Environmentally Insured Mortgage Loans" shall mean the Serviced
Mortgage Loans identified on Schedule III hereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended.

          "Escrow Payment" shall mean any payment received by the Master
Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

          "Euroclear" shall mean The Euroclear System or any successor.

          "Event of Default" shall have the meaning assigned thereto in Section
7.01(a).

          "Excess Liquidation Proceeds" shall mean the excess, if any, of (a)
the Net Liquidation Proceeds from the sale or liquidation of a Specially
Serviced Trust Mortgage Loan or Administered REO Property, net of (i) interest on any related Advances, (ii) any related Servicing Advances, (iii) any
Liquidation Fee payable from such Net Liquidation Proceeds, and (iv) in the case of a Trust Mortgage Loan that is part of, or an REO Property that relates to, a
Serviced Loan Combination, the portion of such Net Liquidation Proceeds payable to the related Non-Trust Mortgage Loan Noteholder(s), over (b) the amount needed to pay off the subject Trust Mortgage Loan or the related REO Trust Mortgage
Loan, as applicable, in full.

          "Excess Liquidation Proceeds Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account)
created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National
Association [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
Mortgage Pass-Through Certificates, Series 2004-C6".

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Act Reports" shall have the meaning assigned thereto in
Section 8.15(a).

                                      -37-

          "Exemption-Favored Party" shall mean any of (i) Lehman Brothers, (ii)
any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers, and
(iii) any member of any underwriting syndicate or selling group of which any
Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

          "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

          "FASB 140" shall mean the Financial Accounting Standards Board's
Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial
Assets and Extinguishment of Liabilities", issued in September 2002.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

          "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

          "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

          "Final Recovery Determination" shall mean a determination by the
Special Servicer with respect to any Specially Serviced Mortgage Loan or
Administered REO Property that there has been a recovery of all Insurance
Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the
Servicing Standard, will be ultimately recoverable; provided that the term
"Final Recovery Determination" shall not apply to: (i) a Specially Serviced
Mortgage Loan that was paid in full; or (ii) a Specially Serviced Trust Mortgage
Loan or Administered REO Property, as the case may be, that was the subject of a
Permitted Purchase; and provided, further, that the term "Final Recovery
Determination" shall include any comparable determination made by the Two Penn
Plaza Special Servicer under the Two Penn Plaza Servicing Agreement with respect to the Two Penn Plaza Trust Mortgage Loan or a Two Penn Plaza REO Property.

          "Fiscal Agent" shall mean ABN AMRO, in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

          "Fitch" shall mean Fitch, Inc. or its successor in interest, but only to the extent it is then rating any class of Westfield North Bridge Non-Trust
Mortgage Loan Securities.

          "FV Bid" shall have the meaning assigned thereto in Section 3.18(d).

          "FV Price" shall have the meaning assigned thereto in Section 3.18(c).

          "GAAP" shall mean generally accepted accounting principles in the
United States of America.

          "General Special Servicer" shall have the meaning assigned thereto in
Section 7.01(d).

                                      -38-

          "Global Certificate" shall mean, with respect to any Class of
Book-Entry Non-Registered Certificates, either the related Rule 144A Global
Certificate or the Regulation S Global Certificate.

          "Government Securities" shall mean "Government Securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, excluding any such securities that are not acceptable to either Rating Agency as Defeasance
Collateral.

          "Grantor Trust" shall mean that certain "grantor trust" (within the meaning of the Grantor Trust Provisions) consisting of the Grantor Trust Assets.

          "Grantor Trust Assets" shall mean any collections of Additional
Interest Received by the Trust with respect to the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

          "Grantor Trust Provisions" shall mean Subpart E of Part 1 of
Subchapter J of the Code, including Treasury regulations section
301.7701-4(c)(2).

          "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged
Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

          "Group 1 Trust Mortgage Loan" shall mean any Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 1.

          "Group 2 Trust Mortgage Loan" shall mean any Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 2.

          "Hampton Resorts Hotel Portfolio Controlling Class" shall have the meaning assigned thereto in Section 6.09(d).

          "Hampton Resorts Hotel Portfolio Trust Mortgage Loan" shall mean the mortgage loan identified on the Trust Mortgage Loan Schedule by loan number 28, which is secured by a Mortgage on the Mortgaged Property identified on the Trust
Mortgage Loan Schedule as Hampton Resorts Hotel Portfolio.

          "Hampton Resorts Hotel Portfolio Operating Advisor" shall have the meaning assigned thereto in Section 6.09(d)).

          "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder" shall mean a Certificateholder.

                                      -39-

          "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections
203 and 211 of the National Housing Act.

          "Independent" shall mean, when used with respect to any specified
Person, any such Person who (i) is in fact independent of the Depositor, each
Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Controlling
Class Certificateholder, any Non-Trust Mortgage Loan Noteholder and any and all
Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, any Controlling Class
Certificateholder, any Non-Trust Mortgage Loan Noteholder, or any Affiliate
thereof, and (iii) is not connected with the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, any Controlling Class
Certificateholder, any Non-Trust Mortgage Loan Noteholder or any Affiliate
thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a
Person shall not fail to be Independent of the Depositor, a Mortgage Loan
Seller, the Master Servicer, the Special Servicer, a Controlling Class
Certificateholder, a Non-Trust Mortgage Loan Noteholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master
Servicer, the Special Servicer, such Controlling Class Certificateholder, such
Non-Trust Mortgage Loan Noteholder or any Affiliate thereof, as the case may be;
provided that such ownership constitutes less than 1% of the total assets owned by such Person.

          "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal
Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and
(iii) has a minimum of five years experience in the subject property type and market.

          "Independent Contractor" shall mean: (a) any Person that would be an
"independent contractor" with respect to REMIC I within the meaning of Section
856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the
Trustee (and, if a Serviced Loan Combination is involved, to the related
Serviced Non-Trust Mortgage Loan Noteholder(s)), provided that (i) such REMIC
Pool does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury regulations section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee (and, if a Serviced Loan Combination is
involved, by the related Serviced Non-Trust Mortgage Loan Noteholder(s)) of an
Opinion of Counsel, which shall be at no expense to the Master Servicer, the
Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor, will not cause such
Administered REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such Administered REO
Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

          "Initial Bidder" shall have the meaning assigned thereto in Section
3.18(d).

                                      -40-

          "Initial Pool Balance" shall mean the aggregate of the Cut-off Date
Balances of the Trust Mortgage Loans.

          "Initial Resolution Period" shall have the meaning assigned thereto in
Section 2.03(a).

          "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a)
under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy" shall mean, with respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental
Insurance Policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

          "Insurance Proceeds" shall mean the proceeds paid under any Insurance
Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

          "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(d).

          "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any REO Mortgage Loan, any REMIC I
Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest
Certificates or any particular REMIC III Component of a Class of Interest-Only
Certificates, in each case consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a
360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv)
actual number of days elapsed in an actual calendar year (taking account of leap year).

          "Interest Accrual Period" shall mean, with respect to any REMIC I
Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest
Certificates or any particular REMIC III Component of a Class of Interest-Only
Certificates, for any Distribution Date, the period commencing on the 11th calendar day of the month immediately preceding the month in which such
Distribution Date occurs and ending on the 10th calendar day of the month in which such Distribution Date occurs.

          "Interest-Only Certificates" shall mean, collectively, the Class X-CL and Class X-CP Certificates.

          "Interested Person" shall mean the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, any Certificateholder, or any
Affiliate of any such Person.

          "Interest Reserve Account" shall mean the segregated account or accounts (or the segregated sub-account of the Collection Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for
Certificateholders, which shall be entitled "LaSalle Bank National Association
[OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C6, Commercial Mortgage
Pass-Through Certificates, Series 2004-C6".

                                      -41-

          "Interest Reserve Amount" shall mean, with respect to each Interest
Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any
Distribution Date that occurs during February of 2005 or February of any year thereafter or during January of 2005 or January of any year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related
Mortgage Rate (net of the related Additional Interest Rate in the case of an ARD
Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto after the related Anticipated Repayment Date, and net of 0.015%, in the
case of the Two Penn Plaza Trust Mortgage Loan or any Two Penn Plaza REO Trust
Mortgage Loan) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is
Received by the Trust in respect thereof for such Due Date as of the related
Determination Date or a P&I Advance is made under this Agreement in respect thereof for such Due Date by such Distribution Date.

          "Interest Reserve Mortgage Loan" shall mean any Trust Mortgage Loan that accrues interest on an Actual/360 Basis.

          "Interest Reserve REO Mortgage Loan" shall mean any REO Trust Mortgage
Loan as to which the predecessor Trust Mortgage Loan was an Interest Reserve
Mortgage Loan.

          "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

          "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "Investment Period" shall mean: (a) with respect to any investment of funds in any Master Servicer Account (other than a Custodial Account) or any REO
Account, the period that ends at the close of business (New York City time) on each Trust Determination Date (or, if the subject Investment Account relates solely to a Serviced Loan Combination, on each related Loan Combination
Determination Date) and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing
Date); (b) with respect to any investment of funds in the Pool Custodial
Account, the Interest Reserve Account or the Excess Liquidation Proceeds
Account, the period that ends at the close of business (New York City time) on the Business Day prior to each Trust Master Servicer Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); (c) with respect to any investment of funds in any Loan Combination Custodial Account, the period that ends at the close of business (New York City time) on the Business Day prior to each related Loan Combination Master Servicer Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); and (d) with respect to any investment of funds in the Collection Account, the period that ends at the close of business (New York City time) on each Trust Master Servicer
Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing
Date); provided that, if and to the extent that the depository institution maintaining any REO Account, Custodial Account or Trustee Account is the obligor on any investment of funds in such Investment Account, and if such funds are to be transferred to another Investment Account or distributed to
Certificateholders or any Serviced Non-Trust Mortgage Loan Noteholder on the
Business Day following the end of any particular Investment Period (determined without regard to this proviso) for such

                                      -42-

investment, then such Investment Period shall be deemed extended through such time on such next succeeding Business Day when such transfer or distribution is to occur.

          "IRS" shall mean the Internal Revenue Service or any successor agency.

          "LaSalle" shall mean LaSalle Bank National Association or its successor in interest.

          "Late Collections" shall mean: (a) with respect to any Trust Mortgage
Loan, all amounts Received by the Trust in connection therewith during any related Collection Period, whether as payments, Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a
Balloon Payment) or an Assumed Monthly Payment in respect of such Trust Mortgage
Loan due or deemed due on a Due Date in a previous related Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Trust Mortgage Loan, all amounts
Received by the Trust in connection with the related REO Property during any related Collection Period, whether as Insurance Proceeds, Condemnation Proceeds,
Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment
(other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Trust Mortgage Loan, or the principal and/or interest portions of an
Assumed Monthly Payment in respect of such REO Trust Mortgage Loan, due or deemed due on a Due Date in a previous related Collection Period and not previously recovered.

          "LBHI" shall mean Lehman Brothers Holdings Inc. or its successor in interest.

          "LBHI/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of August 10, 2004, between the Lehman Mortgage Loan Seller and the Depositor.

          "Legal Final Distribution Date" shall mean, with respect to any REMIC
I Regular Interest, any REMIC II Regular Interest, any Class of Regular Interest
Certificates or any particular REMIC III Component of a Class of Interest-Only
Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulations section 1.860G-1(a)(4)(iii).

          "Lehman Brothers" shall mean Lehman Brothers Inc. or its successor in interest.

          "Lehman Mortgage Loan Seller" shall mean LBHI.

          "Lehman Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the Lehman Mortgage Loan Seller to the Depositor, pursuant to the
LBHI/Depositor Mortgage Loan Purchase Agreement

          "Lennar" shall mean Lennar Partners, Inc. or its successor in interest.

          "Lennar Special Servicer" shall have the meaning assigned thereto in
Section 3.01(i).

          "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full, (ii) a
Final Recovery Determination is made with respect to such Mortgage Loan, (iii)
in the case of a Serviced Trust Mortgage Loan, such Mortgage

                                      -43-

Loan is the subject of a Permitted Purchase; and (b) with respect to any REO
Property (and the related REO Mortgage Loan(s)), any of the following events--(i) a Final Recovery Determination is made with respect to such REO
Property, (ii) such REO Property is the subject of a Permitted Purchase.

          "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any
Specially Serviced Mortgage Loan pursuant to Sections 3.09 or in connection with the sale of a Specially Serviced Mortgage Loan or Administered REO Property in
accordance with Section 3.18, or in connection with the final payoff of a
Corrected Mortgage Loan (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

          "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events in respect of a Specially Serviced Mortgage Loan or an Administered REO Property
pursuant to, Section 3.11(c).

          "Liquidation Fee Rate" shall mean, with respect to each Specially
Serviced Trust Mortgage Loan or Administered REO Property as to which a
Liquidation Fee is payable, 1.0%.

          "Liquidation Proceeds" shall mean all cash amounts (other than
Insurance Proceeds, Condemnation Proceeds and REO Revenues) Received by the
Trust (or, in the case of the Serviced Loan Combination or any related
Administered REO Property, collected on behalf of the Trust and the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) in connection with: (i) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) a
Permitted Purchase; or (iv) except for purposes of Section 3.11(c), the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Pool
Custodial Account.

          "Loan Combination" shall mean the Westfield North Bridge Loan Group, the Two Penn Plaza Loan Group or the Woodside Village Loan Pair, as applicable.

          "Loan Combination Custodial Account" shall mean, with respect to each
Serviced Loan Combination, the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the holders of the Mortgage Loans included in such Serviced Loan Combination, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for
[NAMES OF RELATED MORTGAGE NOTEHOLDERS], as their interests may appear".

          "Loan Combination Collection Period" shall mean, individually and collectively, as applicable in the context used, (i) the Westfield North Bridge
Collection Period with respect to the Westfield North Bridge Loan Group and all related matters, (ii) the Two Penn Plaza Collection Period with respect to the
Two Penn Plaza Trust Mortgage Loan and all related matters, and (iii) the Trust
Collection Period with respect to the Woodside Village Loan Pair and all related matters.

          "Loan Combination Determination Date" shall mean, individually and collectively, as applicable in the context used, (i) the Westfield North Bridge
Determination Date with respect to the

                                      -44-

Westfield North Bridge Loan Group and all related matters, (ii) the Two Penn
Plaza Determination Date with respect to the Two Penn Plaza Trust Mortgage Loan and all related matters, and (iii) the Trust Determination Date with respect to the Woodside Village Loan Pair and all related matters.

          "Loan Combination Master Servicer Remittance Date" shall mean, individually and collectively, as applicable in the context used, (i) the
Westfield North Bridge Master Servicer Remittance Date with respect to the
Westfield North Bridge Loan Group and all related matters, and (ii) the Trust
Master Servicer Remittance Date with respect to the Woodside Village Loan Pair and all related matters.

          "Loan Combination REO Account" shall mean, with respect to each
Serviced Loan Combination, the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the holders of the Mortgage Loans included in such Serviced Loan Combination, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for
[NAMES OF RELATED MORTGAGE NOTEHOLDERS], as their interests may appear".

          "Loan Combination Servicing Reports" shall mean, with respect to each
Serviced Loan Combination, each of the CMSA Delinquent Loan Status Report, CMSA
Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Loan Level
Reserve/LOC Reserve, CMSA Historical Liquidation Report, CMSA REO Status Report,
Loan Payoff Notification Report, CMSA Loan Periodic Update File, CMSA Property
File, CMSA Financial File, CMSA Loan Setup File, CMSA Servicer Watch List, CMSA
Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA Comparative
Financial Status Report, each as may be modified to reflect the fact that only the related Mortgaged Property or Properties or any related REO Property or
Properties, as the case may be, shall be the subject of such report.

          "Loan Combination-Specific Special Servicer" shall have the meaning assigned thereto in Section 7.01(d).

          "Loan Component" shall mean, with respect to the Two Penn Plaza Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), either Component A-2-A or Component A-2-B thereof.

          "Loan Group" shall mean either of Loan Group No. 1 or Loan Group No.
2.

          "Loan Group No. 1" shall mean, collectively, all of the Trust Mortgage
Loans that are Group 1 Trust Mortgage Loans and any successor REO Trust Mortgage
Loans with respect thereto.

          "Loan Group No. 2" shall mean, collectively, all of the Trust Mortgage
Loans that are Group 2 Trust Mortgage Loans and any successor REO Trust Mortgage
Loans with respect thereto.

          "Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Serviced Mortgage Loan as to which written notice of anticipated payoff has been received by the Master Servicer as of the related
Determination Date preceding the delivery of such report, among other things, the loan number, the property name, the ending scheduled loan balance for the related Collection Period ending on such Determination Date, the expected date of payment, the expected related Distribution Date and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due (if any).

                                      -45-

          "Lockout Period" shall mean, with respect to any Mortgage Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other loan document, the period from the Closing Date until such specified date.

          "Loss of Value Payment" shall have the meaning assigned thereto under
Section 2.03(e).

          "Loss of Value Reserve Fund" shall mean the "outside reserve fund"
(within the meaning of Treasury regulation section 1.860G-2(h)) designated as such pursuant to Section 2.05(b) of this Agreement. The Loss of Value Reserve
Fund will be part of the Trust Fund but not part of the Grantor Trust or any
REMIC Pool.

          "Loss Reimbursement Amount" shall mean:

          (a) with respect to any REMIC I Regular Interest, for any Distribution
     Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance (without any corresponding deemed distribution of principal) on all prior Distribution
     Dates, if any, pursuant to Section 4.04(c), over (ii) the total amount reimbursed to REMIC II with respect to any Loss Reimbursement Amount for such REMIC I Regular Interest on all prior Distribution Dates, if any, pursuant to Section 4.01(k);

          (b) with respect to any REMIC II Regular Interest, for any
     Distribution Date, the excess, if any, of (i) the total amount of all reductions, if any, made in the related Uncertificated Principal Balance
     (without any corresponding deemed distribution of principal) on all prior
     Distribution Dates, if any, pursuant to Section 4.04(b), over (ii) the sum of (A) the total amount reimbursed to REMIC III with respect to any Loss
     Reimbursement Amount for such REMIC II Regular Interest on all prior
     Distribution Dates, if any, pursuant to Section 4.01(j), plus (B) the total amount reinstated to the Uncertificated Principal Balance of such REMIC II
     Regular Interest on all prior Distribution Dates, if any, pursuant to
     Section 4.05(c); and

          (c) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the total amount of (i) all reductions, if any, made in the related Class Principal Balance (without any corresponding distribution of principal) on all prior Distribution Dates, if any, pursuant to Section 4.04(a), over (ii) the sum of (A) the total amount of such reductions reimbursed to the Holders of such Class of Certificates with respect to any related Loss Reimbursement Amount on all prior
     Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable, plus (B) the total amount of such reductions reinstated to the Class Principal Balance of such Class of Certificates on all prior
     Distribution Dates, if any, pursuant to Section 4.05(a).

          "Majority Controlling Class Certificateholder(s)" shall mean any single Holder or group of Holders (or any single Certificate Owner or group of
Certificate Owners) of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class.

          "Master Servicer" shall mean Wachovia, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

          "Master Servicer Account" shall have the meaning assigned thereto in
Section 3.06(a).

                                      -46-

          "Master Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(h).

          "Master Servicer Certification" shall have the meaning assigned thereto in Section 2.01(d).

          "Master Servicer Remittance Amount" shall mean, with respect to any
Trust Master Servicer Remittance Date, an amount equal to: (a) the sum of the aggregate amount of all payments and other collections on or with respect to the
Trust Mortgage Loans and any related REO Properties (including Loss of Value
Payments) that (i) were Received by the Trust as of the close of business on the immediately preceding applicable Determination Date and (ii) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon
(New York City time) on such Trust Master Servicer Remittance Date, including any such payments and other collections transferred or required to be transferred to the Pool Custodial Account from the Pool REO Account (if established) and/or a Loan Combination Custodial Account, net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) scheduled Monthly Payments that are due on a Due Date following the end of the related Collection Period (or, in the case of a scheduled Monthly Payment that is due on a Due Date in the same month as such Trust Master Servicer Remittance Date but subsequent to the end of the related Collection Period, following the end of the calendar month in which such
Trust Master Servicer Remittance Date occurs), (ii) any amount payable or reimbursable to any Person from the Pool Custodial Account pursuant to clauses
(ii) through (xviii) of Section 3.05(a), (iii) any Excess Liquidation Proceeds
and (iv) any amounts deposited in the Pool Custodial Account in error.

          "Master Servicer Remittance Date" shall mean, individually and collectively, as applicable in the context used, (i) the related Loan
Combination Master Servicer Remittance Date with respect to each Serviced Loan
Combination and all related matters, and (ii) the Trust Master Servicer
Remittance Date with respect to the Mortgage Pool (exclusive of the Westfield
North Bridge Trust Mortgage Loan, the Woodside Village Trust Mortgage Loan and
any REO Trust Mortgage Loans with respect to the foregoing Trust Mortgage Loans)
and all related matters.

          "Master Servicing Fee" shall mean, with respect to each Serviced
Mortgage Loan (and any successor REO Mortgage Loan with respect thereto) and the
Two Penn Plaza Trust Mortgage Loan and any Two Penn Plaza REO Trust Mortgage
Loan, the fee designated as such and payable to the Master Servicer pursuant to
Section 3.11(a).

          "Master Servicing Fee Rate" shall mean: (a) with respect to each
Serviced Trust Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), a rate per annum equal to the related Administrative Cost Rate minus the Trustee Fee Rate; (b) with respect to the Two Penn Plaza Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto),
0.015% per annum; (c) with respect to the Westfield North Bridge Non-Trust
Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), 0.015%
per annum; and (d) with respect to the Woodside Village Non-Trust Mortgage Loan
(and any successor REO Mortgage Loan with respect thereto), 0.01% per annum.

          "Material Breach" shall have the meaning assigned thereto in Section
2.03(a).

          "Material Document Defect" shall have the meaning assigned thereto in
Section 2.03(a).

                                      -47-

          "Modified Loan" shall mean any Serviced Mortgage Loan as to which any
Servicing Transfer Event has occurred and which has been modified by the Special
Servicer pursuant to Section 3.20 in a manner that:

          (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly
     Payments current with respect to such Mortgage Loan);

          (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal
     Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related
     Mortgagor and upon which the Special Servicer may conclusively rely); or

          (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

          "Monthly Payment" shall mean, with respect to any Mortgage Loan, as of any Due Date, the scheduled monthly debt service payment (or, in the case of an
ARD Mortgage Loan after its Anticipated Repayment Date, the monthly debt service payment required to be paid on a current basis) on such Mortgage Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Two Penn Plaza Trust Mortgage Loan, by the applicable Two Penn Plaza
Servicer pursuant to the Two Penn Plaza Servicing Agreement), including any
Balloon Payment payable in respect of such Mortgage Loan on such Due Date;
provided that the Monthly Payment due in respect of any Mortgage Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Additional Interest; and provided, further, that if the related loan documents for any Serviced Loan Combination provide for a single monthly debt service payment for the entire such Loan Combination, then the Monthly Payment for each Mortgage Loan comprising such Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related Co-Lender Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of the subject
Mortgage Loan comprising such Loan Combination.

          "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the
Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                                      -48-

          "Mortgage" shall mean, with respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

          "Mortgage File" shall mean:

          (a) with respect to any Serviced Trust Mortgage Loan and, in the case of each Serviced Loan Combination, also with respect to each Serviced Non-Trust
Mortgage Loan that is part of such Loan Combination, the following documents collectively (which, in the case of each Serviced Loan Combination, except for the Mortgage Notes referred to in clause (a)(i) of this definition and any modifications thereof referred to in clause (a)(vi) of this definition, relate to the entire such Loan Combination, including, in the case of the Westfield
North Bridge Loan Group, both Westfield North Bridge Trust Mortgage Loans):

          (i)  (A) the original executed Mortgage Note for such Trust Mortgage
               Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National
               Association, as trustee for the registered holders of LB-UBS
               Commercial Mortgage Trust 2004-C6, Commercial Mortgage
               Pass-Through Certificates, Series 2004-C6" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related
               Mortgage Loan Seller) (or, alternatively, if the original
               executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of each Serviced Loan Combination, a copy of the executed
               Mortgage Note for each Serviced Non-Trust Mortgage Loan in such
               Loan Combination;

          (ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated
               thereon;

          (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

          (iv) an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of
               Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial
               Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through
               Certificates, Series 2004-C6" (or, in the case of a Serviced Loan
               Combination, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS
               Commercial Mortgage Trust 2004-C6, Commercial Mortgage
               Pass-Through Certificates, Series 2004-C6, and in its capacity as lead lender on behalf of the

                                      -49-

               [IDENTIFY RELATED SERVICED NON-TRUST MORTGAGE LOAN
               NOTEHOLDER(S)]") (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

          (v)  an original or a copy of the assignment of all unrecorded documents relating to such Trust Mortgage Loan, in favor of
               "LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
               Mortgage Pass-Through Certificates, Series 2004-C6" (or, in the
               case of a Serviced Loan Combination, in favor of "LaSalle Bank
               National Association, in its capacity as trustee for the
               registered holders of LB-UBS Commercial Mortgage Trust 2004-C6,
               Commercial Mortgage Pass-Through Certificates, Series 2004-C6,
               and in its capacity as lead lender on behalf of the [IDENTIFY
               RELATED SERVICED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

          (vi) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Trust Mortgage
               Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

          (vii) an original or a copy of the Ground Lease relating to such Trust
               Mortgage Loan, if any;

          (viii) an original or a copy of the loan agreement for such Trust
               Mortgage Loan, if any;

          (ix) an original of the related guaranty of payment under such Trust
               Mortgage Loan, if any;

          (x)  an original or a copy of the environmental indemnity from the related Mortgagor, if any;

          (xi) an original or a copy of the lock-box agreement or cash management agreement relating to such Trust Mortgage Loan, if any;

          (xii) a copy of the original letter of credit in connection with such
               Trust Mortgage Loan, if any;

          (xiii) originals or copies of final written modification agreements in those instances where the terms or provisions of the Mortgage
               Note for such Trust Mortgage Loan (and/or, if applicable, the
               Mortgage Note for a related Serviced Non-Trust Mortgage Loan) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office)
               with evidence of recording indicated thereon if the instrument being modified is a recordable document;

                                      -50-

          (xiv) only if such Trust Mortgage Loan is secured by a nursing facility or hospitality property (as identified on Schedule VI hereto), filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Trust Mortgage Loan or in favor of any assignee prior to the
               Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the
               Closing Date) and an original assignment thereof, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National
               Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
               Mortgage Pass-Through Certificates, Series 2004-C6" (or, in the
               case of a Serviced Loan Combination, in favor of "LaSalle Bank
               National Association, in its capacity as trustee for the
               registered holders of LB-UBS Commercial Mortgage Trust 2004-C6,
               Commercial Mortgage Pass-Through Certificates, Series 2004-C6,
               and in its capacity as lead lender on behalf of the [IDENTIFY
               RELATED SERVICED NON-TRUST MORTGAGE LOAN NOTEHOLDER(S)]");

          (xv) an original or a copy of the related security agreement (if such item is a document separate from the Mortgage) and, if
               applicable, the originals or copies of any intervening
               assignments thereof;

          (xvi) an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause
               (a)(iv) or clause (a)(v) of this definition), in favor of
               "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage Trust
               2004-C6, Commercial Mortgage Pass-Through Certificates, Series
               2004-C6" (or, in the case of a Serviced Loan Combination, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of LB-UBS Commercial Mortgage
               Trust 2004-C6, Commercial Mortgage Pass-Through Certificates,
               Series 2004-C6, and in its capacity as lead lender on behalf of the [IDENTIFY RELATED SERVICED NON-TRUST MORTGAGE LOAN
               NOTEHOLDER(S)]");

          (xvii) if such Trust Mortgage Loan is a Serviced Combination Trust
               Mortgage Loan, a copy of the related Co-Lender Agreement;

          (xviii) in the case of any Trust Mortgage Loan as to which there exists a related mezzanine loan, the related intercreditor agreement;

          (xix) an original or a copy of any related Environmental Insurance
               Policy; and

          (xx) with respect to hospitality properties, a signed copy of the franchise agreement (if any) and franchisor comfort letter (if any);

          (b) with respect to the Two Penn Plaza Trust Mortgage Loan, the following documents collectively:

               (i)  the original executed Mortgage Note for such Trust Mortgage
                    Loan, endorsed (without recourse, representation or
                    warranty, express or

                                      -51-

                    implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial
                    Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through
                    Certificates, Series 2004-C6" or in blank, and further
                    showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related
                    Mortgage Loan Seller) (or, alternatively, if the original
                    executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

               (ii) a copy of the executed Two Penn Plaza Co-Lender Agreement;
                    and

               (iii) a copy of the Two Penn Plaza Servicing Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (a)(vii) through (a)(xx) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence

          "Mortgage Loan" shall mean any Trust Mortgage Loan or Non-Trust
Mortgage Loan. As used herein, the term "Mortgage Loan" includes the related
Mortgage Note, Mortgage and other security documents contained in the related
Mortgage File or otherwise held on behalf of the Trust and/or any affected
Non-Trust Mortgage Loan Noteholder(s), as applicable, including, in the case of the Two Penn Plaza Loan Group, any such documents held by or on behalf of the
Two Penn Plaza Non-Trust Mortgage Loan Noteholders.

          "Mortgage Loan Origination Documents" shall mean, with respect to any
Serviced Trust Mortgage Loan, any of the following documents (other than any document that constitutes part of the Mortgage File for such Serviced Trust
Mortgage Loan), if applicable with respect to such Serviced Trust Mortgage Loan:
copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to the related mortgagor delivered in connection with the closing of such Serviced Trust Mortgage Loan, escrow agreements, organizational documentation for the related mortgagor, organizational documentation for any related guarantor or indemnitor, if the related guarantor or indemnitor is an entity, insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related Mortgaged Property, final seismic report and property management agreements, but, in each case, only if the subject document (a) was in fact obtained in connection with the origination of such Serviced Trust Mortgage
Loan, (b) relates to the administration or servicing of such Serviced Trust
Mortgage Loan, (c) is reasonably necessary for the ongoing administration and/or servicing of such Serviced Trust Mortgage Loan by the Master Servicer or Special
Servicer in connection with its duties under this Agreement, and (d) is in the possession or under the control of the Depositor (if such Serviced Trust
Mortgage Loan is a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller
(if such Serviced Trust Mortgage Loan is a UBS Trust Mortgage Loan), as
applicable; provided that neither the Depositor nor the UBS Mortgage Loan Seller shall be required to deliver any draft documents, privileged or other communications, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

                                      -52-

          "Mortgage Loan Purchase Agreements" shall mean the LBHI/Depositor
Mortgage Loan Purchase Agreement and the UBS/Depositor Mortgage Loan Purchase
Agreement.

          "Mortgage Loan Seller" shall mean the Lehman Mortgage Loan Seller or the UBS Mortgage Loan Seller, as applicable.

          "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool" shall mean all of the Trust Mortgage Loans and any REO
Trust Mortgage Loans, collectively.

          "Mortgage Pool Data Update Report" shall mean, with respect to any
Distribution Date, a report (which may be included as part of the Distribution
Date Statement), prepared by the Trustee, containing information regarding the
Trust Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the
Trust Mortgage Loans set forth on Annexes A-1 through A-6 to the Prospectus
Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the
Special Servicer, as the case may be, and by the Master Servicer or the Special
Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annexes and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance,
Mortgage Rate, paid-through date, maturity date, gross interest portion of the
Monthly Payment, principal portion of the Monthly Payment, and any Prepayment
Premium or Yield Maintenance Charge received.

          "Mortgage Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage
Note and applicable law, as such rate may be modified in accordance with Section
3.20 (or, in the case of the Two Penn Plaza Trust Mortgage Loan, by the applicable Two Penn Plaza Servicer in accordance with the Two Penn Plaza
Servicing Agreement) or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. In the case of each of the Two Penn
Plaza Trust Mortgage Loan, the Two Penn Plaza Pari Passu Non-Trust Mortgage Loan
and any successor REO Mortgage Loans (in the case of the Two Penn Plaza Pari
Passu Non-Trust Mortgage Loan, as such term is defined in the Two Penn Plaza
Servicing Agreement) with respect to the foregoing two Mortgage Loans, the annualized rate referred to in the preceding sentence is the weighted average of the component interest rates for the subject Mortgage Loan or REO Mortgage Loan, as the case may be. In the case of each ARD Mortgage Loan, the related Mortgage
Rate shall increase in accordance with the related Mortgage Note if the particular loan is not paid in full by its Anticipated Repayment Date.

          "Mortgaged Property" shall mean the real property subject to the lien of a Mortgage.

          "Mortgagor" shall mean, individually and collectively, as the context may require, the primary obligor or obligors under a Mortgage Note, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, but excluding guarantors.

                                      -53-

          "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool in connection with Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received by the Trust on the Trust Mortgage Loans
(including Specially Serviced Trust Mortgage Loans) during the related
Collection Period, exceeds (b) the aggregate amount deposited by the Master
Servicer in the Collection Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

          "Net Default Charges" shall have, with respect to any Trust Mortgage
Loan or REO Trust Mortgage Loan, the meaning assigned thereto in Section
3.26(a).

          "Net Investment Earnings" shall mean, with respect to any Investment
Account for any related Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment
Period on funds held in such Investment Account (exclusive, in the case of a
Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any
portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit
Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

          "Net Investment Loss" shall mean, with respect to any Investment
Account for any related Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such
Investment Period on such funds (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related loan documents and applicable law).

          "Net Liquidation Proceeds" shall mean the excess, if any, of all
Liquidation Proceeds received with respect to any Specially Serviced Mortgage
Loan or Administered REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

          "Net Prepayment Consideration" shall mean the Prepayment Consideration
Received by the Trust (or, if applicable, on behalf of a Serviced Non-Trust
Mortgage Loan Noteholder) with respect to any Mortgage Loan or REO Mortgage
Loan, net of any Workout Fee or Liquidation Fee payable therefrom.

          "New Lease" shall mean any lease of an Administered REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s).

          "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

                                      -54-

          "Nonrecoverable P&I Advance" shall mean:

          (1)  any P&I Advance previously made or proposed to be made in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan by the
               Master Servicer, the Trustee or the Fiscal Agent, which P&I
               Advance such party has determined in its reasonable, good faith judgment, will not be ultimately recoverable from late payments,
               Insurance Proceeds, Condemnation Proceeds or Liquidation
               Proceeds, or any other recovery on or in respect of such Trust
               Mortgage Loan or REO Trust Mortgage Loan, as the case may be; and

          (2)  any P&I Advance previously made or proposed to be made in respect of any Specially Serviced Trust Mortgage Loan or any REO Trust
               Mortgage Loan that the Special Servicer has determined, in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation
               Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Specially Serviced Trust Mortgage Loan or REO
               Trust Mortgage Loan, as the case may be.

          "Nonrecoverable Servicing Advance" shall mean:

          (1)  any Servicing Advance previously made or proposed to be made in respect of any Serviced Mortgage Loan or Administered REO
               Property by the Master Servicer, the Special Servicer, the
               Trustee or the Fiscal Agent, which Servicing Advance such party has determined, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds,
               Condemnation Proceeds, Liquidation Proceeds, or any other
               recovery on or in respect of such Mortgage Loan (or, if such
               Mortgage Loan is part of a Serviced Loan Combination, on or in respect of such Loan Combination) or such REO Property, as the case may be; and

          (2)  any Servicing Advance previously made or proposed to be made in respect of any Specially Serviced Mortgage Loan or Administered
               REO Property by the Master Servicer, the Special Servicer, the
               Trustee or the Fiscal Agent, that the Special Servicer has determined, in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds,
               Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Specially Serviced Mortgage
               Loan (or, if such Mortgage Loan is part of a Serviced Loan
               Combination, on or in respect of such Loan Combination) or such
               Administered REO Property, as the case may be.

          "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing
Date, the Class X-CL, Class X-CP, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P, Class Q, Class S, Class T, Class R-I, Class R-II,
Class R-III and Class V Certificates are Non-Registered Certificates.

          "Non-Trust Mortgage Loan" shall mean the Westfield North Bridge
Non-Trust Mortgage Loan, any Two Penn Plaza Non-Trust Mortgage Loan or the
Woodside Village Non-Trust Mortgage Loan, as applicable.

                                      -55-

          "Non-Trust Mortgage Loan Noteholders" shall mean the Westfield North
Bridge Non-Trust Mortgage Loan Noteholder, any Two Penn Plaza Non-Trust Mortgage
Loan Noteholder or the Woodside Village Non-Trust Mortgage Loan Noteholder, as
applicable.

          "Non-United States Tax Person" shall mean any Person other than a
United States Tax Person.

          "Offering Memorandum" shall mean the Offering Memorandum dated August
10, 2004, relating to the Class X-CL, Class X-CP, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T
Certificates.

          "Officer's Certificate" shall mean a certificate signed by a Servicing
Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any
Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC, (b) compliance with the REMIC Provisions, (c) qualification of the Grantor Trust as a grantor trust, (d) whether any act or event would cause an Adverse REMIC Event or
Adverse Grantor Trust Event, as may be applicable, or (e) the resignation of the
Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of Independent counsel acceptable to and delivered to the
Trustee or any other specified Person, as the case may be.

          "Original Class Notional Amount" shall mean, with respect to either
Class of Interest-Only Certificates, the initial Class Notional Amount thereof as of the Closing Date, which shall equal $1,346,519,865, in the case of the
Class X-CL Certificates, and $1,228,397,000, in the case of the Class X-CP
Certificates.

          "Original Class Principal Balance" shall mean, with respect to any
Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary
Statement.

          "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

          "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance" shall mean, as to any Trust Mortgage Loan or REO Trust
Mortgage Loan, any advance made by the Master Servicer, the Trustee or the
Fiscal Agent pursuant to Section 4.03.

                                      -56-

          "Pari Passu Mortgage Loans" shall mean the Westfield North Bridge
Mortgage Loans and the Two Penn Plaza Pari Passu Mortgage Loans, as applicable.

          "Pari Passu Non-Trust Mortgage Loans" shall mean the Westfield North
Bridge Non-Trust Mortgage Loan and the Two Penn Plaza Pari Passu Non-Trust
Mortgage Loan.

          "Pass-Through Rate" shall mean:

          (a) with respect to the Class A-1 Certificates for any Interest
Accrual Period, 3.881% per annum;

          (b) with respect to the Class A-2 Certificates for any Interest
Accrual Period, 4.187% per annum;

          (c) with respect to the Class A-3 Certificates for any Interest
Accrual Period, 4.547% per annum;

          (d) with respect to the Class A-4 Certificates for any Interest
Accrual Period, an annual rate equal to 4.583% per annum;

          (e) with respect to the Class A-5 Certificates for any Interest
Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average
REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.826% per annum;

          (f) with respect to the Class A-6 Certificates for any Interest
Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average
REMIC I Remittance Rate for such Interest Accrual Period and (ii) 5.020% per annum;

          (g) with respect to the Class A-1A Certificates for any Interest
Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average
REMIC I Remittance Rate for such Interest Accrual Period and (ii) 4.627% per annum;

          (h) with respect to the Class B Certificates for any Interest Accrual
Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I
Remittance Rate for such Interest Accrual Period and (ii) 5.088% per annum;

          (i) with respect to the Class C Certificates for any Interest Accrual
Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I
Remittance Rate for such Interest Accrual Period and (ii) 5.108% per annum;

          (j) with respect to the Class D Certificates for any Interest Accrual
Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I
Remittance Rate for such Interest Accrual Period and (ii) 5.147% per annum;

          (k) with respect to the Class E Certificates for any Interest Accrual
Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I
Remittance Rate for such Interest Accrual Period and (ii) 5.177% per annum;

                                      -57-

          (l) with respect to the Class F Certificates for any Interest Accrual
Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I
Remittance Rate for such Interest Accrual Period and (ii) 5.206% per annum;

          (m) with respect to the Class G Certificates for any Interest Accrual
Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I
Remittance Rate for such Interest Accrual Period and (ii) 5.295% per annum;

          (n) with respect to the Class H Certificates for any Interest Accrual
Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, minus 0.1725%;

          (o) with respect to the Class J Certificates for any Interest Accrual
Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period, minus 0.0750%;

          (p) with respect to the Class K Certificates for any Interest Accrual
Period, an annual rate equal to the Weighted Average REMIC I Remittance Rate for such Interest Accrual Period;

          (q) with respect to the Class L, Class M, Class N, Class P, Class Q,
Class S and Class T Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) the Weighted Average REMIC I Remittance Rate for such
Interest Accrual Period and (ii) 5.223% per annum;

          (r) with respect to any Class X-CL REMIC III Component for any
Interest Accrual Period, an annual rate equal to the excess, if any, of (i) the
REMIC II Remittance Rate with respect to such Class X-CL REMIC III Component's
Corresponding REMIC II Regular Interest for such Interest Accrual Period, over
(ii) the greater of the Adjusted REMIC II Remittance Rate and the Alternative
Adjusted REMIC II Remittance Rate with respect to such Class X-CL REMIC III
Component's Corresponding REMIC II Regular Interest for such Interest Accrual
Period;

          (s) with respect to the Class X-CL Certificates for any Interest
Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective Pass-Through
Rates applicable to the Class X-CL REMIC III Components for such Interest
Accrual Period, weighted on the basis of the respective Component Notional
Amounts of the Class X-CL REMIC III Components outstanding immediately prior to the related Distribution Date;

          (t) with respect to any Class X-CP REMIC III Component for any
Interest Accrual Period, an annual rate equal to the excess, if any, of (i) the lesser of the REMIC II Remittance Rate and the Adjusted REMIC II Remittance Rate
with respect to such Class X-CP REMIC III Component's Corresponding REMIC II
Regular Interest for such Interest Accrual Period, over (ii) the Alternative
Adjusted REMIC II Remittance Rate with respect to such Class X-CP REMIC III
Component's Corresponding REMIC II Regular Interest for such Interest Accrual
Period; and

          (u) with respect to the Class X-CP Certificates for any Interest
Accrual Period, an annual rate equal to the weighted average (expressed as a percentage and rounded to six decimal places) of the respective Pass-Through
Rates applicable to the Class X-CP REMIC III Components for such Interest
Accrual Period, weighted on the basis of the respective Component Notional
Amounts of the Class X-CP REMIC III Components outstanding immediately prior to the related Distribution Date;

                                      -58-

provided that, for reporting purposes, the Pass-Through Rate of the Class X-CP
Certificates for each Interest Accrual Period shall be calculated in accordance with the Prospectus Supplement.

          The Weighted Average REMIC I Remittance Rate referenced above in this definition is also the REMIC II Remittance Rate for each REMIC II Regular
Interest.

          "Percentage Interest" shall mean: (a) with respect to any Regular
Interest Certificate, the portion of the relevant Class evidenced by such
Certificate, expressed as a percentage, the numerator of which is the
Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or
Original Class Notional Amount, as the case may be, of the relevant Class; and
(b) with respect to a Class V or Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performing Serviced Mortgage Loan" shall mean any Corrected Mortgage
Loan and any Serviced Mortgage Loan as to which a Servicing Transfer Event has never occurred.

          "Performing Serviced Trust Mortgage Loan" shall mean any Trust
Mortgage Loan that is a Performing Serviced Mortgage Loan.

          "Permitted Encumbrances" shall have the meaning assigned thereto in
Section 2.04(b)(viii).

          "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee
(in its individual capacity) if otherwise qualifying hereunder):

          (i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii) repurchase obligations with respect to any security described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Fitch and S&P
               (and, if applicable, Moody's) (or, in the case of either Rating
               Agency (and, if applicable, Moody's), such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Westfield North Bridge Non-Trust
               Mortgage Loan Securities that is rated by such Rating Agency
               (and, if applicable, by Moody's), as evidenced in writing by such
               Rating Agency (and, if applicable, by Moody's)). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot

                                      -59-

               vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move
               proportionately with that index;

          (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of Fitch and S&P (and, if applicable, Moody's) (or, in the case of either Rating Agency (and, if applicable, Moody's), such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Westfield
               North Bridge Non-Trust Mortgage Loan Securities that is rated by such Rating Agency (and, if applicable, by Moody's), as evidenced in writing by such Rating Agency (and, if applicable, by
               Moody's)). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the
               United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Fitch and S&P (and, if applicable, Moody's) (or, in the case of either Rating Agency
               (and, if applicable, Moody's), such lower rating as will not result in an Adverse Rating Event with respect to any Class of
               Certificates or any class of Westfield North Bridge Non-Trust
               Mortgage Loan Securities that is rated by such Rating Agency
               (and, if applicable, by Moody's), as evidenced in writing by such
               Rating Agency (and, if applicable, by Moody's)). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move
               proportionately with that index;

          (v)  units of money market funds rated in the highest applicable rating category of each of Fitch and S&P (and, if applicable,
               Moody's) (or, in the case of either Rating Agency (and, if applicable, Moody's), such lower rating as will not result in an
               Adverse Rating Event with respect to any Class of Certificates or any class of Westfield North Bridge Non-Trust Mortgage Loan
               Securities that is rated by such Rating Agency (and, if
               applicable, by Moody's), as evidenced in writing by such Rating
               Agency (and, if applicable, by Moody's)) and which seeks to maintain a constant net asset value; and

          (vi) any other obligation or security that (A) is acceptable to each
               Rating Agency (and, if applicable, Moody's), evidence of which acceptability shall be (1) in the case of

                                      -60-

               either Rating Agency (and, if applicable, Moody's), evidenced in a writing by such Rating Agency (and, if applicable, by Moody's)
               to the effect that such obligation or security will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Westfield North Bridge Non-Trust Mortgage Loan
               Securities that is rated by such Rating Agency (and, if
               applicable, by Moody's), or (2) otherwise evidenced in a writing by each Rating Agency (and, if applicable, by Moody's) to the
               Master Servicer, the Special Servicer and the Trustee, and (B)
               constitutes a "cash flow investment" (within the meaning of the
               REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such
               obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that the term "(and, if applicable, Moody's)" in this definition shall mean that if any class of
Westfield North Bridge Non-Trust Mortgage Loan Securities is rated by Moody's, the Moody's rating shall be applicable.

          "Permitted Purchase" shall mean:

          (i) the repurchase of a Lehman Trust Mortgage Loan or any related REO
     Property by the Depositor pursuant to Section 2.03;

          (ii) the repurchase of a UBS Trust Mortgage Loan or REO Property by or
     on behalf of the UBS Mortgage Loan Seller pursuant to the UBS/Depositor
     Mortgage Loan Purchase Agreement;

          (iii) in the case of a Westfield North Bridge Trust Mortgage Loan, the purchase of such Trust Mortgage Loan by a Westfield North Bridge Note A1/A2
     Non-Trust Mortgage Loan Noteholder or its designee pursuant to Section
     2.03(i);

          (iv) the purchase of a Specially Serviced Trust Mortgage Loan by a
     Purchase Option Holder or its assignee pursuant to Section 3.18;

          (v) the purchase of a Trust Mortgage Loan or REO Property by the
     Special Servicer, a Controlling Class Certificateholder, the Master
     Servicer, the Depositor or Lehman Brothers, pursuant to Section 9.01;

          (vi) the purchase of a Mortgage Loan by the holder of a related mezzanine loan in connection with a default under such Mortgage Loan, as set forth in the related intercreditor agreement; or

          (vii) in the case of a Serviced Combination Trust Mortgage Loan, the purchase of such Mortgage Loan by a related Subordinate Non-Trust Mortgage
     Loan Noteholder, if any, or its designee pursuant to the related Co-Lender
     Agreement.

                                      -61-

          "Permitted Transferee" shall mean any Transferee of a Residual
Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the
Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause any
REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified
Partnership, or (e) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" shall have the meaning assigned thereto in Section 5.02(c).

          "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Interest
Certificates.

          "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Wachovia Bank, National Association [OR THE NAME OF ANY SUCCESSOR
MASTER SERVICER], as Master Servicer, on behalf of LaSalle Bank National
Association [OR THE NAME OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
Mortgage Pass-Through Certificates, Series 2004-C6, Pool Custodial Account".

          "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc. [OR THE NAME OF ANY SUCCESSOR SPECIAL SERVICER],
as Special Servicer, on behalf of LaSalle Bank National Association [OR THE NAME
OF ANY SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of
LB-UBS Commercial Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through
Certificates, Series 2004-C6, Pool REO Account".

          "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, the assumption that no Mortgage
Loan is prepaid prior to stated maturity, except that it is assumed that each
ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

          "Prepayment Consideration" shall mean any Prepayment Premium and/or
Yield Maintenance Charge.

          "Prepayment Consideration Entitlement" shall mean:

          (i) with respect to (A) any Distribution Date on which any Net
     Prepayment Consideration Received by the Trust on any Group 1 Trust
     Mortgage Loan (or any successor

                                      -62-

     REO Trust Mortgage Loan with respect thereto) is distributable and (B) any
     Class of YM Principal Balance Certificates that is entitled to distributions of principal with respect to Loan Group No. 1 on such
     Distribution Date, for purposes of determining the portion of such Net
     Prepayment Consideration distributable with respect to such Class of YM
     Principal Balance Certificates, an amount equal to the product of (x) the amount of such Net Prepayment Consideration, multiplied by (y) a fraction
     (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of YM Principal
     Balance Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such
     Trust Mortgage Loan (or REO Trust Mortgage Loan) over the relevant Discount
     Rate, and further multiplied by (z) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of YM
     Principal Balance Certificates on such Distribution Date pursuant to
     Section 4.01 or 9.01, as applicable, with respect to Loan Group No. 1, and the denominator of which is equal to the portion, if any, of the Adjusted
     Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1; and

          (ii) with respect to (A) any Distribution Date on which any Net
     Prepayment Consideration Received by the Trust on any Group 2 Trust
     Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) is distributable and (B) any Class of YM Principal Balance
     Certificates that is entitled to distributions of principal with respect to
     Loan Group No. 2 on such Distribution Date, for purposes of determining the portion of such Net Prepayment Consideration distributable with respect to such Class of YM Principal Balance Certificates, an amount equal to the product of (x) the amount of such Net Prepayment Consideration, multiplied by (y) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such
     Class of YM Principal Balance Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the
     Mortgage Rate for such Trust Mortgage Loan (or REO Trust Mortgage Loan)
     over the relevant Discount Rate, and further multiplied by (z) a fraction, the numerator of which is equal to the amount of principal to be distributed on such Class of YM Principal Balance Certificates on such
     Distribution Date pursuant to Section 4.01 or 9.01, as applicable, with respect to Loan Group No. 2, and the denominator of which is equal to the portion, if any, of the Adjusted Principal Distribution Amount for such
     Distribution Date attributable to Loan Group No. 2.

          For purposes of the foregoing, to the extent that amounts available to make distributions of principal on any Class of Principal Balance Certificates on any Distribution Date consist of a combination of principal amounts allocable to both Loan Groups, the Trustee shall assume that those distributions of principal on that Class of Principal Balance Certificates on such Distribution
Date are made from principal amounts allocable to each Loan Group, on a pro rata basis in accordance with the respective principal amounts allocable to each Loan
Group that were available for distributions of principal on that Class. In connection therewith, (i) distributions of principal made with respect to the
Class A-1A Certificates, pursuant to subclause (i) of clause second of Section
4.01(a), on any Distribution Date prior to both the Class A Principal
Distribution Cross-Over Date and the Final Distribution Date, shall be deemed made solely from principal amounts allocable to Loan Group No. 2, and (ii) all other distributions of principal made with respect to any Class of Principal
Balance Certificates, pursuant to Section 4.01(a), 4.01(b) or 9.01, on any
Distribution Date, shall be deemed made from principal amounts allocable to both
Loan Groups (net of any principal amounts allocable to

                                      -63-

Loan Group No. 2 that may have been applied on such Distribution Date as contemplated by clause (i) of this sentence).

          "Prepayment Interest Excess" shall mean: (a) with respect to any
Mortgage Loan that was subject to a Principal Prepayment in full or in part made
(or, if resulting from the application of Insurance Proceeds or Condemnation
Proceeds, any other early recovery of principal received) after its Due Date in any applicable Collection Period, any payment of interest (net of related Master
Servicing Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related
Prepayment Consideration that may have been collected and, in the case of an ARD
Mortgage Loan after its Anticipated Repayment Date, further exclusive of any
Additional Interest); and (b) with respect to the Two Penn Plaza Trust Mortgage
Loan, a "Prepayment Interest Excess" in respect thereof under, and within the meaning of, the Two Penn Plaza Servicing Agreement (net of related Master
Servicing Fees).

          "Prepayment Interest Shortfall" shall mean: (a) with respect to any
Mortgage Loan that was subject to a Principal Prepayment in full or in part made
(or, if resulting from the application of Insurance Proceeds or Condemnation
Proceeds, any other early recovery of principal received) prior to its Due Date in any applicable Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any
Prepayment Consideration that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (reduced by the related
Master Servicing Fee Rate and, in the case of an ARD Mortgage Loan after its
Anticipated Repayment Date, the related Additional Interest Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date; and (b)
with respect to the Two Penn Plaza Trust Mortgage Loan, a "Prepayment Interest
Shortfall" in respect thereof under, and within the meaning of, the Two Penn
Plaza Servicing Agreement (reduced by the related Master Servicing Fees).

          "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan.

          "Primary Servicing Office" shall mean the offices of the Master
Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing
Date, the Primary Servicing Office of the Master Servicer is located at 8739
Research Drive, URP4, Charlotte, North Carolina 28262-1075, and the Primary
Servicing Office of the Special Servicer is located at 1601 Washington Avenue,
Suite 800, Miami Beach, Florida 33139.

          "Prime Rate" shall mean the "prime rate" published in the "Money
Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee shall select an equivalent publication that publishes such
"prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the
Trustee shall notify the Fiscal Agent, the Master Servicer, the Special Servicer
and each Serviced Non-Trust Mortgage Loan Noteholder in writing of its selection.

                                      -64-

          "Principal Balance Certificate" shall mean any Regular Interest
Certificate (other than an Interest-Only Certificate).

          "Principal Distribution Amount" shall mean, with respect to any
Distribution Date, an amount equal to the aggregate (without duplication) of the following:

          (a) the aggregate of all payments of principal (other than Principal
Prepayments) Received by the Trust with respect to the Trust Mortgage Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution
Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection
Period;

          (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were Received by the Trust prior to the related Collection Period;

          (c) the aggregate of all Principal Prepayments Received by the Trust on the Trust Mortgage Loans during the related Collection Period;

          (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received by the Trust with respect to any Trust Mortgage
Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Trust Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late
Collection of principal due on or before the Cut-off Date or for which a P&I
Advance was previously made under this Agreement for a prior Distribution Date;

          (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds,
Insurance Proceeds and REO Revenues Received by the Trust with respect to any
REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO
Trust Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this
Agreement for a prior Distribution Date; and

          (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Trust Mortgage Loans and any REO Trust
Mortgage Loans for such Distribution Date;

provided that none of the amounts set forth in clauses (a) through (f) of this definition shall represent amounts received, due or advanced on or in respect of any Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Principal Prepayment" shall mean any voluntary payment of principal made by or on behalf of the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date, that is Received by the Trust and that is not accompanied by an amount of interest (without regard to any Prepayment
Consideration that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                                      -65-

          "Prohibited Transaction Exemption" shall mean Prohibited Transaction
Exemption 91-14 granted to a predecessor of Lehman Brothers by the United States
Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

          "Proposed Plan" shall have the meaning assigned thereto in Section
3.17(a)(iii).

          "Prospectus" shall mean the prospectus dated August 2, 2004, as supplemented by the Prospectus Supplement, relating to the Registered
Certificates.

          "Prospectus Supplement" shall mean the prospectus supplement dated
August 10, 2004, relating to the Registered Certificates.

          "PTCE" shall mean prohibited transaction class exemption.

          "PTE" shall mean prohibited transaction exemption.

          "Purchase Option Holders" shall have the meaning assigned thereto in
Section 3.18(b).

          "Purchase Price" shall mean, with respect to any Trust Mortgage Loan
(or REO Property or, in the case of any REO Property that relates to a Loan
Combination, the Trust's interest therein), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Trust Mortgage Loan (or, in the case of an REO Property, the related REO Trust Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Trust Mortgage Loan
(or, in the case of an REO Property, the related REO Trust Mortgage Loan) to, but not including, the Due Date in the applicable Collection Period of purchase
(exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Trust Mortgage Loan (or, in the case of an REO Property, any successor REO Trust Mortgage Loan with respect thereto) after its Anticipated Repayment Date, Additional Interest), (c)
all related unreimbursed Servicing Advances with respect to such Trust Mortgage
Loan (or REO Property), if any, together with the amount of any Servicing
Advance (and accrued interest thereon in accordance with Section 3.11(g)) with respect to such Trust Mortgage Loan (or REO Property) that has been previously reimbursed as a Nonrecoverable Advance out of general collections of principal on the Mortgage Pool (but only to the extent such amounts have not been reimbursed to the Trust), (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable, Section 3.11(g)
and/or Section 4.03(d), and (e) in the case of a repurchase by the Depositor pursuant to Section 2.03 or by the UBS Mortgage Loan Seller pursuant to the
UBS/Depositor Mortgage Loan Purchase Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid
Special Servicing Fees and other Additional Trust Fund Expenses with respect to such Trust Mortgage Loan (or REO Property), including any Liquidation Fee that may be payable because the subject repurchase occurred subsequent to the expiration of the Seller/Depositor Resolution Period for the Material Document
Defect or Material Breach, as applicable, that gave rise to the repurchase, and
(ii) to the extent not otherwise included in the amount described in clause (c)
of this definition, any costs and expenses incurred by the Master Servicer, the
Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan; provided that, in the case of a Trust Mortgage Loan that is part of a Loan Combination, the Purchase
Price calculated above may be reduced (subject to the provisions of the related
Co-Lender Agreement) by any related unpaid Master Servicing Fees, unreimbursed
Advances and/or, to the extent included therein pursuant to clause (d) above, unpaid interest on Advances which, following the subject purchase, will continue to be payable or reimbursable under the

                                      -66-

related Co-Lender Agreement and/or any successor servicing agreement to the
Master Servicer and/or the Special Servicer in respect of such Trust Mortgage
Loan (which amounts shall no longer be payable hereunder); and provided, further, that, in the case of an REO Property that relates to a Serviced Loan
Combination, for purposes of Section 3.18, Section 6.11, Section 6.12 and
Section 6.13, the Purchase Price for such REO Property shall instead equal the aggregate of the amounts described in clauses (a), (b), (c) and (d) above with respect to all of the REO Mortgage Loans comprising such Loan Combination.

          "Qualified Bidder" shall have the meaning assigned thereto in Section
7.01(c).

          "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

          "Qualified Mortgage" shall have the meaning assigned thereto in
Section 2.03(a).

          "Rated Final Distribution Date" shall mean: (a) with respect to the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A
Certificates, the Distribution Date in August 2029; and (b) with respect to the other Classes of Principal Balance Certificates (exclusive of the Class T
Certificates), the Distribution Date in August 2036.

          "Rating Agency" shall mean each of Fitch and S&P.

          "Realized Loss" shall mean:

          (1) with respect to each Mortgage Loan as to which a Final Recovery
     Determination has been made, or with respect to any successor REO Mortgage
     Loan as to which a Final Recovery Determination has been made as to the related REO Property, or with respect to any Specially Serviced Mortgage
     Loan that was purchased pursuant to Section 3.18 for less than the applicable Purchase Price, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such
     Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the applicable Collection Period in which the Final
     Recovery Determination or purchase, as the case may be, was made, plus (ii)
     without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Mortgage Loan, as the case may be, to but not including the Due
     Date in the applicable Collection Period in which the Final Recovery
     Determination or purchase, as the case may be, was made (exclusive, however, of any portion of such accrued but unpaid interest that represents
     Default Interest or, in the case of an ARD Mortgage Loan or any successor
     REO Trust Mortgage Loan with respect thereto after its Anticipated
     Repayment Date, Additional Interest), over (b) all payments and proceeds, if any, received in respect of such Mortgage Loan or, to the extent allocable to such REO Mortgage Loan, the related REO Property, as the case may be, during the applicable Collection Period in which such Final
     Recovery Determination or purchase, as the case may be, was made, insofar as such payments and proceeds are allocable to interest (other than Default
     Interest and Additional Interest) on or principal of such Mortgage Loan or
     REO Mortgage Loan; provided that, in the case of the Two Penn Plaza Trust
     Mortgage Loan or any Two Penn Plaza REO Trust Mortgage

                                      -67-

     Loan, references to "Collection Period" in this clause (1) shall mean the
     "Two Penn Plaza Underlying Collection Period";

          (2) with respect to each Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related
     Mortgagor or a modification, extension, waiver or amendment of such
     Mortgage Loan granted or agreed to by the Special Servicer pursuant to
     Section 3.20 (or, in the case of the Two Penn Plaza Trust Mortgage Loan, by the applicable Two Penn Plaza Servicer pursuant to the Two Penn Plaza
     Servicing Agreement), the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Mortgage Loan after its
     Anticipated Repayment Date, Additional Interest) so canceled;

          (3) with respect to each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related
     Mortgagor or a modification, extension, waiver or amendment of such
     Mortgage Loan granted or agreed to by the Special Servicer pursuant to
     Section 3.20 (or, in the case of the Two Penn Plaza Trust Mortgage Loan, by the applicable Two Penn Plaza Servicer pursuant to the Two Penn Plaza
     Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such
     Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment); and

          (4) with respect to any Trust Mortgage Loan or REO Trust Mortgage
     Loan, to the extent not otherwise taken into account as part of a Realized
     Loss determined pursuant to any of clauses (1), (2) and (3) of this definition, the amount of any related Advance that is reimbursed as a
     Nonrecoverable Advance out of general collections on the Mortgage Pool (net of any Recovered Amount in connection with the item for which such
     Nonrecoverable Advance was made).

          "Received by the Trust" shall mean: (a) in the case of the Two Penn
Plaza Trust Mortgage Loan or any Two Penn Plaza REO Property, received by the
Trustee (or the Master Servicer on behalf of the Trustee), as holder of the
Mortgage Note for the Two Penn Plaza Trust Mortgage Loan, on behalf of the
Trust; and (b) in the case of any other Trust Mortgage Loan or REO Property, received by the Master Servicer or any of its Sub-Servicers, the Special
Servicer or any of its Sub-Servicers or the Trustee, as the case may be, in any event on behalf of the Trust.

          "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

          "Recording/Filing Agent" shall have the meaning assigned thereto in
Section 2.01(c).

          "Recovered Amount" shall have the meaning assigned thereto in Section
1.03(c).

          "Reference Rate" shall mean, with respect to any Interest Accrual
Period, the applicable rate per annum set forth on the Reference Rate Schedule.

          "Reference Rate Schedule" shall mean the list of Reference Rates set forth on the schedule attached hereto as Schedule IV.

                                      -68-

          "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A,
Class B, Class C, Class D, Class E and Class F Certificates are Registered
Certificates.

          "Regular Interest Certificate" shall mean any REMIC III Certificate other than a Class R-III Certificate.

          "Regulation S" shall mean Regulation S under the Securities Act.

          "Regulation S Global Certificate" shall mean, with respect to any
Class of Book-Entry Non-Registered Certificates offered and sold outside of the
United States in reliance on Regulation S, one or collectively more global
Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S Legend.

          "Regulation S Legend" shall mean, with respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside the United
States in reliance on Regulation S, a legend generally to the effect that such
Certificates may not be offered, sold, pledged or otherwise transferred in the
United States or to a United States Securities Person prior to the applicable
Regulation S Release Date, except pursuant to an exemption from the registration requirements of the Securities Act.

          "Regulation S Release Date" shall mean, with respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside the United
States in reliance on Regulation S, the date that is 40 days after the later of
(a) the commencement of the offering of such Certificates to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering.

          "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with Section 3.11(g) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

          "REMIC I" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Trust
Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Trust Mortgage Loans Received by the Trust after the Closing Date (other than any such payments and/or proceeds that represent (A) scheduled payments of interest and principal due in respect of the
Trust Mortgage Loans on or before the Cut-off Date, or (B) Additional Interest
Received by the Trust in respect of the ARD Trust Mortgage Loans after their respective Anticipated Repayment Dates), together with all documents included in the related Mortgage Files; (ii) any REO Properties (including the Trust's interest in any Two Penn Plaza REO Property) as from time to time are subject to this Agreement (or, in the case of any REO Property that relates to a Loan
Combination, the Trust's interest therein) and all income and proceeds therefrom; (iii) such funds or assets as from time to time are deposited in the
Pool Custodial Account, the Collection Account, the Interest Reserve Account
and, if established, the Pool REO Account, exclusive of any such funds or assets that represent Additional Interest Received by the Trust in respect of the ARD
Trust Mortgage

                                      -69-

Loans after their respective Anticipated Repayment Dates; (iv) the rights of the
Depositor under the UBS/Depositor Mortgage Loan Purchase Agreement; and (v) the
rights of the holder of the Mortgage Note for each Trust Mortgage Loan that is part of a Loan Combination under the related Co-Lender Agreement and, in the case of the Two Penn Plaza Trust Mortgage Loan, under the Two Penn Plaza
Servicing Agreement; provided that REMIC I shall not include the Non-Trust
Mortgage Loans or any successor REO Mortgage Loans with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums, Yield
Maintenance Charges or other amounts collected on such Non-Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto; and provided, further, that REMIC I shall not include the Loss of Value Reserve Fund, any amounts on deposit therein or any amounts transferred therefrom to the Collection Account for distribution to the Holders of the Class R-III Certificates on the Final
Distribution Date.

          "REMIC I Regular Interest" shall mean any of the separate
non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary
Statement hereto.

          "REMIC I Remittance Rate" shall mean: (a) with respect to any REMIC I
Regular Interest that, as of the Closing Date, corresponds to a Trust Mortgage
Loan that accrues interest on a 30/360 Basis, a rate per annum that is, for any
Interest Accrual Period, equal to (i) the Mortgage Rate in effect for such corresponding Trust Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such corresponding Trust
Mortgage Loan subsequent to the Closing Date), minus (ii) the Administrative
Cost Rate for such corresponding Trust Mortgage Loan (or any successor REO Trust
Mortgage Loan with respect thereto); (b) with respect to any REMIC I Regular
Interest that, as of the Closing Date, corresponds to a Serviced Trust Mortgage
Loan that accrues interest on an Actual/360 Basis, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted
Actual/360 Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the
Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period, minus (ii) the Administrative Cost Rate for the corresponding Trust Mortgage
Loan (or any successor REO Trust Mortgage Loan with respect thereto); and (c)
with respect to the REMIC I Regular Interest that, as of the Closing Date, corresponds to the Two Penn Plaza Trust Mortgage Loan, a rate per annum that is, for any Interest Accrual Period, equal to (i) a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted
Actual/360 Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the
Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period, minus (ii) the sum of the related Master Servicing Fee Rate plus the Trustee Fee
Rate.

          "REMIC II" shall mean the segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the
Holders of the Class R-II Certificates, pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

          "REMIC II Regular Interest" shall mean any of the 44 separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at its REMIC II Remittance Rate in effect from

                                      -70-

time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

          "REMIC II Remittance Rate" shall mean, with respect to each REMIC II
Regular Interest for any Interest Accrual Period, an annual rate equal to the
Weighted Average REMIC I Remittance Rate for such Interest Accrual Period.

          "REMIC III" shall mean the segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates, pursuant to Section 2.09, with respect to which a separate REMIC election is to be made.

          "REMIC III Certificate" shall mean any Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class X, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P, Class Q, Class S, Class T or Class R-III Certificate.

          "REMIC III Component" shall mean:

          (a) with respect to the Class X-CL Certificates, any of the following
     44 components of the Class X-CL Certificates: REMIC III Component
     X-CL-A-1-1; REMIC III Component X-CL-A-1-2; REMIC III Component X-CL-A-1-3;
     REMIC III Component X-CL-A-2-1; REMIC III Component X-CL-A-2-2; REMIC III
     Component X-CL-A-2-3; REMIC III Component X-CL-A-2-4; REMIC III Component
     X-CL-A-3-1; REMIC III Component X-CL-A-3-2; REMIC III Component X-CL-A-4-1;
     REMIC III Component X-CL-A-4-2; REMIC III Component X-CL-A-5; REMIC III
     Component X-CL-A-6-1; REMIC III Component X-CL-A-6-2; REMIC III Component
     X-CL-A-1A-1; REMIC III Component X-CL-A-1A-2; REMIC III Component
     X-CL-A-1A-3; REMIC III Component X-CL-A-1A-4; REMIC III Component
     X-CL-A-1A-5; REMIC III Component X-CL-A-1A-6; REMIC III Component
     X-CL-A-1A-7; REMIC III Component X-CL-A-1A-8; REMIC III Component
     X-CL-A-1A-9; REMIC III Component X-CL-B; REMIC III Component X-CL-C-1;
     REMIC III Component X-CL-C-2; REMIC III Component X-CL-D-1; REMIC III
     Component X-CL-D-2; REMIC III Component X-CL-E-1; REMIC III Component
     X-CL-E-2; REMIC III Component X-CL-F-1; REMIC III Component X-CL-F-2; REMIC
     III Component X-CL-G; REMIC III Component X-CL-H; REMIC III Component
     X-CL-J; REMIC III Component X-CL-K; REMIC III Component X-CL-L; REMIC III
     Component X-CL-M; REMIC III Component X-CL-N; REMIC III Component X-CL-P;
     REMIC III Component X-CL-Q; REMIC III Component X-CL-S; and REMIC III
     Component X-CL-T; each of which (i) constitutes a separate "regular interest" in REMIC III for purposes of the REMIC Provisions, (ii) relates to its Corresponding REMIC II Regular Interest, and (iii) has a Component
     Notional Amount equal to the Uncertificated Principal Balance of its
     Corresponding REMIC II Regular Interest outstanding from time to time; and

          (b) with respect to the Class X-CP Certificates, any of the following
     31 components of the Class X-CP Certificates: REMIC III Component
     X-CP-A-1-2; REMIC III Component X-CP-A-1-3; REMIC III Component X-CP-A-2-1;
     REMIC III Component X-CP-A-2-2; REMIC III Component X-CP-A-2-3; REMIC III
     Component X-CP-A-2-4; REMIC III Component X-CP-A-3-1; REMIC III Component
     X-CP-A-3-2; REMIC III Component X-CP-A-4-1; REMIC III

                                      -71-

     Component X-CP-A-4-2; REMIC III Component X-CP-A-5; REMIC III Component
     X-CP-A-6-1; REMIC III Component X-CP-A-6-2; REMIC III Component
     X-CP-A-1A-2; REMIC III Component X-CP-A-1A-3; REMIC III Component
     X-CP-A-1A-4; REMIC III Component X-CP-A-1A-5; REMIC III Component
     X-CP-A-1A-6; and REMIC III Component X-CP-A-1A-7; REMIC III Component
     X-CP-A-1A-8; REMIC III Component X-CP-A-1A-9; REMIC III Component X-CP-B;
     REMIC III Component X-CP-C-1; REMIC III Component X-CP-C-2; REMIC III
     Component X-CP-D-1; REMIC III Component X-CP-D-2; REMIC III Component
     X-CP-E-1; REMIC III Component X-CP-E-2; REMIC III Component X-CP-F-1; REMIC
     III Component X-CP-F-2; each of which (i) constitutes a separate "regular interest" in REMIC III for purposes of the REMIC Provisions, (ii) relates to its Corresponding REMIC II Regular Interest, and (iii) has a Component
     Notional Amount equal to the Uncertificated Principal Balance of its
     Corresponding REMIC II Regular Interest outstanding from time to time.

          "REMIC Pool" shall mean any of REMIC I, REMIC II and REMIC III.

          "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter
M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property" shall mean, with respect to any REO
Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account" shall mean the Pool REO Account or a Loan Combination
REO Account, as applicable.

          "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09 (or, in the case of any Two Penn Plaza REO Property, pursuant to the Two Penn Plaza Servicing Agreement).

          "REO Disposition" shall mean the sale or other disposition of any
Administered REO Property pursuant to Section 3.18 (or, in the case of any Two
Penn Plaza REO Property, pursuant to the Two Penn Plaza Servicing Agreement).

          "REO Extension" shall have the meaning assigned thereto in Section
3.16(a).

          "REO Mortgage Loan" shall mean the mortgage loan (or, if a Serviced
Loan Combination is involved, one of the two or more mortgage loans comprising such Loan Combination) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to relate to and succeed the Mortgage Loan (or, in the case of any REO Property that relates to a
Serviced Loan Combination, one of the two or more Mortgage Loans) relating to the subject REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly
Payment and otherwise to have the same terms and conditions as its predecessor
Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO
Property as part of the Trust Fund or, if applicable in the case of any REO
Property that relates to a Loan Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan Noteholder(s)). Each

                                      -72-

REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and, if applicable hereunder, an initial Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All
Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon
Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO
Acquisition, shall be deemed to continue to be due and owing in respect of an
REO Mortgage Loan. Amounts Received by the Trust (or, if applicable, received on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder) with respect to each REO Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related
REO Property (other than in the case of a Two Penn Plaza REO Property) or for the reimbursement of the Master Servicer or the Special Servicer for other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Mortgage Loan at the related Mortgage Rate (net, in the case of any successor REO Mortgage Loan in respect of the Two Penn Plaza
Trust Mortgage Loan, of related "Master Servicing Fees" payable under the Two
Penn Plaza Servicing Agreement) to but not including the Due Date in the related
Collection Period of receipt (exclusive, however, in the case of an REO Mortgage
Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest);
second, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance; third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts
(or, in the case of any Two Penn Plaza REO Trust Mortgage Loan, any Prepayment
Consideration) due and owing in respect of such REO Mortgage Loan (exclusive, however, in the case of an REO Mortgage Loan that relates to an ARD Mortgage
Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest); and fourth, in the case of an
REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated
Repayment Date, as a recovery of accrued and unpaid Additional Interest on such
REO Mortgage Loan; provided that, in the case of the Two Penn Plaza Trust
Mortgage Loan, if an allocation in accordance with this sentence would conflict with remittance reports from the applicable Two Penn Plaza Servicer, the Master
Servicer shall, in the absence of actual knowledge of an error, rely on the allocation in such remittance reports; and provided, further, that, if one or more Advances previously made in respect of an REO Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more Nonrecoverable Advances, then collections in respect of such REO Trust
Mortgage Loan available for application pursuant to clauses first through fourth of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such REO Trust
Mortgage Loan, to the extent of any outstanding P&I Advances and unpaid Master
Servicing Fees in respect of such REO Trust Mortgage Loan, (ii) as a recovery of the item(s) for which such previously reimbursed Nonrecoverable Advance(s) were made (together with any interest on such previously reimbursed Nonrecoverable
Advance(s) that was also paid out of general collections of principal on the
Mortgage Pool), and (iii) in accordance with clauses first through fourth of this sentence (taking into account the applications pursuant to clauses (i) and
(ii) of this proviso); and provided, further, that if the Mortgage Loans comprising the Westfield North Bridge Loan Group become REO Mortgage Loans, amounts (other than Loss of Value Payments deemed to constitute Liquidation
Proceeds with respect to a Westfield North Bridge REO Trust Mortgage Loan and
other than Liquidation Proceeds resulting from a purchase of the Trust's interest in any Westfield North Bridge REO Property pursuant to or as contemplated by Section 2.03) received with respect to the Westfield North
Bridge REO Mortgage Loans shall be allocated between those REO Mortgage Loans as provided in the Westfield North Bridge

                                      -73-

Co-Lender Agreement and such payments and other collections so allocated to each such Westfield North Bridge REO Mortgage Loan shall be applied to amounts due and owing under such REO Mortgage Loan (including for principal and accrued and unpaid interest) in accordance with the foregoing provisions of this definition of "REO Mortgage Loan" (provided that references to the recovery of any related unpaid servicing expenses and unreimbursed Servicing Advances above in this definition, with respect to each Westfield North Bridge REO Mortgage Loan, shall be deemed to refer to that Westfield North Bridge REO Mortgage Loan's allocable share of the related servicing expense and/or Servicing Advance, as applicable, allocated thereto in accordance with the Westfield North Bridge Co-Lender
Agreement; provided, further, that if the Mortgage Loans comprising any other
Serviced Loan Combination become REO Mortgage Loans, amounts (other than Loss of
Value Payments deemed to constitute Liquidation Proceeds with respect to the REO
Trust Mortgage Loan in such Serviced Loan Combination and other than Liquidation
Proceeds resulting from the purchase of the Trust's interest in any related REO
Property pursuant to or as contemplated by Section 2.03) received with respect to such REO Mortgage Loans shall be applied to amounts due and owing in respect of such REO Mortgage Loans as provided in the related Co-Lender Agreement; and
provided, further, that Loss of Value Payments shall not be applied in accordance with the foregoing provisions of this definition unless and until such amounts are transferred to the Pool Custodial Account, and deemed to constitute Liquidation Proceeds in respect of a particular REO Trust Mortgage
Loan, in accordance with Section 3.05(e). Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I
Advances in accordance with Sections 3.11(g) and 4.03(d), respectively, shall continue to be payable or reimbursable to the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an
REO Mortgage Loan.

          "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of a Mortgaged Property related to a Serviced Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Mortgage Loan
Noteholder(s), as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan (or a Loan
Combination); provided that a Two Penn Plaza Mortgaged Property shall constitute an REO Property if acquired under the Two Penn Plaza Servicing Agreement for the benefit of the Two Penn Plaza Non-Trust Mortgage Loan Noteholders and the Trust,
as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the Two Penn Plaza Loan Group.

          "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

          "REO Trust Mortgage Loan" shall mean the successor REO Mortgage Loan with respect to any Trust Mortgage Loan as to which the related Mortgaged
Property has become an REO Property.

                                      -74-

          "Request for Release" shall mean a request signed by a Servicing
Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal" shall mean, with respect to each Required
Appraisal Loan, an appraisal of the related Mortgaged Property from an
Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with
12 CFR Section 225.62 and conducted in accordance with the standards of the
Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated
Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior 12 months, a "desktop" value estimate performed by the Special Servicer.

          "Required Appraisal Loan" shall mean any Serviced Mortgage Loan:

          (i) that becomes a Modified Loan;

          (ii) that is 60 days or more delinquent in respect of any Monthly
     Payment, except for a Balloon Payment;

          (iii) that is delinquent in respect of its Balloon Payment, if any,
     (A) for one (1) Business Day beyond the date on which such Balloon Payment was due (unless clause (B) below applies) or (B) if the related Mortgagor shall have delivered a refinancing commitment acceptable to the Special
     Servicer prior to the date when such Balloon Payment was due, for 30 days beyond the date on which such Balloon Payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

          (iv) with respect to which the related Mortgaged Property has become an REO Property;

          (v) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related
     Mortgaged Property;

          (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof; or

          (vii) that remains outstanding five years following any extension of its maturity date pursuant to Section 3.20;

provided that all of the Mortgage Loans comprising a Serviced Loan Combination shall, upon the occurrence of any of the events described in clauses (i) through
(vii) of this definition in respect of any such Mortgage Loan, be deemed to be a single "Required Appraisal Loan". Any Required Appraisal Loan shall cease to be such at such time as it has become a Corrected Mortgage Loan (assuming such
Required Appraisal Loan was a Specially Serviced Mortgage Loan), it has remained current for at least three consecutive Monthly Payments, and no other event described in clauses (i) through (vii) above has

                                      -75-

occurred with respect thereto during the preceding three-month period. The term
"Required Appraisal Loan" shall include any successor REO Mortgage Loan(s) in respect of a Serviced Trust Mortgage Loan or Serviced Loan Combination. In no
event shall the Two Penn Plaza Trust Mortgage Loan, any Two Penn Plaza REO Trust
Mortgage Loan or the Two Penn Plaza Loan Group constitute a Required Appraisal
Loan hereunder.

          "Required Appraisal Value" shall mean, with respect to any Mortgaged
Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised
Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal (as such Appraised Value may be reduced by the Special Servicer, acting in accordance with the Servicing Standard, based upon the Special Servicer's review of the subject Required Appraisal and such other information that the Special
Servicer, acting in accordance with the Servicing Standard, deems relevant
(provided that the Special Servicer shall not be obligated to make any such reduction)), over (ii) the amount of any obligations secured by liens on such
Mortgaged Property (or REO Property) that are prior to the lien of the related
Required Appraisal Loan; plus (b) the amount of Escrow Payments and Reserve
Funds held by the Master Servicer in respect of such Required Appraisal Loan that (i) are not being held for purposes of paying any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the 12-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such Required Appraisal Loan and that may be drawn upon for purposes of paying down the principal balance of such
Required Appraisal Loan.

          "Reserve Account" shall have the meaning assigned thereto in Section
3.03(d).

          "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Mortgage Loan.

          "Residual Interest Certificate" shall mean a Class R-I, Class R-II or
Class R-III Certificate.

          "Resolution Extension Period" shall have the meaning assigned thereto in Section 2.03(a).

          "Responsible Officer" shall mean: (a) when used with respect to the
Trustee, any Vice President, any Assistant Vice President, any Trust Officer,
any Assistant Secretary or any other officer of the Trustee's Asset-Backed
Services Trust Group customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to the Fiscal
Agent, any officer thereof.

          "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the
Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

                                      -76-

          "RHP Portfolio Mortgage Loan" shall mean the mortgage loan identified on the Trust Mortgage Loan Schedule by loan number 4, which is secured by a
Mortgage on the Mortgaged Property identified on the Trust Mortgage Loan
Schedule as RHP Portfolio.

          "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable
Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer,
and specific ratings of Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Sarbanes-Oxley Act" shall have the meaning assigned thereto in
Section 8.15(d).

          "Sarbanes-Oxley Certification" shall have the meaning assigned thereto in Section 8.15(d).

          "SASCO II" shall mean Structured Asset Securities Corporation II or any successor in interest.

          "Scheduled Payment" shall mean, with respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the
Monthly Payment on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related
Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special
Servicer pursuant to Section 3.20 (or, in the case of the Two Penn Plaza Trust
Loan, by the applicable Two Penn Plaza Servicer pursuant to the Two Penn Plaza
Servicing Agreement), and assuming that the full amount of each prior Scheduled
Payment has been made in a timely manner.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Securitization Agreement" shall mean a Westfield North Bridge
Non-Trust Mortgage Loan Securitization Agreement or the Two Penn Plaza Pari
Passu Non-Trust Mortgage Loan Securitization Agreement.

          "Seller/Depositor Notification" shall mean, with respect to any Trust
Mortgage Loan, a written notification executed (in each case promptly upon becoming aware of such event) by a Responsible Officer of the Trustee, or a
Servicing Officer of the Master Servicer or the Special Servicer, as applicable, and delivered to the Master Servicer, the Special Servicer and the Trustee
(except to the extent any of the foregoing three parties is the party delivering the subject Seller/Depositor Notification)

                                      -77-

and, as applicable, to either the UBS Mortgage Loan Seller (in the case of a UBS
Trust Mortgage Loan) or the Depositor (in the case of a Lehman Trust Mortgage
Loan), in each case identifying and describing the circumstances relating to any of the events set forth below, which notification shall be substantially in the form of Exhibit N attached hereto:

          (i) the occurrence of a Material Document Defect or Material Breach with respect to the subject Trust Mortgage Loan;

          (ii) the direction to cure the Material Document Defect or Material
     Breach with respect to the subject Trust Mortgage Loan in all material respects, or repurchase the subject Trust Mortgage Loan, within the time period and subject to the conditions provided for in Section 2.03(a) (in the case of a Lehman Trust Mortgage Loan) or Section 5(a) of the
     UBS/Depositor Mortgage Loan Purchase Agreement (in the case of a UBS Trust
     Mortgage Loan), as applicable;

          (iii) following or simultaneously with the occurrence of a Material
     Document Defect, the existence or occurrence of a Servicing Transfer Event with respect to the subject Trust Mortgage Loan;

          (iv) following or simultaneously with the occurrence of a Material
     Document Defect, the existence or occurrence of an assumption or a proposed assumption with respect to the subject Trust Mortgage Loan;

          (v) only (A) under the circumstances contemplated by the last paragraph of Section 2.03(a) (in the case of a Lehman Trust Mortgage Loan)
     or Section 5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement (in
     the case of a UBS Trust Mortgage Loan), as applicable, and (B) following the expiration of the applicable Resolution Extension Period and (C)
     following either the occurrence of a Servicing Transfer Event or an assumption with respect to the subject Trust Mortgage Loan, as applicable, the direction to cure the subject Material Document Defect in all material respects within 15 days of receipt of such Seller/Depositor Notification;

          (vi) following the expiration of the 15-day period set forth in clause
     (v) above, notification of the election by the Master Servicer or the
     Special Servicer, as applicable, to perform the cure obligations with respect to the subject Material Document Defect; and/or

          (vii) the expiration of the applicable Resolution Extension Period with respect to such Trust Mortgage Loan and the direction to promptly repurchase such Trust Mortgage Loan.

In addition to the foregoing parties, a copy of each such Seller/Depositor
Notification shall be delivered to the Controlling Class Representative by the
Trustee (to the extent the Trustee knows the identity of the Controlling Class
Representative) and, in the case of an event described in clauses (v) and/or
(vii) of this definition, to internal counsel to the Depositor or counsel to the
UBS Mortgage Loan Seller, as applicable (to the extent known to the Trustee).

          "Seller/Depositor Resolution Period" shall mean the 90-day period following the related Mortgage Loan Seller's receipt of a Seller/Depositor
Notification with respect to the Material Document Defect or Material Breach that gave rise to the particular repurchase obligation; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such

                                      -78-

90-day period, (ii) the Depositor (in the case of a Lehman Trust Mortgage Loan)
or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan), as the case may be, has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such initial 90-day period, and (iii) the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan), as the case may be, delivers an Officer's Certificate to the Special Servicer setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period and what actions such party is pursuing in connection with the cure thereof, then the Seller/Depositor
Resolution Period shall mean the 180-day period following the related Mortgage
Loan Seller's receipt of a Seller/Depositor Notification with respect to the
Material Document Defect or Material Breach that gave rise to the particular repurchase obligation; and provided, further, that, if any such Material
Document Defect is still not cured after the 180-day period following the related Mortgage Loan Seller's receipt of a Seller/Depositor Notification with respect to the Material Document Defect or Material Breach that gave rise to the particular repurchase obligation solely due to the failure of the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in
the case of a UBS Trust Mortgage Loan), as the case may be, to have received a recorded document, then the Seller/Depositor Resolution Period shall continue for an additional period of time so long as the Depositor or the UBS Mortgage
Loan Seller, as applicable, certifies to the Special Servicer every six months thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that such party is diligently pursuing the cure of such defect.

          "Senior Certificate" shall mean any Class A-1, Class A-2, Class A-3,
Class A-4, Class A-5, Class A-6, Class A-1A, Class X-CL or Class X-CP
Certificate.

          "Serviced Combination Trust Mortgage Loan" shall mean the Westfield
North Bridge Trust Mortgage Loans or the Woodside Village Trust Mortgage Loan,
as applicable.

          "Serviced Loan Combination" shall mean the Westfield North Bridge Loan
Group or the Woodside Village Loan Pair, as applicable.

          "Serviced Mortgage Loan" shall mean each Mortgage Loan (including a
Specially Serviced Mortgage Loan), other than the Two Penn Plaza Trust Mortgage
Loan and the Two Penn Plaza Non-Trust Mortgage Loans.

          "Serviced Non-Trust Mortgage Loan" shall mean each Non-Trust Mortgage
Loan that is a Serviced Mortgage Loan. Notwithstanding anything herein to the contrary, none of the Two Penn Plaza Non-Trust Mortgage Loans shall in any event constitute a Serviced Non-Trust Mortgage Loan hereunder.

          "Serviced Non-Trust Mortgage Loan Noteholder" shall mean each holder of the Mortgage Note for a Serviced Non-Trust Mortgage Loan. Notwithstanding
anything herein to the contrary, no Two Penn Plaza Non-Trust Mortgage Loan
Noteholder shall in any event constitute a Serviced Non-Trust Mortgage Loan
Noteholder hereunder.

          "Serviced Pari Passu Mortgage Loan" shall mean each Pari Passu
Mortgage Loan that is a Serviced Mortgage Loan. Notwithstanding anything herein to the contrary, neither the Two Penn Plaza Trust Mortgage Loan nor the Two Penn
Plaza Pari Passu Non-Trust Mortgage Loan shall in any event constitute a
Serviced Pari Passu Mortgage Loan hereunder.

                                      -79-

          "Serviced Senior Mortgage Loan" shall mean the Woodside Village Trust
Mortgage Loan.

          "Serviced Subordinate Non-Trust Mortgage Loan" shall mean each
Subordinate Non-Trust Mortgage Loan that is a Serviced Non-Trust Mortgage Loan.

          "Serviced Trust Mortgage Loan" shall mean any Trust Mortgage Loan that is a Serviced Mortgage Loan. Notwithstanding anything herein to the contrary, the Two Penn Plaza Trust Mortgage Loan shall in no event constitute a Serviced
Trust Mortgage Loan hereunder.

          "Servicer Fee Amount" shall mean: (a) with respect to each
Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Mortgage Loan primary serviced by such Sub-Servicer (and any successor REO Mortgage Loan with respect thereto),
(i) the principal balance of such Mortgage Loan as of the end of the immediately preceding applicable Collection Period and (ii) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan; and (b)
with respect to the Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Mortgage
Loan (and any successor REO Mortgage Loan with respect thereto), (i) the principal balance of such Mortgage Loan as of the end of the immediately preceding applicable Collection Period and (ii) the excess, if any, of the
Master Servicing Fee Rate for such Mortgage Loan, over the sub-servicing fee rate (if any) applicable to such Mortgage Loan, as specified in any
Sub-Servicing Agreement related to such Mortgage Loan.

          "Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File and the
CMSA Collateral Summary File) and the Supplemental Report.

          "Servicing Account" shall have the meaning assigned thereto in Section
3.03(a).

          "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the
Special Servicer, the Fiscal Agent or the Trustee in connection with the servicing and administration of a Serviced Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any
Administered REO Property, including, but not limited to, the cost of (a)
compliance with the obligations of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged
Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or
Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, and (g) obtaining any related ratings confirmation;
provided that, notwithstanding anything to the contrary, "Servicing Advances"
shall not include allocable overhead of the Master Servicer, the Special
Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement, the Two Penn Plaza Servicing
Agreement or any Co-Lender Agreement.

                                      -80-

          "Servicing Fees" shall mean: (a) with respect to each Serviced
Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the
Master Servicing Fee (if any) and the Special Servicing Fee; and (b) with respect to the Two Penn Plaza Trust Mortgage Loan, the Master Servicing Fee.

          "Servicing File" shall mean, collectively, any and all documents
(other than documents required to be part of the related Mortgage File, except as specifically provided below in this definition), in the possession of the
Master Servicer or the Special Servicer and relating to the origination and servicing of any Serviced Mortgage Loan, including any original letter of credit
(together with any transfer or assignment documents related thereto), any franchise agreement and any franchise comfort letter (together with any transfer or assignment documents relating thereto), appraisals, surveys, engineering reports, environmental reports, opinion letters of counsel to a related
Mortgagor, escrow agreements, property management agreements and, in the case of a Serviced Non-Trust Mortgage Loan, a copy of the related Mortgage Note.

          "Servicing Officer" shall mean any officer or employee of the Master
Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing-Released Bid" shall have the meaning assigned thereto in
Section 7.01(c).

          "Servicing-Retained Bid" shall have the meaning assigned thereto in
Section 7.01(c).

          "Servicing Standard" shall mean, with respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Mortgage Loans and any Administered REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the
Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the
Master Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced
Mortgage Loans and any applicable Co-Lender, intercreditor and/or similar agreements; (ii) with a view to: (A) the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Mortgage
Loans or, in the case of any such Serviced Mortgage Loan that is (1) a Specially
Serviced Mortgage Loan or (2) a Serviced Mortgage Loan as to which the related
Mortgaged Property has become an REO Property, the maximization of recovery on the subject Serviced Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Serviced Loan Combination is involved, the maximization of recovery on such Loan Combination to the Certificateholders and the related
Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole)) of principal and interest, including Balloon Payments, on a present value basis
(the relevant

                                      -81-

discounting of anticipated collections that will be distributable to the
Certificateholders (or, if a Serviced Loan Combination is involved, to the
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole)) to be performed at the related Mortgage
Rate (or, in the case of a Serviced Loan Combination, at the weighted average of the respective Mortgage Rates for the Mortgage Loans that comprise such Loan
Combination); and (iii) without regard to (A) any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Mortgage
Loan), that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any
Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or any Westfield North Bridge Non-Trust Mortgage Loan
Securities) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer or the
Special Servicer, as the case may be, to make Advances; (D) the right of the
Master Servicer or the Special Servicer, as the case may be, or any Affiliate of either of them, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as
the case may be, or any Affiliate thereof.

          "Servicing Transfer Event" shall mean, with respect to any Serviced
Mortgage Loan, the occurrence of any of the events described in clauses (a)
through (g) of the definition of "Specially Serviced Mortgage Loan".

          "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

          "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or
Properties securing one or more Mortgage Loans, or owning and pledging
Defeasance Collateral in connection with the defeasance of a Defeasance Mortgage
Loan, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance
Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person,
(vi) it will hold itself out as a legal entity, separate and apart from any other Person, and (vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

          "Special Hampton Resorts Hotel Portfolio Servicer" shall have the meaning assigned thereto in Section 3.01(i).

          "Special Servicer" shall mean, subject to Section 3.01(i) (insofar as such section contemplates the Master Servicer performing the duties, and having certain rights, of the Special Servicer with respect to the Hampton Resorts
Hotel Portfolio Mortgage Loan) and Section 3.01(i),

                                      -82-

Section 6.09(d) and Section 7.01(d) (insofar as such sections contemplate multiple parties acting as Special Servicer), Lennar, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

          "Special Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.15(i).

          "Special Servicing Fee" shall mean, with respect to each Specially
Serviced Mortgage Loan and REO Mortgage Loan that relates to an Administered REO
Property, the fee designated as such in, and payable to the Special Servicer pursuant to, Section 3.11(c).

          "Special Servicing Fee Rate" shall mean, with respect to each
Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an
Administered REO Property, 0.25% per annum.

          "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Trust Mortgage Loan, the following documents collectively:

          (i)  the original executed Mortgage Note for such Trust Mortgage Loan
               (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

          (ii) an original or copy of the Mortgage (with or without recording information);

          (iii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Trust Mortgage
               Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy, or an irrevocable, binding commitment to issue such title insurance policy);

          (iv) an original or copy of any Ground Lease and Ground Lease estoppels, if any, relating to such Trust Mortgage Loan; and

          (v)  with respect to Trust Mortgage Loans secured by hospitality properties only, the related franchise agreement (if any) and franchisor comfort letter (if any).

provided that whenever the term "Specially Designated Mortgage Loan Documents"
is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the
Trustee or a Custodian on its behalf for documents described in clauses (iv) and
(v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence; and provided, further, that the only Specially Designated Mortgage
Loan Document with respect to the Two Penn Plaza Trust Mortgage Loan shall be the document described in clause (i) of this definition.

                                      -83-

          "Specially Designated Servicing Action" means, with respect to the
Serviced Mortgage Loans and Administered REO Properties, any of the following actions:

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an Administered REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Charges) or any material non-monetary term (including any material term relating to insurance) of a Specially Serviced Mortgage Loan;

               (iii) any proposed sale of an Administered REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

               (iv) any acceptance of a discounted payoff with respect to a
     Specially Serviced Mortgage Loan;

               (v) any determination to bring a Mortgaged Property securing a
     Specially Serviced Mortgage Loan or an Administered REO Property into compliance with applicable environmental laws or to otherwise address
     Hazardous Materials located at a Mortgaged Property securing a Specially
     Serviced Mortgage Loan or an Administered REO Property;

               (vi) any release of collateral for a Specially Serviced Mortgage
     Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

               (vii) any acceptance of substitute or additional collateral for a
     Specially Serviced Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

               (viii) any waiver of a "due-on-sale" or "due-on-encumbrance"
     clause with respect to any Serviced Mortgage Loan; and

               (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Serviced Mortgage Loan.

          "Specially Serviced Mortgage Loan" shall mean any Serviced Mortgage
Loan as to which any of the following events has occurred:

          (a) the related Mortgagor (or any related guarantor) has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or the Master Servicer determines, or (with the consent of the Controlling Class Representative) the Special Servicer determines, in each case in accordance with the Servicing Standard, will continue, unremedied (without regard to any grace period) by the related Mortgagor, any related guarantor or otherwise (i) except in the case of a Balloon
     Mortgage Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or (ii) solely in the case of a delinquent Balloon Payment, (A) for one (1) Business Day beyond the date on which the subject Balloon Payment was due (unless clause (B)
     below applies) or (B) in the case of a Balloon Mortgage Loan as to which the related Mortgagor shall have delivered a

                                      -84-

     refinancing commitment acceptable to the Special Servicer prior to the date on which the subject Balloon Payment was due, for 30 days beyond the date on which the subject Balloon Payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur); or

          (b) there shall have occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that (i)
     materially impairs the value of the related Mortgaged Property as security for such Serviced Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of a Serviced
     Non-Trust Mortgage Loan, the interests of the related Non-Trust Mortgage
     Loan Noteholder) (it being acknowledged and agreed that any default requiring a Servicing Advance shall be deemed to materially and adversely affect the interests of Certificateholders or, in the case of a Serviced
     Non-Trust Mortgage Loan, the interests of the related Non-Trust Mortgage
     Loan Noteholder), and (ii) continues unremedied by the related Mortgagor, any related guarantor or otherwise for either (A) one Business Day (but only if, pursuant to the related loan documents, the subject default gives rise to immediate acceleration without application of a cure period under such Serviced Mortgage Loan) or (B) otherwise, the greater of (1) the applicable grace period under the terms of such Serviced Mortgage Loan and
     (2) 30 days; or

          (c) the Master Servicer or, with the consent of the Controlling Class
     Representative, the Special Servicer shall have determined, in accordance with the Servicing Standard, that (i) a default in the making of a Monthly
     Payment on such Serviced Mortgage Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) by the related Mortgagor, any related guarantor or otherwise for at least the applicable period contemplated by clause (a) of this definition or (ii) a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) is likely to occur that will materially impair the value of the related Mortgaged Property as security for such Serviced Mortgage Loan or otherwise materially adversely affect the interests of Certificateholders (or, in the case of a Serviced
     Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan
     Noteholder) and such default is likely to remain unremedied for at least the applicable period contemplated by clause (b) of this definition; or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or

                                      -85-

     reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property;

provided, however, that a Serviced Mortgage Loan will cease to be a Specially
Serviced Mortgage Loan when a Liquidation Event has occurred with respect to such Serviced Mortgage Loan, when the related Mortgaged Property has become an
REO Property or, so long as at such time no circumstance identified in clauses
(a) through (g) above exists that would cause such Serviced Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan, when:

          (w)  with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan
               (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special
               Servicer pursuant to Section 3.20);

          (x)  with respect to the circumstances described in clause (b) of this definition, the default is cured in the good faith, reasonable judgment of the Special Servicer;

          (y)  with respect to the circumstances described in clauses (c), (d),
               (e) and (f) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (z)  with respect to the circumstances described in clause (g) of this definition, such proceedings are terminated.

          The Special Servicer may conclusively rely on the Master Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Mortgage Loan's becoming a Specially Serviced Mortgage Loan. If any Mortgage Loan that is part of a Serviced Loan Combination becomes a
Specially Serviced Mortgage Loan, then the other Mortgage Loan or each of the other Mortgage Loans, as the case may be, in such Loan Combination shall also become a Specially Serviced Mortgage Loan.

          None of the Mortgage Loans comprising the Two Penn Plaza Loan Group shall constitute a Specially Serviced Mortgage Loan hereunder.

          "Specially Serviced Trust Mortgage Loan" shall mean, subject to
Section 3.18(k), any Trust Mortgage Loan that is a Specially Serviced Mortgage
Loan.

          "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 10.01(c).

                                      -86-

          "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing
Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the Special
Servicer (or the Master Servicer, if applicable) pursuant to Section 3.20 (or, in the case of the Two Penn Plaza Trust Mortgage Loan, by a Two Penn Plaza
Servicer pursuant to the Two Penn Plaza Servicing Agreement) and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

          "Stated Principal Balance" shall mean: (a) with respect to any Trust
Mortgage Loan (and any successor REO Trust Mortgage Loan with respect thereto), the Cut-off Date Balance of such Trust Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such
Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto), without giving effect to any adjustments pursuant to Section 1.03 in connection with the calculation of the Adjusted Principal Distribution Amount, and (ii) the principal portion of any Realized Loss incurred in respect of such
Trust Mortgage Loan (or any such successor REO Trust Mortgage Loan with respect thereto) during the applicable related Collection Period (or, in the case of a forgiveness of principal or a Final Recovery Determination with respect to the
Two Penn Plaza Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, during the related Two Penn Plaza Underlying Collection Period)
(without duplication of any previous reduction to the Stated Principal Balance of such Trust Mortgage Loan under clause (i) above based on an Advance of any amount that constitutes part of such principal portion of such Realized Loss);
and (b) with respect to any Serviced Non-Trust Mortgage Loan (and any successor
REO Mortgage Loan with respect thereto), the Cut-off Date Balance of such
Non-Trust Mortgage Loan, as permanently reduced on each related Master Servicer
Remittance Date (to not less than zero) by (i) any principal amounts in respect of such Non-Trust Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) distributed to the related Non-Trust Mortgage Loan Noteholder on such Master Servicer Remittance Date, and (ii) the principal portion of any
Realized Loss incurred in respect of such Non-Trust Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) in connection with a
Liquidation Event or the forgiveness of principal during the related Collection
Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or any related REO Property, then the "Stated Principal
Balance" of such Mortgage Loan or of any successor REO Mortgage Loan with respect thereto, as the case may be, shall be zero commencing as of the
Distribution Date (or, in the case of a Serviced Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the related Master Servicer
Remittance Date) in the applicable Collection Period next following the applicable Collection Period in which such Liquidation Event occurred; provided that, in the case of the Two Penn Plaza Trust Mortgage Loan or any Two Penn
Plaza REO Trust Mortgage Loan, if the subject Liquidation Event is a Final
Recovery Determination made by the Two Penn Plaza Special Servicer with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, then references to "Collection Period" in this sentence shall be deemed to mean the
"Two Penn Plaza Underlying Collection Period". "Stated Principal Balance" shall mean, with respect to each Loan Component, the portion of the Stated Principal
Balance of the Two Penn Plaza Trust Mortgage Loan or any Two Penn Plaza REO
Trust Mortgage Loan that is allocable to such Loan Component.

                                      -87-

          "Subordinate Available Distribution Amount" shall mean, with respect to any Distribution Date, the excess, if any, of the Available Distribution
Amount for such Distribution Date, over the aggregate distributions, if any, to be made on the Senior Certificates on such Distribution Date pursuant to Section
4.01(a).

          "Subordinate Certificate" shall mean any Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class P, Class Q, Class S, Class T, Class R-I, Class R-II or Class R-III
Certificate.

          "Subordinate Non-Trust Mortgage Loan" shall mean a Two Penn Plaza
Subordinate Non-Trust Mortgage Loan or the Woodside Village Non-Trust Mortgage
Loan, as applicable.

          "Subordinate Non-Trust Mortgage Loan Noteholder" shall mean a Two Penn
Plaza Subordinate Non-Trust Mortgage Loan Noteholder or the Woodside Village
Non-Trust Mortgage Loan Noteholder, as applicable.

          "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement" shall mean the written contract between the
Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Mortgage
Loans as provided in Section 3.22.

          "Subsequent Exchange Act Reports" shall have the meaning assigned thereto in Section 8.15(a).

          "Successful Bidder" shall have the meaning assigned thereto in Section
7.01(c).

          "Supplemental Report" shall mean have the meaning assigned thereto in
Section 3.12(c).

          "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 8.13 (or, in the absence of any such appointment, the
Trustee).

          "Tax Matters Person" shall mean, with respect to any REMIC Pool, the
Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest
Certificateholder in respect of the related Class of Residual Interest
Certificates.

          "Tax Returns" shall mean the federal income tax return on Internal
Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the
Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

                                      -88-

          "Total Principal Reinstatement Amount" shall mean, with respect to any
Distribution Date, an amount (to be calculated by the Trustee immediately following, and after taking into account, all distributions to be made with respect to the Certificates on such Distribution Date) equal to the lesser of:
(1) the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following the subject
Distribution Date, exceeds (b) the aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (after taking into account the distributions made with respect to the Certificates on the subject Distribution
Date, but prior to any adjustments to the Class Principal Balances of the respective Classes of Principal Balance Certificates pursuant to Section 4.04 or
Section 4.05); and (2) the amount, if any, by which (a) the aggregate Loss
Reimbursement Amount in respect of all the Classes of Principal Balance
Certificates for the subject Distribution Date, exceeds (b) the total portion of such aggregate Loss Reimbursement Amount reimbursed in respect of all of the
Classes of Principal Balance Certificates for the subject Distribution Date, if any, pursuant to Section 4.01(a) and/or Section 4.01(b).

          "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

          "Transferee" shall mean any Person who is acquiring, by Transfer, any
Ownership Interest in a Certificate.

          "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

          "Trust" shall mean the common law trust created hereunder.

          "Trust Collection Period" shall mean, with respect to any Distribution
Date or Trust Master Servicer Remittance Date, the period commencing on the day immediately following the Trust Determination Date in the calendar month preceding the month in which such Distribution Date or Trust Master Servicer
Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Trust Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Trust Determination Date in the calendar month in which such Distribution
Date or Trust Master Servicer Remittance Date, as the case may be, occurs.

          "Trust Determination Date" shall mean the 11th calendar day of each month (or, if such 11th day is not a Business Day, the Business Day immediately following), commencing in September 2004.

          "Trust Fund" shall mean, collectively, all of the assets of REMIC I,
REMIC II, REMIC III, the Grantor Trust and the Loss of Value Reserve Fund.

          "Trust Master Servicer Remittance Date" shall mean the date each month, commencing in September 2004, on which, among other things, the Master
Servicer is required to (i) make P&I Advances and (ii) transfer the Master
Servicer Remittance Amount and any Excess Liquidation

                                      -89-

Proceeds to the Trustee, which date shall be the Business Day immediately preceding each Distribution Date.

          "Trust Mortgage Loan" shall mean each of the mortgage loans listed on the Trust Mortgage Loan Schedule and from time to time held in the Trust Fund.
As used herein, the term "Trust Mortgage Loan" includes the related Mortgage
Note, Mortgage and other security documents contained in the related Mortgage
File or otherwise held on behalf of the Trust.

          "Trust Mortgage Loan Schedule" shall mean the list of Trust Mortgage
Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I (and also delivered to the Trustee and the Master
Servicer in a computer readable format). Such list shall set forth the following information with respect to each Trust Mortgage Loan:

          (i)  the Mortgage Loan number;

          (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

          (iii) the Cut-off Date Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

          (v)  the original Mortgage Rate;

          (vi) the (A) remaining term to stated maturity and (B) Stated Maturity
               Date;

          (vii) in the case of a Balloon Trust Mortgage Loan, the remaining amortization term;

          (viii) the Interest Accrual Basis;

          (ix) the (A) Administrative Cost Rate and (B) primary servicing fee rate;

          (x)  whether such Trust Mortgage Loan is secured by a Ground Lease;

          (xi) the related Mortgage Loan Seller;

          (xii) whether such Trust Mortgage Loan is a Defeasance Mortgage Loan;

          (xiii) whether such Trust Mortgage Loan is an ARD Mortgage Loan and, if so, the Anticipated Repayment Date and Additional Interest
               Rate

          (xiv) whether such Trust Mortgage Loan is a Cross-Collateralized
               Mortgage Loan and the Cross-Collateralized Group to which it belongs; and

          (xv) the applicable Loan Group to which such Mortgage Loan belongs.

          "Trustee" shall mean LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

                                      -90-

          "Trustee Account" shall have the meaning assigned thereto in Section
3.06(a).

          "Trustee Backup Certification" shall have the meaning assigned thereto in Section 8.15(g).

          "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date.

          "Trustee Fee Rate" shall mean 0.00148% per annum.

          "Trustee Liability" shall have the meaning assigned thereto in Section
8.05(b).

          "Two Penn Plaza 2004-C4 Certificates" shall have the meaning assigned thereto in the Preliminary Statement.

          "Two Penn Plaza 2004-C4 Securitization" shall have the meaning assigned thereto in the Preliminary Statement.

          "Two Penn Plaza Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Two Penn Plaza Collection Period" shall mean, with respect to any
Trust Master Servicer Remittance Date or any Distribution Date, the period commencing on the day immediately following the Two Penn Plaza Determination
Date in the calendar month preceding the month in which such Trust Master
Servicer Remittance Date or such Distribution Date, as the case may be, occurs and ending on and including the Two Penn Plaza Determination Date in the calendar month in which such Trust Master Servicer Remittance Date or such
Distribution Date, as the case may be, occurs.

          "Two Penn Plaza Determination Date" shall mean the "Remittance Date"
under the Two Penn Plaza Co-Lender Agreement.

          "Two Penn Plaza Event of Default" shall mean an "Event of Default"
under, and within the meaning of, the Two Penn Plaza Servicing Agreement that materially and adversely affects the Trustee, in its capacity as holder of the
Two Penn Plaza Trust Mortgage Loan or any Two Penn Plaza REO Trust Mortgage
Loan, or the interests of the Certificateholders.

          "Two Penn Plaza Loan Group" shall have the meaning assigned thereto in the Preliminary Statement, and shall be deemed to refer to the Two Penn Plaza
Trust Mortgage Loan and the Two Penn Plaza Non-Trust Mortgage Loans (each of which shall be deemed to remain outstanding) notwithstanding that the Two Penn
Plaza Mortgaged Property becomes an REO Property.

          "Two Penn Plaza Master Servicer" shall have the meaning assigned thereto in the Preliminary Statement, provided that such term shall also include any successor master servicer appointed pursuant to the Two Penn Plaza Servicing
Agreement and/or the Two Penn Plaza Co-Lender Agreement to service the Two Penn
Plaza Loan Group.

                                      -91-

          "Two Penn Plaza Mortgaged Property" shall mean the Mortgaged Property identified on the Trust Mortgage Loan Schedule as Two Penn Plaza.

          "Two Penn Plaza Non-Trust Mortgage Loan Noteholders" shall mean, together, the Two Penn Plaza Pari Passu Non-Trust Mortgage Loan Noteholder and
the Two Penn Plaza Subordinate Non-Trust Mortgage Loan Noteholders.

          "Two Penn Plaza Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "Two Penn Plaza Note B-1 Subordinate Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Two Penn Plaza Note B-2 Subordinate Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Two Penn Plaza Noteholders" shall mean, collectively, the holder of the Mortgage Note for the Two Penn Plaza Trust Mortgage Loan, together with the
Two Penn Plaza Non-Trust Mortgage Loan Noteholders.

          "Two Penn Plaza Pari Passu Mortgage Loans" shall mean the Two Penn
Plaza Trust Mortgage Loan and the Two Penn Plaza Pari Passu Non-Trust Mortgage
Loan.

          "Two Penn Plaza Pari Passu Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Two Penn Plaza Pari Passu Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for the Two Penn Plaza Pari Passu Non-Trust
Mortgage Loan.

          "Two Penn Plaza Pari Passu Non-Trust Mortgage Loan Securitization
Agreement" shall mean any agreement governing the securitization of the Two Penn
Plaza Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan
(within the meaning of the Two Penn Plaza Servicing Agreement) with respect thereto.

          "Two Penn Plaza Pari Passu Non-Trust Mortgage Loan Securitization
Trust" shall mean any commercial mortgage securitization trust similar to the commercial mortgage securitization trust contemplated by this Agreement, that from time to time holds the Two Penn Plaza Pari Passu Non-Trust Mortgage Loan or
any successor REO Mortgage Loan (within the meaning of the Two Penn Plaza
Servicing Agreement) with respect thereto.

          "Two Penn Plaza REO Property" shall mean the Two Penn Plaza Mortgaged
Property at such time that it becomes an "REO Property" under, and within the meaning of, the Two Penn Plaza Servicing Agreement.

          "Two Penn Plaza REO Trust Mortgage Loan" shall mean any REO Trust
Mortgage Loan relating to the Two Penn Plaza Trust Mortgage Loan.

                                      -92-

          "Two Penn Plaza Servicer" shall mean either the Two Penn Plaza Master
Servicer or the Two Penn Plaza Special Servicer, as applicable.

          "Two Penn Plaza Servicing Agreement" shall have the meaning assigned thereto in the Preliminary Statement, and shall include any successor servicing agreement in accordance with the Two Penn Plaza Co-Lender Agreement.

          "Two Penn Plaza Special Servicer" shall have the meaning assigned thereto in the Preliminary Statement, provided that such term shall also include any successor special servicer appointed pursuant to the Two Penn Plaza
Servicing Agreement and/or the Two Penn Plaza Co-Lender Agreement to specially service the Two Penn Plaza Loan Group or any Two Penn Plaza REO Property.

          "Two Penn Plaza Subordinate Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for a Two Penn Plaza Subordinate Non-Trust
Mortgage Loan.

          "Two Penn Plaza Subordinate Non-Trust Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement.

          "Two Penn Plaza Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which mortgage loan is identified on the
Trust Mortgage Loan Schedule as mortgage loan number 3 and is, together with the
Two Penn Plaza Non-Trust Mortgage Loan, secured by the same Mortgage(s) on the
Two Penn Plaza Mortgaged Property.

          "Two Penn Plaza Trustee" shall have the meaning assigned thereto in the Preliminary Statement, provided that such term shall also include any successor trustee appointed pursuant to the initial Two Penn Plaza Servicing
Agreement.

          "Two Penn Plaza Underlying Collection Period" shall mean the "Two Penn
Plaza Collection Period" under the initial Two Penn Plaza Servicing Agreement or any comparable period under any successor Two Penn Plaza Servicing Agreement.

          "Type I Loan Combination" shall mean the Westfield North Bridge Loan
Group.

          "Type II Loan Combination" shall mean the Woodside Village Loan Pair.

          "UBS/Depositor Mortgage Loan Purchase Agreement" shall mean that certain Mortgage Loan Purchase Agreement dated as of August 10, 2004, between the UBS Mortgage Loan Seller and the Depositor.

          "UBS Mortgage Loan Seller" shall mean UBS Real Estate Investments Inc.
or its successor in interest.

          "UBS Trust Mortgage Loan" shall mean any Trust Mortgage Loan transferred by the UBS Mortgage Loan Seller to the Depositor, pursuant to the
UBS/Depositor Mortgage Loan Purchase Agreement.

          "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

                                      -93-

          "UCC Financing Statement" shall mean a financing statement executed
(if required by the UCC) and filed pursuant to the UCC.

          "Uncertificated Accrued Interest" shall mean the interest accrued from time to time with respect to any REMIC I Regular Interest or REMIC II Regular
Interest, the amount of which interest shall equal: (a) in the case of any REMIC
I Regular Interest for any Interest Accrual Period, one-twelfth of the product of (i) the annual REMIC I Remittance Rate applicable to such REMIC I Regular
Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated
Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and (b) in the case of any REMIC II Regular
Interest for any Interest Accrual Period, one-twelfth of the product of (i) the annual REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal
Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. Each REMIC I Regular Interest and REMIC II Regular
Interest shall accrue interest on a 30/360 Basis.

          "Uncertificated Distributable Interest" shall mean: (a) with respect to any REMIC I Regular Interest for any Distribution Date, an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of the subject
REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest
Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued Interest in respect of the subject REMIC I Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate amount of Uncertificated Accrued
Interest in respect of all the REMIC I Regular Interests for the related
Interest Accrual Period; and (b) with respect to any REMIC II Regular Interest for any Distribution Date, subject to Section 4.05(d), an amount of interest equal to the amount of Uncertificated Accrued Interest in respect of the subject
REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest
Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the amount of Uncertificated Accrued Interest in respect of the subject REMIC II Regular Interest for the related Interest Accrual
Period, and the denominator of which is the aggregate amount of Uncertificated
Accrued Interest in respect of all the REMIC II Regular Interests for the related Interest Accrual Period.

          "Uncertificated Principal Balance" shall mean the principal balance of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal
Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the corresponding Trust Mortgage Loan, except that the initial Uncertificated
Principal Balance of REMIC I Regular Interest TPP-1 shall be $93,075,500 and the initial Uncertificated Principal Balance of REMIC I Regular Interest TPP-2 shall be $29,424,500. In addition, as of the Closing Date, the Uncertificated
Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated
Principal Balance. On each Distribution Date, the Uncertificated Principal
Balance of each REMIC II Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution
Date pursuant to Section 4.01(j), and shall be further permanently reduced
(subject to Section 4.05) on such Distribution Date by all Realized Losses and
Additional Trust Fund Expenses deemed to have been allocated thereto on such
Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the
Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such

                                      -94-

REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(k), and shall be further permanently reduced on such Distribution Date by all
Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(c). Notwithstanding the foregoing, on any given Distribution Date, the Uncertificated Principal
Balance of any REMIC II Regular Interest shall be subject to increase (and, when appropriate, shall be increased), as and to the extent provided in Section
4.05(c).

          "Underwriters" shall mean Lehman Brothers Inc. and UBS Securities LLC and their respective successors in interest.

          "United States Tax Person" shall mean a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any state or the District of
Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a
United States person), all within the meaning of Section 7701(a) (30) of the
Code.

          "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

          "Voting Rights" shall mean the portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the
Holders of the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and
1% of the Voting Rights shall be allocated to the Holders of the Class X-CL and
Class X-CP Certificates in proportion to the respective Class Notional Amounts of their Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the
Percentage Interests evidenced by their respective Certificates. No Voting
Rights shall be allocated to the Class R-I, Class R-II, Class R-III and/or Class
V Certificates.

          "Weighted Average REMIC I Remittance Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective
REMIC I Remittance Rates in effect for the REMIC I Regular Interests for such
Interest Accrual Period, weighted on the basis of the respective Uncertificated
Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

          "Westfield North Bridge Collection Period" shall mean, with respect to any Westfield North Bridge Master Servicer Remittance Date, any Trust Master
Servicer Remittance Date or any Distribution Date, the period commencing on the day immediately following the Westfield North Bridge Determination Date in the
calendar month preceding the month in which such Westfield North Bridge Master
Servicer Remittance Date, such Trust Master Servicer Remittance Date or such
Distribution Date, as the case may be, occurs and ending on and including the
Westfield North Bridge Determination Date in the calendar month in which such
Westfield North Bridge Master Servicer Remittance Date, such Trust Master
Servicer Remittance Date or such Distribution Date, as the case may be, occurs.

                                      -95-

          "Westfield North Bridge Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Westfield North Bridge Custodial Account" shall mean the Loan
Combination Custodial Account created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the Westfield North Bridge Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF WESTFIELD NORTH BRIDGE NOTEHOLDERS], as their interests may appear".

          "Westfield North Bridge Determination Date" shall mean the "Due Date"
under the Westfield North Bridge Co-Lender Agreement.

          "Westfield North Bridge Loan Group" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO
Mortgage Loans with respect to the Westfield North Bridge Mortgage Loans).

          "Westfield North Bridge Master Servicer Remittance Date" shall mean the "Remittance Date" under the Westfield North Bridge Co-Lender Agreement.

          "Westfield North Bridge Mortgage Loan" shall mean any Westfield North
Bridge Trust Mortgage Loan or the Westfield North Bridge Non-Trust Mortgage
Loan, as applicable.

          "Westfield North Bridge Mortgaged Property" shall have the meaning assigned thereto in the Preliminary Statement.

          "Westfield North Bridge Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, provided that, if applicable, such term shall also include the Westfield North Bridge Note A1
Non-Trust Mortgage Loan or the Westfield North Bridge Note A2 Non-Trust Mortgage
Loan.

          "Westfield North Bridge Non-Trust Mortgage Loan Noteholder" shall mean the holder of the Mortgage Note for the Westfield North Bridge Non-Trust
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), including, if applicable, the Westfield North Bridge Note A1/A2 Non-Trust
Mortgage Loan Noteholder.

          "Westfield North Bridge Non-Trust Mortgage Loan Securities" shall mean any securities evidencing an interest in, or secured by, the Westfield North
Bridge Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          "Westfield North Bridge Non-Trust Mortgage Loan Securitization
Agreement" shall mean any agreement governing the securitization of the
Westfield North Bridge Non-Trust Mortgage Loan or any successor REO Mortgage
Loan with respect thereto.

          "Westfield North Bridge Non-Trust Mortgage Loan Securitization Trust"
shall mean any commercial mortgage securitization trust similar to the commercial mortgage securitization trust contemplated by this Agreement, that from time to time holds the Westfield North Bridge Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

                                      -96-

          "Westfield North Bridge Note A1 Non-Trust Mortgage Loan" shall mean the Westfield North Bridge Note A1 Trust Mortgage Loan if it has been removed from the Trust Fund while the Westfield North Bridge Note A2 Trust Mortgage Loan remains in the Trust Fund.

          "Westfield North Bridge Note A1 Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Westfield North Bridge Note A2 Non-Trust Mortgage Loan" shall mean the Westfield North Bridge Note A2 Trust Mortgage Loan if it has been removed from the Trust Fund while the Westfield North Bridge Note A1 Trust Mortgage Loan remains in the Trust Fund.

          "Westfield North Bridge Note A2 Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Westfield North Bridge Note A1/A2 Non-Trust Mortgage Loan Noteholder"
shall mean the holder of the Mortgage Note for either the Westfield North Bridge
Note A1 Non-Trust Trust Mortgage Loan or the Westfield North Bridge Note A-2
Non-Trust Mortgage Loan, provided that the other such Westfield North Bridge
Mortgage Loan remains in the Trust Fund.

          "Westfield North Bridge Noteholders" shall mean, collectively, the holder or holders of the Mortgage Notes for the Westfield North Bridge Trust
Mortgage Loans, together with the Westfield North Bridge Non-Trust Mortgage Loan
Noteholder.

          "Westfield North Bridge REO Account" shall mean the Loan Combination
REO Account created and maintained by the Special Servicer pursuant to Section
3.16 on behalf of the Westfield North Bridge Noteholders, which shall be entitled "[NAME OF SPECIAL SERVICER], as Special Servicer, in trust for [NAMES
OF WESTFIELD NORTH BRIDGE NOTEHOLDERS], as their interests may appear".

          "Westfield North Bridge REO Mortgage Loan" shall mean any REO Mortgage
Loan relating to a Westfield North Bridge Mortgage Loan.

          "Westfield North Bridge REO Property" shall mean the Westfield North
Bridge Mortgaged Property, at such time that it becomes an REO Property hereunder.

          "Westfield North Bridge REO Trust Mortgage Loan" shall mean any REO
Trust Mortgage Loan relating to either Westfield North Bridge Trust Mortgage
Loan.

          "Westfield North Bridge Specially Designated Servicing Action" shall mean, with respect to the Westfield North Bridge Loan Group or any related REO
Property, any of the actions specified in clauses (i) through (xiv) of the first paragraph of Section 3.02(a) of the Westfield North Bridge Co-Lender Agreement.

          "Westfield North Bridge Trust Mortgage Loans" shall have the respective meanings assigned thereto in the Preliminary Statement, which mortgage loans are identified on the Trust Mortgage Loan Schedule by loan numbers 2a and 2b, respectively, and are, together with the Westfield North
Bridge Non-Trust Mortgage Loan, secured by the same Mortgage on the Westfield
North Bridge Mortgaged Property.

                                      -97-

          "Woodside Village Change of Control Event" shall mean the event that occurs when: (a) the principal amount of the Woodside Village Non-Trust Mortgage
Loan or any successor REO Mortgage Loan with respect thereto (net of any existing Appraisal Reduction Amount with respect to the Woodside Village Loan
Pair) is less than 25% of the original principal amount of the Woodside Village
Non-Trust Mortgage Loan; and (b) the Woodside Village Trust Mortgage Loan or any
successor REO Trust Mortgage Loan with respect thereto has not been repaid in full.

          "Woodside Village Controlling Party" shall mean the Woodside Village
Directing Lender or any representative appointed thereby, consistent with
Section 3.02(d) of the Woodside Village Co-Lender Agreement, to exercise the rights and powers of the Woodside Village Directing Lender under the Woodside
Village Co-Lender Agreement or this Agreement.

          "Woodside Village Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

          "Woodside Village Custodial Account" shall mean the Loan Combination
Custodial Account created and maintained by the Master Servicer pursuant to
Section 3.04A on behalf of the Woodside Village Noteholders, which shall be entitled "[NAME OF MASTER SERVICER], as Master Servicer, in trust for [NAMES OF
WOODSIDE VILLAGE NOTEHOLDERS], as their interests may appear".

          "Woodside Village Directing Lender" shall mean, as of any date of determination, the "Directing Lender" under the Woodside Village Co-Lender
Agreement.

          "Woodside Village Loan Pair" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Mortgage Loans with respect to the Woodside Village Mortgage Loans).

          "Woodside Village Mortgage Loan" shall mean the Woodside Village Trust
Mortgage Loan or the Woodside Village Non-Trust Mortgage Loan, as applicable.

          "Woodside Village Mortgaged Property" shall mean the Mortgaged
Property identified on the Trust Mortgage Loan Schedule as Woodside Village.

          "Woodside Village Non-Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement.

          "Woodside Village Non-Trust Mortgage Loan Noteholder" shall mean the holder (or, collectively, if applicable, the holders) of the Woodside Village
Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) and the "Note B Lender" under the Woodside Village Co-Lender Agreement.

          "Woodside Village Noteholders" shall mean the holder of the Mortgage
Note for the Woodside Village Trust Mortgage Loan, together with the Woodside
Village Non-Trust Mortgage Loan Noteholder.

          "Woodside Village REO Mortgage Loan" shall mean any REO Mortgage Loan relating to a Woodside Village Mortgage Loan.

                                      -98-

          "Woodside Village REO Account" shall mean the Loan Combination REO
Account created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Woodside Village Noteholders, which shall be entitled "[NAME OF
SPECIAL SERVICER], as Special Servicer, in trust for [NAMES OF WOODSIDE VILLAGE
NOTEHOLDERS], as their interests may appear".

          "Woodside Village REO Property" shall mean the Woodside Village
Mortgaged Property, at such time that it becomes an REO Property hereunder.

          "Woodside Village REO Trust Mortgage Loan" shall mean any REO Trust
Mortgage Loan relating to the Woodside Village Trust Mortgage Loan.

          "Woodside Village Specially Designated Servicing Action" shall mean, with respect to the Woodside Village Loan Pair or any related REO Property, any of the actions specified in clauses (i) through (xiv) of the first paragraph of
Section 3.02(a) of the Woodside Village Co-Lender Agreement.

          "Woodside Village Trust Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement, which mortgage loan is identified on the
Trust Mortgage Loan Schedule by loan number 68 and is, together with the
Woodside Village Non-Trust Mortgage Loan, secured by the same Mortgage on the
Woodside Village Mortgaged Property.

          "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected
Mortgage Loan pursuant to, Section 3.11(c).

          "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage
Loan as to which a Workout Fee is payable, 1.0%.

          "Yield Maintenance Charge" shall mean the amount paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, which amount is not otherwise due thereon in respect of principal or interest and has been calculated (based on scheduled payments of interest and/or principal on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance
Charges". In the event that a Yield Maintenance Charge shall become due for any particular Serviced Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, that, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the subject Serviced Mortgage Loan or the actual term remaining through the related Stated Maturity Date or Anticipated Repayment
Date, as applicable), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is
14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly

                                      -99-

compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY
= (12 X [{(1+ "BEY"/2) ^1/6}-1]) X 100, where BEY is defined as the U.S.
Treasury Reinvestment Yield which is in decimal form and not in percentage, and
1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) ^ 0.16667}- 1]) X
100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is
5.44%.

          "Yield Maintenance Treasury Rate" shall mean, for purposes of calculating a Discount Rate, the yield calculated by the Master Servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the Anticipated
Repayment Date) of the relevant prepaid Trust Mortgage Loan or REO Trust
Mortgage Loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the Master
Servicer shall select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

          "YM Principal Balance Certificates" shall mean, collectively, the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class
K Certificates.

          SECTION 1.02. General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

               (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to
     Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder", "hereto", "hereby"
     and other words of similar import refer to this Agreement as a whole and not to any particular provision;

               (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration;

                                      -100-

               (vii) whenever a phrase such as "and, if applicable, Moody's",
     "and, if applicable, by Moody's" or "or Moody's" words of similar import are used in this Agreement with respect to a rating requirement or rating confirmation requirement, such phrase is deemed to refer to Moody's and such rating requirement or such rating confirmation requirement only if and to the extent Moody's is then currently rating the subject class of
     Westfield North Bridge Non-Trust Mortgage Loan Securities and such subject matter is applicable to a Serviced Loan Combination; and

               (viii) references to "Current Report on Form 8-K" and "Annual
     Report on Form 10-K" shall be deemed to include any successor or equivalent forms adopted by the Commission.

          SECTION 1.03. Certain  Adjustments to the Principal  Distributions on
                        the Certificates.

          (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account for any unreimbursed
Advance that has been or is determined to be a Nonrecoverable Advance (together with interest accrued and payable thereon pursuant to Section 3.11(g) or Section
4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges or Loss of Value Payments), then (for purposes of calculating distributions on the Certificates) each such reimbursement and payment of interest shall be deemed to have been made:

               first, out of any amounts then on deposit in the Pool Custodial
     Account that represent payments or other collections of principal Received by the Trust with respect to the Trust Mortgage Loans and/or REO Trust
     Mortgage Loans in the Loan Group that includes the Trust Mortgage Loan or
     REO Trust Mortgage Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse such
     Nonrecoverable Advance (and/or to pay interest thereon), would be included in the Available Distribution Amount for the related Distribution Date;

               second, out of any amounts then on deposit in the Pool Custodial
     Account that represent payments or other collections of principal Received by the Trust with respect to the Trust Mortgage Loans or REO Trust Mortgage
     Loans in the Loan Group that does not include the Trust Mortgage Loan or
     REO Trust Mortgage Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse such
     Nonrecoverable Advance (and/or to pay interest thereon), would be included in the Available Distribution Amount for the related Distribution Date;

               third, out of any amounts then on deposit in the Pool Custodial
     Account that represent any other payments and/or collections Received by the Trust with respect to the Trust Mortgage Loans or REO Trust Mortgage
     Loans in the Loan Group that includes the Trust Mortgage Loan or REO Trust
     Mortgage Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse such Nonrecoverable
     Advance (and/or to pay interest thereon), would be included in the
     Available Distribution Amount for the related Distribution Date;

                                      -101-

               fourth, out of any amounts then on deposit in the Pool Custodial
     Account that represent any other payments and/or collections Received by the Trust with respect to the Trust Mortgage Loans or REO Trust Mortgage
     Loans in the Loan Group that does not include the Trust Mortgage Loan or
     REO Trust Mortgage Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse such
     Nonrecoverable Advance (and/or to pay interest thereon), would be included in the Available Distribution Amount for the related Distribution Date; and

               fifth, out of any other amounts then on deposit in the Pool
     Custodial Account that may be available to reimburse the subject
     Nonrecoverable Advance and/or to pay interest thereon.

          (b) If and to the extent that any payment or other collection of principal of any Trust Mortgage Loan or REO Trust Mortgage Loan is deemed to be applied in accordance with clause first or clause second of Section 1.03(a) to reimburse a Nonrecoverable Advance or to pay interest thereon, and further if and to the extent that such payment or other collection of principal constitutes part of the Principal Distribution Amount for any Distribution Date, then: (i)
the Adjusted Principal Distribution Amount for such Distribution Date shall exclude such payment or other collection of principal; and (ii) for purposes of calculating the Adjusted Principal Distribution Amount for such Distribution
Date, the amount of such payment or other collection of principal shall be subtracted from the Principal Distribution Amount for such Distribution Date. In addition, for purposes of determining the respective portions of the Adjusted
Principal Distribution Amount for any Distribution Date that are attributable to the two Loan Groups, the Trustee shall take into account whether any payment or other collection of principal excluded from such Adjusted Principal Distribution
Amount in accordance with the preceding sentence relates to a Trust Mortgage
Loan or REO Trust Mortgage Loan, as the case may be, in Loan Group No. 1 or Loan
Group No. 2.

          (c) If and to the extent that (1) any Advance is determined to be a
Nonrecoverable Advance, (2) such Advance is reimbursed or interest thereon is paid out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above and (3) the particular item for which such Advance was originally made or such interest on such Advance, as the case may be, is subsequently Received by the Trust (in whole or in part) out of payments or other collections in respect of the related Trust Mortgage Loan or REO Trust
Mortgage Loan (such item or such interest on such Advance, as the case may be, if and to the extent so collected, a "Recovered Amount"), then: (i) without duplication of any amounts already included therein, the Adjusted Principal
Distribution Amount for the Distribution Date that corresponds to the related
Collection Period in which such item or such interest on such Advance, as the case may be, was Received by the Trust shall include such Recovered Amount; (ii)
for purposes of calculating the Adjusted Principal Distribution Amount for the
Distribution Date that corresponds to the related Collection Period in which such item was Received by the Trust, such Recovered Amount (to the extent not already included therein) shall be added to the Principal Distribution Amount for such Distribution Date; and (iii) such Advance or such interest thereon, as the case may be, to the extent of such Recovered Amount, will no longer be considered to have been reimbursed or paid, as the case may be, out of general principal collections on the Mortgage Pool. In addition, if and to the extent that any Advance is determined to be a Nonrecoverable Advance, interest on such
Advance is paid out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above and such interest on such Advance is subsequently reimbursed to the Trust out of Default Charges or Loss of Value
Payments collected on the Trust Mortgage Loan or REO Trust Mortgage Loan as to
which such Advance was made, then: (i) the Adjusted Principal Distribution

                                      -102-

Amount for the Distribution Date that corresponds to the related Collection
Period in which such Default Charges were Received by the Trust or such Loss of
Value Payments were so applied shall include the portion of such Default Charges or Loss of Value Payments that was applied to reimburse the Trust for such interest on such Advance; (ii) for purposes of calculating the Adjusted
Principal Distribution Amount for the Distribution Date that corresponds to the related Collection Period in which such Default Charges were Received by the
Trust or such Loss of Value Payments were so applied, an amount equal to the portion of such Default Charges or Loss of Value Payments that was applied to reimburse the Trust for such interest on such Advance shall be added to the
Principal Distribution Amount for such Distribution Date; and (iii) such interest on such Advance, to the extent of such Recovered Amount, will no longer be considered to have been paid out of general principal collections on the
Mortgage Pool. In addition, for purposes of determining the respective portions of the Adjusted Principal Distribution Amount for any Distribution Date that are attributable to the two Loan Groups, the Trustee shall take into account whether any Recovered Amount included in such Adjusted Principal Distribution Amount in accordance with the preceding sentence relates to a Trust Mortgage Loan or REO
Trust Mortgage Loan, as the case may be, in Loan Group No. 1 or Loan Group No.
2; provided that, if the Nonrecoverable Advance or interest thereon to which such Recovered Amount corresponds was deemed reimbursed or paid, as the case may be, out of payments and other collections of principal attributable to both Loan
Groups, then such Recovered Amount shall be deemed allocated to the two Loan
Groups, in each case up to the amount of payments and other collections of principal attributable thereto that were deemed applied to reimburse or pay, as the case may be, such Nonrecoverable Advance or interest thereon, in the reverse order contemplated by Section 1.03(a).

          (d) Nothing contained in this Section 1.03 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable
Advances (together with interest accrued and payable thereon pursuant to Section
3.11(g) or Section 4.03(d)) to collections of principal Received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.03(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

                                      -103-

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01. Creation of Trust; Conveyance of Trust Mortgage Loans.

          (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as
"LB-UBS Commercial Mortgage Trust 2004-C6". LaSalle is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

          The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Trust
Mortgage Loans, (ii) the UBS/Depositor Mortgage Loan Purchase Agreement, (iii)
the respective Co-Lender Agreements; and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the Cut-off Date and, in the case of each Trust Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the related Co-Lender
Agreement. With respect to each Trust Mortgage Loan that is part of a Loan
Combination, the Trustee, on behalf of the Trust, assumes the obligations of the holder of such Trust Mortgage Loan and the related Mortgage Note under, and agrees to be bound by, the related Co-Lender Agreement.

          The parties hereto acknowledge and agree that, notwithstanding Section
11.07, the transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall, in the case of each Lehman Trust Mortgage
Loan, deliver to and deposit with, and the UBS Mortgage Loan Seller has
(pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) agreed, in the case of each UBS Trust Mortgage Loan, to deliver to and deposit with, on or before the Closing Date: (i) the Trustee or a Custodian appointed thereby, the
Mortgage File for such Trust Mortgage Loan, with copies of each Mortgage File to be delivered by the Trustee to, upon request, the Master Servicer (and at the expense of the Trustee and not at the expense of the Trust Fund), within 10
Business Days of such request; and (ii) the Master Servicer (or, at the direction of the Master Servicer, to the appropriate Sub-Servicer), all unapplied Escrow Payments and Reserve Funds in the possession of the Depositor or the UBS Mortgage Loan Seller, as the case may be, that relate to such Trust
Mortgage Loan. None of the Trustee, any Custodian, the Master Servicer or the
Special Servicer shall be liable for any failure by a Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreements and this Section 2.01(b).

          After the Depositor's transfer of the Trust Mortgage Loans to the
Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Trust Mortgage Loans.

                                      -104-

          (c) The Depositor hereby represents and warrants that it has retained or caused to be retained, with respect to each Lehman Trust Mortgage Loan (other than the Two Penn Plaza Trust Mortgage Loan), and the UBS Mortgage Loan Seller
has covenanted in the UBS/Depositor Mortgage Loan Purchase Agreement that it shall retain with respect to each UBS Trust Mortgage Loan, an Independent Person
(each such Person, a "Recording/Filing Agent") for purposes of promptly (and in any event within 45 days following the later of the Closing Date and the date on which all necessary recording or filing (as applicable) information is available to such Recording/Filing Agent) recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clause (a)(iv) of the definition of "Mortgage File" and, solely with respect to nursing facilities and hospitality properties (as identified on Schedule VI hereto), each related assignment of UCC Financing Statement in favor of the Trustee referred to in clause (a)(xiv) of the definition of "Mortgage File".

          Notwithstanding the foregoing, the Depositor may, in the case of a
Lehman Trust Mortgage Loan (other than the Two Penn Plaza Trust Mortgage Loan), and the UBS Mortgage Loan Seller may, in the case of a UBS Trust Mortgage Loan, request the Trustee to record or file, as applicable, any of the assignments of
Mortgage, assignments of Assignment of Leases or assignments of UCC Financing
Statements referred to above, and in such event, the requesting party shall cause any such unrecorded or unfiled document to be delivered to the Trustee.
The Trustee shall promptly undertake to record or file any such document upon its receipt thereof.

          The Depositor shall bear the costs of the recording and filing referred to in the prior two paragraphs with respect to the Lehman Trust
Mortgage Loans (other than the Two Penn Plaza Trust Mortgage Loan), and the
Depositor represents and warrants that the UBS/Depositor Mortgage Loan Purchase
Agreement provides that the UBS Mortgage Loan Seller shall bear the costs of the recording and filing referred to in the prior two paragraphs with respect to the
UBS Trust Mortgage Loans. The Depositor hereby covenants as to each Lehman Trust
Mortgage Loan (other than the Two Penn Plaza Trust Mortgage Loan), and the UBS
Mortgage Loan Seller has covenanted in the UBS/Depositor Mortgage Loan Purchase
Agreement as to each UBS Trust Mortgage Loan, that it will cause the applicable
Recording/Filing Agent to forward to the Trustee each related assignment of
Mortgage, each related assignment of Assignment of Leases and, solely with respect to nursing facilities and hospitality properties, each related assignment of UCC Financing Statement in favor of the Trustee following its return by the applicable public recording or filing office, as the case may be;
provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, a certified copy of the recorded original shall be forwarded to the Trustee. Each assignment referred to in the prior two paragraphs that is recorded by the
Trustee shall reflect that it should be returned by the public recording office to the Trustee or its agent or to the applicable Recording/Filing Agent, following recording, and each assignment of UCC Financing Statement referred to in the prior two paragraphs that is filed by the Trustee shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of
Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. At least every 90 days after the Closing Date (or at additional times upon the request of the Master Servicer if reasonably necessary for the ongoing administration and/or servicing of the related Serviced Trust Mortgage Loan by the Master Servicer) and at the expense of the Depositor (in the case of a
Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a
UBS Trust Mortgage Loan), the Trustee shall

                                      -105-

forward to the Master Servicer a copy of any of the aforementioned assignments that have been received by the Trustee.

          If any of the aforementioned assignments relating to a UBS Trust
Mortgage Loan is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the UBS Mortgage Loan
Seller (pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. If any of the aforementioned assignments relating to a
Lehman Trust Mortgage Loan (other than the Two Penn Plaza Trust Mortgage Loan)
is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Depositor shall promptly prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, and shall deliver to the Trustee the substitute or corrected document. The
Trustee shall upon receipt, whether from the UBS Mortgage Loan Seller or the
Depositor, cause the same to be duly recorded or filed, as appropriate.

          (d) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall, in the case of each Lehman Trust Mortgage
Loan (other than the Two Penn Plaza Trust Mortgage Loan), deliver to and deposit with, and the UBS Mortgage Loan Seller has agreed (pursuant to the UBS/Depositor
Mortgage Loan Purchase Agreement), in the case of each UBS Trust Mortgage Loan, to deliver to and deposit with, the Master Servicer (or, at the direction of the
Master Servicer, to the appropriate Sub-Servicer), within 45 days of the Closing
Date, the Mortgage Loan Origination Documents that relate to such Serviced Trust
Mortgage Loan; provided that neither the Depositor nor the UBS Mortgage Loan
Seller shall be required to deliver any draft documents, privileged or other communications, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

          The Master Servicer shall review the documents with respect to each
Serviced Trust Mortgage Loan delivered by the Depositor or the UBS Mortgage Loan
Seller pursuant to or as contemplated by the immediately preceding paragraph and provide the Depositor or the UBS Mortgage Loan Seller, as applicable, with a certificate (the "Master Servicer Certification") within 90 days of the Closing
Date acknowledging its receipt of such documents actually received; provided that such review shall be limited to identifying the document received, the
Serviced Trust Mortgage Loan to which it purports to relate, that it appears regular on its face and that it appears to have been executed (where appropriate). Notwithstanding anything to the contrary set forth herein, to the extent the Depositor or the UBS Mortgage Loan Seller, as applicable, has not been notified in writing of its failure to deliver any document with respect to a Serviced Trust Mortgage Loan required to be delivered pursuant to or as contemplated by the immediately preceding paragraph prior to the first anniversary of the date of the Master Servicer Certification, the Depositor or the UBS Mortgage Loan Seller, as applicable, shall have no obligation to provide such document.

          The Master Servicer shall hold all documents and records received by it in accordance with this Section 2.01(d) (as well as any funds received by it pursuant to Section 2.01(b)) on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to any Serviced
Non-Trust Mortgage Loan, on behalf of and for the benefit of the related
Serviced Non-Trust Mortgage Loan Noteholder).

                                      -106-

          (e) In connection with the obligations of the Master Servicer under
Sections 3.01(g) and 3.19(c), with regard to each Serviced Trust Mortgage Loan that is secured by the interests of the related Mortgagor in a hospitality property and each Serviced Trust Mortgage Loan that has a related letter of credit, the Depositor (with respect to each such Serviced Trust Mortgage Loan that is a Lehman Trust Mortgage Loan) shall, and the UBS Mortgage Loan Seller
(with respect to each such Serviced Trust Mortgage Loan that is a UBS Trust
Mortgage Loan) will be obligated under the UBS/Depositor Mortgage Loan Purchase
Agreement to, deliver to and deposit with the Master Servicer, on or before the
Closing Date, any related franchise agreement and franchise comfort letter and the original of such letter of credit.

          (f) It is not intended that this Agreement create a partnership or a joint-stock association.

          SECTION 2.02. Acceptance of Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i)
the Trust Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the
Trust Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.
To the extent that the Mortgage File for any Serviced Combination Trust Mortgage
Loan relates to a Serviced Non-Trust Mortgage Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related Serviced
Non-Trust Mortgage Loan Noteholder. In connection with the foregoing, the
Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan
Seller and each Underwriter that, as to each Trust Mortgage Loan, (i) the
Specially Designated Mortgage Loan Documents are in its possession or the possession of a Custodian on its behalf, and (ii) the original Mortgage Note
(or, if accompanied by a lost note affidavit, the copy of such Mortgage Note)
received by it or any Custodian with respect to such Trust Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed
(where appropriate) and (C) purports to relate to such Trust Mortgage Loan.

          (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the
Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Depositor has repurchased the last affected Trust
Mortgage Loan), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall (or shall cause a Custodian on its behalf to), subject to
Sections 2.01, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit C hereto) to each of the other parties hereto, each Mortgage
Loan Seller and each Underwriter (and, in the case of a Serviced Non-Trust
Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder) that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) all documents specified in clauses

                                      -107-

(a)(i) through (a)(vii) and (a)(xiv) (without regard to the second parenthetical in such clause (a)(xiv)) of the definition of "Mortgage File" or, in the case of the Two Penn Plaza Trust Mortgage Loan, in clauses (b)(i) through (b)(iii) of the definition of "Mortgage File", are in its possession or the possession of a
Custodian on its behalf; (ii) the recordation/filing contemplated by Section
2.01(c) (except in the case of the Two Penn Plaza Trust Mortgage Loan) has been completed (based solely on receipt by the Trustee or by a Custodian on its behalf of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face
(handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed
(where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv)
based on the examinations referred to in Section 2.02(a) above and this Section
2.02(b) and only as to the foregoing documents, the information set forth in the
Trust Mortgage Loan Schedule with respect to the items specified in clauses (v)
and (vi)(B) of the definition of "Trust Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall (or shall cause a Custodian on its behalf to) deliver a comparable certification, upon request, to any party hereto, any Serviced Non-Trust
Mortgage Loan Noteholder and/or any Underwriter.

          (c) None of the Trustee, the Master Servicer, the Special Servicer or
any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special
Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          (d) It is understood that the scope of the Trustee's review of the
Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i) through (a)(vii) and (a)(xiv) (or, in the case of the Two Penn
Plaza Trust Mortgage Loan, clauses (b)(i) through (b)(iii)) of the definition of
"Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b)
above.

          SECTION 2.03. Repurchase of Trust Mortgage Loans for Document Defects
                        and Breaches of Representations and Warranties.

          (a) If any party hereto (other than the Depositor) discovers or receives written notice, with respect to any Trust Mortgage Loan, (i) that any document constituting a part of clauses (a)(i) through (a)(x) (or, in the case of the Two Penn Plaza Trust Mortgage Loan, clause (b)(i)) of the definition of
"Mortgage File" has not been executed or is missing (each, a "Document Defect")
or (ii) that there exists a breach of any representation or warranty of the UBS
Mortgage Loan Seller made pursuant to Section 3(b) of the UBS/Depositor Mortgage
Loan Purchase Agreement with respect to any UBS Trust Mortgage Loan (a "Breach")
or a breach of any representation or warranty of the Depositor set forth in
Section 2.04(b) with respect to any Lehman Trust Mortgage Loan (also, a
"Breach"), then such party shall give prompt written notice thereof to each
Rating Agency, the related Mortgage Loan

                                      -108-

Seller, the other parties hereto and the Controlling Class Representative. If the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage
Loan Seller (in the case of a UBS Trust Mortgage Loan) receives written notice of a Document Defect or a Breach and such Document Defect or Breach with respect to any Trust Mortgage Loan materially and adversely affects the value of such
Trust Mortgage Loan at the time of such notice, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a
"Material Breach", as the case may be.

          Promptly upon becoming aware of any such Material Document Defect or
Material Breach with respect to a UBS Trust Mortgage Loan, the Trustee shall deliver a Seller/Depositor Notification to the UBS Mortgage Loan Seller, the
Master Servicer and the Special Servicer and shall require the UBS Mortgage Loan
Seller, within the time period and subject to the conditions provided for in the
UBS/Depositor Mortgage Loan Purchase Agreement, except as otherwise contemplated by Sections 2.03(d) and 2.03(e), to cure such Material Document Defect or
Material Breach, as the case may be, in all material respects, or repurchase the affected Trust Mortgage Loan or any related REO Property (or, in the case of an
REO Property related to a Loan Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the
Pool Custodial Account. Promptly upon becoming aware of any such Material
Document Defect or Material Breach with respect to a Lehman Trust Mortgage Loan, the Trustee shall deliver a Seller/Depositor Notification to the Depositor, the
Master Servicer and the Special Servicer, and the Depositor shall, subject to
Sections 2.03(d), 2.03(e) and 2.03(f), (A) not later than 90 days after (1) the
Depositor and the Trustee have agreed upon the existence of such Material
Document Defect or Material Breach or (2) a court of competent jurisdiction makes a final non-appealable determination that a Material Document Defect or
Material Breach exists or (B) in the case of a Material Document Defect or
Material Breach that affects whether a Lehman Trust Mortgage Loan is or will continue to be a "qualified mortgage" within the meaning of the REMIC Provisions
(a "Qualified Mortgage"), not later than 90 days following the discovery by any party of such Material Document Defect or Material Breach (either such 90-day period, in the case of (A) or (B) (with respect to a Lehman Trust Mortgage
Loan), and any "Initial Resolution Period", as defined in the UBS/Depositor
Mortgage Loan Purchase Agreement (with respect to a UBS Trust Mortgage Loan), as applicable, are each referred to herein as the "Initial Resolution Period"), (i)
cure such Material Document Defect or Material Breach, as the case may be, in all material respects (which cure shall include payment of any out-of-pocket expenses that are reasonably incurred and directly attributable to pursuing such a claim based on such Material Document Defect or Material Breach associated therewith) or (ii) if any such Material Document Defect or Material Breach, as the case may be, cannot be cured within the Initial Resolution Period, repurchase the affected Lehman Trust Mortgage Loan or any related REO Property
(or, in the case of an REO Property related to a Loan Combination, the Trust's interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account; provided, however, that if (w) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (x) such Material Document
Defect or Material Breach, as the case may be, does not affect whether any
Lehman Trust Mortgage Loan is a Qualified Mortgage, (y) the Depositor has
commenced and is diligently proceeding with the cure of such Material Document
Defect or Material Breach, as the case may be, within the Initial Resolution
Period, and (z) the Depositor shall have delivered to the Trustee an Officer's
Certificate confirming that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the applicable Initial
Resolution Period, setting forth what actions the Depositor is pursuing in connection with the cure thereof and stating that the Depositor anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 days beyond the end of the
Initial Resolution

                                      -109-

Period, then the Depositor shall have an additional 90-day period (such additional 90-day period (with respect to a Lehman Trust Mortgage Loan), and any
"Resolution Extension Period", as defined in the UBS/Depositor Mortgage Loan
Purchase Agreement (with respect to a UBS Trust Mortgage Loan), as applicable, are each referred to herein as the "Resolution Extension Period"), to complete such cure or, failing such, to repurchase the affected Trust Mortgage Loan (or the related Mortgaged Property); and provided, further, that, if any such
Material Document Defect is still not cured after the Initial Resolution Period and any such Resolution Extension Period solely due to the failure of the
Depositor to have received a recorded document, then the Depositor shall be entitled to continue to defer its cure and repurchase obligations in respect of such Material Document Defect so long as the Depositor certifies to the Trustee every six months thereafter that the Material Document Defect is still in effect solely because of its failure to have received the recorded document and that the Depositor is diligently pursuing the cure of such defect (specifying the actions being taken). The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Depositor (in the case of a
Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a
UBS Trust Mortgage Loan) pursuant to Section 2.02(b) or otherwise nor possession of such certification or schedule by the Depositor (in the case of a Lehman
Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust
Mortgage Loan) shall, in and of itself, constitute delivery of notice of any
Material Document Defect or Material Breach or knowledge or awareness by the
Depositor or the UBS Mortgage Loan Seller, as the case may be, of any Material
Document Defect or Material Breach.

          If, during the period of deferral by the Depositor of its cure and repurchase obligations as contemplated by the last proviso of the penultimate sentence of the preceding paragraph, or during any comparable deferral by the
UBS Mortgage Loan Seller of its cure and repurchase obligations as provided in
Section 5 of the UBS/Depositor Mortgage Loan Purchase Agreement, as applicable, the Trust Mortgage Loan that is the subject of the Material Document Defect either becomes a Specially Serviced Trust Mortgage Loan or becomes the subject of a proposed or actual assumption of the obligations of the related Mortgagor under such Trust Mortgage Loan, then (i) any party to this Agreement that becomes aware of such event shall deliver a Seller/Depositor Notification to such effect (unless a Seller/Depositor Notification with respect to such event has already been delivered by another party) to the Master Servicer, the Special
Servicer, the Trustee, the Depositor (in the case of a Lehman Trust Mortgage
Loan) and the UBS Mortgage Loan Seller (in the case of a UBS Trust Mortgage
Loan), and (ii) the Trustee, upon becoming aware of such event, shall deliver a
Seller/Depositor Notification to the Master Servicer, the Special Servicer, the
Depositor (in the case of a Lehman Trust Mortgage Loan) and the UBS Mortgage
Loan Seller (in the case of a UBS Trust Mortgage Loan), providing notice of such event and directing the Depositor or the UBS Mortgage Loan Seller, as applicable, to cure the subject Material Document Defect within 15 days of receipt of such Seller/Depositor Notification. If, upon the expiration of such
15-day period, the Depositor or the UBS Mortgage Loan Seller, as applicable, has failed to cure the subject Material Document Defect, the Master Servicer or the
Special Servicer, as applicable, shall be entitled (but not obligated) to perform the obligations of the Depositor or the UBS Mortgage Loan Seller, as
applicable, with respect to curing the subject Material Document Defect; and, upon electing to perform such obligations, the Master Servicer or the Special
Servicer, as applicable, shall promptly deliver a Seller/Depositor Notification to such effect. In connection with the preceding sentence, the Depositor will, and the UBS Mortgage Loan Seller will be obligated under the UBS/Depositor
Mortgage Loan Purchase Agreement to, pay all reasonable actual out-of-pocket costs and expenses in connection with the applicable servicer's effecting such cure.

                                      -110-

          (b) In connection with the events in Section 2.03(a), the Trustee shall prepare and deliver, in each case promptly upon becoming aware of such event, to the Master Servicer, the Special Servicer and either the Depositor
(with respect to a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller
(with respect to a UBS Trust Mortgage Loan), as applicable, a Seller/Depositor
Notification identifying and describing the circumstances identified in the definition of "Seller/Depositor Notification" (unless, in the case of an event described in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification", a Seller/Depositor Notification with respect to such event has already been delivered by the Master Servicer or the Special
Servicer). Further, in connection with the events in Section 2.03(a), the Master
Servicer or the Special Servicer, as applicable, shall prepare and deliver, in each case promptly upon becoming aware of such event, to the other such servicer, the Trustee and either the Depositor (with respect to a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust
Mortgage Loan), as applicable, a Seller/Depositor Notification identifying and describing the circumstances identified in clauses (iii), (iv) and/or (vi), as applicable, of the definition of "Seller/Depositor Notification" (unless such notification has already been delivered). A copy of each such Seller/Depositor
Notification shall also be delivered to the Controlling Class Representative and, in the case of an event described in clauses (v) and/or (vii) of the definition of "Seller/Depositor Notification", to either internal counsel to the
Depositor (with respect to a Lehman Trust Mortgage Loan) or counsel to the UBS
Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan), as applicable, to the extent the Trustee, Master Servicer or Special Servicer, as applicable, knows the identity of such person.

          (c) If one or more (but not all) of the Trust Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Depositor or the UBS Mortgage Loan Seller as contemplated by this Section 2.03, then, prior to the subject repurchase, the Depositor or the UBS Mortgage Loan Seller, as the case may be, or its designee shall use its reasonable efforts, subject to the terms of the related Trust Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Trust Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Trust Mortgage Loan(s)
therein, on the other hand, such that those two groups of Trust Mortgage Loans are each secured only by the Mortgaged Properties identified in the Trust
Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until (i) the Controlling Class
Representative, if one is then acting, has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the Depositor or the UBS Mortgage Loan Seller, as the
case may be, within ten (10) Business Days of the Controlling Class
Representative's receipt of a written request for such consent) and (ii) the
Trustee has received from the Depositor or the UBS Mortgage Loan Seller, as the case may be, (A) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an
Adverse Grantor Trust Event to occur with respect to the Grantor Trust and (B)
written confirmation from each Rating Agency that such termination would not cause an Adverse Rating Event to occur with respect to any Class of
Certificates; and provided, further, that the Depositor, in the case of Lehman
Trust Mortgage Loans, or the UBS Mortgage Loan Seller, in the case of UBS Trust
Mortgage Loans, may, at its option, purchase the entire subject
Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any
Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Trust Mortgage Loan(s) to be
repurchased. If the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i)

                                     -111-

determining the materiality of any Breach or Defect, as the case may be, and
(ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Trust Mortgage Loan.

          (d) Notwithstanding the foregoing, if there exists a Breach of that portion of the representation or warranty on the part of the Depositor set forth in, or made pursuant to, Section 2.04(b)(xlviii), or on the part of the UBS
Mortgage Loan Seller set forth in, or made pursuant to, paragraph (xlviii) of
Exhibit B to the UBS/Depositor Mortgage Loan Purchase Agreement, in each case specifically relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document for any Mortgage Loan requires the related
Mortgagor to bear the reasonable costs and expenses associated with the subject matter of such representation or warranty, as set forth in such representation or warranty, then the Master Servicer shall (and the Special Servicer may)
direct the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS
Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) in writing to wire transfer to the Pool Custodial Account, within 90 days of such party's receipt of such direction, the amount of any such reasonable costs and expenses incurred by the Trust that (i) are due from the Mortgagor, (ii) otherwise would have been required to be paid by the Mortgagor if such representation or warranty with respect to such costs and expenses had in fact been true, as set forth in the related representation or warranty, (iii) have not been paid by the
Mortgagor, (iv) are the basis of such Breach and (v) constitute "Covered Costs".
Upon payment of such costs, the Depositor (in the case of a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust
Mortgage Loan) shall be deemed to have cured such Breach in all respects.
Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and neither the Depositor (in the case of a Lehman Trust Mortgage Loan) nor the UBS
Mortgage Loan Seller (in the case of a UBS Trust Mortgage Loan) shall be obligated to otherwise cure such Breach or repurchase the affected Trust
Mortgage Loan under any circumstances. Amounts deposited in the Pool Custodial
Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

          (e) Subject to the penultimate sentence of this paragraph and subject to Section 2.03(d), if the Depositor determines that a Material Breach (other than a Material Breach of a representation or warranty on the part of the
Depositor set forth in and made pursuant to Section 2.04(b)(xvii)) or a Material
Document Defect with respect to a Lehman Trust Mortgage Loan is not capable of being cured in accordance with Section 2.03(a), or the UBS Mortgage Loan Seller determines that a Material Breach (other than a Material Breach of a representation or warranty on the part of the UBS Mortgage Loan Seller set forth in and made pursuant to paragraph (xvii) of Exhibit B to the UBS/Depositor
Mortgage Loan Purchase Agreement) or Material Document Defect with respect to a
UBS Trust Mortgage Loan is not capable of being cured in accordance with Section
5(a) of the UBS/Depositor Mortgage Loan Purchase Agreement, then in lieu of repurchasing such Trust Mortgage Loan the Depositor or the UBS Mortgage Loan
Seller, as the case may be, may, at its sole option, pay a cash amount equal to the loss of value (each such payment, a "Loss of Value Payment") with respect to such Trust Mortgage Loan, which loss of value is directly attributed to such
Material Breach or Material Document Defect, as the case may be. The amount of each such Loss of Value Payment shall be determined either (i) by mutual agreement of the Special Servicer on behalf of the Trust with respect to the subject Material Breach or Material Document Defect, as the case may be, and either the Depositor or the UBS Mortgage Loan Seller, as the case may be, or
(ii) by judicial decision; provided that, in the event there is a legal action for determining the existence of a Material Breach or a Material Document Defect with respect to any Trust Mortgage Loan, such legal action must also include a determination of

                                      -112-

the amount of the loss of value to such Trust Mortgage Loan directly attributed to such Material Breach or such Material Document Defect, as the case may be.
Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Breach or Material Document Defect and neither the Depositor
(in the case of a Lehman Trust Mortgage Loan) nor the UBS Mortgage Loan Seller
(in the case of a UBS Trust Mortgage Loan) shall be obligated to otherwise cure such Material Breach or Material Document Defect or repurchase the affected
Mortgage Loan based on such Material Breach or Material Document Defect under any circumstances. Notwithstanding the foregoing provisions of this Section
2.03(e), if substantially all of the loss of value to a Mortgage Loan was caused by a Material Breach or Material Document Defect, which Material Breach or
Material Document Defect is not capable of being cured, then this Section
2.03(e) shall not apply and the Depositor (in the case of a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (in the case of a UBS Trust
Mortgage Loan) shall be obligated to repurchase the affected Mortgage Loan at the applicable Purchase Price in accordance with Section 2.03(a). Furthermore, neither the Depositor nor the UBS Mortgage Loan Seller shall have the option of delivering Loss of Value Payments in connection with any Material Breach relating to a Trust Mortgage Loan's failure to be a Qualified Mortgage. In the event there is a Loss of Value Payment made by the Depositor or the UBS Mortgage
Loan Seller, as the case may be, in accordance with this Section 2.03(e), the amount of such Loss of Value Payment shall be deposited into the Loss of Value
Reserve Fund to be applied in accordance with Section 3.05(e).

          In the event the amount of any Loss of Value Payment is determined by judicial decision, then such Loss of Value Payment shall also include the payment of any costs and expenses (including costs incurred in establishing the amount of any related loss of value to the subject Trust Mortgage Loan) that are: (i) reasonably incurred in good faith by the Master Servicer, the Special
Servicer and/or the Trustee (on behalf of the Trust) in enforcing the rights of the Trust with respect to the subject Material Breach or Material Document
Defect, as the case may be; and (ii) directly attributable to the enforcement of the rights of the Trust with respect to the subject Material Breach or Material
Document Defect, as the case may be; provided that, if the Depositor (with respect to a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust Mortgage Loan) tenders a loss of value payment in a specified amount in connection with a Material Breach or Material Document
Defect prior to the institution of legal proceedings and that offer is rejected, and if an amount equal to or less than the loss of value payment originally tendered by the Depositor or the UBS Mortgage Loan Seller, as the case may be, is ultimately determined by judicial decision to be the actual amount of the
Loss of Value Payment attributed to such Material Breach or Material Document
Defect, as the case may be, then that Loss of Value Payment shall not include the payment of any costs or expenses incurred by the Master Servicer, the
Special Servicer and/or the Trustee in connection with the subject litigation;
provided, further, that, if the Special Servicer requestS a loss of value payment from the Depositor or the UBS Mortgage Loan Seller, as the case may be, of a specified amount in connection with a Material Breach or Material Document
Defect, as the case may be, and the Depositor or the UBS Mortgage Loan Seller,
as the case may be, refuses to pay that amount, and if an amount equal to or greater than the loss of value payment originally requested by the Special
Servicer is ultimately determined by judicial decision to be the actual Loss of
Value Payment attributable to such Material Document Defect or Material Breach, then that Loss of Value Payment shall also include the payment of all costs and expenses reasonably incurred in connection with that judicial determination; and
provided, further, that, if the Depositor (with respect to a Lehman Trust
Mortgage Loan) or the UBS Mortgage Loan Seller (with respect to a UBS Trust
Mortgage Loan) tenders a loss of value payment in connection with a Material
Breach or Material Document Defect, as the case may be, in a specified amount, and the

                                      -113-

Special Servicer rejects such tender and requests a greater loss of value payment amount, and an amount in between the respective amounts tendered and requested is ultimately determined by judicial decision to be the actual Loss of
Value Payment attributable to such Material Breach or Material Document Defect, as the case may be, then that Loss of Value Payment shall also include the payment of an amount equal to the product of (i) all costs and expenses reasonably incurred in connection with that judicial determination, multiplied by (ii) a fraction, the numerator of which is the excess of the amount determined by judicial decision over the amount tendered by the Depositor or the
UBS Mortgage Loan Seller, as the case may be, and the denominator of which is the excess of the amount requested by the Special Servicer over the amount tendered by the Depositor or the UBS Mortgage Loan Seller, as the case may be.
Notwithstanding the foregoing, in the event any Loss of Value Payment is determined by the parties hereto by mutual agreement (and not by a judicial decision), that Loss of Value Payment shall not include any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee unless such costs and expenses were specifically included in such mutual agreement.

          (f) Notwithstanding the foregoing, if there exists a Material Breach of the representation or warranty on the part of the Depositor set forth in and made pursuant to Section 2.04(b)(xvii) or the UBS Mortgage Loan Seller set forth in and made pursuant to paragraph (xvii) of Exhibit B to the UBS/Depositor
Mortgage Loan Purchase Agreement, and the subject Mortgage Loan becomes a
Qualified Mortgage prior to the expiration of the Initial Resolution Period applicable to a Material Document Defect or Material Breach that affects whether a Mortgage Loan is a Qualified Mortgage, and without otherwise causing an
Adverse REMIC Event or an Adverse Grantor Trust Event, then such breach will be cured and the Depositor or the UBS Mortgage Loan Seller, as the case may be, will not be obligated to repurchase or otherwise remedy such Breach.

          (g) In connection with any purchase or repurchase of a Trust Mortgage
Loan pursuant to or otherwise as contemplated by this Section 2.03, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the purchasing/repurchasing entity, upon delivery to each of them of a receipt executed by the purchasing/repurchasing entity, all portions of the Mortgage
File and other documents pertaining to such Trust Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the
purchasing/repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the
Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee or by a
Custodian on its behalf shall be conditioned upon its receipt from the Master
Servicer of a Request for Release accompanied by a certification of a Servicing
Officer to the effect that all amounts received or to be received in connection with such purchase or repurchase, as the case may be, which are required to be deposited in the Pool Custodial Account pursuant to Section 3.04(a) have been deposited. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the
Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(g), and such other instruments as may be necessary or appropriate to transfer title to an REO Property or any interest therein in connection with the repurchase of an REO Trust Mortgage Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master
Servicer.

                                      -114-

          (h) The UBS/Depositor Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any UBS Trust Mortgage Loan. This Section 2.03 provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to any
Lehman Trust Mortgage Loan.

          (i) If at any time a Westfield North Bridge Trust Mortgage Loan has been repurchased by the related Mortgage Loan Seller and the other Westfield
North Bridge Trust Mortgage Loan has not been repurchased by the related
Mortgage Loan Seller, the applicable Westfield North Bridge Note A1/A2 Non-Trust
Mortgage Loan Noteholder or its designee shall be entitled to purchase, for the applicable Purchase Price, the Westfield North Bridge Trust Mortgage Loan that remains in the Trust Fund, provided that a payment default or a material non-monetary default exists with respect to such Westfield North Bridge Trust
Mortgage Loan; provided that in the event the Westfield North Bridge Trust
Mortgage Loan remaining in the Trust Fund is not so purchased by the applicable
Westfield North Bridge Note A1/A2 Non-Trust Mortgage Loan Noteholder or its
designee, then the Westfield North Bridge Trust Mortgage Loan that was in fact repurchased by the related Mortgage Loan Seller shall be treated as a Westfield
North Bridge Non-Trust Mortgage Loan in accordance with this Agreement.

          SECTION 2.04. Representations, Warranties and Covenants of the
                        Depositor.

          (a) The Depositor hereby represents, warrants and covenants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Master Servicer and the Special Servicer, as of the
Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the
     Depositor, and the performance and compliance with the terms of this
     Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                      -115-

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) The Depositor is not transferring the Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

               (viii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Trust
     Mortgage Loans to the Trustee pursuant to Section 2.01(a).

               (ix) After giving effect to its transfer of the Trust Mortgage
     Loans to the Trustee pursuant to Section 2.01(a), the value of the
     Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

               (x) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

               (xi) No proceedings looking toward merger, liquidation,
     dissolution or bankruptcy of the Depositor are pending or contemplated.

               (xii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
     Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
     Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (xiii) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of the
     Trust Mortgage Loans by the Depositor to the Trustee.

               (xiv) Immediately prior to the transfer of the UBS Trust Mortgage
     Loans to the Trust pursuant to this Agreement (and assuming that the UBS
     Mortgage Loan Seller transferred to the Depositor good and marketable title to each UBS Trust Mortgage Loan, free

                                      -116-

     and clear of all liens, claims, encumbrances and other interests), (A) the
     Depositor had good and marketable title to, and was the sole owner and holder of, each UBS Trust Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the UBS Trust Mortgage
     Loans, exclusive of the servicing rights pertaining thereto.

          (b) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, with respect to each
Lehman Trust Mortgage Loan only, as of the Closing Date or such other date specified in the particular representation and warranty, subject to the exceptions set forth on Schedule II hereto, as follows (the headings set forth in this Section 2.04(b) with respect to each representation and warranty being for convenience of reference only and in no way limiting, expanding or otherwise affecting the scope or subject matter thereof):

               (i) Trust Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Trust Mortgage Loan Schedule was true and correct in all material respects as of its Due Date in August 2004.

               (ii) Legal Compliance. If such Mortgage Loan was originated by the Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; and, if such Mortgage Loan was not originated by the Lehman Mortgage Loan Seller or another Affiliate of the Depositor, then, to the Depositor's actual knowledge, after having performed the type of due diligence customarily performed in the origination of comparable mortgage loans by the Lehman
     Mortgage Loan Seller, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

               (iii) Ownership of Lehman Trust Mortgage Loan. The Depositor owns such Mortgage Loan, has good title thereto, has full right, power and authority to sell, assign and transfer such Mortgage Loan and is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such
     Mortgage Loan, exclusive of the servicing rights pertaining thereto; no provision of the Mortgage Note, Mortgage(s) or other loan documents relating to such Mortgage Loan prohibits or restricts the Depositor's right to assign or transfer such Mortgage Loan to the Trustee (except in the case of a Loan Combination, which may, pursuant to the related Co-Lender
     Agreement, require notice to one or more rating agencies or another lender which, if required, has already been provided); no governmental or regulatory approval or consent is required for the sale of such Mortgage
     Loan by the Depositor; and the Depositor has validly conveyed to the
     Trustee a legal and beneficial interest in and to such Mortgage Loan free and clear of any lien, claim or encumbrance of any nature.

               (iv) No Holdback. The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of such
     Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts to be released pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property) and there is no requirement for future advances thereunder.

                                     -117-

               (v) Loan Document Status. Each of the related Mortgage Note,
     Mortgage(s), Assignment(s) of Leases, if separate from the related
     Mortgage, and other agreements executed in favor of the lender in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to the non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except that (A) such enforcement may be limited by (1) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (B) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in the foregoing clause (A), such limitations will not render that subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument. Such Mortgage Loan is non-recourse to the Mortgagor or any other Person except to the extent provided in certain nonrecourse carveouts and/or in any applicable guarantees. If such Mortgage Loan has a Cut-off Date Balance of $15 million or more, the related Mortgagor or another Person has agreed, in effect, to be liable for all liabilities, costs, losses, damages or expenses suffered or incurred by the mortgagee under such Mortgage Loan by reason of or in connection with and to the extent of (A) any material intentional fraud or material intentional misrepresentation by the related mortgagor; (B) any breach on the part of the related mortgagor of any environmental representations warranties and covenants contained in the related Mortgage
     Loan documents; and (C) the filing of a voluntary bankruptcy or insolvency proceeding by the related mortgagor; provided that, instead of any breach described in clause (B) of this paragraph, the related Mortgagor or such other Person may instead be liable for liabilities, costs, losses, damages, expenses and claims resulting from a breach of the obligations and indemnities of the related Mortgagor under the related Mortgage Loan documents relating to hazardous or toxic substances, radon or compliance with environmental laws.

               (vi) No Right of Rescission. As of the date of origination, subject to the limitations and exceptions as to enforceability set forth in paragraph (b)(v) above, there was no valid offset, defense, counterclaim or right to rescission, abatement of amounts due under the Mortgage Note or diminution of amounts due under the Mortgage Note with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection with such Mortgage Loan; and, as of the Closing Date, subject to the limitations and exceptions as to enforceability set forth in paragraph
     (b)(v) above, there is no valid offset, defense, counterclaim or right of rescission, abatement of amounts due under the Mortgage Note or diminution of amounts due under the Mortgage Note with respect to any of the related
     Mortgage Note, Mortgage(s) or other agreements executed in connection with such Mortgage Loan.

               (vii) Assignments. The assignment of the related Mortgage(s) and
     Assignment(s) of Leases to the Trustee (or, in the case of the Two Penn
     Plaza Trust Mortgage Loan, to the Two Penn Plaza Trustee) constitutes the legal, valid, binding and, subject to the limitations and exceptions as to enforceability set forth in paragraph (b)(v) above, enforceable assignment of such documents (provided that the unenforceability of any such assignment based on bankruptcy, insolvency, receivership, reorganization, liquidation, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally or based on general

                                      -118-

     principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) shall be a breach of this representation and warranty only upon the declaration by a court with jurisdiction in the matter that such assignment is to be unenforceable on such basis).

               (viii) First Lien. Each related Mortgage is a valid and, subject to the limitations and exceptions in paragraph (b)(v) above, enforceable first lien on the related Mortgaged Property including all improvements thereon (other than any tenant owned improvements), which Mortgaged
     Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for the following (collectively, the "Permitted Encumbrances"): (A) the lien for real estate taxes, water charges, sewer rents and assessments not yet due and payable; (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a pro forma title policy or title policy commitment); (C) exceptions and exclusions specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment); (D)
     other matters to which like properties are commonly subject, (E) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (F) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment); and (G) if the subject Lehman Trust Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another
     Mortgage Loan contained in the same Cross-Collateralized Group; provided that, in the case of a Lehman Trust Mortgage Loan that is part of a Loan
     Combination, such Mortgage also secures the other mortgage loan(s) in such
     Loan Combination. With respect to the subject Lehman Trust Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related Mortgage, the current principal use or operation of the related Mortgaged Property or the ability of the related Mortgaged Property to generate sufficient cashflow to enable the related Mortgagor to timely pay in full the principal and interest on the related Mortgage Note (other than a Balloon Payment, which would require a refinancing). If the related Mortgaged Property is operated as a nursing facility or a hospitality property, the related Mortgage, together with any security agreement, chattel mortgage or similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest (subject only to any prior purchase money security interest, revolving credit lines and any personal property leases), to the extent such security interest can be perfected by the recordation of a
     Mortgage or the filing of a UCC financing statement, in all material personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property, and that is located on the related Mortgaged Property, which personal property includes, in the case of Mortgaged Properties operated by the related
     Mortgagor as a nursing facility or hospitality property, all furniture, fixtures, equipment and other personal property located at the subject
     Mortgaged Property that are owned by the related Mortgagor and reasonably necessary or material to the operation of the subject Mortgaged Property.
     In the case of any Lehman Trust Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC financing statements have been filed as necessary, in each case, to perfect a valid first priority security interest, to the extent such security interest can be perfected by the inclusion of such provisions and the filing of a UCC

                                     -119-

     financing statement, in the Mortgagor's right to receive related hotel room revenues with respect to such Mortgaged Property.

               (ix) Taxes and Assessments. All taxes, governmental assessments, water charges, sewer rents or similar governmental charges which, in all such cases, were directly related to the related Mortgaged Property and could constitute liens on the related Mortgaged Property prior to the lien of the related Mortgage, together with all ground rents, that prior to the related Due Date in August 2004 became due and payable in respect of, and materially affect, any related Mortgaged Property have been paid or are escrowed for or are not yet delinquent, and the Depositor knows of no unpaid tax, assessment, ground rent, water charges or sewer rent, which, in all such cases, were directly related to the subject Mortgaged Property and could constitute liens on the subject Mortgaged Property prior to the lien of the related Mortgage that prior to the Closing Date became due and delinquent in respect of any related Mortgaged Property, or in any such case an escrow of funds in an amount sufficient to cover such payments has been established.

               (x) No Material Damage. As of the date of origination of such
     Mortgage Loan and, to the actual knowledge of the Depositor, as of the
     Closing Date, there was no pending proceeding for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof and such Mortgaged Property is free of material damage.
     Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related
     Mortgage or other loan documents relating to such Mortgage Loan, and further subject to any rights of the lessor under any related Ground Lease, the related Mortgage Loan documents provide that any condemnation awards will be applied (or, at the discretion of the mortgagee, will be applied)
     to either the repair or restoration of all or part of the related Mortgaged
     Property or the reduction of the outstanding principal balance of such
     Mortgage Loan.

               (xi) Title Insurance. Each related Mortgaged Property is covered by an ALTA (or its equivalent) lender's title insurance policy issued by a nationally recognized title insurance company, insuring that each related
     Mortgage is a valid first lien on such Mortgaged Property in the original principal amount of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Combination, in the original principal amount of such Loan
     Combination) after all advances of principal, subject only to Permitted
     Encumbrances and, in the case of a Lehman Trust Mortgage Loan that is part of a Loan Combination, further subject to the fact that the related
     Mortgage also secures the related Non-Trust Mortgage Loan(s) (or, if such policy has not yet been issued, such insurance may be evidenced by a binding commitment or binding pro forma marked as binding and signed
     (either thereon or on a related escrow letter attached thereto) by the title insurer or its authorized agent) from a title insurer qualified and/or licensed in the applicable jurisdiction, as required, to issue such policy; such title insurance is in full force and effect, all premiums have been paid, is freely assignable and will inure to the benefit of the
     Trustee (or, in the case of the Two Penn Plaza Trust Mortgage Loan, the Two
     Penn Plaza Trustee) as sole insured as mortgagee of record, or any such commitment or binding pro forma is a legal, valid and binding obligation of such insurer; no claims have been made by the Depositor or the Lehman
     Mortgage Loan Seller under such title insurance; and neither the Depositor nor the Lehman Mortgage Loan Seller (or any of its Affiliates) has done, by act or

                                      -120-

     omission, anything that would materially impair the coverage of any such title insurance policy; such policy or commitment or binding pro forma contains no exclusion for (or alternatively it insures over such exclusion, unless such coverage is unavailable in the relevant jurisdiction) (A)
     access to a public road, (B) that there is no material encroachment by any improvements on the related Mortgaged Property either to or from any adjoining property or across any easements on the related Mortgaged
     Property, and (C) that the land shown on the survey materially conforms to the legal description of the related Mortgaged Property.

               (xii) Property Insurance. As of the date of its origination and, to the Depositor's actual knowledge, as of the Cut-off Date, all insurance required under each related Mortgage (except where a tenant under a lease is permitted to insure or self-insure under a lease) was in full force and effect with respect to each related Mortgaged Property; such insurance included (A) fire and extended perils insurance included within the classification "All Risk of Physical Loss" or the equivalent thereof in an amount (subject to a customary deductible) at least equal to the lesser of
     (1) 100% of the full insurable value of the improvements located on such
     Mortgaged Property and (2) the outstanding principal balance of such
     Mortgage Loan or the portion thereof allocable to such Mortgaged Property),
     (B) business interruption or rental loss insurance for a period of not less than 12 months, (C) comprehensive general liability insurance in an amount not less than $1 million per occurrence, (D) workers' compensation insurance (if the related Mortgagor has employees and if required by applicable law), and (E) if (1) such Mortgage Loan is secured by a
     Mortgaged Property located in the State of California or in "seismic zone"
     3 or 4 and (2) a seismic assessment as described below revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements on such Mortgaged Property, seismic insurance; it is an event of default under such Mortgage Loan if the above-described insurance coverage is not maintained by the related
     Mortgagor (except where a tenant under a lease is permitted to insure or self-insure under a lease) and the related loan documents provide (in either a general cost and expense recovery provision or a specific provision with respect to recovery of insurance costs and expenses) that any reasonable out-of-pocket costs and expenses incurred by the mortgagee in connection with such default in obtaining such insurance coverage may be recovered from the related Mortgagor; the related Evidence of Property
     Insurance and certificate of liability insurance (which may be in the form of an Acord 27 or an Acord 25, respectively), or forms substantially similar thereto, provide that the related insurance policy may not be terminated or reduced without at least 10 days prior notice to the mortgagee and (other than those limited to liability protection) name the mortgagee and its successors as loss payee; no notice of termination or cancellation with respect to any such insurance policy has been received by the Depositor or the Lehman Mortgage Loan Seller; all premiums under any such insurance policy have been paid through the Cut-off Date; the insurance policies specified in clauses (A), (B) and (C) above are required to be maintained with insurance companies having "financial strength" or
     "claims paying ability" ratings of at least "A:VII" from A.M. Best Company or at least "BBB+" (or equivalent) from a nationally recognized statistical rating agency (or, with respect to certain blanket insurance policies, such other ratings as are in compliance with S&P's applicable criteria for rating the Certificates); and, except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage or other loan documents relating to such
     Mortgage Loan, and subject to the related exception schedules, the related
     Mortgage Loan documents provide that any property insurance proceeds will be applied (or, at the discretion of the mortgagee, will be

                                      -121-

     applied) either to the repair or restoration of all or part of the related
     Mortgaged Property or the reduction of the outstanding principal balance of such Mortgage Loan; provided that the related Mortgage Loan documents may entitle the related Mortgagor to any portion of such proceeds remaining after completion of the repair or restoration of the related Mortgaged
     Property or payment of amounts due under such Mortgage Loan.
     Notwithstanding anything to the contrary in this paragraph (xii), with regard to insurance for acts of terrorism, any such insurance and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to the related Mortgaged Property. If the related Mortgaged Property is located in the State of California or in "seismic zone" 3 or 4, then: (A)
     either a seismic assessment was conducted with respect to the related
     Mortgaged Property in connection with the origination of such Mortgage Loan or earthquake insurance was obtained; and (B) the probable maximum loss for the related Mortgaged Property as reflected in such seismic assessment, if any, was determined based upon a return period of not less than 475 years, an exposure period of 50 years and a 10% probability of incidence. Schedule
     II-(xii) attached hereto is true and correct in all material respects.

               (xiii) No Material Defaults. Other than payments due but not yet
     30 days or more delinquent, there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage
     Note, the related Mortgage or other loan documents relating to such
     Mortgage Loan, and (B), to the knowledge of the Depositor, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration (A) that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Depositor in this Section 2.04(b)
     or (B) with respect to which neither the Depositor nor the Lehman Mortgage
     Loan Seller has any actual knowledge. Neither the Depositor nor the Lehman
     Mortgage Loan Seller has waived, in writing or with knowledge, any material default, breach, violation or event of acceleration under any of such documents. Under the terms of such Mortgage Loan, no person or party other than the mortgagee or its servicing agent may declare an event of default or accelerate the related indebtedness under such Mortgage Loan.

               (xiv) No Payment Delinquency. As of the Closing Date, such
     Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly
     Payment.

               (xv) Interest Accrual Basis. Such Mortgage Loan accrues interest on an Actual/360 Basis, an Actual/Actual Basis or a 30/360 Basis; and such
     Mortgage Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term thereof (except if such Mortgage
     Loan is an ARD Mortgage Loan, in which case the accrual rate for interest will increase after its Anticipated Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).

                                      -122-

               (xvi) Subordinate Debt. Each related Mortgage or other loan document relating to such Mortgage Loan does not provide for or permit, without the prior written consent of the holder of the related Mortgage
     Note, any related Mortgaged Property or any direct controlling interest in the Mortgagor to secure any other promissory note or debt (other than another Mortgage Loan in the Trust Fund and, if such Mortgage Loan is part of a Loan Combination, the other mortgage loan(s) that are part of such
     Loan Combination, as applicable).

               (xvii) Qualified Mortgage. Such Mortgage Loan is "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.
     Accordingly, either as of the date of origination or the Closing Date, the fair market value of the real property securing such Mortgage Loan was not less than 80% of the "adjusted issue price" (within the meaning of the
     REMIC Provisions) of such Mortgage Loan. For purposes of the preceding sentence, the fair market value of the real property securing such Mortgage
     Loan was first reduced by the amount of any lien on such real property that is senior to the lien that secures such Mortgage Loan, and was further reduced by a proportionate amount of any lien that is on a parity with the lien that secures such Mortgage Loan. No action that occurs by operation of the terms of such Mortgage Loan would cause such Mortgage Loan to cease to be a "qualified mortgage" and such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution (A)
     would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury regulations section 1.1001-3, (B) would cause such
     Mortgage Loan not to be a "qualified mortgage" within the meaning of
     Section 860G(a)(3) of the Code (without regard to clauses (A)(i) or (A)(ii)
     thereof) or (C) would cause a "prohibited transaction" within the meaning of Section 860F(a)(2) of the Code. The related Mortgaged Property, if acquired in connection with the default or imminent default of such
     Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

               (xviii) Prepayment Consideration. Prepayment Premiums and Yield
     Maintenance Charges payable with respect to such Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury regulations section 1.860G-1(b)(2).

               (xix) Environmental Conditions. One or more environmental site assessments or transaction screens, or one or more updates of a previously conducted environmental assessment or transaction screen, were performed by an environmental consulting firm independent of the Depositor and the
     Depositor's Affiliates with respect to each related Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s)
     prepared in connection with the assessment(s), transaction screen(s) and/or update(s) referenced herein, has no knowledge of, and has not received actual notice of, any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); all of such environmental site assessments and transaction screens met ASTM requirements to the extent set forth in such report; and
     none of the above referenced environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then (1) the same have been remediated in all material respects, (2) sufficient funds have been escrowed or a letter of credit, guaranty or other instrument has been delivered for purposes of covering the estimated costs of such remediation,
     (3) the related Mortgagor or other responsible party is currently taking remedial or other appropriate action to address the environmental issue

                                      -123-

     consistent with the recommendations in such site assessment, (4) the cost of the environmental issue relative to the value of such Mortgaged Property was de minimis, or (5) environmental insurance has been obtained.

               The Mortgagor with respect to such Mortgage Loan has represented, warranted and covenanted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the related Mortgaged Property, any Hazardous Materials in any manner which violates applicable federal, state or local laws governing the use, storage, handling, production or disposal of Hazardous Materials at the related Mortgaged Property and (A) the related Mortgagor and a natural person have agreed to indemnify the mortgagee under such Mortgage Loan, and its successors and assigns, against any losses, liabilities, damages, penalties, fines, claims and reasonable out of pocket expenses (excluding lost profits, consequential damages and diminution of value of the related
     Mortgaged Property, provided that no Lehman Trust Mortgage Loan with an original principal balance equal to or greater than $15,000,000 contains an exclusion for "diminution of value" of the related Mortgaged Property)
     paid, suffered or incurred by such mortgagee resulting from such
     Mortgagor's material violation of any environmental law or a material breach of the environmental representations and warranties or covenants given by the related Mortgagor in connection with such Mortgage Loan or (B)
     environmental insurance has been obtained. If such Mortgage Loan is a
     Mortgage Loan as to which neither a natural person has provided the indemnity set forth above nor environmental insurance has been obtained, such Mortgage Loan is set forth on Schedule II-(xix).

               The Depositor has not taken any action with respect to such
     Mortgage Loan or the related Mortgaged Property that could subject the
     Depositor or its successors and assigns in respect of such Mortgage Loan to liability under CERCLA or any other applicable federal, state or local environmental law. The related Mortgage or other loan documents require the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

               (xx) Realization Against Real Estate Collateral. The related
     Mortgage Note, Mortgage(s), Assignment(s) of Leases and other loan documents securing such Mortgage Loan, if any, contain customary and, subject to the limitations and exceptions as to enforceability in paragraph
     (b)(v) above, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property or Properties of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

               (xxi) Bankruptcy. The related Mortgagor is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding; provided, however, that this representation and warranty does not cover any such bankruptcy, reorganization, insolvency or comparable proceeding with respect to which: (1) neither the Depositor nor the Lehman Mortgage Loan
     Seller has any actual knowledge and (2) written notice of the discovery thereof is not delivered to the Depositor by the Trustee or the Master
     Servicer on or prior to the date occurring twelve months after the Closing
     Date.

                                      -124-

               (xxii) Loan Security. Such Mortgage Loan is secured by a Mortgage on a fee simple interest and/or a leasehold estate in a commercial property or multifamily property, including the related Mortgagor's interest in the improvements on the related Mortgaged Property.

               (xxiii) Amortization. Such Mortgage Loan does not provide for negative amortization unless such Mortgage Loan is an ARD Mortgage Loan, in which case it may occur only after the Anticipated Repayment Date.

               (xxiv) Whole Loan. Such Mortgage Loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent interest in the form of participation in the cash flow of the related Mortgaged Property.

               (xxv) Due-on-Encumbrance. Each Lehman Trust Mortgage Loan
     contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or Rating Agency confirmation that an Adverse
     Rating Event with respect to any Class of Certificates would not occur, any related Mortgaged Property or any direct controlling interest in the
     Mortgagor is directly encumbered in connection with subordinate financing;
     and, except in the case of a Lehman Trust Mortgage Loan that is part of a
     Loan Combination (for which such consent has been granted with respect to the other mortgage loan(s) in such Loan Combination), and except for the respective Lehman Trust Mortgage Loans secured by the Mortgaged Properties listed on Schedule II-(xxv) (for which such consent has been granted with respect to mezzanine debt), no such consent has been granted by the Lehman
     Mortgage Loan Seller. To the Depositor's knowledge, no related Mortgaged
     Property is encumbered in connection with subordinate financing (except that each Mortgaged Property securing a Lehman Trust Mortgage Loan that is part of a Loan Combination also secures the other mortgage loan(s) in such
     Loan Combination); however, if the related Mortgaged Property is listed on
     Schedule II-(xxv), then certain direct controlling equity holders in the related Mortgagor are known to the Depositor to have incurred debt secured by their ownership interest in the related Mortgagor.

               (xxvi) Due-on-Sale. Except with respect to transfers of certain non-controlling and/or minority interests in the related Mortgagor as specified in the related Mortgage or with respect to transfers of interests in the related Mortgagor between immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related
     Mortgagor, each Lehman Trust Mortgage Loan contains either (A) provisions for the acceleration of the payment of the unpaid principal balance of such
     Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the prior written consent of the mortgagee or rating agency confirmation, or (B) provisions for the acceleration of the payment of the unpaid principal balance of such
     Mortgage Loan if any related Mortgaged Property or interest therein is directly or indirectly transferred or sold without the related Mortgagor having satisfied certain conditions specified in the related Mortgage with respect to permitted transfers.

               (xxvii) Mortgagor Concentration. Except in the case of the Lehman
     Trust Mortgage Loan identified on the Trust Mortgage Loan Schedule as
     Northshore Mall, the Westfield North Bridge Note A1 Trust Mortgage Loan and
     the Two Penn Plaza Trust Mortgage

                                      -125-

     Loan, such Mortgage Loan, together with any other Lehman Trust Mortgage
     Loan made to the same Mortgagor or to an Affiliate of such Mortgagor, does not represent more than 5% of the Initial Pool Balance.

               (xxviii) Waivers; Modifications. Except as set forth in a written instrument included in the related Mortgage File, the (A) material terms of the related Mortgage Note, the related Mortgage(s) and any related loan agreement and/or lock-box agreement have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgagee in any manner, and (B) no portion of a related Mortgaged Property has been released from the lien of the related Mortgage, in the case of (A)
     and/or (B), to an extent or in a manner that in any such event materially interferes with the security intended to be provided by such document or instrument.

               (xxix) Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator during the six-month period prior to the related origination date.

               (xxx) Property Release. The terms of the related Mortgage Note,
     Mortgage(s) or other loan document securing such Mortgage Loan do not provide for the release from the lien of such Mortgage of any material portion of the related Mortgaged Property that is necessary to the operation of such Mortgaged Property or was given material value in the underwriting of such Mortgage Loan at origination, without (A) payment in full of such Mortgage Loan, (B) delivery of Defeasance Collateral in the form of "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "Investment Company
     Act"), (C) delivery of substitute real property collateral, or (D) payment of a release price equal to at least 125% of the amount of such Mortgage
     Loan allocated to the related Mortgaged Property subject to the release or
     (E) the satisfaction of certain underwriting and legal requirements which the Lehman Mortgage Loan Seller required in the origination of comparable mortgage loans.

               (xxxi) Qualifications; Licensing; Zoning. The related Mortgagor has covenanted in the related Mortgage Loan documents to maintain the related Mortgaged Property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by such originator in the origination of comparable mortgage loans with respect to the foregoing matters; the Depositor has received no notice of any material violation of, to the extent is has not been grandfathered under, any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of the related
     Mortgaged Property (unless affirmatively covered by the title insurance referred to in paragraph (b)(xi) above (or an endorsement thereto)); to the
     Depositor's knowledge (based on surveys, opinions, letters from municipalities and/or title insurance obtained in connection with the origination of such Mortgage Loan), no improvement that was included for the purpose of determining the appraised value of the related Mortgaged
     Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property, in effect at the time of origination of such Mortgage Loan, to an extent which would have a material adverse affect on the related Mortgagor's use and operation of such Mortgaged Property (unless

                                      -126-

     grandfathered with respect thereto or affirmatively covered by the title insurance referred to in paragraph (b)(xi) above (or an endorsement thereto)), and no improvements on adjoining properties encroached upon such
     Mortgaged Property to any material extent.

               (xxxii) Property Financial Statements. The related Mortgagor has covenanted in the related Mortgage Loan documents to deliver to the mortgagee annual operating statements and rent rolls of each related
     Mortgaged Property. If such Mortgage Loan had an original principal balance greater than $15 million, the related Mortgagor has covenanted to provide such operating statements and rent rolls on a quarterly basis.

               (xxxiii) Single Purpose Entity. If such Mortgage Loan has a
     Cut-off Date Balance in excess of $25 million, then the related Mortgagor is obligated by its organizational documents and the related Mortgage Loan documents to be a Single Purpose Entity for so long as such Mortgage Loan is outstanding; and, if such Mortgage Loan has a Cut-off Date Balance greater than $5 million and less than $25 million, then the related
     Mortgagor is obligated by its organizational documents and/or the related
     Mortgage Loan documents to own the related Mortgaged Property and no other material assets, except such as are incidental to the ownership of such
     Mortgaged Property for so long as such Mortgage Loan is outstanding. For purposes of this representation, "Single Purpose Entity" means an entity whose organizational documents or the related Mortgage Loan documents provide substantially to the effect that such entity: (A) is formed or organized solely for the purpose of owning and operating one or more of the
     Mortgaged Properties securing such Mortgage Loan, (B) may not engage in any business unrelated to the related Mortgaged Property or Mortgaged
     Properties, (C) does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged
     Properties and (D) may not incur indebtedness other than as permitted by the related Mortgage or other Mortgage Loan documents. If such Mortgage
     Loan has an initial principal balance of $25 million and above and the related Mortgagor is a single member limited liability company, such
     Mortgagor's organizational documents provide that such Mortgagor shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of its sole member and is organized in a jurisdiction that provides for such continued existence and there was obtained opinion of counsel confirming such continued existence. If such Mortgage Loan has, or is part of a group of Lehman Trust Mortgage Loans with affiliated Mortgagors having, a Cut-off Date Balance equal to or greater than 2% of the Initial
     Pool Balance, or if such Mortgage Loan has an original principal balance equal to or greater than $25 million, there was obtained an opinion of counsel regarding non-consolidation of such Mortgagor.

               (xxxiv) Advancing of Funds. No advance of funds has been made, directly or indirectly, by the originator or the Depositor to the related
     Mortgagor other than pursuant to the related Mortgage Note; and, to the actual knowledge of the Depositor, no funds have been received from any
     Person other than such Mortgagor for or on account of payments due on the related Mortgage Note.

               (xxxv) Legal Proceedings. To the Depositor's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or any related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of

                                      -127-

     such Mortgaged Property or the ability of such Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

               (xxxvi) Originator Duly Authorized. To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was qualified and authorized to do business in each jurisdiction in which a related Mortgaged Property is located at all times when it held such
     Mortgage Loan to the extent necessary to ensure the enforceability of such
     Mortgage Loan.

               (xxxvii) Trustee under Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and no fees and expenses are payable to such trustee except in connection with a trustee sale of the related Mortgaged Property following a default or in connection with the release of liens securing such Mortgage Loan.

               (xxxviii) Cross-Collateralization. The related Mortgaged Property is not, to the Depositor's knowledge, collateral or security for any mortgage loan that is not in the Trust Fund and, if such Mortgage Loan is cross-collateralized, it is cross-collateralized only with other Mortgage
     Loans in the Trust Fund, except that a Lehman Trust Mortgage Loan that is part of a Loan Combination is secured by one or more Mortgaged Properties that also secure the related Non-Trust Mortgage Loan(s). The security interest/lien on each material item of collateral for such Mortgage Loan has been assigned to the Trustee (or, in the case of the Two Penn Plaza
     Trust Mortgage Loan, the Two Penn Plaza Trustee).

               (xxxix) Flood Hazard Insurance. None of the improvements on any related Mortgaged Property are located in a flood hazard area as defined by the Federal Insurance Administration or, if any portion of the improvements on the related Mortgaged Property are in an area identified in the Federal
     Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the Mortgagor has obtained and is required to maintain flood insurance.

               (xl) Engineering Assessments. One or more engineering assessments or updates of a previously conducted engineering assessment were performed by an Independent engineering consulting firm with respect to each related
     Mortgaged Property during the 12-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with such assessment(s) and or update(s), does not have any knowledge of any material and adverse engineering condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and, to the extent such assessments revealed deficiencies, deferred maintenance or similar conditions, either (A) the estimated cost has been escrowed or a letter of credit has been provided, (B) repairs have been made or (C) the scope of the deferred maintenance relative to the value of such Mortgaged Property was de minimis.

               (xli) Escrows. All escrow deposits and payments relating to such
     Mortgage Loan are under control of the Depositor or the servicer of such
     Mortgage Loan and all amounts required as of the date hereof under the related Mortgage Loan documents to be deposited by the related Mortgagor have been deposited. The Depositor is transferring to the Trustee (or, in the

                                      -128-

     case of the Two Penn Plaza Trust Mortgage Loan, has transferred to the Two
     Penn Plaza Trustee) all of its right, title and interest in and to such amounts.

               (xlii) Licenses, Permits and Authorizations. The related
     Mortgagor has represented in the related Mortgage Loan documents that, and to the actual knowledge of the Depositor, as of the date of origination of such Mortgage Loan, all material licenses, permits and authorizations then required for use of the related Mortgaged Property by such Mortgagor, the related lessee, franchisor or operator have been issued and were valid and in full force and effect.

               (xliii) Servicing and Collection Practices. The servicing and collection practices used by the Depositor and the Lehman Mortgage Loan
     Seller or, to the Depositor's knowledge, any other prior holder of the related Mortgage Note with respect to such Mortgage Loan have been in all respects legal and have met customary industry standards.

               (xliv) Fee Simple. Unless such Mortgage Loan is covered by the representation and warranty in the immediately following paragraph (xlv), such Mortgage Loan is secured in whole or in material part by a fee simple interest.

               (xlv) Leasehold Interest Only. If such Mortgage Loan is secured in whole or in material part by the interest of the related Mortgagor as a lessee under a Ground Lease but not by the related fee interest, then:

               (A)  such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related
                    Mortgage or, if consent of the lessor thereunder is
                    required, it has been obtained prior to the Closing Date;

               (B)  upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such
                    Ground Lease is assignable to the Trustee (or, in the case of the Two Penn Plaza Trust Mortgage Loan, the Two Penn
                    Plaza Trustee) without the consent of the lessor thereunder
                    (or, if any such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Trustee (or, in the case of the Two Penn Plaza Trust Mortgage Loan, the Two Penn
                    Plaza Trustee) and its successors without a need to obtain the consent of such lessor (or, if any such consent is
                    required, it has been obtained prior to the Closing Date or may not be unreasonably withheld);

               (C)  such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage
                    Loan and any such action without such consent is not binding on such mortgagee, its successors or assigns;

               (D)  unless otherwise set forth in such Ground Lease, such Ground
                    Lease does not permit any increase in the amount of rent
                    payable by the ground lessee thereunder during the term of such Mortgage Loan;

                                      -129-

               (E)  such Ground Lease was in full force and effect as of the date of origination of the related Mortgage Loan and, at the
                    Closing Date, such Ground Lease is in full force and effect;
                    to the actual knowledge of the Depositor, except for
                    payments due but not yet 30 days or more delinquent, (1)
                    there is no material default under such Ground Lease, and
                    (2) there is no event which, with the passage of time or
                    with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease;

               (F)  such Ground Lease, or an estoppel or consent letter received by the mortgagee under such Mortgage Loan from the lessor, requires the lessor thereunder to give notice of any default by the lessee to such mortgagee; and such Ground Lease, or an estoppel or consent letter received by the mortgagee
                    under such Mortgage Loan from the lessor, further provides either (1) that no notice of termination given under such
                    Ground Lease is effective against such mortgagee unless a
                    copy has been delivered to the mortgagee in the manner
                    described in such Ground Lease, estoppel or consent letter or (2) that upon any termination of such Ground Lease the
                    lessor will enter into a new lease with such mortgagee upon such mortgagee's request;

               (G)  based upon the related policy of title insurance, the ground lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority
                    with, the related Mortgage, other than the related ground
                    lessor's related fee interest and any Permitted
                    Encumbrances;

               (H)  the mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any curable default under
                    such Ground Lease (not less than the time provided to the
                    related lessee under such Ground Lease to cure such default)
                    before the lessor thereunder may terminate or cancel such
                    Ground Lease;

               (I)  such Ground Lease has a currently effective term (including any options exercisable by the holder of the related
                    Mortgage) that extends not less than 20 years beyond the
                    Stated Maturity Date of the related Mortgage Loan;

               (J)  under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee under such Mortgage
                    Loan from the lessor and the related Mortgage Loan
                    documents, taken together, any related insurance proceeds, other than de minimis amounts for minor casualties, with
                    respect to the leasehold interest, or condemnation proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the
                    mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as

                                      -130-

                    commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal
                    balance of the Mortgage Loan, together with any accrued
                    interest thereon;

               (K)  such Ground Lease does not impose any restrictions on use or subletting which would be viewed as commercially
                    unreasonable by a prudent commercial mortgage lender;

               (L)  upon the request of the mortgagee under such Mortgage Loan, the ground lessor under such Ground Lease is required to
                    enter into a new lease upon termination of the Ground Lease for any reason prior to the expiration of the term thereof, including as a result of the rejection of the Ground Lease in a bankruptcy of the related Mortgagor unless the
                    mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice
                    thereof from the lessor; and

               (M)  the terms of the related Ground Lease have not been waived, modified, altered, satisfied, impaired, canceled,
                    subordinated or rescinded in any manner which materially
                    interferes with the security intended to be provided by such
                    Mortgage, except as set forth in an instrument or document contained in the related Mortgage File.

               (xlvi) Fee Simple and Leasehold Interest. If such Mortgage Loan is secured by the interest of the related Mortgagor under a Ground Lease and by the related fee interest, then (A) such fee interest is subject, and subordinated of record, to the related Mortgage, (B) the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such fee interest, and (C) upon occurrence of a default under the terms of the related Mortgage by the related Mortgagor, the mortgagee under such Mortgage Loan has the right
     (subject to the limitations and exceptions set forth in paragraph (b)(v)
     above) to foreclose upon or otherwise exercise its rights with respect to such fee interest.

               (xlvii) Tax Lot; Utilities. Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related
     Mortgagor has covenanted to obtain separate tax lots and an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy; and each related Mortgaged Property is served by a public or other acceptable water system, a public sewer (or, alternatively, a septic) system, and other customary utility facilities.

               (xlviii) Defeasance. If such Mortgage Loan is a Defeasance
     Mortgage Loan, the related Mortgage Loan documents require the related
     Mortgagor to pay all reasonable costs associated with the defeasance thereof, and either: (A) require the prior written consent of, and compliance with the conditions set by, the holder of such Mortgage Loan for defeasance or (B) require that (1) defeasance may not occur prior to the second anniversary of the Closing Date, (2) the Defeasance Collateral must be government securities within the meaning of Treasury regulations section
     1.860G-2(a)(8)(i) and must be sufficient to make all scheduled payments under the related Mortgage Note when due (assuming for each ARD Mortgage
     Loan that it matures on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences) or, in the case of a partial

                                      -131-

     defeasance that effects the release of a material portion of the related
     Mortgaged Property, to make all scheduled payments under the related
     Mortgage Note on that part of such Mortgage Loan equal to at least 110% of the allocated loan amount of the portion of the Mortgaged Property being released, (3) an independent accounting firm (which may be the Mortgagor's independent accounting firm) certify that the Defeasance Collateral is sufficient to make such payments, (4) such Mortgage Loan be assumed by a successor entity designated by the holder of such Mortgage Loan (or by the
     Mortgagor with the approval of such lender), and (5) counsel provide an opinion letter to the effect that the Trustee (or, in the case of the Two
     Penn Plaza Trust Mortgage Loan, the Two Penn Plaza Trustee) has a perfected security interest in such Defeasance Collateral prior to any other claim or interest.

               (xlix) Primary Servicing Rights. Except with respect to the servicer(s) under the Two Penn Plaza Servicing Agreement (or any successor servicer(s) appointed pursuant thereto or pursuant to the Two Penn Plaza
     Co-Lender Agreement), no Person has been granted or conveyed the right to primary service such Mortgage Loan or receive any consideration in connection therewith except (A) as contemplated in this Agreement with respect to primary servicers that are to be sub-servicers of the Master
     Servicer, (B) as has been conveyed to the Master Servicer, or (C) as has been terminated.

               (l) Mechanics' and Materialmen's Liens. As of origination, (A)
     the related Mortgaged Property is free and clear of any and all mechanics'
     and materialmen's liens that are not bonded, insured against or escrowed for, and (B) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related
     Mortgage (unless affirmatively covered by the title insurance referred to in paragraph (b)(xi) above (or an endorsement thereto)). The Depositor has not received actual notice with respect to such Mortgage Loan that any mechanics' and materialmen's liens have encumbered the related Mortgaged
     Property since origination that have not been released, bonded, insured against or escrowed for.

               (li) Due Date. Subject to any business day convention imposed by the related loan documents, the Due Date for such Mortgage Loan is scheduled to be the first day, the sixth day, the tenth day or the eleventh day of each month.

               (lii) Assignment of Leases. Subject only to Permitted
     Encumbrances, the related Assignment of Leases set forth in or separate from the related Mortgage and delivered in connection with such Mortgage
     Loan establishes and creates a valid and, subject only to the exceptions and limitations in paragraph (b)(v) above, enforceable first priority lien and first priority security interest in the related Mortgagor's right to receive payments due under any and all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the related Mortgaged Property subject to the related Mortgage, except that a license may have been granted to the related Mortgagor to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases; and each assignor thereunder has the full right to assign the same.

               (liii) Mortgagor Formation or Incorporation. To the Depositor's
     knowledge, the related Mortgagor is a Person formed or incorporated in a jurisdiction within the United States.

                                      -132-

               (liv) No Ownership Interest in Mortgagor. The Depositor has no
     ownership interest in the related Mortgaged Property or the related
     Mortgagor other than as the holder of such Mortgage Loan being sold and assigned, and neither the Depositor nor any affiliate of the Depositor has any obligation to make any capital contributions to the related Mortgagor under the Mortgage or any other related Mortgage Loan document.

               (lv) No Undisclosed Common Ownership. To the Depositor's
     knowledge, except where multiple properties secure an individual Lehman
     Trust Mortgage Loan and except for properties securing Lehman Trust
     Mortgage Loans that are cross-defaulted and cross-collateralized and except as listed on Schedule II-(lv), no two properties securing Lehman Trust
     Mortgage Loans are directly or indirectly under common ownership.

               (lvi) Loan Outstanding. Such Mortgage Loan has not been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related Mortgage File, no material portion of the related Mortgaged Property has been released.

               (lvii) Usury. Such Mortgage Loan complied with or was exempt from all applicable usury laws in effect at its date of origination.

               (lviii) ARD Mortgage Loan. If such Mortgage Loan is an ARD
     Mortgage Loan and has a Cut-off Date Balance of $15,000,000 or more, then:

               (A)  the related Anticipated Repayment Date is not less than five years from the origination date for such Mortgage Loan;

               (B)  such Mortgage Loan provides that from the related
                    Anticipated Repayment Date through the maturity date for
                    such Mortgage Loan, all excess cash flow (net of normal
                    monthly debt service on such Mortgage Loan, monthly expenses reasonably related to the operation of the related Mortgaged
                    Property, amounts due for reserves established under such
                    Mortgage Loan, and payments for any other expenses,
                    including capital expenses, related to such Mortgaged
                    Property which are approved by mortgagee) will be applied to repay principal due under such Mortgage Loan;

               (C)  no later than the related Anticipated Repayment Date, the related Mortgagor is required (if it has not previously done
                    so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property will be deposited
                    directly into a designated account controlled by the
                    mortgagee under such Mortgage Loan; and

               (D)  the interest rate of such Mortgage Loan will increase by at least two (2) percentage points in connection with the
                    passage of its Anticipated Repayment Date.

               (lix) Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and
     such appraisal

                                      -133-

     satisfied either (A) the requirements of the "Uniform Standards of
     Professional Appraisal Practice" as adopted by the Appraisal Standards
     Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the
     Financial Institutions Reform, Recovery and Enforcement Act of 1989, in
     either case as in effect on the date such Mortgage Loan was originated.

          Except as expressly provided in Section 2.04(a), the Depositor does not make any representations or warranties regarding the UBS Trust Mortgage
Loans.

          (c) The representations, warranties and covenants of the Depositor set forth in Section 2.04(a) and Section 2.04(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence.
Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

          SECTION 2.05. Acceptance of Grantor Trust Assets and the Loss of Value
                        Reserve Fund by Trustee; Issuance of the Class V
                        Certificates.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest Received by the
Trust on or with respect to the ARD Trust Mortgage Loans and any successor REO
Trust Mortgage Loans with respect thereto constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the Grantor Trust Assets and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the Grantor Trust Assets, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing, in the aggregate, the entire beneficial ownership of the Grantor
Trust. The rights of Holders of the Class V Certificates, to receive distributions from the proceeds of the Grantor Trust Assets, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement. The Class V Certificates shall evidence the entire beneficial ownership of the Grantor Trust.

          (b) It is the intention of the parties hereto that any Loss of Value
Payments Received by the Trust pursuant to Section 2.03(e), together with the account(s) and/or sub-account(s) in which such amounts are to be held pursuant to Section 3.04(e), shall collectively constitute an "outside reserve fund"
within the meaning of Treasury regulation section 1.860G-2(h), designated as the
"Loss of Value Reserve Fund". The Trustee, by execution and delivery hereof, acknowledges the assignment to it of the assets consisting of the Loss of Value
Reserve Fund, including the amounts held therein, and declares that it holds and will hold such assets, through the Special Servicer, in accordance with Section
3.04(e), in trust and for the benefit of the Certificateholders, as their interests may appear. Notwithstanding anything herein to the contrary, based on applicable law as of the date hereof, for all income and franchise tax purposes, the Holder or Holders of the Class R-III Certificates shall be treated and reported as the sole beneficial owner of the Loss of Value Reserve Fund.

                                      -134-

          SECTION 2.06. Execution, Authentication and Delivery of Class R-I
                        Certificates; Creation of REMIC I Regular Interests.

          The Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor,
(a) the REMIC I Regular Interests have been issued, and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the
Trustee, as Certificate Registrar, has executed, and the Trustee, as
Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I
Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC
I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests,
respectively, and all ownership interests evidenced or constituted by the Class
R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

          SECTION 2.07. Conveyance of REMIC I Regular Interests; Acceptance of
                        REMIC II by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the Holders of the Class R-II
Certificates and REMIC III as the holder of the REMIC II Regular Interests. The
Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and the
REMIC III Certificates.

          SECTION 2.08. Execution, Authentication and Delivery of Class R-II
                        Certificates; Creation of REMIC II Regular Interests.

          Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests and in exchange therefor, (a) the REMIC II Regular Interests have been issued and (b) pursuant to the written request of the Depositor executed by an authorized officer thereof, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The rights of the Class R-II Certificateholders and REMIC III (as
holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II
Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests,
shall be as set forth in this Agreement.

          SECTION 2.09. Conveyance of REMIC II Regular Interests; Acceptance of
                        REMIC III by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II
Regular Interests to the Trustee for the benefit of the Holders of the REMIC III
Certificates. The Trustee acknowledges the assignment to it of the REMIC II
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III
Certificates.

                                      -135-

          SECTION 2.10. Execution, Authentication and Delivery of REMIC III
                        Certificates.

          Concurrently with the assignment to the Trustee of the REMIC II
Regular Interests and in exchange therefor, pursuant to the written request of the Depositor executed by an officer thereof, the Trustee, as Certificate
Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC III
Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the Holders of the respective Classes of
REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

                                      -136-

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01. Administration of the Mortgage Loans.

          (a) All of the Serviced Mortgage Loans and Administered REO Properties
are to be serviced and administered by the Master Servicer and/or the Special
Servicer hereunder. Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Mortgage Loans and Administered REO
Properties that it is obligated to service and administer pursuant to this
Agreement on behalf of the Trustee, for the benefit of the Certificateholders
(or, in the case of a Serviced Loan Combination, for the benefit of the
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), as determined in the good faith and reasonable judgment of the
Master Servicer or the Special Servicer, as the case may be, in accordance with:
(i) any and all applicable laws; (ii) the express terms of this Agreement; (iii)
the express terms of the respective Serviced Mortgage Loans and any and all related intercreditor, Co-Lender or similar agreements (including with respect to performing the duties of the holders of the respective Trust Mortgage Loans thereunder (to the extent not inconsistent with this Agreement and to the extent consistent with the Servicing Standard)); and (iv) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special
Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Serviced Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard.
Without limiting the foregoing and subject to Section 3.21, (i) the Master
Servicer shall service and administer all of the Performing Serviced Mortgage
Loans and shall render such services with respect to the Specially Serviced
Mortgage Loans as are specifically provided for herein, and (ii) subject to
Section 3.01(i), the Special Servicer shall service and administer each
Specially Serviced Mortgage Loan and Administered REO Property and shall render such services with respect to the Performing Serviced Mortgage Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

          (b) Subject to Sections 3.01(a), 3.20, 6.11, 6.12 and 6.13, the Master
Servicer and the Special Servicer shall each have full power and authority, acting alone (or, to the extent contemplated by Section 3.22 of this Agreement, through subservicers), to do or cause to be done any and all things in connection with the servicing and administration contemplated by Section 3.01(a)
that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own
name, with respect to each of the Serviced Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and each related Serviced Non-Trust Mortgage Loan Noteholder (if any) to execute and deliver, on behalf of the Certificateholders, the Trustee and the such Serviced
Non-Trust Mortgage Loan Noteholder or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral;
(ii) in accordance with the Servicing Standard and subject to Sections 3.01(a),
3.20, 6.11, 6.12 and 6.13, any and all modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and (iv) any and all

                                      -137-

instruments that such party may be required to execute on behalf of the Trustee in connection with the defeasance of a Serviced Mortgage Loan as contemplated in this Agreement. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c) The parties hereto acknowledge that the Westfield North Bridge
Loan Group is subject to the terms and conditions of the Westfield North Bridge
Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the Westfield North Bridge Noteholders under the Westfield
North Bridge Co-Lender Agreement, including with respect to: (i) the allocation of collections on or in respect of the Westfield North Bridge Loan Group, (ii)
the making of remittances, to the Westfield North Bridge Noteholders in accordance with Section 3.03(c) and Section 4.01 of the Westfield North Bridge
Co-Lender Agreement; (iii) the allocation of expenses and losses relating to the
Westfield North Bridge Loan Group to the Westfield North Bridge Noteholders in
accordance with Section 4.01 of the Westfield North Bridge Co-Lender Agreement,
(iv) the sharing of certain expenses in accordance with Section 4.03 of the
Westfield North Bridge Co-Lender Agreement, and (v) the absence from the
Westfield North Bridge Co-Lender Agreement of any right of the Trust as the holder of either or both of the Westfield North Bridge Trust Mortgage Loans or any designee thereof to purchase the Westfield North Bridge Non-Trust Mortgage
Loan (whether in connection with a Fair Value determination under Section 3.18 of this Agreement or otherwise).

          (d) The parties hereto acknowledge that the Woodside Village Loan Pair is subject to the terms and conditions of the Woodside Village Co-Lender
Agreement. The parties hereto further recognize the respective rights and obligations of the Woodside Village Noteholders under the Woodside Village
Co-Lender Agreement, including with respect to: (i) the allocation of collections on or in respect of the Woodside Village Loan Pair, and the making of remittances, to the Woodside Village Noteholders in accordance with Section
4.01 of the Woodside Village Co-Lender Agreement, (ii) the allocation of expenses and losses relating to the Woodside Village Noteholders in accordance with Section 4.02 of the Woodside Village Co-Lender Agreement, and (iii) the
right of the Woodside Village Non-Trust Mortgage Loan Noteholder to purchase the
Woodside Village Trust Mortgage Loan in accordance with Section 4.03 of the
Woodside Village Co-Lender Agreement.

          (e) With respect to any Serviced Loan Combination, in the event that neither the related Trust Mortgage Loan(s) nor the related REO Property is an asset of the Trust Fund and, except as contemplated in the second paragraph of this Section 3.01(e), in accordance with the related Co-Lender Agreement, the servicing and administration of such Serviced Loan Combination and any related
REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (i) with the consent or at the request of the holders of each Mortgage Loan comprising such Serviced Loan Combination or (ii)
if expressly provided for in the related Co-Lender Agreement) the Master
Servicer and, if such Serviced Loan Combination is then being specially serviced hereunder or the

                                      -138-

related Mortgaged Property has become an REO Property, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such
Serviced Loan Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

          Further, with respect to any Serviced Loan Combination, if at any time neither the related Trust Mortgage Loan(s) nor any related REO Property is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Serviced Loan Combination or any related REO Property, as applicable, has not been entered into as contemplated by the related Co-Lender Agreement and the prior paragraph (for whatever reason, including the failure to obtain the rating agency confirmation required in connection therewith pursuant to the related
Co-Lender Agreement), and notwithstanding that neither the related Trust
Mortgage Loan(s) nor any related REO Property is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage
Notes comprising such Serviced Loan Combination, the Master Servicer and, if applicable, the Special Servicer shall continue to service and administer such
Serviced Loan Combination and/or any related REO Property, for the benefit of the respective holders of such Loan Combination, under this Agreement as if such
Serviced Loan Combination or any related REO Property were the sole assets subject hereto, with certain references in this Agreement applicable to the
Trust, the Trustee, the Certificates, the Certificateholders (or any subgroup thereof) or any representative of any such Certificateholders, all being construed to refer to such similar terms as are applicable to the then current holder of the Mortgage Note(s) for the related Trust Mortgage Loan(s).

          (f) The parties hereto acknowledge that the Two Penn Plaza Loan Group is subject to the terms and conditions of the Two Penn Plaza Co-Lender
Agreement. The parties hereto further recognize the respective rights and obligations of the Two Penn Plaza Noteholders under the Two Penn Plaza Co-Lender
Agreement, including with respect to: (i) the allocation of collections on or in respect of the Two Penn Plaza Loan Group, and the making of remittances, to the
Two Penn Plaza Noteholders in accordance with Section 4.01 of the Two Penn Plaza
Co-Lender Agreement, (ii) the allocation of expenses and losses relating to the
Two Penn Plaza Loan Group to the Two Penn Plaza Noteholders in accordance with
Section 4.02 of the Two Penn Plaza Co-Lender Agreement, (iii) the sharing of certain expenses in accordance with Section 4.05 of the Two Penn Plaza Co-Lender
Agreement, (iv) the absence from the Two Penn Plaza Co-Lender Agreement of any right of the Trust as the holder the Two Penn Plaza Trust Mortgage Loan or any designee thereof to purchase any Two Penn Plaza Non-Trust Mortgage Loan (whether in connection with a Fair Value determination under Section 3.18 of this
Agreement or otherwise), (v) the right of the Two Penn Plaza Note B-1
Subordinate Non-Trust Mortgage Loan Noteholder or its designee to purchase the
Two Penn Plaza Pari Passu Mortgage Loans in accordance with Section 4.03 of the
Two Penn Plaza Co-Lender Agreement, and (vi) the right of the Two Penn Plaza
Note B-1 Subordinate Non-Trust Mortgage Loan Noteholder or a designee thereof to cure certain events of default occurring with respect to the Two Penn Plaza Pari
Passu Mortgage Loans in accordance with Article VII of the Two Penn Plaza
Co-Lender Agreement. The parties hereto further acknowledge that (i) the Two
Penn Plaza Loan Group is to be serviced and administered by the Two Penn Plaza
Servicers in accordance with the Two Penn Plaza Servicing Agreement, which term includes any successor agreement contemplated under the Two Penn Plaza Co-Lender
Agreement, (ii) the

                                      -139-

obligations of the Master Servicer with respect to the Two Penn Plaza Trust
Mortgage Loan are only as expressly set forth in this Agreement, (iii) none of the Master Servicer, the Trustee or the Fiscal Agent have any obligation to monitor or supervise, and shall not be liable for, the performance of the Two
Penn Plaza Servicers other than as expressly set forth in this Agreement, and
(iv) none of the Master Servicer, the Trustee or the Fiscal Agent have any obligation to make Servicing Advances with respect to the Two Penn Plaza Loan
Group.

          (g) The Master Servicer shall use efforts consistent with the
Servicing Standard to have prepared, executed (with the cooperation of the
Depositor (in the case of a Lehman Trust Mortgage Loan) and the UBS Mortgage
Loan Seller (in the case of a UBS Trust Mortgage Loan) in obtaining requisite signatures, if applicable) and delivered by the applicable party (and included in the Servicing File), not later than the later of (i) 30 days following the
Master Servicer's receipt of the subject franchisor comfort letter, guaranty of payment or letter of credit and (ii) the expiration of the period that may be required for such transfer or assignment pursuant to the terms of the applicable franchisor comfort letter, guaranty of payment or letter of credit, if any, (A)
with respect to any Serviced Mortgage Loan secured by a hospitality property (as identified on Schedule VI hereto) (and with respect to which a franchise agreement constitutes part of the related Mortgage File on the Closing Date), any original transfer or assignment documents necessary to transfer or assign to the Trustee any rights under the related franchisor comfort letter; and (B) with respect to any Serviced Mortgage Loan that has a related guaranty or letter of credit that constitutes part of the related Mortgage File on the Closing Date, any original transfer or assignment documents necessary to transfer or assign to the Trustee any rights under the related guaranty of payment or letter of credit. In the event, with respect to a Serviced Trust Mortgage Loan with a related letter of credit, it is determined by the Master Servicer that a draw under such letter of credit has become necessary under the terms thereof prior to the assignment under clause (B) of the preceding sentence having been effected, the Master Servicer shall direct (in writing) the Depositor (in the case of a Lehman Trust Mortgage Loan) or the UBS Mortgage Loan Seller (in the
case of a UBS Trust Mortgage Loan) to make such draw or to cause such draw to be made on behalf of the Trustee, and, the Depositor will, and the UBS Mortgage
Loan Seller will be obligated under the UBS/Depositor Mortgage Loan Purchase
Agreement to, use its best efforts to cause such draw to be made; provided that neither the Depositor nor the UBS Mortgage Loan Seller shall have any liability in connection with the determination to make, or the making of, such draw (other than to remit the proceeds of such draw to the Master Servicer).

          (h) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee, to the Serviced Non-Trust Mortgage Loan Noteholders and
to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          (i) Notwithstanding anything to the contrary in this Agreement, if and for so long as (i) Lennar or any Affiliate thereof is the Special Servicer (such entity, in such capacity, the "Lennar Special Servicer") and (ii) Lennar and/or
any Affiliate thereof has an ownership interest in the Mortgagor under the
Hampton Resorts Hotel Portfolio Trust Mortgage Loan, the Master Servicer shall perform all the duties and obligations of the Special Servicer, and receive all compensation payable to the Special Servicer (subject to Section 3.11(j)), under this Agreement with respect to such Trust Mortgage Loan only (and not any other
Mortgage Loan). In the event the Master Servicer, acting in the capacity of
Master Servicer under this Agreement, is performing all the duties and obligations of the Special Servicer with respect to the Hampton Resorts Hotel
Portfolio Trust Mortgage Loan under this

                                      -140-

Agreement, it shall, with respect to its performance of such special servicing duties and obligations, be referred to as the "Special Hampton Resorts Hotel
Portfolio Servicer". At any time that there is a Lennar Special Servicer, but neither Lennar nor any Affiliate thereof has an ownership interest in the related Mortgagor with respect to the Hampton Resorts Hotel Portfolio Trust
Mortgage Loan, Lennar or its Affiliate, as applicable, will again perform all the duties and obligations of the Special Servicer under this Agreement with respect to the Hampton Resorts Hotel Portfolio Trust Mortgage Loan and receive all special servicing compensation (subject to Section 3.11(j)) with respect thereto. The Special Hampton Resorts Hotel Portfolio Servicer, if acting in such capacity, shall be responsible for all duties, and shall be entitled to all compensation (subject to Section 3.11(j)), of the Special Servicer under this
Agreement with respect to the Hampton Resorts Hotel Portfolio Trust Mortgage
Loan. If the Master Servicer is acting as the Special Hampton Resorts Hotel
Portfolio Servicer, then, unless the context clearly requires otherwise: (i)
when used in the context of imposing duties and obligations on the Special
Servicer hereunder or the performance of such duties and obligations, the term
"Special Servicer" shall mean the Special Hampton Resorts Hotel Portfolio
Servicer, insofar as such duties and obligations relate to the Hampton Resorts
Hotel Portfolio Trust Mortgage Loan, and shall mean the Lennar Special Servicer, in all other cases; (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term
"Special Servicer" shall mean the Special Hampton Resorts Hotel Portfolio
Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the Hampton Resorts Hotel Portfolio Trust Mortgage Loan,
and shall mean the Lennar Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Specially
Serviced Trust Mortgage Loans pursuant to Section 3.18, the term "Special
Servicer" shall mean the Special Hampton Resorts Hotel Portfolio Servicer, if
such Specially Serviced Trust Mortgage Loan is the Hampton Resorts Hotel
Portfolio Trust Mortgage Loan, and shall mean the Lennar Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Trust Mortgage Loans and any REO Properties
remaining in the Trust Fund pursuant to Section 9.01, the term "Special
Servicer" shall mean the Lennar Special Servicer only; (v) when used in the context of the Special Servicer being replaced, pursuant to Section 6.09, by the
Majority Controlling Class Certificateholder(s), the term "Special Servicer"
shall mean the Lennar Special Servicer; (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the Special Hampton Resorts Hotel Portfolio Servicer and the Lennar
Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the
Special Hampton Resorts Hotel Portfolio Servicer or the Lennar Special Servicer,
as applicable. References in this Section 3.01(i) to "Lennar Special Servicer"
mean Lennar when it is performing the duties and obligations of Special
Servicer with respect to the Mortgage Pool (exclusive of the Hampton Resorts
Hotel Portfolio Trust Mortgage Loan).

          Notwithstanding the foregoing, if, at any time the Master Servicer is acting in the capacity of Special Hampton Resorts Hotel Portfolio Servicer, the
Master Servicer is removed from S&P's approved special servicer list and the ratings of one or more Classes of the Certificates by S&P are qualified, downgraded or withdrawn in connection with such removal, then (i) the Master
Servicer shall no longer act in the capacity of Special Hampton Resorts Hotel
Portfolio Servicer, and (ii) for so long as the Master Servicer would have otherwise acted in such capacity (but for the removal from

                                      -141-

S&P's approved special servicer list as described above), a separate replacement special servicer solely with respect to the Hampton Resorts Hotel Portfolio
Trust Mortgage Loan shall be appointed by the Trustee (after consultation with the Depositor); provided, that, if as a result of the appointment of a replacement special servicer with respect to the Hampton Resorts Hotel Portfolio
Trust Mortgage Loan pursuant to clause (ii), there are multiple parties acting as Special Servicer hereunder, then the provisions of the penultimate paragraph of Section 7.01(d) shall be deemed to apply and the party acting as Special
Servicer with respect to the Hampton Resorts Hotel Portfolio Trust Mortgage Loan
shall be deemed to constitute a Loan Combination-Specific Special Servicer for purposes thereof.

          Lennar hereby acknowledges that, as of the Closing Date, an Affiliate of Lennar has an ownership in the Mortgagor under the Hampton Resorts Hotel
Portfolio Trust Mortgage Loan. Lennar hereby agrees to provide notice in writing to all parties to this Agreement in the event such ownership interest in the
Mortgagor under the Hampton Resorts Hotel Portfolio Trust Mortgage Loan on the
part of Lennar or any of its Affiliates ceases and, further, in the event Lennar or any Affiliate thereof again obtains such an ownership interest. The parties to this Agreement shall be entitled to rely on any written notice provided by
Lennar in accordance with this paragraph.

          SECTION 3.02. Collection of Mortgage Loan Payments.

          (a) Each of the Master Servicer and the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Serviced Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the
Servicing Standard; provided, however, that neither the Master Servicer nor the
Special Servicer shall, with respect to any Serviced Mortgage Loan that constitutes an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such
ARD Mortgage Loan is, in the good faith and reasonable judgment of the Special
Servicer, necessary, appropriate and consistent with the Servicing Standard or
(ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with
Section 3.20 and, in the good faith and reasonable judgment of the Special
Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. The
Special Servicer shall ensure that, with respect to Specially Serviced Mortgage
Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special Servicer receives a payment that should have been made directly to the Master Servicer, the Special Servicer shall promptly forward such payment to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Mortgage Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the
Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage
Loan, or the Master Servicer, with regard to a Performing Serviced Mortgage
Loan, may waive or defer any Default Charges in connection with collecting any late payment on a Serviced Mortgage Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this
Section 3.02 if any Advance has been made as to such delinquent payment.

                                      -142-

          (b) All amounts Received by the Trust with respect to any
Cross-Collateralized Group in the form of payments from Mortgagors, Insurance
Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Trust Mortgage Loans constituting such
Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. Except as otherwise contemplated by the following four paragraphs, amounts Received by the Trust in respect of or allocable to any particular Trust Mortgage Loan (whether or not such Trust Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation Proceeds, Condemnation
Proceeds or Insurance Proceeds shall be applied to amounts due and owing under such Trust Mortgage Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage
Note, the related Mortgage and/or any related loan agreement and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, as follows: first, as a recovery of any related unpaid servicing expenses and unreimbursed
Servicing Advances; second, as a recovery of accrued and unpaid interest on such
Trust Mortgage Loan at the related Mortgage Rate (reduced, in the case of the
Two Penn Plaza Trust Mortgage Loan, by 0.015%) to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date), exclusive, however, in the case of an ARD Trust
Mortgage Loan after its Anticipated Repayment Date, of any such accrued and unpaid interest that constitutes Additional Interest; third, as a recovery of principal of such Trust Mortgage Loan then due and owing, including by reason of acceleration of such Trust Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred with respect to such
Trust Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums (including premiums on any Environmental
Insurance Policy), ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred with respect to such Trust Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow;
sixth, as a recovery of any Prepayment Consideration then due and owing under such Trust Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Trust Mortgage Loan; eighth, as a recovery of any assumption fees, modification fees and extension fees then due and owing under such Trust Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan (other than remaining unpaid principal and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, other than Additional Interest); tenth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid
Additional Interest on such ARD Trust Mortgage Loan to but not including the date of receipt; provided that, if one or more Advances previously made in respect of a Trust Mortgage Loan have been reimbursed out of general collections of principal on the Mortgage Pool as one or more Nonrecoverable Advances, then collections in respect of such Trust Mortgage Loan available for application pursuant to clauses second through eleventh of this sentence shall instead be applied in the following order--(i) as a recovery of accrued and unpaid interest on, and principal of, such Trust Mortgage Loan, to the extent of any outstanding
P&I Advances and unpaid Master Servicing Fees in respect of such Trust Mortgage
Loan, (ii) as a recovery of the item(s) for which such previously reimbursed
Nonrecoverable Advance(s) were made (together with, but only if a Liquidation
Event has occurred with respect to such Trust Mortgage Loan, any interest on such

                                      -143-

previously reimbursed Nonrecoverable Advance(s) that was also paid out of general collections of principal on the Mortgage Pool), and (iii) in accordance with clauses second through eleventh of this sentence (taking into account the applications pursuant to clauses (i) and (ii) of this proviso).

          Subject to the last paragraph of this Section 3.02(b), all payments and other collections received with respect to the Westfield North Bridge Loan
Group shall be allocated between the Mortgage Loans comprising the subject
Serviced Loan Combination as provided in the related Co-Lender Agreement. Such payments and other collections so allocated to each such Mortgage Loan shall be applied to amounts due and owing under such Mortgage Loan (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, the related Mortgage and/or the related loan agreement and, in the absence of any such express provisions or to the extent that such amounts may be applied at the discretion of the lender, in accordance with the provisions of the preceding paragraph (treating the related
Non-Trust Mortgage Loan as a Trust Mortgage Loan solely for such purpose);
provided that, references to the recovery of any related unpaid servicing expenses and unreimbursed Servicing Advances in clause first of the preceding paragraph, with respect to each Westfield North Bridge Mortgage Loan, shall be deemed to refer to that Mortgage Loan's allocable share of the related servicing expense and/or Servicing Advance, as the case may be, allocated thereto in accordance with the Westfield North Bridge Co-Lender Agreement.

          Subject to the last paragraph of this Section 3.02(b), all amounts received with respect to any Serviced Loan Combination (other than the Westfield
North Bridge Loan Group) shall be applied to amounts due and owing under the
Mortgage Loans comprising such Loan Combination (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Co-Lender Agreement.

          Subject to the last paragraph of this Section 3.02(b), all amounts
Received by the Trust with respect to the Two Penn Plaza Trust Mortgage Loan shall be allocated among interest, principal and/or prepayment consideration due thereon in accordance with the terms of any distribution date statement or servicer report received from the Two Penn Plaza Servicers with respect to the
Two Penn Plaza Trust Mortgage Loan and, in the absence of any such statement or report, in accordance with Section 4.01 of the Two Penn Plaza Co-Lender
Agreement.

          Notwithstanding the foregoing, Loss of Value Payments shall not be applied in accordance with the foregoing provisions of this Section 3.02(b)
unless and until such amounts are transferred to the Pool Custodial Account, and deemed to constitute Liquidation Proceeds in respect of a particular Trust
Mortgage Loan, in accordance with Section 3.05(e); and Liquidation Proceeds resulting from any purchase or repurchase out of the Trust Fund of, or any application of Loss of Value Payments to, any Trust Mortgage Loan that is part of a Loan Combination shall be applied in accordance with the provisions of the first paragraph of this Section 3.02(b).

          (c) Promptly following the Closing Date, the Trustee shall send written notice, substantially in the form of Exhibit S hereto, to the Two Penn
Plaza Master Servicer, stating that, as of the Closing Date, the Trustee is the holder of the Two Penn Plaza Trust Mortgage Loan and directing the Two Penn
Plaza Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the
Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise

                                      -144-

made available to, the holder of the Two Penn Plaza Trust Mortgage Loan under the Two Penn Plaza Co-Lender Agreement and the Two Penn Plaza Servicing
Agreement. The Master Servicer shall, within one (1) Business Day of receipt thereof or as otherwise required hereunder, deposit into the Pool Custodial
Account all amounts received by it from the Two Penn Plaza Master Servicer or any other party under the Two Penn Plaza Servicing Agreement with respect to the
Two Penn Plaza Trust Mortgage Loan, the Two Penn Plaza Mortgaged Property or any
Two Penn Plaza REO Property. In connection with the foregoing, the Master
Servicer shall provide the Two Penn Plaza Master Servicer wiring instructions for remittances to the Master Servicer. In the event that, during any calendar month, the Master Servicer fails to so receive any amounts due to the holder of the Two Penn Plaza Trust Mortgage Loan under the Two Penn Plaza Co-Lender
Agreement and the Two Penn Plaza Servicing Agreement by the end of the related
Collection Period ending in such calendar month, then the Master Servicer shall promptly (i) notify the Two Penn Plaza Master Servicer as well as the Two Penn
Plaza Trustee that such amounts due with respect to the Two Penn Plaza Trust
Mortgage Loan or any Two Penn Plaza REO Trust Mortgage Loan have not been received (specifying the amount of such deficiency), (ii) make inquiry of the
Two Penn Plaza Master Servicer and the Two Penn Plaza Trustee (and, to the
extent learned, inform the Trustee) as to the reason that such amounts have not been timely received, (iii) as and to the extent appropriate, request that the
Two Penn Plaza Master Servicer promptly remedy such failure to make a payment, and (iv) make a P&I Advance with respect to such amounts as and if required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with Section 4.03, in the event the Master Servicer fails to make such P&I Advance with respect to the Two Penn Plaza Trust Mortgage Loan or any
Two Penn Plaza REO Trust Mortgage Loan, then the Trustee or, if it fails to do so, the Fiscal Agent, shall make such P&I Advance.

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                        Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), in which all related Escrow Payments shall be deposited and retained; provided that, in the case of a Serviced Loan Combination, if the related Servicing Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to such Serviced Loan Combination. Subject to the terms of the related loan documents, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (in each case, to the extent of amounts on deposit therein in respect of the related Serviced
Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any
Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing
Advance was made, to reimburse the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as applicable, for such Servicing Advance; (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv)
following an event of default under the related Serviced Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing Standard; (v) to pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (vi) to pay the
Master Servicer interest and investment income on balances in such Servicing
Account as described in Section 3.06, if and to the extent not required by law or the

                                      -145-

terms of the related loan documents to be paid to the Mortgagor; or (vii) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The
Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Serviced Mortgage Loan. If the
Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such
Servicing Account, any provision herein to the contrary notwithstanding.

          (b) The Master Servicer shall, as to each and every Serviced Mortgage
Loan, (i) maintain accurate records with respect to the related Mortgaged
Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Serviced
Mortgage Loan requires the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master
Servicer shall apply Escrow Payments as allowed under the terms of the related
Serviced Mortgage Loan (or, if such Serviced Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master
Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related
Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.11(h), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

          (c) The Master Servicer shall, as to each and every Serviced Mortgage
Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii)
ground rents (if applicable), and (iii) premiums on Insurance Policies
(including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor (or any related guarantor or party entitled to exercise cure rights) has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related payments by or on behalf of the Mortgagors, and further as provided in Section 3.05(a) and/or Section 3.05A. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged
Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

                                      -146-

          (d) The Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve
Accounts"), into which all related Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Serviced Loan Combination, if the related Reserve Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Reserve
Account that relates solely to such Serviced Loan Combination. Withdrawals of amounts so deposited may be made (i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing
Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, (ii) to pay the Master Servicer interest and investment income earned on amounts in the
Reserve Accounts as described below, and (iii) following an event of default under the related Serviced Mortgage Loan, for such other purposes as are consistent with the related loan documents, applicable law and the Servicing
Standard. To the extent permitted in the applicable loan documents, funds in the
Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Subject to the related loan documents, all Reserve
Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the
Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special
Servicer.

          SECTION 3.04. Pool Custodial Account, Defeasance Deposit Account,
                        Collection Account, Interest Reserve Account, Excess
                        Liquidation Proceeds Account and Loss of Value Reserve
                        Fund.

          (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (xi) below (which shall not include any amounts allocable to the Non-Trust Mortgage Loans) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. The
Pool Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Pool Custodial Account, within one (1)
Business Day of receipt (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received (including amounts Received by the
Trust with respect to the Two Penn Plaza Trust Mortgage Loan) or made by the
Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the
Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or any of the following payments (other than
Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Serviced Trust
     Mortgage Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights under any related Co-Lender, intercreditor or similar agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

                                      -147-

               (ii) all payments on account of interest on the Serviced Trust
     Mortgage Loans, including Default Interest and Additional Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising cure rights under any related
     Co-Lender, intercreditor or similar agreement, out of any related Reserve
     Funds maintained for such purpose, out of collections on any related
     Defeasance Collateral or from any other source;

               (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges Received by the Trust in respect of any Trust Mortgage
     Loan;

               (iv) all Insurance Proceeds, Condemnation Proceeds and
     Liquidation Proceeds Received by the Trust in respect of any Trust Mortgage
     Loan or, except to the extent such proceeds are to first be deposited in an
     REO Account, any REO Property;

               (v) any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Mortgage Loan
     Noteholder in accordance with the related Co-Lender Agreement;

               (vi) all remittances to the Trust under the Two Penn Plaza
     Servicing Agreement and/or the Two Penn Plaza Co-Lender Agreement with respect to the Two Penn Plaza Trust Mortgage Loan or any Two Penn Plaza REO
     Property;

               (vii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in the Pool Custodial Account;

               (viii) any amounts required to be deposited by the Master
     Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on the Mortgage Pool resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (ix) any amounts required to be transferred from the Loss of
     Value Reserve Fund pursuant to Section 3.05(e), any Loan Combination
     Custodial Account pursuant to Section 3.05A or the Pool REO Account pursuant to Section 3.16(c); and

               (x) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor with respect to a Serviced Trust Mortgage Loan specifically to cover items for which a Servicing Advance has been made;

provided that any amounts described in clauses (i) through (v), (viii) and (x)
above that relate to a Serviced Combination Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto (other than Liquidation Proceeds derived from the Permitted Purchase of such Trust Mortgage Loan or the Trust's interest in any related REO Property) shall be deposited in the applicable Loan
Combination Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account as provided in Section 3.05A, together with any other amounts required to be transferred from such Loan Combination
Custodial Account to the Pool Custodial Account from time to time pursuant to
Section 3.05A.

                                      -148-

          The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from
Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (other than
Prepayment Consideration) not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the
Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special
Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof), and other transaction fees received by the Master
Servicer to which the Special Servicer is entitled pursuant to such section upon receipt of a written statement (on which the Master Servicer is entitled to rely) of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special
Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(v) and (x) of the second preceding paragraph with respect to any Serviced Trust
Mortgage Loan (other than a Serviced Combination Trust Mortgage Loan), the
Special Servicer shall promptly, but in no event later than two (2) Business
Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special
Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an Administered REO Property (other than an Administered REO Property that relates to a Serviced Loan Combination) shall be deposited by the Special
Servicer into the Pool REO Account and thereafter remitted to the Master
Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.16(c).

          If and when any Mortgagor under a Defeasance Mortgage Loan (other than the Two Penn Plaza Trust Mortgage Loan) elects to defease all or any part of its
Serviced Mortgage Loan and, pursuant to the provisions of the related loan documents, delivers cash to the Master Servicer to purchase the required
Defeasance Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit
Account"), in which the Master Servicer shall deposit such cash within one (1)
Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase Defeasance Collateral. The Master Servicer shall hold such cash and maintain the Defeasance Deposit Account on behalf of the Trustee and, in the case of a Serviced Loan Combination, the related Non-Trust Mortgage Loan
Noteholder(s), to secure payment on the related Defeasance Mortgage Loan. The
Defeasance Deposit Account shall be an Eligible Account. To the extent permitted by law or the applicable Defeasance Mortgage Loan, prior to the purchase of

                                      -149-

Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.
The Master Servicer shall pay or cause to be paid to the related Mortgagor(s)
interest, if any, earned on the investment of funds in the Defeasance Deposit
Account, if required by law or the terms of the related Defeasance Mortgage
Loan(s).

          (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Collection Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Collection
Account shall be an Eligible Account. The Trustee shall establish and maintain, on a book-entry basis, the Class V Sub-Account, which sub-account shall be deemed to be held in trust for the benefit of the Holders of the Class V
Certificates. The Master Servicer shall deliver to the Trustee each month on or before the Trust Master Servicer Remittance Date therein, for deposit in the
Collection Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Trust Master Servicer Remittance
Date, together with, in the case of the Final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01 and any Loss of
Value Payments contemplated by Section 3.05(e). Immediately upon deposit of the
Master Servicer Remittance Amount for any Trust Master Servicer Remittance Date
into the Collection Account, any portion thereof that represents Additional
Interest shall be deemed to have been deposited into the Class V Sub-Account.

          In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the
Collection Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

               (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls.

          The Trustee shall, upon receipt, deposit in the Collection Account any and all amounts received by it that are required by the terms of this Agreement to be deposited therein. In addition, as and when required pursuant to Section
3.06, the Trustee shall (in all cases prior to distributions on the Certificates being made on the related Distribution Date) deposit in the Collection Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account.

          In the event that the Master Servicer fails, on any Trust Master
Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime
Rate, on such amount(s) not timely remitted, from and including that Trust
Master Servicer Remittance Date, to but not including the related Distribution
Date.

          On the Trust Master Servicer Remittance Date in March of each year
(commencing in March 2005), the Trustee shall transfer from the Interest Reserve
Account to the Collection Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage
Loans and any Interest Reserve REO Mortgage Loans.

                                      -150-

          As and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Collection
Account.

          (c) The Trustee shall establish and maintain one or more accounts
(collectively, the "Interest Reserve Account"), to be held in trust for the benefit of the Certificateholders, for purposes of holding the Interest Reserve
Amounts in respect of the Interest Reserve Mortgage Loans and any Interest
Reserve REO Mortgage Loans. Each account that constitutes the Interest Reserve
Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall withdraw from the Collection Account and deposit in the Interest Reserve
Account with respect to each Interest Reserve Mortgage Loan and Interest Reserve
REO Mortgage Loan, an amount equal to the Interest Reserve Amount, if any, in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, for such
Distribution Date; provided that no such transfer of funds shall occur if the subject Distribution Date is the Final Distribution Date. In addition, as and when required pursuant to Section 3.06, the Trustee shall (in any event prior to any distributions on the Certificates and any transfers to the Collection
Account on or before the related Distribution Date) deposit in the Interest
Reserve Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted
Investments of funds held in the Interest Reserve Account. Subject to the next paragraph, the Interest Reserve Account may be a sub-account of the Collection
Account.

          Notwithstanding that the Interest Reserve Account may be a sub-account of the Collection Account for reasons of administrative convenience, the
Interest Reserve Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust
Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the
Trustee and appointment of a successor trustee.

          (d) If any Excess Liquidation Proceeds are received on the Mortgage
Pool, the Trustee shall establish and maintain one or more accounts
(collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders, for purposes of holding such Excess
Liquidation Proceeds. Each account that constitutes the Excess Liquidation
Proceeds Account shall be an Eligible Account. On each Trust Master Servicer
Remittance Date, the Master Servicer shall withdraw from the Pool Custodial
Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds
Account all Excess Liquidation Proceeds received with respect to the Mortgage
Pool during the related Collection Period ending in the calendar month in which such Trust Master Servicer Remittance Date occurs. In addition, as and when required pursuant to Section 3.06, the Trustee shall (in any event prior to any transfers to the Collection Account on or before the related Distribution Date)
deposit in the Excess Liquidation Proceeds Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess
Liquidation Proceeds Account. Subject to the next paragraph, the Excess
Liquidation Proceeds Account may be a sub-account of the Collection Account.

          Notwithstanding that the Excess Liquidation Proceeds Account may be a sub-account of the Collection Account for reasons of administrative convenience, the Excess Liquidation Proceeds

                                      -151-

Account and the Collection Account shall, for all purposes of this Agreement
(including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (e) If any Loss of Value Payments are received in connection with a
Material Document Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(e), the Special Servicer shall establish and maintain one or more non-interest bearing accounts (collectively, the "Loss of
Value Reserve Fund") to be held in trust for the benefit of the
Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible
Account or, subject to the next paragraph, a sub-account of an Eligible Account.
The Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve
Fund all Loss of Value Payments received by it.

          (f) Funds in the Pool Custodial Account, the Collection Account, the
Interest Reserve Account and the Excess Liquidation Proceeds Account may be
invested only in Permitted Investments in accordance with the provisions of
Section 3.06. Funds in the Loss of Value Reserve Fund shall remain uninvested.
The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Pool Custodial Account as of the
Closing Date and of the new location of the Pool Custodial Account prior to any change thereof. As of the Closing Date, the Collection Account, the Interest
Reserve Account and the Excess Liquidation Proceeds Account shall be located at the Trustee's Corporate Trust Office. The Trustee shall give notice to the
Master Servicer, the Special Servicer and the Rating Agencies of any change in the location of the Collection Account, the Interest Reserve Account or the
Excess Liquidation Proceeds Account prior to any change thereof.

          SECTION 3.04A. Loan Combination Custodial Accounts for Serviced Loan
                         Combinations.

          (a) With respect to each Serviced Loan Combination, the Master
Servicer shall establish and maintain one or more separate accounts
(collectively, with respect to such Serviced Loan Combination, the related "Loan
Combination Custodial Account") in which the amounts described in clauses (i)
through (ix) below, insofar as they are related to one or more Mortgage Loans included in such Serviced Loan Combination, shall be deposited and held in trust for the benefit of the holders of such Mortgage Loans, as their interests may appear; provided that, subject to the last paragraph of this Section 3.04A(a), each Loan Combination Custodial Account may be a sub-account of the Pool
Custodial Account. Each Loan Combination Custodial Account shall be an Eligible
Account or, subject to the last paragraph of this Section 3.04A(a), a sub-account of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in each Loan Combination Custodial Account, within one (1)
Business Day of receipt (in the case of payments or other collections on the related Serviced Loan Combination) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the related Serviced Loan Combination subsequent to the Cut-off Date (other than in respect of principal and interest on such
Serviced Loan Combination due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the related Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit
Account):

                                      -152-

               (i) all payments on account of principal of the related Serviced
     Loan Combination, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor, any related guarantor or any party exercising any cure rights under the related
     Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (ii) all payments on account of interest on the related Serviced
     Loan Combination, including Default Interest, and regardless of whether those payments are made by the related Mortgagor, any related guarantor, or any party exercising any cure rights under the related Co-Lender Agreement or any related mezzanine intercreditor agreement, out of any related
     Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

               (iii) all Prepayment Premiums, Yield Maintenance Charges and/or
     late payment charges received in respect of the related Serviced Loan
     Combination;

               (iv) all Insurance Proceeds, Condemnation Proceeds and
     Liquidation Proceeds received in respect of the related Serviced Loan
     Combination or, except to the extent such proceeds are to first be deposited in a Loan Combination REO Account, any related REO Property;

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in such Loan Combination Custodial
     Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the related Serviced Loan Combination resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (vii) any amounts required to be transferred from the Loan
     Combination REO Account established with respect to the related Serviced
     Loan Combination pursuant to Section 3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the related Serviced
     Loan Combination specifically to cover items for which a Servicing Advance has been made; and

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from any related
     Non-Trust Mortgage Loan Noteholder in accordance with the related Co-Lender
     Agreement;

provided that, with respect to a Serviced Loan Combination, any Liquidation
Proceeds derived from a Permitted Purchase of the Trust Mortgage Loan included in such Serviced Loan Combination or the Trust's interest in any related REO
Property, shall in each case be deposited into the Pool Custodial Account.

                                      -153-

          The foregoing requirements for deposit in each Loan Combination
Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of the related Serviced Loan
Combination in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees to which the Master Servicer or Special Servicer is entitled as additional servicing compensation and that are not expressly referred to in the prior paragraph, need not be deposited by the Master Servicer in the subject Loan
Combination Custodial Account. If the Master Servicer shall deposit into any
Loan Combination Custodial Account any amount not required to be deposited therein, then it may at any time withdraw such amount from such Custodial
Account, any provision herein to the contrary notwithstanding. The Master
Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to each Serviced
Loan Combination, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the
Special Servicer describing the item and amount (unless pursuant to this
Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). Each Loan
Combination Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to any
Serviced Loan Combination, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master
Servicer for deposit into the related Loan Combination Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an Administered
REO Property that relates to a Serviced Loan Combination shall initially be deposited by the Special Servicer into the Loan Combination REO Account established with respect to such Serviced Loan Combination and thereafter remitted to the Master Servicer for deposit into the related Loan Combination
Custodial Account, all in accordance with Section 3.16(c).

          Notwithstanding that a Loan Combination Custodial Account may be a sub-account of the Pool Custodial Account for reasons of administrative convenience, such Loan Combination Custodial Account and the Pool Custodial
Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master
Servicer shall indemnify and hold harmless the Trust Fund and the respective related Non-Trust Mortgage Loan Noteholders against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

                                      -154-

          (b) If and when the related Mortgagor elects to defease any Serviced
Loan Combination or any portion thereof, the provisions of the next to last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

          (c) In connection with each Serviced Loan Combination, the Master
Servicer shall give notice to the Trustee, the related Non-Trust Mortgage Loan
Noteholder(s) and the Special Servicer of the location of the related Loan
Combination Custodial Account when first established and of the new location of the related Loan Combination Custodial Account prior to any change thereof.

          SECTION 3.05. Permitted Withdrawals From the Pool Custodial Account,
                        the Collection Account, the Interest Reserve Account and
                        the Excess Liquidation Proceeds Account.

          (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Collection Account the amounts required to be so deposited pursuant to the first paragraph of
     Section 3.04(b), and any amounts that may be applied to make P&I Advances with respect to the Mortgage Pool pursuant to Section 4.03(a);

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the
     Mortgage Pool (exclusive of any Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the Fiscal
     Agent's, the Trustee's and the Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the
     Pool Custodial Account that represent Late Collections of interest and principal (net of related Master Servicing Fees and any related Workout
     Fees and/or Liquidation Fees) received in respect of the particular Trust
     Mortgage Loan or REO Trust Mortgage Loan as to which such P&I Advance was made;

               (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of any Serviced Combination
     Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicer's right to payment pursuant to this clause
     (iii) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account that are allocable as a recovery of interest on or in respect of the Trust Mortgage Loan or REO
     Trust Mortgage Loan as to which such Master Servicing Fees were earned;

               (iv) to pay (A) to the Special Servicer, out of general
     collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially
     Serviced Trust Mortgage Loan and each REO Trust Mortgage Loan that relates to an Administered REO Property and (B) to itself, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Master Servicing Fee earned in respect of any Trust Mortgage Loan or
     REO Trust Mortgage Loan that remains unpaid in accordance with clause (iii)
     above or Section 3.05A, as applicable, following a Final Recovery
     Determination made with respect to such Trust Mortgage Loan or the related
     REO Property and

                                      -155-

     the deposit into the Pool Custodial Account of all amounts received in connection with such Final Recovery Determination;

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Trust Mortgage Loan, each Corrected
     Trust Mortgage Loan and/or each REO Trust Mortgage Loan that relates to an
     Administered REO Property (other than, if applicable, any Serviced
     Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), as applicable, in the amounts and from the sources specified in Section 3.11(c);

               (vi) to reimburse the Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Serviced Trust Mortgage Loan or
     Administered REO Property (other than any Serviced Combination Trust
     Mortgage Loan or any related Administered REO Property), the Fiscal
     Agent's, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) ----------- with respect to any
     Servicing Advance being limited to amounts on deposit in the Pool Custodial
     Account that represent payments made by or on behalf of the related
     Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent
     Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, if
     applicable, REO Revenues (in each case, if applicable, net of any
     Liquidation Fee or Workout Fee payable therefrom) received in respect of the particular Serviced Trust Mortgage Loan or Administered REO Property as
     to which such Servicing Advance was made;

               (vii) to reimburse the Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, out of general collections on the Mortgage
     Pool on deposit in the Pool Custodial Account, for any unreimbursed
     Advances that have been or are determined to be Nonrecoverable Advances
     (provided that such amounts may be withdrawn over time in accordance with
     Sections 3.11(g) or 4.03(d), as applicable);

               (viii) to pay the Fiscal Agent, the Trustee, itself and the
     Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as applicable, on any Advance made thereby under this Agreement, the Fiscal Agent's, the Trustee's, the
     Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the Trust Mortgage
     Loan or REO Trust Mortgage Loan, as applicable, as to which the subject
     Advance was made, as and to the extent contemplated by Sections 3.26(a) and
     (b);

               (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, the Fiscal Agent, the Trustee,
     itself and the Special Servicer, in that order, any unpaid interest accrued and payable in accordance with Section 3.11(g) or 4.03(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool (or, in the case of a Servicing Advance, made thereby with respect to a Serviced Loan
     Combination), but only to the extent that such Advance has been reimbursed or is being reimbursed and the related Default Charges then on deposit in the Pool Custodial Account are not sufficient to make such payment as contemplated by the immediately preceding clause (viii); provided that, if such Advance relates to any Serviced Combination Trust Mortgage Loan or any
     successor REO Trust Mortgage

                                      -156-

     Loan with respect thereto (or, in the case of Servicing Advance, relates to any Serviced Loan Combination), such payment pursuant to this clause (ix)
     is to be made only to the extent that the funds on deposit in the related
     Loan Combination Custodial Account are not sufficient to make such payment as contemplated by Section 3.05A and such payment cannot be made out of the
     Pool Custodial Account pursuant to clause (xviii) of this Section 3.05(a);

               (x) to pay, out of amounts on deposit in the Pool Custodial
     Account that represent Default Charges collected on or in respect of the
     Trust Mortgage Loan or REO Trust Mortgage Loan to which the subject expense relates (to the extent such Default Charges are not otherwise applied as contemplated by clause (viii) above), any unpaid expense (other than interest accrued on Advances, which is payable pursuant to clause (viii)
     above, and other than Special Servicing Fees, Liquidation Fees and Workout
     Fees) that is incurred with respect to such Trust Mortgage Loan or REO
     Trust Mortgage Loan and that, if paid from collections on the Mortgage Pool other than Default Charges collected with respect to such Trust Mortgage
     Loan or REO Trust Mortgage Loan, would constitute an Additional Trust Fund
     Expense, as and to the extent contemplated by Sections 3.26(a) and (b);

               (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a
     Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.11(h), 3.18 or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any related Administered REO Property pursuant to Section
     3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer);
     provided that, in the case of a Mortgaged Property that relates to a
     Serviced Loan Combination, such payment pursuant to this clause (xi) is to be made only to the extent that (X) it would not ultimately be payable out of collections on or in respect of such Loan Combination or (Y) it is in the best interests of the Certificateholders;

               (xii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), any amounts on deposit in the Pool
     Custodial Account that represent (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in
     Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Pool Custodial Account for any related Investment Period,
     (B) Prepayment Interest Excesses collected on the Mortgage Pool and (C) Net
     Default Charges (after application pursuant to Sections 3.26(a) and (b))
     actually Received by the Trust that accrued in respect of the Two Penn
     Plaza Trust Mortgage Loan or a Performing Serviced Trust Mortgage Loan; and
     to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), any amounts on deposit in the Pool
     Custodial Account that represent Net Default Charges (after application pursuant to Sections 3.26(a) and (b)) actually collected that accrued in respect of a Specially Serviced Trust Mortgage Loan and/or an REO Trust
     Mortgage Loan that relates to an Administered REO Property;

               (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any

                                      -157-

     amounts payable to any such Person pursuant to Section 6.03; provided that such payment does not relate solely to a Serviced Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto;

               (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of
     Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of
     Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special
     Servicer that protects or is in furtherance of the rights and interests of
     Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 11.02(a); provided that, in the cases of clauses
     (xiv)(A) and (xiv)(C), such payment shall be made from the Pool Custodial
     Account only to the extent that it is not otherwise paid from the related
     Loan Combination Custodial Account by the Trust Master Servicer Remittance
     Date following the applicable Collection Period in which the expense is incurred;

               (xv) to pay itself, the Special Servicer, the Depositor, any
     Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool
     Custodial Account;

               (xvi) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable
     Servicing Advances (other than servicing expenses that relate solely to a
     Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto);

               (xvii) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, to a Non-Trust Mortgage Loan
     Noteholder, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust Mortgage Loan or REO Trust Mortgage Loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement;

               (xviii) to reimburse the Fiscal Agent, the Trustee, the Master
     Servicer and/or the Special Servicer, as applicable, for unreimbursed
     Advances, unpaid Master Servicing Fees and/or any unpaid interest on any
     Advances, but only if and to the extent that such items relate solely to a
     Serviced Combination Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto, each such party's respective rights to reimbursement pursuant to this clause (xviii) to be limited to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds derived from a Permitted Purchase of such Serviced Combination Trust
     Mortgage Loan or the Trust's interest in any related Administered REO
     Property; provided that, such items may only be reimbursed to any party pursuant to this clause (xviii) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05A; and provided, further, that, in the case of a sale of a
     Serviced Combination Trust Mortgage Loan with respect to which the Purchase
     Price therefor has been reduced by amounts set forth in the next to last proviso of the definition of "Purchase Price", the amount of any unpaid
     Master Servicing Fees, unreimbursed Advances and/or unpaid interest on
     Advances

                                      -158-

     reimbursable to any party pursuant to this clause (xviii) shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and unpaid interest on Advances in respect of the subject Serviced Combination
     Trust Mortgage Loan or REO Trust Mortgage Loan that have served to so reduce such Purchase Price therefor and which, following the purchase or sale from which the subject Liquidation Proceeds have been derived, will continue to be payable or reimbursable under the related Co-Lender
     Agreement and/or any successor servicing agreement with respect to the related Serviced Loan Combination to the Master Servicer and/or the Special
     Servicer (and which amounts shall no longer be payable hereunder);

               (xix) on each Trust Master Servicer Remittance Date, to transfer
     Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with
     Section 3.04(d); and

               (xx) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through
(xix) above.

          The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the
Fiscal Agent from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third party contractor), the Trustee or the
Fiscal Agent therefrom promptly upon receipt of a written statement of a
Servicing Officer of the Special Servicer or of a Responsible Officer of the
Trustee or the Fiscal Agent describing the item and amount to which the Special
Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as applicable, is entitled (unless such payment to the Special Servicer, the
Trustee (for example, the Trustee Fee) or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated
therein.

          In connection with any payments required to be made to a Non-Trust
Mortgage Loan Noteholder in accordance with Section 3.05(a)(xvii), the Master
Servicer may request a written statement from a servicing officer or responsible officer of such Non-Trust Mortgage Loan Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Co-Lender Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the
Master Servicer may not condition payments required to be made to a Non-Trust
Mortgage Loan Noteholder in accordance with Section 3.05(a)(xvii) upon receipt of such a written statement (other than as permitted under the related Co-Lender
Agreement); and provided, further, that to the extent such a written statement from a servicing officer or responsible officer of the subject Non-Trust
Mortgage Loan Noteholder is received by the Master Servicer, the Master Servicer may reasonably rely upon such statement as the nature and amount of the item for which reimbursement is sought.

          The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Trust Mortgage Loan and Administered REO Property, on a
loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account. With respect to each Trust Mortgage Loan for which it makes an Advance, each of the Trustee and the Fiscal Agent shall keep
and

                                      -159-

maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or payments of interest thereon.

          (b) The Trustee may, from time to time, make withdrawals from the
Collection Account for any of the following purposes (in no particular order of priority):

               (i) to make distributions to Certificateholders on each
     Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

               (ii) to pay (A) the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the
     Collection Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to Section 8.07(c) without cause;

               (iii) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause
     (iv) of the definition of "Disqualified Organization", (B) as contemplated by Sections 10.01(i) and 10.02(e), or (C) as contemplated by Section
     11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (iv) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Depositor, the Trustee, the Tax
     Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j) or Section 10.02(f);

               (v) to pay the Tax Administrator, out of general collections on the Mortgage Pool on deposit in the Collection Account, any amounts reimbursable to it pursuant to Section 10.01(f) or Section 10.02(b);

               (vi) to pay the Master Servicer any amounts deposited by the
     Master Servicer in the Collection Account in error;

               (vii) to transfer Interest Reserve Amounts in respect of the
     Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans
     to the Interest Reserve Account as and when required by Section 3.04(c);

               (viii) to pay itself any Net Investment Earnings with respect to the Collection Account for any related Investment Period; and

               (ix) to clear and terminate the Collection Account at the
     termination of this Agreement pursuant to Section 9.01.

                                      -160-

          On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii)
through (viii) above from the Collection Account prior to making distributions to Certificateholders on such Distribution Date.

          (c) On each Trust Master Servicer Remittance Date in March (commencing in March 2005), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Collection Account all Interest Reserve Amounts that have been deposited in the Interest Reserve Account in respect of the Interest Reserve
Mortgage Loans and any Interest Reserve REO Mortgage Loans during January and/or
February of the same year in accordance with Section 3.04(c). On each
Distribution Date, the Trustee may withdraw from the Interest Reserve Account and pay itself any Net Investment Earnings with respect to the Interest Reserve
Account for the then most recently ended related Investment Period.

          (d) On each Trust Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the
Collection Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the
Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the
Collection Account); provided that on the Trust Master Servicer Remittance Date immediately prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Collection
Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. On each Distribution Date, the Trustee may withdraw from the Excess Liquidation Proceeds Account and pay itself any Net Investment Earnings with respect to the Excess Liquidation
Proceeds Account for the then most recently ended related Investment Period.

          (e) If any Loss of Value Payments are deposited into the Loss of Value
Reserve Fund with respect to any Trust Mortgage Loan or any related REO
Property, then the Special Servicer shall, promptly when needed, transfer such
Loss of Value Payments (up to the remaining portion thereof) from the Loss of
Value Reserve Fund to the Pool Custodial Account for the following purposes:

               (i) to reimburse the Master Servicer, the Special Servicer, the
     Trustee or the Fiscal Agent, in accordance with Section 3.05(a), for any
     Nonrecoverable Advance made by such party with respect to such Trust
     Mortgage Loan or any related REO Property (together with interest thereon);

               (ii) to pay, in accordance with Section 3.05(a), or to reimburse the Trust for the prior payment of, any expense relating to such Trust
     Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust
     Fund Expense;

               (iii) to offset any Realized Loss (as calculated without regard to the application of such Loss of Value Payments) incurred with respect to such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto; and

                                      -161-

               (iv) following the occurrence of a Liquidation Event with respect to such Trust Mortgage Loan or any related REO Property, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Trust Mortgage Loan or REO Trust Mortgage Loan.

          Any Loss of Value Payments transferred to the Pool Custodial Account pursuant to clauses (i)-(iii) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds Received by the
Trust in respect of the related Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Pool Custodial
Account pursuant to clause (iv) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds
Received by the Trust in respect of the Trust Mortgage Loan or REO Trust
Mortgage Loan for which such Loss of Value Payments are being transferred to the
Pool Custodial Account to cover an item contemplated by clauses (i) - (iii) of the prior paragraph.

          On the Trust Master Servicer Remittance Date related to the Final
Distribution Date, the Special Servicer shall withdraw from the Loss of Value
Reserve Fund and transfer to the Trustee, for deposit in the Collection Account, any Loss of Value Payments remaining on deposit in the Loss of Value Reserve
Fund. Such Loss of Value Payments so deposited in the Collection Account shall constitute part of the Available Distribution Amount for the Final Distribution
Date, to the extent needed to distribute to the Holders of the Regular Interest
Certificates in accordance with Section 9.01(a), all Distributable Certificate
Interest then payable thereto, together with the aggregate Certificate Principal
Balance of, and all Loss Reimbursement Amounts for such Final Distribution Date in respect of, the respective Classes of the Regular Interest Certificates, and otherwise shall be distributable to the Holders of the Class R-III Certificates on the Final Distribution Date.

          SECTION 3.05A. Permitted Withdrawals From the Loan Combination
                         Custodial Accounts.

          The Master Servicer may, from time to time, make withdrawals from the
Loan Combination Custodial Account related to each Serviced Loan Combination for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals, except to the extent expressly provided in the related Co-Lender Agreement):

               (i) to make remittances each month, on or before the related Loan
     Combination Master Servicer Remittance Date occurring in such month (and at such other times as may be required under the related Co-Lender Agreement), to the respective holders of the Mortgage Loans or any successor REO
     Mortgage Loans contained in the subject Serviced Loan Combination, including the Trust (as holder of the Trust Mortgage Loan(s) contained in the subject Serviced Loan Combination or any successor REO Trust Mortgage
     Loan(s) with respect thereto, as applicable), all in accordance with the related Co- Lender Agreement, such remittances to the Trust to be made into the Pool Custodial Account;

               (ii) to reimburse, (A) first, the Fiscal Agent, second, the
     Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the Trust Mortgage
     Loan(s) contained in such Serviced Loan Combination or any successor REO
     Trust Mortgage Loan(s) with respect thereto, and (B) if such Serviced Loan
     Combination includes any Pari Passu Non-Trust Mortgage Loan that is a subject of a

                                      -162-

     Securitization Agreement and if such reimbursement is provided for in the related Co-Lender Agreement, the applicable party under such Securitization
     Agreement for any delinquency advance (comparable to a P&I Advance) made by such party (with its own funds) with respect to such Pari Passu Non-Trust
     Mortgage Loan or any successor REO Mortgage Loan with respect thereto, any such reimbursement pursuant to this clause (ii) with respect to any such
     P&I Advance or comparable delinquency advance to be made out of amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable to the Trust or the related Non-Trust Mortgage
     Loan Noteholder, as applicable, as late collections of interest on and/or principal of the subject Mortgage Loan or any successor REO Mortgage Loan with respect thereto, as the case may be, without regard to such P&I
     Advance or comparable delinquency advance, as the case may be, such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from the amounts so distributable;

               (iii) to reimburse, first, the Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the subject
     Serviced Loan Combination or any related REO Property, any such party's respective rights to reimbursement pursuant to this clause (iii) with respect to any Servicing Advance being limited to amounts on deposit in the related Loan Combination Custodial Account that represent payments made by or on behalf of the related Mortgagor to cover the item for which such
     Servicing Advance was made, and to amounts on deposit in the related Loan
     Combination Custodial Account that represent Liquidation Proceeds,
     Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues
     (in each case, if applicable, net of any Liquidation Fee or Workout Fee payable therefrom) received in respect of the subject Serviced Loan
     Combination or any related REO Property (with, if and to the extent applicable under the related Co-Lender Agreement, either: (x) in the case of a Type I Loan Combination, a corresponding allocation of such Servicing
     Advance and the reimbursement thereof between the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto in accordance with the related Co-Lender Agreement; or
     (y) in the case of a Type II Loan Combination, a corresponding allocation of such Servicing Advance and the reimbursement thereof to one or more of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto, and a corresponding deduction (of such Servicing Advance) from the amounts otherwise payable to one or more of the respective holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto on the relevant Loan Combination Master Servicer Remittance
     Date, all in accordance with the related Co-Lender Agreement, and taking into account the subordination of the Subordinate Non-Trust Mortgage
     Loan(s) included in the subject Serviced Loan Combination or any successor
     REO Mortgage Loan(s) with respect thereto);

               (iv) to pay the Fiscal Agent, the Trustee and itself and, if the related Serviced Loan Combination includes any Pari Passu Non-Trust
     Mortgage Loan that is the subject of a Securitization Agreement and if such payment is provided for in the related Co-Lender Agreement, the applicable party under such Securitization Agreement for any unpaid interest accrued and payable hereunder or under any applicable Securitization Agreement, as applicable, on any P&I Advance made thereby under this Agreement on any
     Trust Mortgage Loan contained in such Serviced Loan Combination or any successor REO Mortgage Loan with respect thereto or any delinquency advance comparable to a P&I Advance made thereby under any applicable

                                      -163-

     Securitization Agreement with respect to any Pari Passu Non-Trust Mortgage
     Loan contained in such Serviced Loan Combination or any successor REO
     Mortgage Loan with respect thereto, any such payment (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (iv) out of: first, except in the case of a Type I Loan Combination, amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto as
     Default Charges on their respective Mortgage Loans or any successor REO
     Mortgage Loans with respect thereto, all in accordance with Section 3.26, with such payment to be deducted from the amounts so distributable; and
     second, if the subject Serviced Loan Combination includes any Subordinate
     Non-Trust Mortgage Loan(s), amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Subordinate Non-Trust
     Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Subordinate
     Non-Trust Mortgage Loan(s) or any successor REO Mortgage Loan(s) with respect thereto, with (in the case of a Type II Loan Combination) such payment to be deducted in accordance with Section 4.02 of the related
     Co-Lender Agreement from the amounts so distributable; and third, amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the
     Trust (in the case of interest on a P&I Advance with respect to the Trust
     Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Trust Mortgage Loan(s) with respect thereto) or the holder of any related Pari Passu Non-Trust Mortgage Loan included in the subject
     Serviced Loan Combination or any successor REO Mortgage Loan with respect thereto (in the case of interest on a delinquency advance (comparable to a
     P&I Advance) with respect to such Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto), as late collections of interest on and/or principal of, or any other relevant amounts with respect to, such Mortgage Loan(s) or successor REO Mortgage Loan(s) with respect thereto, as applicable, with (in the case of a Type II Loan Combination)
     such payment to be deducted in accordance with Section 4.02 of the related
     Co-Lender Agreement from the amounts so distributable; provided that, in the case of subclauses second and third of this clause (iv), such payment shall be made only to the extent the related P&I Advance or comparable delinquency advance, as the case may be, has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first of this clause (iv);

               (v) to pay the Fiscal Agent, the Trustee, itself and the Special
     Servicer for any unpaid interest accrued and payable hereunder on any
     Servicing Advance made thereby under this Agreement with respect to the subject Serviced Loan Combination or any related REO Property, any such payment (as and to the extent provided in the related Co-Lender Agreement)
     to be made pursuant to this clause (v) out of: first, solely in the case of a Type II Loan Combination, amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto as Default Charges on their respective
     Mortgage Loans or any successor REO Mortgage Loans with respect thereto, all in accordance with Section 3.26, with such payment to be deducted from the amounts so distributable; second, if the subject Serviced Loan
     Combination includes any Subordinate Non-Trust Mortgage Loan(s), amounts on deposit

                                      -164-

     in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related
     Subordinate Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Subordinate Non-Trust Mortgage Loan(s) or any successor REO
     Mortgage Loan(s) with respect thereto, with (in the case of a Type II Loan
     Combination) such payment to be deducted in accordance with Section 4.02 of the related Co-Lender Agreement from the amounts so distributable; and
     third, any other amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the holders of the Mortgage Loans or any successor
     REO Mortgage Loans included in the subject Serviced Loan Combination on any related Loan Combination Master Servicer Remittance Date (with, if and to the extent applicable under the related Co-Lender Agreement, either: (x) in the case of a Type I Loan Combination, a corresponding allocation of such interest on such Servicing Advance and the payment thereof between the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto in accordance with the related Co-Lender Agreement; or (y) in the case of a Type II Loan
     Combination, a corresponding allocation of the remaining portion of such interest on such Servicing Advance and the payment thereof to one or more of the Mortgage Loans or any successor REO Mortgage Loans in the subject
     Serviced Loan Combination, and a corresponding deduction (of the remaining portion of such interest on such Servicing Advance) from such other amounts otherwise distributable to the respective holders of the Mortgage Loans or any successor REO Mortgage Loans included in the subject Serviced Loan
     Combination on the relevant Loan Combination Master Servicer Remittance
     Date, all in accordance with the related Co-Lender Agreement); provided that, in the case of subclause second and third of this clause (v), such payment shall be made only to the extent the related Servicing Advance has been or is contemporaneously being reimbursed and only insofar as such unpaid interest is not then payable pursuant to a withdrawal made in accordance with subclause first above of this clause (v);

               (vi) to pay to itself earned and unpaid Master Servicing Fees with respect to each Mortgage Loan and successor REO Mortgage Loan contained in the subject Serviced Loan Combination, the right of the Master
     Servicer to payment pursuant to this clause (vi) with respect to any such
     Mortgage Loan or successor REO Mortgage Loan being limited to amounts on deposit in the related Loan Combination Custodial Account that were received on or in respect of such Mortgage Loan or such successor REO
     Mortgage Loan, as the case may be, and are allocable as a recovery of interest thereon;

               (vii) to reimburse, first, the Fiscal Agent, second, the Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the Trust Mortgage Loan(s)
     included in the subject Serviced Loan Combination or any successor REO
     Trust Mortgage Loan(s) with respect thereto that such party has determined are Nonrecoverable Advances, any such reimbursement (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (vii) out of: first, if the subject Serviced Loan Combination includes any Subordinate Non-Trust Mortgage Loan(s), amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related
     Subordinate Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Subordinate Non-Trust Mortgage Loan(s) or any successor REO
     Mortgage Loan(s) with respect thereto, with (in the case of a Type II Loan
     Combination) such payment to

                                      -165-

     be deducted in accordance with Section 4.02 of the related Co-Lender
     Agreement from the amounts so distributable; and second, amounts on deposit in the related Loan Combination Custodial Account that would otherwise be payable under the related Co-Lender Agreement to the Trust on any Loan
     Combination Master Servicer Remittance Date with respect to the Trust
     Mortgage Loan(s) included in the subject Serviced Loan Combination or any successor REO Trust Mortgage Loan(s) with respect thereto, with (in the case of a Type II Loan Combination), if and to the extent applicable, a corresponding deduction in accordance with Section 4.02 of the related
     Co-Lender Agreement from the amounts otherwise so payable thereto;

               (viii) if the subject Serviced Loan Combination includes any Pari
     Passu Non-Trust Mortgage Loan that is a subject of a Securitization
     Agreement and if such reimbursement is provided for in the related
     Co-Lender Agreement, to reimburse the applicable party under such
     Securitization Agreement for any delinquency advance (comparable to a P&I
     Advance) made by such party (with its own funds) with respect to such Pari
     Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that has been determined by such party to be the equivalent of a Nonrecoverable Advance, any such reimbursement (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (viii) out of: first, if the subject Serviced Loan Combination includes any Subordinate Non-Trust Mortgage Loan(s), amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related
     Subordinate Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Subordinate Non-Trust Mortgage Loan(s) or any successor REO
     Mortgage Loan(s) with respect thereto, with (in the case of a Type II Loan
     Combination) such payment to be deducted in accordance with Section 4.02 of the related Co-Lender Agreement from the amounts so distributable; and
     second, amounts on deposit in the related Loan Combination Custodial
     Account that would otherwise be payable under the related Co-Lender
     Agreement to the holder of such Pari Passu Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto on any relevant Loan
     Combination Master Servicer Remittance Date, with (in the case of a Type II
     Loan Combination), if and to the extent applicable, a corresponding deduction in accordance with Section 4.02 of the related Co-Lender
     Agreement from the amounts otherwise so payable thereto;

               (ix) to reimburse, first, the Fiscal Agent, second, the Trustee, third, itself, and last, the Special Servicer, in that order for any unreimbursed Servicing Advance made by any such party with respect to the subject Serviced Loan Combination or any related REO Property that such party has determined is a Nonrecoverable Advance, any such reimbursement
     (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (ix) out of: first, if the subject Serviced
     Loan Combination includes any Subordinate Non-Trust Mortgage Loan(s), amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Subordinate Non-Trust Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Subordinate Non-Trust Mortgage Loan(s) or any successor REO Mortgage Loan(s) with respect thereto, with (in the case of a
     Type II Loan Combination) such payment to be deducted in accordance with
     Section 4.02 of the related Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the related
     Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage

                                      -166-

     Loans or any successor REO Mortgage Loans included in the subject Serviced
     Loan Combination on any related Loan Combination Master Servicer Remittance
     Date (with, if and to the extent applicable under the related Co-Lender
     Agreement, either: (x) in the case of a Type I Loan Combination, a corresponding allocation of such Servicing Advance and the reimbursement thereof between the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto in accordance with the related Co-Lender Agreement; or (y) in the case of a
     Type II Loan Combination, a corresponding allocation of the remaining portion of such Servicing Advance and the reimbursement thereof to one or more Mortgage Loans or any successor REO Mortgage Loans included in the subject Serviced Loan Combination, and a corresponding deduction (of such
     Servicing Advance) from such other amounts otherwise distributable to the respective holders of the Mortgage Loans or any successor REO Mortgage
     Loans included in the subject Serviced Loan Combination on the relevant
     Loan Combination Master Servicer Remittance Date, all in accordance with the related Co-Lender Agreement);

               (x) to pay to the Special Servicer any earned and unpaid Special
     Servicing Fees in respect of the subject Serviced Loan Combination, any such payment (as and to the extent provided in the related Co-Lender
     Agreement) to be made pursuant to this clause (x) out of: first, if the related Serviced Loan Combination includes any Subordinate Non-Trust
     Mortgage Loan(s), amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the related Subordinate Non-Trust Mortgage Loan
     Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Subordinate Non-Trust Mortgage
     Loan(s) or any successor REO Mortgage Loan(s) with respect thereto, with
     (in the case of a Type II Loan Combination) such payment to be deducted in accordance with Section 4.02 of the related Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the
     Mortgage Loans or any successor REO Mortgage Loans included in the subject
     Serviced Loan Combination on any related Loan Combination Master Servicer
     Remittance Date (with, if and to the extent applicable under the related
     Co-Lender Agreement, either: (x) in the case of a Type I Loan Combination, a corresponding allocation of such Special Servicing Fees and the payment thereof between the Mortgage Loans comprising the subject Serviced Loan
     Combination or any successor REO Mortgage Loans with respect thereto in accordance with the related Co-Lender Agreement; or (y) in the case of a
     Type II Loan Combination, a corresponding allocation of the remaining portion of such Special Servicing Fees and the payment thereof to one or more of the Mortgage Loans or any successor REO Mortgage Loans in the subject Serviced Loan Combination, and a corresponding deduction from such other amounts otherwise distributable to the respective holders of the
     Mortgage Loans or any successor REO Mortgage Loans included in the subject
     Serviced Loan Combination on the relevant Loan Combination Master Servicer
     Remittance Date, all in accordance with the related Co-Lender Agreement);

               (xi) to pay the Special Servicer (or, if applicable, a
     predecessor Special Servicer) earned and unpaid Workout Fees and
     Liquidation Fees in respect of the subject Loan Combination, in the amounts and, subject to the following priority, from the sources specified in
     Section 3.11(c) out of: first, if the related Serviced Loan Combination includes any Subordinate Non-Trust Mortgage Loan(s), amounts on deposit in the related Loan Combination Custodial

                                      -167-

     Account that would otherwise be distributable under the related Co-Lender
     Agreement to the related Subordinate Non-Trust Mortgage Loan Noteholder(s)
     as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Subordinate Non-Trust Mortgage Loan(s) or any successor REO Mortgage Loan(s) with respect thereto, with (in the case of a
     Type II Loan Combination) such payment to be deducted in accordance with
     Section 4.02 of the related Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the related
     Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans or any successor REO Mortgage Loans included in the subject Serviced Loan
     Combination on any related Loan Combination Master Servicer Remittance Date
     (with, if and to the extent applicable under the related Co-Lender
     Agreement, either: (x) in the case of a Type I Loan Combination, a corresponding allocation of such Workout Fees and/or Liquidation Fees and the payment thereof between the Mortgage Loans comprising the subject
     Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto in accordance with the related Co-Lender Agreement; or (y) in the case of a Type II Loan Combination, a corresponding allocation of the remaining portion of such Workout Fees and/or Liquidation Fees and the payment thereof to one or more of the Mortgage Loans or any successor REO
     Mortgage Loans in the subject Serviced Loan Combination, and a corresponding deduction from such other amounts otherwise distributable to the respective holders of the Mortgage Loans or any successor REO Mortgage
     Loans included in the subject Serviced Loan Combination on the relevant
     Loan Combination Master Servicer Remittance Date, all in accordance with the related Co-Lender Agreement);

               (xii) to pay for (A) costs and expenses incurred with respect to the Mortgaged Property securing the subject Serviced Loan Combination pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B)
     the costs and expenses of obtaining appraisals of such Mortgaged Property pursuant to Section 3.11(h), 3.18 or Section 4.03(c), as applicable, (C)
     any servicing expenses incurred with respect to the subject Serviced Loan
     Combination or any related REO Property, that would, if advanced, constitute Nonrecoverable Servicing Advances, in accordance with Section
     3.11(i), and (D) the fees of any Independent Contractor retained with respect to any REO Property related to the subject Serviced Loan
     Combination pursuant to Section 3.17(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the
     Special Servicer), any such payment (as and to the extent provided in the related Co-Lender Agreement) to be made pursuant to this clause (xii) out of: first, if the related Serviced Loan Combination includes any
     Subordinate Non-Trust Mortgage Loan(s), amounts on deposit in the related
     Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Subordinate Non-Trust
     Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Subordinate
     Non-Trust Mortgage Loan(s) or any successor REO Mortgage Loan(s) with respect thereto, with (in the case of a Type II Loan Combination) such payment to be deducted in accordance with Section 4.02 of the related
     Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans or any successor REO Mortgage Loans included in the subject Serviced Loan Combination on any related Loan
     Combination Master Servicer Remittance Date (with, if and to the extent applicable under the related Co-Lender

                                      -168-

     Agreement, either: (x) in the case of a Type I Loan Combination, a corresponding allocation of such items specified in subclauses (A)-(D) of this clause (xii), and the payment thereof, between the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO
     Mortgage Loans with respect thereto in accordance with the related
     Co-Lender Agreement; or (y) in the case of a Type II Loan Combination, a corresponding allocation of the remaining portion of such items specified in subclauses (A)-(D) of this clause (xii), and the payment thereof, to one or more of the Mortgage Loans or any successor REO Mortgage Loans in the subject Serviced Loan Combination, and a corresponding deduction from such other amounts otherwise distributable to the respective holders of the
     Mortgage Loans or any successor REO Mortgage Loans included in the subject
     Serviced Loan Combination on the relevant Loan Combination Master Servicer
     Remittance Date, all in accordance with the related Co-Lender Agreement);

               (xiii) to pay itself, as additional master servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the related Loan Combination Custodial
     Account as provided in Section 3.06(b), but only to the extent of the Net
     Investment Earnings with respect to the related Loan Combination Custodial
     Account for any related Investment Period;

               (xiv) to pay itself, the Special Servicer, the Depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the subject Loan
     Combination, any such payment (as and to the extent provided in the related
     Co-Lender Agreement) to be made pursuant to this clause (xiv) out of:
     first, if the related Serviced Loan Combination includes any Subordinate
     Non-Trust Mortgage Loan(s), amounts on deposit in the related Loan
     Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the related Subordinate Non-Trust
     Mortgage Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Subordinate
     Non-Trust Mortgage Loan(s) or any successor REO Mortgage Loan(s) with respect thereto, with (in the case of a Type II Loan Combination) such payment to be deducted in accordance with Section 4.02 of the related
     Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the Mortgage Loans or any successor REO Mortgage Loans included in the subject Serviced Loan Combination on any related Loan
     Combination Master Servicer Remittance Date (with, if and to the extent applicable under the related Co-Lender Agreement, either: (x) in the case of a Type I Loan Combination, a corresponding allocation of such amounts payable pursuant to Section 6.03, and the payment thereof, between the
     Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto in accordance with the related Co-Lender Agreement; or (y) in the case of a Type II Loan
     Combination, a corresponding allocation of the remaining portion of such amounts payable pursuant to Section 6.03, and the payment thereof, to one or more of the Mortgage Loans or any successor REO Mortgage Loans in the subject Serviced Loan Combination, and a corresponding deduction from such other amounts otherwise distributable to the respective holders of the
     Mortgage Loans or any successor REO Mortgage Loans included in the subject
     Serviced Loan Combination on the relevant Loan Combination Master Servicer
     Remittance Date, all in accordance with the related Co-Lender Agreement);

                                      -169-

               (xv) to pay (out of amounts otherwise payable thereto under the related Co-Lender Agreement on any related Loan Combination Master Servicer
     Remittance Date) the respective shares of the holders of the Mortgage Loans or any REO Mortgage Loans contained in the subject Serviced Loan
     Combination of the cost of recording of the related Co-Lender Agreement in accordance with Section 6.02(a) of such Co-Lender Agreement;

               (xvi) to pay for the cost of recording this Agreement and the cost of any corresponding Opinion of Counsel, insofar as such recordation is for the benefit of the holders of the Mortgage Loans or any successor
     REO Mortgage Loans contained in the subject Serviced Loan Combination, any such payment (as and to the extent provided in the related Co-Lender
     Agreement) to be made pursuant to this clause (xvi) out of: first, if the subject Serviced Loan Combination includes any Subordinate Non-Trust
     Mortgage Loan(s), amounts on deposit in the related Loan Combination
     Custodial Account that would otherwise be distributable under the related
     Co-Lender Agreement to the related Subordinate Non-Trust Mortgage Loan
     Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Subordinate Non-Trust Mortgage
     Loan(s) or any successor REO Mortgage Loan(s) with respect thereto, with
     (in the case of a Type II Loan Combination) such payment to be deducted in accordance with Section 4.02 of the related Co-Lender Agreement from the amounts so distributable; and, second, any other amounts on deposit in the related Loan Combination Custodial Account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the
     Mortgage Loans or any successor REO Mortgage Loans included in the subject
     Serviced Loan Combination on any related Loan Combination Master Servicer
     Remittance Date (with, if and to the extent applicable under the related
     Co-Lender Agreement, either: (x) in the case of a Type I Loan Combination, a corresponding allocation of such costs, and the payment thereof, between the Mortgage Loans comprising the subject Serviced Loan Combination or any successor REO Mortgage Loans with respect thereto in accordance with the related Co-Lender Agreement; or (y) in the case of a Type II Loan
     Combination, a corresponding allocation of the remaining portion of such costs, and the payment thereof, to one or more of the Mortgage Loans or any successor REO Mortgage Loans included in the subject Serviced Loan
     Combination, and a corresponding deduction of the remaining portion of such costs from such amounts otherwise distributable to the respective holders of the Mortgage Loans or any successor REO Mortgage Loans included in the subject Serviced Loan Combination on the relevant Loan Combination Master
     Servicer Remittance Date, all in accordance with the related Co-Lender
     Agreement);

               (xvii) to the extent (A) consistent with the Co-Lender Agreement for the subject Serviced Loan Combination and (B) not otherwise included among the payments contemplated by clause (i) above of this Section 3.05A, to transfer to the Pool Custodial Account the aggregate of all Additional
     Trust Fund Expenses and/or any other amounts relating to the subject
     Serviced Loan Combination, that have been previously paid out of the Pool
     Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section 3.05(a), would have been otherwise payable from such Loan Combination Custodial
     Account under this Section 3.05A;

               (xviii) if the subject Serviced Loan Combination includes any
     Subordinate Non-Trust Mortgage Loan(s), to reimburse any amounts paid by the applicable Subordinate Non-Trust Mortgage Loan Noteholder to cure defaults under the Trust Mortgage Loan(s) and/or any

                                      -170-

     Pari Passu Non-Trust Mortgage Loan(s) included in the subject Serviced Loan
     Combination, such Subordinate Non-Trust Mortgage Loan Noteholder's right to reimbursement under this clause (xviii) to be limited to amounts on deposit in the related Loan Combination Custodial Account that represent collections on the subject Serviced Loan Combination that are in excess of all amounts (including Monthly Payments and Assumed Monthly Payments)
     otherwise then due and owing to the holders of the Mortgage Loans or any successor REO Mortgage Loans contained in the subject Serviced Loan
     Combination, the Master Servicer, the Special Servicer, the Trustee, the
     Fiscal Agent and/or any party under any related Securitization Agreement with respect to the subject Serviced Loan Combination; and

               (xix) to clear and terminate such Loan Combination Custodial
     Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from each Loan Combination Custodial
Account pursuant to clauses (ii) through (xviii) of the preceding paragraph.

          The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee, the Fiscal Agent or (if the related Serviced Loan Combination includes any Pari
Passu Non-Trust Mortgage Loan that is a subject of a Securitization Agreement)
the applicable party under such Securitization Agreement (entitled to reimbursement as set forth above in this Section 3.05A), as applicable, from each Loan Combination Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of: (i) a
Servicing Officer of the Special Servicer, (ii) a Responsible Officer of the
Trustee or the Fiscal Agent, or (iii) a servicing officer or responsible officer of such applicable party under any such related Securitization Agreement, as the case may be, in each case describing the item and amount to which the Special
Servicer (or such third-party contractor), the Trustee, the Fiscal Agent, or such applicable party, as the case may be, is entitled (unless (x) such payment to the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, or (y) in the case of amounts due to an applicable party under any related Securitization Agreement, the Master
Servicer has knowledge of the amounts to which such party is entitled and such payment is clearly required pursuant to this Agreement and the related Co-Lender
Agreement, in which case written statements shall not be required). The Master
Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Loan Combination
Custodial Account, on a loan-by-loan basis.

          In the case of each Serviced Loan Combination, the Master Servicer shall remit or cause to be remitted to the respective Serviced Non-Trust
Mortgage Loan Noteholder, within one Business Day of the Master Servicer's receipt thereof, late collections (not including Principal Prepayments) received on the related Serviced Non-Trust Mortgage Loan subsequent to the related
Determination Date therefor in any particular month (exclusive of any portion of such amount payable or reimbursable to any third party in accordance in accordance with this Agreement and the related Co-Lender Agreement), to the extent such amount is not otherwise included or scheduled to be included in a normal monthly remittance during such month to such Serviced Non-Trust Mortgage
Loan Noteholder and in respect of which an advance is required to be made or has been made by a service provider of the related securitization trust.

                                      -171-

          To the extent (i) consistent with the Co-Lender Agreement for the related Serviced Loan Combination and (ii) not otherwise included as part of the normal monthly remittance, the Master Servicer shall transfer from each Loan
Combination Custodial Account to the Pool Custodial Account, promptly upon amounts for such purposes becoming available in such Loan Combination Custodial
Account, the aggregate of all Additional Trust Fund Expenses and/or any other amounts relating to such Serviced Loan Combination, that have been previously paid out of the Pool Custodial Account pursuant to Section 3.05(a) and that, if not previously paid out of the Pool Custodial Account in accordance with Section
3.05(a), would have been otherwise payable from such Loan Combination Custodial
Account under this Section 3.05A.

          In accordance with Article IV of the Co-Lender Agreement for each
Serviced Loan Combination, the Master Servicer shall, as and when required thereunder, withdraw from the related Loan Combination Custodial Account and (i)
transfer to the Pool Custodial Account all amounts to be remitted to the Trust as holder of the Trust Mortgage Loan(s) included in such Serviced Loan
Combination and/or any successor REO Trust Mortgage Loan with respect thereto and (ii) remit to the holders of the Non-Trust Mortgage Loan(s) included in such
Serviced Loan Combination the respective amounts due and owing to them. Monthly remittances to the holder(s) of the Non-Trust Mortgage Loan(s) included in any
Serviced Loan Combination shall, in each case, be made on the related Loan
Combination Master Servicer Remittance Date in accordance with the reasonable instructions of such respective holder(s).

          In connection with each Serviced Loan Combination that includes any
Pari Passu Non-Trust Mortgage Loan that is a subject of a Securitization
Agreement, if the Master Servicer fails, on or before the applicable Loan
Combination Master Servicer Remittance Date for such Serviced Loan Combination, to remit to holder of such Pari Passu Non-Trust Mortgage Loan any amount(s)
required to be so remitted to such holder hereunder on or before such date, the
Master Servicer shall pay to such holder, for the account of such holder, interest, calculated at the federal funds rate, on such amount(s) not timely remitted, from and including such Loan Combination Master Servicer Remittance
Date to but not including the related distribution date for any securities backed by the subject Pari Passu Non-Trust Mortgage Loan.

          SECTION 3.06. Investment of Funds in the Collection Account, the
                        Servicing Accounts, the Reserve Accounts, the Defeasance
                        Deposit Account, the Custodial Accounts, the REO
                        Accounts, the Interest Reserve Account and the Excess
                        Liquidation Proceeds Account.

          (a) (i) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance
Deposit Account or a Custodial Account (any of the foregoing accounts listed in this clause (i), a "Master Servicer Account"), (ii) the Special Servicer may
direct in writing any depository institution maintaining an REO Account, and
(iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Collection Account, the Interest Reserve
Account or the Excess Liquidation Proceeds Account (any of the foregoing accounts listed in this clause (iii), a "Trustee Account"; and any of the Master
Servicer Accounts, the REO Accounts and Trustee Accounts, an "Investment
Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (x) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be

                                      -172-

withdrawn from such account pursuant to this Agreement or (y) if and to the extent that the depository institution maintaining such Investment Account is the obligor on such investment, no later than the time and date as of which such funds are required to be withdrawn from such account pursuant to this Agreement
(but in any event prior to distributions on the Certificates or any transfers to another Investment Account being made on or before the related Distribution
Date); provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related loan documents and applicable law.

          All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a
Permitted Investment in any Investment Account solely related to a Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s). The
Master Servicer (with respect to Permitted Investments of amounts in the Master
Servicer Accounts) and the Special Servicer (with respect to Permitted
Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to a Serviced Loan
Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), or the
Trustee in its capacity as such (in the case of any Trustee Account), shall (i)
be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is a
"certificated security", "uncertificated security" or "deposit account". The
Trustee hereby designates the Master Servicer (with respect to Permitted
Investments of amounts in the Master Servicer Accounts) and the Special Servicer
(with respect to Permitted Investments of amounts in the REO Accounts), as applicable, as the Person that shall be the "entitlement holder" and maintain
"control" as set forth under clauses (i) and (ii) above. For purposes of this
Section 3.06(a), (i) the terms "entitlement holder", "security entitlement",
"control" (except with respect to deposit accounts), "certificated security" and
"uncertificated security" shall have the meanings given such terms in Revised
Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any
Permitted Investment in any Investment Account by the Master Servicer or the
Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any Investment Account solely related to a Serviced Loan Combination, the related Serviced Non-Trust
Mortgage Loan Noteholder(s), for purposes of Revised Article 8 (1994 Revision)
of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Investment Account are at any time invested in a
Permitted Investment payable on demand, the Master Servicer (in the case of any
Master Server Account), the Special Servicer (in the case of the REO Accounts)
or the Trustee (in the case of any Trustee Account) shall:

          (x)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such
               Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y)  demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the
               Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds
               thereafter on deposit in the Investment Account.

                                      -173-

          (b) Whether or not the Master Servicer directs the investment of funds in any of the Master Servicer Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each related Investment Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit
Account, to the extent not otherwise payable to Mortgagors under applicable law or the related loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(d), 3.04(a), 3.04A(b), 3.05(a) or 3.05A, as applicable.
Whether or not the Special Servicer directs the investment of funds in any of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such
Investment Account for each related Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in any of the Trustee Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment
Earnings, if any, for such Investment Account for each related Investment
Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b), 3.05(c) or
3.05(d), as the case may be. If any loss shall be incurred in respect of any
Permitted Investment on deposit in any Investment Account, the Master Servicer
(in the case of (i) the Servicing Accounts, the Reserve Accounts and the
Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor in accordance with the related loan documents or applicable law) and (ii) the Custodial Accounts), the
Special Servicer (in the case of the REO Accounts) and the Trustee (in the case of any Trustee Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the related Investment
Period, during which such loss was incurred, the amount of the Net Investment
Loss, if any, for such Investment Account for such Investment Period.
Notwithstanding any of the foregoing provisions of this Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

          (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment, the Trustee may, and subject to Section 8.02, upon the request of the Certificateholders entitled to a majority of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount,
the amounts so invested shall be deemed to remain on deposit in such Investment
Account.

                                      -174-

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                        and Fidelity Coverage; Environmental Insurance.

          (a) The Master Servicer shall use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each Mortgaged Property that secures a Serviced Mortgage Loan and is not an REO Property, all insurance coverage as is required under the related Mortgage (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance
Default); provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the
Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the Master
Servicer or Special Servicer, as the case may be, shall use reasonable efforts to require the related Mortgagor to obtain the required insurance coverage from
Qualified Insurers that shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P (and, if applicable,
"A3" from Moody's) and "A" from Fitch (if then rated by Fitch or Moody's, as applicable, and if not then rated by Fitch or Moody's, as applicable, then an equivalent rating to a rating of "A" by Fitch or "A3" by Moody's, as applicable, in each case by at least one nationally recognized statistical rating agency besides S&P) (or, in the case of each Rating Agency and, if applicable, Moody's, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Westfield North Bridge
Non-Trust Mortgage Loan Securities rated by such rating agency, as evidenced in writing by such rating agency); and provided, further, that the Master Servicer shall cause to be maintained, from Qualified Insurers having a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P
(and, if applicable, "A3" from Moody's) and "A" from Fitch (if then rated by
Fitch or Moody's, as applicable, and if not then rated by Fitch or Moody's, then an equivalent rating to a rating of "A" by Fitch or "A3" by Moody's, as applicable, in each case by at least one nationally recognized statistical rating agency besides S&P) (or, in the case of each Rating Agency and, if applicable, Moody's, such lower rating as will not result in an Adverse Rating
Event with respect to any Class of Certificates or, if applicable any class of
Westfield North Bridge Non-Trust Mortgage Loan Securities rated by such rating agency, as evidenced in writing by such rating agency), for any such Mortgaged
Property any such insurance that the related Mortgagor is required but fails to maintain, but only to the extent that (i) the Trustee (as mortgagee of record on behalf of the Certificateholders or, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the Certificateholders and the related
Non-Trust Mortgage Loan Noteholder(s)) has an insurable interest, and (ii)
either (A) such insurance is available at a commercially reasonable rate, or (B)
solely in the case of all-risk insurance or other insurance that covers losses from acts of terrorism, the failure by the Mortgagor to maintain such insurance coverage has not been determined by the Special Servicer to constitute an
Acceptable Insurance Default. The Woodside Village Controlling Party (in the
case of the Woodside Village Mortgaged Property) or the Controlling Class
Representative (in the case of any other Mortgaged Property) may request that earthquake insurance be secured for a Mortgaged Property (other than the Two
Penn Plaza Mortgaged Property) by the related Mortgagor, to the extent such insurance may be obtained at a commercially reasonable price and provided the related loan documents and applicable law give the mortgagee the right to request such insurance coverage and such loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee. Subject to Section
3.17(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each Administered REO Property no less insurance coverage than was previously required of the Mortgagor under the related
Mortgage; provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time

                                      -175-

commonly insured against for properties similar to the subject Administered REO
Property located in or around the region in which such Administered REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, either such insurance is available at a commercially reasonable rate or, based upon due inquiry in accordance with the Servicing
Standard, the subject hazards are at the time commonly insured against for properties similar to the subject Administered REO Property located in or around the region in which such Administered REO Property is located); and provided, further, that all such insurance shall be obtained from Qualified Insurers that shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from each of S&P and Fitch (and, if applicable "A2"
from Moody's) (or, in the case of either Rating Agency and, if applicable,
Moody's, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Westfield
North Bridge Non-Trust Mortgage Loan Securities rated by such rating agency, as evidenced in writing by such rating agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO
Property) a "standard" mortgagee clause, with loss payable to the Master
Servicer (in the case of insurance maintained in respect of Serviced Mortgage
Loans, including Specially Serviced Mortgage Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of
Administered REO Properties), on behalf of the Trustee. Notwithstanding anything in this Section 3.07(a) to the contrary, any rating requirement with respect to
Moody's shall only be required if a class of Westfield North Bridge Non-Trust
Mortgage Loan Securities is rated by Moody's.

          Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with Section 3.04(a)
or 3.04A(a), as applicable, in the case of amounts received in respect of a
Serviced Mortgage Loan, or in the applicable REO Account in accordance with
Section 3.16(b), in the case of amounts received in respect of an Administered
REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of the Woodside Village Controlling Party or the Controlling
Class Representative, as applicable) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced Mortgage
Loan(s) or REO Mortgage Loan(s), notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer or the Special Servicer, as applicable, as a Servicing Advance.

          (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Serviced
Mortgage Loans and/or Administered REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified
Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and Fitch and, if applicable, "A3" from
Moody's (if then rated by Fitch or Moody's, as applicable, and if not then rated by Fitch or Moody's, then a rating of "A:IX" or better by A.M. Best's Key Rating
Guide or an equivalent rating to a rating of "A" from Fitch or "A3" from
Moody's, as applicable, in each case by at least one nationally recognized statistical rating agency besides S&P) (or, in the case of either Rating Agency and, if applicable, Moody's, such lower rating as will not result in an Adverse
Rating Event

                                      -176-

with respect to any Class of Certificates or, if applicable, any class of
Westfield North Bridge Non-Trust Mortgage Loan Securities rated by such rating agency, as evidenced in writing by such rating agency), and (ii) provides protection equivalent to the individual policies otherwise required, then the
Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or subject Administered REO
Properties. Such blanket policy or master force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the
Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or subject
Administered REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable Custodial Account from its own funds the amount not otherwise payable under the blanket policy or master force placed policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Serviced Mortgage Loan
(or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The
Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), claims under any such blanket policy or master force placed policy in a timely fashion in accordance with the terms of such policy. Notwithstanding anything in this Section 3.07(b) to the contrary, any rating requirement with respect to Moody's shall only be required if a class of Westfield North Bridge Non-Trust Mortgage Loan Securities is rated by Moody's

          (c) Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or
Administered REO Properties are part of the Trust Fund) keep in force with
Qualified Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength"
rating, as applicable, of at least "A" from S&P, "A-" from Fitch and, if applicable, "Baa3" from Moody's (or, if not then rated by Fitch or Moody's, as applicable, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency and, if applicable, Moody's, such lower rating as will not result in an Adverse Rating Event with respect to any Class of
Certificates or, if applicable, any class of Westfield North Bridge Non-Trust
Mortgage Loan Securities rated by such rating agency, as evidenced in writing by such rating agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Westfield North Bridge Non-Trust Mortgage Loan
Securities rated by such rating agency (as evidenced in writing from each such rating agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special
Servicer, as the case may be.

          Subject to the third paragraph of this Section 3.07(c), each of the
Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or
Administered REO Properties are part of the Trust Fund) also keep in force with
Qualified

                                      -177-

Insurers having (or whose obligations are guaranteed or backed, in writing, by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P, "A-" from Fitch and "Baa3" from Moody's
(or, if not rated by Fitch or Moody's, as applicable, then at least "A:IX" by
A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency and, if applicable, Moody's, such lower rating as will not result in an Adverse Rating
Event with respect to any Class of Certificates or, if applicable, any class of
Westfield North Bridge Non-Trust Mortgage Loan Securities rated by such rating agency, as evidenced in writing by such rating agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Westfield North Bridge
Non-Trust Mortgage Loan Securities rated by such rating agency (as evidenced in writing from each rating agency). Each of the Master Servicer and the Special
Servicer shall be deemed to have complied with the foregoing provisions if an
Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the
Special Servicer, as the case may be.

          Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer (or its direct corporate parent if such parent is responsible for the obligations of the Master Servicer or Special Servicer, as applicable), as the case may be, are rated at least "A"
from Fitch (if then rated by Fitch, and if not then rated by Fitch then an equivalent rating by at least one additional nationally recognized statistical rating agency besides S&P), "A" from S&P and, if applicable, "A3" from Moody's
(or, in the case of either Rating Agency and, if applicable, Moody's, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Westfield North Bridge Non-Trust
Mortgage Loan Securities rated by such rating agency, as evidenced in writing by such rating agency), such Person may self-insure with respect to the risks described in this Section 3.07(c).

          Notwithstanding anything in this Section 3.07(c) to the contrary, any rating requirement with respect to Moody's shall only be required if a class of
Westfield North Bridge Non-Trust Mortgage Loan Securities is rated by Moody's.

          (d) In the event that either of the Master Servicer or the Special
Servicer has actual knowledge of any event (an "Insured Environmental Event")
giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan (other than, if applicable, the Two
Penn Plaza Trust Mortgage Loan) for which the Mortgagor has not filed a claim or in respect of an Administered REO Property, the Master Servicer shall notify the
Special Servicer if such Mortgage Loan is a Specially Serviced Mortgage Loan, and the Special Servicer shall notify the Master Servicer in all cases. Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the
case of a Performing Serviced Mortgage Loan, and the Special Servicer, in the
case of a Specially Serviced Mortgage Loan or an Administered REO Property, in
accordance with the terms of such Environmental Insurance Policy and the
Servicing Standard, shall timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental
Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan (other than, if applicable, the Two Penn Plaza Trust Mortgage Loan), the Master Servicer (in the case of any such Mortgage Loan that is a Performing Serviced Mortgage Loan) and the Special
Servicer

                                      -178-

(in the case of any such Mortgage Loan that is a Specially Serviced Mortgage
Loan or in the case of an Administered REO Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall, in the event the Master Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy, monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders.

          The Master Servicer (in the case of Performing Serviced Mortgage
Loans) and the Special Servicer (in the case of Specially Serviced Mortgage
Loans and Administered REO Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance
Policies with respect to the Environmentally Insured Mortgage Loans (other than, if applicable, the Two Penn Plaza Trust Mortgage Loan) and take all such actions as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

          In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan (other than, if applicable, the Two Penn Plaza Trust Mortgage Loan), then the party receiving such notice shall, within five (5) Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a Performing Serviced
Mortgage Loan, or the Special Servicer, with respect to a Specially Serviced
Mortgage Loan or an Administered REO Property, shall address such termination in accordance with Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Mortgagor under any Environmental Insurance
Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a
Servicing Advance.

          The Master Servicer (with respect to Performing Serviced Mortgage
Loans) and the Special Servicer (with respect to Specially Serviced Mortgage
Loans) shall monitor the actions, and enforce the obligations, of the related
Mortgagor under each Environmentally Insured Mortgage Loan (other than, if applicable, the Two Penn Plaza Trust Mortgage Loan) insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an
Environmental Insurance Policy with respect to the related Mortgaged Property or
(ii) environmental testing or remediation at the related Mortgaged Property.

          SECTION 3.08. Enforcement of Alienation Clauses.

          (a) If, with respect to any Performing Serviced Mortgage Loan, the
Master Servicer receives a request from a Mortgagor regarding the transfer of the related Mortgaged Property to, and assumption of such Performing Serviced
Mortgage Loan by, another Person and/or transfers of certain interests in such
Mortgagor (including, without limitation, sales or transfers of the related
Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the related Mortgagor or its owners) or, in the case of a Performing Serviced Mortgage Loan that by its terms permits transfer or assumption without the consent of the lender provided that certain conditions are satisfied, a request by the related Mortgagor for a determination that such conditions have been satisfied, then the Master Servicer shall immediately notify the Special Servicer of such request, perform

                                      -179-

an underwriting analysis in connection therewith and deliver to the Special
Servicer such underwriting analysis and any documents or other materials that the Master Servicer shall have received regarding the proposed transfer and, if applicable, the proposed assumption. The Special Servicer shall have the right hereunder to, in accordance with the Servicing Standard, withhold or grant consent to any such request for such transfer and/or assumption and/or to make a determination as to whether the conditions to transfer or assumption (as described above) have been satisfied, as applicable, each in accordance with the terms of the subject Performing Serviced Mortgage Loan and this Agreement;
provided that any grant of consent on the part of the Special Servicer shall be subject to Section 3.08(d), Section 6.11, Section 6.12 and/or Section 6.13, in
each case if and as applicable. If the Special Servicer, in accordance with the
Servicing Standard, (i) withholds or denies its consent to any such request for such transfer and/or assumption with respect to any Performing Serviced Mortgage
Loan and/or (ii) determines, with respect to any Performing Serviced Mortgage
Loan that by its terms permits transfer or assumption without lender consent provided certain conditions are satisfied, that such conditions have not been satisfied, then in either case the Master Servicer shall not permit the requested transfer or assumption of such Performing Serviced Mortgage Loan. If the Special Servicer consents to such proposed transfer and/or assumption and/or determines that the conditions to transfer or assumption have been satisfied, the Master Servicer shall process such request of the related Mortgagor; and, in the case of a transfer of the related Mortgaged Property to, and assumption of such Performing Serviced Mortgage Loan by, another Person, the Master Servicer
(subject to Section 3.08(d)) shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under such Performing
Serviced Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse
Grantor Trust Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Master Servicer shall notify the Trustee, the Special Servicer, each Rating Agency, the
Controlling Class Representative and, in the case of a Serviced Loan Combination that consists of Performing Serviced Mortgage Loans, the related Serviced
Non-Trust Mortgage Loan Noteholder(s), of any assumption or substitution agreement executed pursuant to this Section 3.08(a) and shall forward thereto a copy of such agreement together with a Review Package. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage
Loan shall be made without the assumption of all other Serviced Trust Mortgage
Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a
Serviced Mortgage Loan shall be made or transfer of interest in a Mortgagor approved, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

          (b) If, with respect to a Specially Serviced Mortgage Loan, the Master
Servicer receives a request from a Mortgagor for consent to a transfer of the related Mortgaged Property and assumption of such Specially Serviced Mortgage
Loan and/or consent to a transfer of interests in the related Mortgagor
(including, without limitation, sales or transfers of the related Mortgaged
Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the related Mortgagor or its owners) or in the case of a Specially Serviced Mortgage Loan that by its terms permits transfer or assumption without the consent of the lender provided that certain conditions are satisfied, a request by the related Mortgagor for a determination that such conditions have been satisfied, the Master Servicer shall immediately notify the
Special Servicer of such request and deliver to the Special Servicer

                                      -180-

any documents that the Master Servicer shall have received regarding the proposed transfer and assumption. Subject to Section 3.08(d), Section 6.11,
Section 6.12 and/or Section 6.13, in each case if and as applicable, the Special
Servicer shall determine whether to grant such consent, whether the conditions to transfer or assumption (as described above) have been satisfied and/or whether to enforce any restrictions on such transfer and/or assumption contained in the related loan documents, as applicable, each in accordance with the
Servicing Standard.

          Upon consent by the Special Servicer to any proposed transfer of a
Mortgaged Property and assumption by the proposed transferee of the related
Serviced Mortgage Loan pursuant to this Section 3.08(b), the Special Servicer shall process the request of the related Mortgagor for such transfer and assumption and shall be authorized to enter into an assumption or substitution agreement with the Person, which shall be a Single Purpose Entity, to whom the related Mortgaged Property has been or is proposed to be conveyed and/or release the original Mortgagor from liability under the related Serviced Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged
Property has been or is proposed to be conveyed; provided, however, that the
Special Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or Adverse Grantor Trust
Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. The Special Servicer shall notify the
Trustee, the Master Servicer, each Rating Agency, the Controlling Class
Representative and, with respect to a Serviced Loan Combination, the related
Serviced Non-Trust Mortgage Loan Noteholder(s), of any assumption or substitution agreement executed pursuant to this Section 3.08(b) and shall forward thereto a copy of such agreement. Subject to the terms of the related loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Serviced Trust Mortgage Loans making up the related Cross-Collateralized Group. Further, subject to the terms of the related loan documents and applicable law, no assumption of a Serviced Mortgage
Loan shall be made unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related
Mortgagor.

          As used in this Section 3.08, the terms "sale" and "transfer" shall include the matters contemplated by the parentheticals in the first sentence of
Section 3.08(a).

          (c) If, with respect to a Performing Serviced Mortgage Loan, the
Master Servicer receives a request from the related Mortgagor regarding a further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor (including, without limitation, any mezzanine financing of the related Mortgagor or any direct or indirect owners of the related Mortgagor or the Mortgaged Property or any sale, issuance or transfer of preferred equity in the Mortgagor or its owners or, in the case of a Performing Serviced Mortgage
Loan that by its terms permits further encumbrance without the consent of the lender provided certain conditions are satisfied, a request by the related
Mortgagor for a determination that such conditions have been satisfied), then the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the
Servicing Standard, to approve such further encumbrance or that the conditions precedent to such further encumbrance have been satisfied, as applicable, then the Master Servicer shall provide to the Special Servicer a written copy of such recommendation (which shall include the reason therefor) and the materials upon which such recommendation is based. The Special Servicer shall have the right hereunder, within 15 days (or, in the case of a consent to a determination as to whether the conditions precedent to a further encumbrance have been satisfied, within 10 days) of receipt of such recommendation and supporting materials and any other materials reasonably requested

                                      -181-

by the Special Servicer, to reasonably withhold or, subject to Section 3.08(d)
and, further, subject to the Special Servicer obtaining any consent to the extent required pursuant to Section 6.11, Section 6.12 and/or Section 6.13, in
each case if and as applicable, grant consent to any such request for such further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor or to object or consent to the determination by the Master
Servicer as to whether the conditions to further encumbrance (as described above) have been satisfied, as applicable, each in accordance with the terms of such Performing Serviced Mortgage Loan and this Agreement and subject to the
Servicing Standard. If the Special Servicer does not respond within such 15-day period or 10-day period, as applicable, such party's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such further encumbrance of the related Mortgaged Property or of an interest in the related Mortgagor, as applicable, the Master Servicer shall process such request of the related Mortgagor. If the Special Servicer does not consent to, and is not deemed to have consented to, such further encumbrance, then the Master
Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the
Certificateholders and, with respect to a Serviced Loan Combination, the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property and/or of an interest in the related Mortgagor, as applicable. To the extent permitted by the applicable loan documents and applicable law, the Master Servicer may charge the related Mortgagor (and retain to the extent permitted under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c).

          With respect to any Specially Serviced Mortgage Loan, the Special
Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the
Certificateholders and, in the case of a Mortgaged Property that secures a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related loan documents on further encumbrances of the related Mortgaged Property and/or of interests in the related Mortgagor, as applicable, and, with respect to Specially Serviced Mortgage Loans that by their terms permit further encumbrance without mortgagee consent provided certain conditions are satisfied, make all determinations as to whether such conditions have been satisfied, and shall process all documentation in connection therewith, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions or such conditions, as the case may be, would be in accordance with the Servicing Standard (as evidenced by an
Officer's Certificate setting forth the basis for such determination delivered to the Trustee, the Master Servicer, each Rating Agency and, with respect to a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11, Section 6.12 and/or Section 6.13,
in each case if and as applicable. To the extent permitted by the applicable loan documents and applicable law, the Special Servicer may charge the related
Mortgagor (and retain to the extent permitted under Section 3.11) a fee in connection with any enforcement or waiver contemplated in this paragraph of subsection (c). If the Special Servicer, in accordance with the Servicing
Standard, objects to the determination by the Master Servicer with respect to a
Performing Serviced Mortgage Loan (which by its terms permits further encumbrance without lender consent provided certain conditions are satisfied)
that such conditions have been satisfied, then the Master Servicer shall not permit the requested further encumbrance of such Performing Serviced Mortgage
Loan. If the Special Servicer, in accordance with the Servicing Standard, determines with respect to any other Serviced Mortgage Loan (which by its terms permits further encumbrance without lender consent provided certain conditions are satisfied) that such conditions have not been satisfied, then the Master
Servicer shall not permit further encumbrance of such Serviced Mortgage Loan. As used in this Section

                                      -182-

3.08, the term "encumbrance" shall include the matters contemplated by the parentheticals in the first sentence of this Section 3.08(c).

          (d) Notwithstanding anything to the contrary contained in this Section
3.08, but subject to the related loan documents and applicable law: (I) (i) if
(A) the then unpaid principal balance of the subject Serviced Trust Mortgage
Loan is at least equal to the lesser of (1) $35,000,000 and (2) 5% of the then aggregate principal balance of the Mortgage Pool or (B) the subject Serviced
Trust Mortgage Loan is then one of the ten largest Trust Mortgage Loans in the
Mortgage Pool, then neither the Master Servicer nor the Special Servicer shall waive any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related
Mortgagor, and (ii) if (W) the then unpaid principal balance of the subject
Serviced Trust Mortgage Loan is at least equal to the lesser of (1) $20,000,000 and (2) 2% of the then aggregate principal balance of the Mortgage Pool or (X)
the subject Serviced Trust Mortgage Loan is then one of the ten largest Trust
Mortgage Loans in the Mortgage Pool or (Y) the aggregate loan-to-value ratio of the subject Serviced Trust Mortgage Loan (together with any additional loans that would further encumber the related Mortgaged Property and/or interests in the related Mortgagor) would be equal to or greater than 85% or (Z) the aggregate debt service coverage ratio of the related Mortgaged Property (taking into account any additional loans that would further encumber the related
Mortgaged Property and/or interests in the related Mortgagor) would be less than
1.20x, then neither the Special Servicer nor the Master Servicer shall waive any restrictions contained in the related Mortgage on further encumbrances of the related Mortgaged Property or of interests in the related Mortgagor, unless, in the case of either (i) or (ii) above, the Special Servicer or the Master
Servicer, as the case may be, shall have received prior written confirmation from S&P that such action would not result in an Adverse Rating Event with respect to any Class of Certificates or, if the Westfield North Bridge Loan
Group is involved, any class of Westfield North Bridge Non-Trust Mortgage Loan
Securities rated by such rating agency; and (II) if the subject Serviced Trust
Mortgage Loan is then one of the ten largest Trust Mortgage Loans in the
Mortgage Pool, then neither the Master Servicer nor the Special Servicer, as applicable, shall waive any restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property or on transfers of interests in the related Mortgagor, unless the Master Servicer or the Special Servicer, as the case may be, shall have received prior written confirmation from Fitch (and, if applicable, Moody's) that such action would not result in an Adverse Rating Event with respect to any Class of Certificates or, if the Westfield North Bridge Loan Group is involved, any class of Westfield
North Bridge Non-Trust Mortgage Loan Securities rated by such rating agency.
Neither the Master Servicer nor the Special Servicer has the authority to perform any of the actions set forth above in this paragraph with respect to the
Two Penn Plaza Trust Mortgage Loan. In connection with any request for rating confirmation from a Rating Agency pursuant to this Section 3.08(d), the Master
Servicer or the Special Servicer, as the case may be, shall deliver a Review
Package to such Rating Agency. Further, subject to the terms of the related loan documents and applicable law, no waiver of a restriction contained in the related Mortgage on transfers of the related Mortgaged Property or interests in the related Mortgagor or on further encumbrances thereof may be waived by the
Master Servicer or the Special Servicer, as applicable, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor (or from the Depositor or the UBS Mortgage Loan
Seller pursuant to Section 2.03), any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Servicing Advance.

                                      -183-

          SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                        Appraisals; Appraisal Reduction Calculation.

          (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c),
3.09(d), 6.11, 6.12 and 6.13, exercise reasonable efforts, consistent with the
Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the
Special Servicer shall, with respect to any Serviced Mortgage Loan that constitutes an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such
ARD Mortgage Loan is, in the good faith and reasonable judgment of the Special
Servicer, necessary, appropriate and consistent with the Servicing Standard or
(ii) all other amounts due under such ARD Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with
Section 3.20 and, in the good faith and reasonable judgment of the Special
Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest accrued on Advances. Subject to Section 3.11(h), the Special Servicer shall request that the Master Servicer advance all costs and expenses incurred by it in any such proceedings, and the
Master Servicer shall be entitled to reimbursement therefor as provided in
Section 3.05(a) or Section 3.05A, as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special
Servicer, on behalf of the Certificateholders and, in the case of a Mortgaged
Property that secures a Serviced Loan Combination, on behalf of the affected
Serviced Non-Trust Mortgage Loan Noteholder(s), to make a bid on any Mortgaged
Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in
Section 3.18 and the results of any appraisal obtained as provided below in this
Section 3.09, all such bids to be made in a manner consistent with the Servicing
Standard.

          If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any
Mortgaged Property securing a Specially Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the
Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the
Special Servicer regarding such appraisal.

          If any Serviced Mortgage Loan or Serviced Loan Combination becomes a
Required Appraisal Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a Required Appraisal within 60 days (or, in the case of a
Serviced Loan Combination, such shorter time period (if any) as may be required under the related Co-Lender Agreement) of such occurrence (unless a Required
Appraisal was obtained or conducted, as applicable, with respect to such
Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that

                                      -184-

no material change has subsequently occurred with respect to the related
Mortgaged Property that would draw into question the applicability of such
Required Appraisal) and (ii) obtain or conduct, as applicable, an update of the most recent Required Appraisal approximately 12 months following the most recent
Required Appraisal or subsequent update thereof for so long as such Serviced
Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or such
Serviced Loan Combination, as the case may be, remains a Required Appraisal
Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee, the Master Servicer and, in the
case of a Mortgaged Property that secures a Serviced Loan Combination, the related Non-Trust Mortgage Loan Noteholder(s), in each such case, promptly following the Special Servicer's receipt of the subject appraisal, and, upon request, to the Controlling Class Representative. Based on each such Required
Appraisal and updated Required Appraisal, the Special Servicer shall (monthly, on each related Determination Date, until the subject Required Appraisal Loan ceases to be such) calculate and notify the Trustee, the Master Servicer, the
Controlling Class Representative, and, in the case of any Mortgaged Property that secures a Serviced Loan Combination, the related Serviced Non-Trust
Mortgage Loan Noteholder(s), of any resulting Appraisal Reduction Amount in respect of the subject Required Appraisal Loan. Such calculations by the Special
Servicer shall be subject to review and confirmation by the Master Servicer, provided that the Master Servicer may rely on any information provided by the
Special Servicer. The Master Servicer shall, at the direction of the Special
Servicer, advance the cost of each such Required Appraisal and updated Required
Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the related Custodial
Account pursuant to Section 3.05(a) or Section 3.05A, as applicable. At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal
Loan, the Woodside Village Controlling Party (in the case of the Woodside
Village Loan Pair) or the Controlling Class Representative (in all other cases), as applicable, may, at its own expense, obtain and deliver to the Master
Servicer, the Special Servicer and the Trustee an appraisal that is reasonably satisfactory to the Special Servicer and satisfies the requirements of a
"Required Appraisal", and upon the written request of the Woodside Village
Controlling Party or the Controlling Class Representative, as applicable, the
Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on such appraisal delivered by such party and shall notify the Trustee, the Master Servicer, the Controlling Class
Representative and, in the case of the Woodside Village Loan Pair, the Woodside
Village Controlling Party, of such recalculated Appraisal Reduction Amount.

          (b) Notwithstanding any other provision of this Agreement, no
Mortgaged Property shall be acquired by the Special Servicer on behalf of the
Certificateholders (and, in the case of a Mortgaged Property that secures a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer
(exercised in accordance with the Servicing Standard), (i) cause such Mortgaged
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC
I within the meaning of Treasury regulations section 1.860D-1(b)(3)(i) and
(ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, the related Non-Trust Mortgage Loan
Noteholder(s)) from potential liability.

                                      -185-

          In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the
     Servicing Standard), incident to real property (within the meaning of
     Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
     Counsel (the cost of which shall be covered by, and be reimbursable as, a
     Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any
     REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the
Trustee (and, in the case of a Mortgaged Property that secures a Serviced Loan
Combination, on behalf of the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any
Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, on behalf of the related Serviced Non-Trust
Mortgage Loan Noteholder(s)), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable, and the Special Servicer has previously determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee
(and, in the case of a Mortgaged Property that secures a Serviced Loan
Combination, to the related Serviced Non-Trust Mortgage Loan Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the
Servicing Standard and based on an Environmental Assessment of such Mortgaged
Property performed by an Independent Person, who regularly conducts
Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of a Mortgaged
Property that secures a Serviced Loan Combination, on behalf of the related
Serviced Non-Trust Mortgage Loan Noteholder(s)), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance
     Policy) maximize the recovery on the related Serviced Mortgage Loan to the
     Certificateholders (or, if a Serviced Loan Combination is involved, to the
     Certificateholders and the related Serviced Non-Trust Mortgage Loan
     Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, if a Serviced Loan Combination is involved, to the Certificateholders and the related Serviced Non-Trust Mortgage Loan
     Noteholder(s)), as a collective whole, to be performed at the related
     Mortgage Rate(s)) to acquire title to or possession of the Mortgaged
     Property and to take such actions as are necessary to bring the Mortgaged
     Property into compliance therewith in all material respects; and

                                      -186-

               (ii) there are no circumstances or conditions present at the
     Mortgaged Property relating to the use, management or disposal of Hazardous
     Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Mortgage Loan to the Certificateholders (or, if a Serviced
     Loan Combination is involved, to the Certificateholders and the related
     Serviced Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, if a Serviced Loan
     Combination is involved, to the Certificateholders and the related Serviced
     Non-Trust Mortgage Loan Noteholder(s)), as a collective whole, to be performed at the related Mortgage Rate(s)) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

          The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such
Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing
Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05(a) or
Section 3.05A, as applicable (or, in the case of a Mortgaged Property that secures a Serviced Loan Combination, to the extent the funds in the applicable
Loan Combination Custodial Account are insufficient, shall be advanced by the
Master Servicer, subject to Section 3.11(h)).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged
Property securing a defaulted Serviced Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a
Serviced Loan Combination is involved, the related Serviced Non-Trust Mortgage
Loan Noteholder(s)), subject to Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable, release all or a portion of such Mortgaged
Property from the lien of the related Mortgage.

          (e) The Special Servicer shall report to the Master Servicer, the
Underwriters, the Trustee and, if a Serviced Loan Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s), monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Specially Serviced Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related
Mortgage on such Mortgaged Property.

                                      -187-

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced
Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the affected Serviced Mortgage Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

          (g) The Master Servicer shall, with the reasonable cooperation of the
Special Servicer, prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Mortgaged Property
(other than the Two Penn Plaza Mortgaged Property) required by Section 6050H of the Code and the reports of foreclosures and abandonments of any Mortgaged
Property (other than the Two Penn Plaza Mortgaged Property) and the information returns relating to cancellation of indebtedness income with respect to any
Mortgaged Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

          (h) As soon as the Special Servicer makes a Final Recovery
Determination with respect to any Specially Serviced Mortgage Loan or
Administered REO Property, it shall promptly notify the Trustee, the Master
Servicer and, if a Serviced Loan Combination is involved, the related Serviced
Non-Trust Mortgage Loan Noteholder(s). The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery
Determination (if any) and the basis thereof. Each such Final Recovery
Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if a Serviced Loan Combination is
involved, the related Serviced Non-Trust Mortgage Loan Noteholder(s), no later than the seventh Business Day following such Final Recovery Determination.

          SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                        Files.

          (a) Upon the payment in full of any Serviced Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the
Master Servicer or the Special Servicer shall promptly notify the Trustee and any related Custodian (and, in the case of a Serviced Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder) by a certification
(which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Custodial Account pursuant to Section 3.04(a) or
Section 3.04A(a), as applicable, have been or will be so deposited) of a
Servicing Officer (a copy of which certification shall be delivered to the
Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Serviced Non-Trust Mortgage Loan, the original of the
Mortgage Note for such Serviced Non-Trust Mortgage Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related
Custodian to release, the related Mortgage File (and, in the case of a Serviced
Non-Trust Mortgage Loan, the Trustee shall cause the related Serviced Non-Trust
Mortgage Loan Noteholder to release the Mortgage Note for such Serviced
Non-Trust Mortgage Loan) to the Master Servicer or Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the
Collection Account or any Custodial Account.

                                      -188-

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Mortgage Loan, the Master Servicer or the Special
Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Serviced Non-Trust Mortgage Loan), the
Trustee, upon request of the Master Servicer and receipt from the Master
Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of
Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of a
Serviced Non-Trust Mortgage Loan, the Trustee shall cause the related Serviced
Non-Trust Mortgage Loan Noteholder to release the original of the Mortgage Note for such Non-Trust Mortgage Loan) to the Master Servicer or the Special
Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) to the Trustee or related Custodian (and, if applicable, such original
Mortgage Note for such Serviced Non-Trust Mortgage Loan to the related Serviced
Non-Trust Mortgage Loan Noteholder), or the delivery to the Trustee (and, if applicable, to the related Serviced Non-Trust Mortgage Loan Noteholder) of a certificate of a Servicing Officer of the Special Servicer stating that such
Serviced Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to Section 3.04(a) or Section
3.04A(a), as applicable, have been or will be so deposited, or that the related
Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the
Special Servicer, as applicable.

          (c) Within seven Business Days (or within such shorter period (but no less than three (3) Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (and, in the case of a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) of an exigency) of the Special Servicer's request therefor, the
Trustee shall execute and deliver to the Special Servicer (or the Special
Servicer may execute and deliver in the name of the Trustee (on behalf of the
Certificateholders and, in the case of the a Mortgaged Property that secures a
Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)) based on a limited power of attorney issued in favor of the
Special Servicer pursuant to Section 3.01(b)), in the form supplied to the
Trustee, with respect to any Serviced Mortgage Loan, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of the related Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the related Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the
Master Servicer, the Special Servicer or, if applicable, any Serviced Non-Trust
Mortgage Loan Noteholder. Together with such documents or pleadings, the Special
Servicer shall deliver to the Trustee (and, if applicable, any affected Serviced
Non-Trust Mortgage Loan Noteholder) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the
Certificateholders and, in the case of a Serviced Loan Combination, also on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable,

                                      -189-

representative capacity, or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (d) If from time to time, pursuant to the terms of the Two Penn Plaza
Co-Lender Agreement and the Two Penn Plaza Servicing Agreement, and as
appropriate for enforcing the terms of the Two Penn Plaza Trust Mortgage Loan, any Two Penn Plaza Servicer or the appropriate Two Penn Plaza Non-Trust Mortgage
Loan Noteholder requests delivery to it of the original Mortgage Note for the
Two Penn Plaza Trust Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee.
In connection with the release of the original Mortgage Note for the Two Penn
Plaza Trust Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation (such as a custodial receipt) as is appropriate to evidence the holding by such Two Penn Plaza Servicer or such Two Penn Plaza
Non-Trust Mortgage Loan Noteholder as custodian on behalf of and for the benefit of the Trustee.

          SECTION 3.11. Servicing Compensation; Payment of Expenses; Certain
                        Matters Regarding Servicing Advances.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Trust
Mortgage Loan, each REO Trust Mortgage Loan, each Serviced Non-Trust Mortgage
Loan and each successor REO Mortgage Loan with respect to a Serviced Non-Trust
Mortgage Loan. As to each such Mortgage Loan and REO Mortgage Loan, the Master
Servicing Fee shall: (i) accrue from time to time at the related Master
Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO
Mortgage Loan; and (ii) be calculated on a 30/360 Basis (or, in the event that a
Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Mortgage Loan or REO Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal
Prepayment or Liquidation Event in a month consisting of 30 days). The Master
Servicing Fee with respect to any such Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Mortgage Loan and REO Revenues allocable as interest on each such REO Mortgage Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any such Mortgage
Loan or REO Mortgage Loan out of that portion of related Insurance Proceeds,
Condemnation Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a) or Section 3.05A, as applicable, and in the case of a Trust Mortgage Loan or an REO Trust Mortgage
Loan, out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. Notwithstanding anything herein to the contrary, no Master Servicing Fee shall be calculated or payable hereunder based upon or with respect to any Two Penn Plaza Non-Trust Mortgage
Loan or successor REO Mortgage Loan (or comparable deemed mortgage loan) with respect thereto.

          (b) Additional master servicing compensation, in the form of the items set forth in clauses (i) through (iii) below in this paragraph, shall be retained by the Master Servicer or promptly paid to the Master Servicer by the
Special Servicer and such additional master servicing compensation is not required to be deposited in any Custodial Account: (i) Net Default Charges, charges for beneficiary

                                      -190-

statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment Premiums and Yield Maintenance
Charges), in each case to the extent actually paid by a Mortgagor with respect to any Serviced Mortgage Loan (or, in the case of Net Default Charges, any
Serviced Trust Mortgage Loan) and accrued during the time that such Serviced
Mortgage Loan (or, in the case of Net Default Charges, such Serviced Trust
Mortgage Loan) was a Performing Serviced Mortgage Loan (or, in the case of Net
Default Charges, a Performing Serviced Trust Mortgage Loan), and Net Default
Charges Received by the Trust with respect to the Two Penn Plaza Trust Mortgage
Loan; (ii) 100% of each modification fee, extension fee or other similar fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver, amendment or encumbrance of the related Mortgaged Property agreed to by the Master Servicer pursuant to Section 3.20(c) or Section 3.08(c), and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a
Serviced Mortgage Loan as contemplated under Section 3.20; and (iii) with respect to any Performing Serviced Mortgage Loan, 50% of any and all assumption fees, 100% of any and all assumption application fees (or, in the event that (x)
the Master Servicer enters into an assumption or substitution agreement pursuant to Section 3.08(a) and the related loan documents do not provide for an assumption fee in connection therewith, or (y) the proposed transfer or assumption under Section 3.08(a) is approved and/or processed but does not occur or (z) the proposed transfer or assumption under Section 3.08(a) is not approved or is denied and does not occur and, additionally, in the case of (x), (y) and
(z), assumption application fees are paid by the Mortgagor in connection therewith, then 50% of such assumption application fees) and other applicable fees actually paid by a Mortgagor in accordance with the related loan documents with respect to any assumption or substitution agreement entered into by the
Master Servicer on behalf of the Trust (or, in the case of a Serviced Loan
Combination, on behalf of the Trust and the related Non-Trust Mortgage Loan
Noteholder(s)) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a). The
Master Servicer shall also be entitled to additional master servicing compensation in the form of (i) Prepayment Interest Excesses Received by the
Trust with respect to the Trust Mortgage Loans; (ii) interest or other income earned on deposits in the Custodial Accounts in accordance with Section 3.06(b)
(but only to the extent of the Net Investment Earnings, if any, with respect to such account for each related Investment Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the
Net Investment Earnings, if any, with respect to each such account for each related Investment Period.

          With regard to the Two Penn Plaza Trust Mortgage Loan, as and to the
extent provided in the Two Penn Plaza Servicing Agreement, amounts in the nature of the foregoing are payable to a Two Penn Plaza Servicer, with the exception of
Prepayment Interest Excesses and Net Default Charges, which are payable to the
Master Servicer (but only to the extent Received by the Trust), as and to the extent provided in this Agreement.

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an
Administered REO Property. With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO Property, for any calendar month (or portion thereof), the Special Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Mortgage Loan; and (ii) be calculated on a
30/360 Basis (or, in the event that a Principal Prepayment in full or other
Liquidation

                                      -191-

Event shall occur with respect to any Specially Serviced Mortgage Loan or REO
Mortgage Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related
Due Date to but excluding the date of such Principal Prepayment or Liquidation
Event, in a month consisting of 30 days and, in the case of any other partial period that does not run from one Due Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees in respect of Specially Serviced Trust Mortgage Loans and, to the extent they relate to Administered REO Properties, REO Trust Mortgage Loans shall be payable monthly out of general collections on the Mortgage Pool on deposit in the Pool
Custodial Account, to the extent permitted by Section 3.05(a). In addition, earned but unpaid Special Servicing Fees in respect of a Serviced Loan
Combination consisting of Specially Serviced Mortgage Loans or REO Mortgage
Loans shall be payable out of collections on such Loan Combination on deposit in the applicable Loan Combination Custodial Account, to the extent permitted pursuant to Section 3.05A and the related Co-Lender Agreement. The Two Penn
Plaza Special Servicer shall be entitled to the special servicing fee for each
Mortgage Loan or REO Mortgage Loan, as applicable, constituting the Two Penn
Plaza Loan Group as provided in the Two Penn Plaza Servicing Agreement.

          As further compensation for its services hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan. As to each Corrected Mortgage Loan, subject to the second following paragraph, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than Default Interest and Additional Interest),
Prepayment Premiums and/or Yield Maintenance Charges received on the subject
Serviced Mortgage Loan for so long as it remains a Corrected Mortgage Loan;
provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with a Permitted Purchase, or out of any Loss of Value Payments, Insurance Proceeds or Condemnation Proceeds.
The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan or if the related Mortgaged Property becomes an REO Property;
provided that a new Workout Fee will become payable if and when the particular
Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special
Servicer is terminated or removed (other than for cause) or resigns in accordance with the first sentence of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees (and the successor
Special Servicer shall not be entitled to any portion of such Workout Fees) that are payable in respect of:

               (i) each Mortgage Loan that became a Corrected Mortgage Loan during the period that the terminated, removed or resigning Special
     Servicer acted as Special Servicer and was still such at the time of such termination, removal or resignation; or

               (ii) each Mortgage Loan that would have been a "Corrected
     Mortgage Loan" at the time of such termination, removal or resignation but for the payment (in accordance with clause (w) of the definition of
     "Specially Serviced Mortgage Loan") by the related Mortgagor of the three consecutive full and timely Monthly Payments under the terms of such
     Serviced Mortgage Loan (as such terms may have been changed or modified in connection with a bankruptcy or similar proceeding involving the related
     Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the

                                      -192-

     Special Servicer pursuant to Section 3.20), but only if such three consecutive full and timely Monthly Payments are in fact made within three months of such termination, removal or resignation;

in each case until the Workout Fee for any such Serviced Mortgage Loan ceases to be payable in accordance with the preceding sentence.

          As further compensation for its activities hereunder, the Special
Servicer shall also be entitled to receive the Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which it receives a full, partial or discounted payoff and, subject to the provisos to the next sentence, each
Specially Serviced Mortgage Loan and Administered REO Property as to which it receives Net Liquidation Proceeds. As to each such Specially Serviced Mortgage
Loan or Administered REO Property, subject to the following paragraph, the
Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or Net
Liquidation Proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest and/or Additional Interest); provided that no
Liquidation Fee shall be payable (i) with respect to any Specially Serviced
Mortgage Loan that becomes a Corrected Mortgage Loan or (ii) from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any Specially Serviced Trust Mortgage Loan by a Purchase Option Holder
pursuant to Section 3.18, by the Special Servicer, a Controlling Class
Certificateholder, the Master Servicer, the Depositor or Lehman Brothers
pursuant to Section 9.01, by a Non-Trust Mortgage Loan Noteholder or its
designee pursuant to the related Co-Lender Agreement prior to the expiration of
60 days from the date such Non-Trust Mortgage Loan Noteholder's right to purchase such Specially Serviced Trust Mortgage Loan arose under such Co-Lender
Agreement (provided that such Liquidation Fee is actually paid), by a Westfield
North Bridge Note A1/A2 Non-Trust Loan Noteholder pursuant to Section 2.03, by the Depositor pursuant to Section 2.03 or by or on behalf of the UBS Mortgage
Loan Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement in
connection with a Material Document Defect or a Material Breach (in either such case, prior to the expiration of the Seller/Depositor Resolution Period), or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Mortgage Loan default as set forth in the related intercreditor agreement (unless (x) with respect to the RHP Portfolio Mortgage
Loan, such purchase occurs after the expiration of 60 days from the date the right to purchase arose under the related mezzanine intercreditor agreement (in which event the Liquidation Fee shall be deemed to constitute a component of the subject mezzanine loan purchase price under such mezzanine intercreditor agreement) and the Liquidation Fee is actually paid by the holder of the related mezzanine loan and (y) with respect to any other Mortgage Loan with a related mezzanine loan, a Liquidation Fee is specifically required to be paid in connection with such purchase and is actually paid pursuant to the subject intercreditor agreement; provided that, if the Master Servicer or Special
Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a Mortgagor under a Trust Mortgage Loan of mezzanine financing in accordance with the related loan documents and enters into an intercreditor agreement, such servicer (to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing Standard) shall require the related mezzanine lender to pay a
Liquidation Fee in connection with any purchase right that arises upon a
Mortgage Loan default in the event such purchase occurs after the expiration of
60 days from the date the right to purchase arises under such mezzanine intercreditor agreement) or (iii) from, or based upon the receipt or application of, Loss of Value Payments; and provided, further, that, in connection with any purchase by the Depositor pursuant to Section 2.03 or the UBS Mortgage Loan
Seller pursuant to the UBS/Depositor Mortgage Loan Purchase Agreement in
connection with a Material Document Defect or

                                      -193-

a Material Breach (in either case, subsequent to the expiration of the
Seller/Depositor Resolution Period), the Liquidation Fee shall equal 1% of the
Stated Principal Balance of the repurchased Trust Mortgage Loan (or, if an REO
Property is being repurchased, 1% of the Stated Principal Balance of the related
REO Trust Mortgage Loan).

          Notwithstanding the foregoing, any Workout Fee and/or Liquidation Fee payable in accordance with the two preceding paragraphs with respect to Mortgage
Loans or REO Mortgage Loans that comprise a Serviced Loan Combination shall be paid from collections received on such Loan Combination on deposit in the related Loan Combination Custodial Account, to the extent permitted under
Section 3.05A and the related Co-Lender Agreement.

          Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds with respect to such Mortgage Loan.

          Notwithstanding anything to the contrary herein, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation
Fees with respect to any Mortgage Loan or REO Mortgage Loan or comparable deemed mortgage loan comprising the Two Penn Plaza Loan Group.

          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

          (d) Additional special servicing compensation in the form of the items set forth below in clauses (i) through (v) below shall be retained by the
Special Servicer or promptly paid to the Special Servicer by the Master
Servicer, as the case may be, and shall not be required to be deposited in any
Custodial Account pursuant to Section 3.04(a) or Section 3.04A(a): (i) Net
Default Charges actually collected with respect to any Serviced Trust Mortgage
Loan or any successor REO Trust Mortgage Loan with respect thereto that accrued while the subject loan was a Specially Serviced Trust Mortgage Loan or an REO
Trust Mortgage Loan; (ii) with respect to any Specially Serviced Mortgage Loan,
100% of any and all assumption fees, assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a
Serviced Loan Combination, on behalf of the Trust and the related Serviced
Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(b) or paid by a
Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to
Section 3.08(b); (iii) with respect to any Performing Serviced Mortgage Loan,
50% of any and all assumption fees actually paid by a Mortgagor in accordance with the related loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Serviced Loan Combination, on behalf of the Trust and the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) pursuant to Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a); (iv) with respect to any Performing Serviced
Mortgage Loan, in the event that (x) the Master Servicer enters into an assumption or substitution agreement pursuant to Section 3.08(a) and the related loan documents do not provide for an assumption fee in connection therewith or
(y) the proposed transfer or assumption under Section 3.08(a) is approved and/or processed but does not occur or (z) the proposed transfer or assumption under
Section 3.08(a) is not approved or is denied and does not occur and, additionally, in

                                      -194-

the case of (x), (y) and (z), assumption application fees are paid by the
Mortgagor in connection therewith, then 50% of such assumption application fees;
and (v) any and all modification fees, consent fees, extension fees and similar fees actually collected on the Serviced Mortgage Loans that are not otherwise payable to the Master Servicer as additional master servicing compensation pursuant to Section 3.11(b). The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any REO Account, if established, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each related Investment Period).

          (e) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy or the standby fee or similar premium for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial
Accounts or, in the case of the Special Servicer, any of the REO Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

          (f) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or
Special Servicer, as the case may be, give written notice of such failure to, as applicable, the Master Servicer or the Special Servicer. If such Servicing
Advance is not made by the Master Servicer or the Special Servicer, as applicable, within three (3) Business Days after such notice is given to the
Master Servicer or the Special Servicer, as the case may be, then (subject to
Section 3.11(h)) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Agreement, then (subject to Section 3.11(h)) the Fiscal Agent shall make such Servicing
Advance within one (1) Business Day of such failure by the Trustee and, if so made, the Trustee shall be deemed not to be in default under this Agreement.

          (g) The Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent shall each be entitled to receive interest at the Reimbursement
Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such
Servicing Advance is outstanding, such interest to be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such
Servicing Advance relates (provided that such Default Charges will only be applied to pay interest accrued on such Servicing Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Trust Mortgage Loans and REO Trust Mortgage Loans on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to a Serviced Loan Combination or any related Mortgaged Property, then such interest shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account in accordance with Section 3.05A and the related Co-Lender Agreement. The Master Servicer shall reimburse itself, the
Special Servicer, the Trustee or the Fiscal Agent, as appropriate, in accordance with Section 3.03, Section 3.05(a) or Section 3.05A, as applicable, for any
Servicing Advance as soon as practicable after funds available for such purpose are

                                      -195-

deposited in the applicable Custodial Account. Notwithstanding the foregoing, upon a determination that a previously made Servicing Advance is a
Nonrecoverable Servicing Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, any of the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such
Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months or such longer period of time as is approved in writing by the Controlling Class
Representative) and the unreimbursed portion of such Servicing Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such
Nonrecoverable Servicing Advance over time, or not to do so, benefits some
Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer, or a
breach of any fiduciary duty owed to the Certificateholders by the Trustee or the Fiscal Agent, or a breach of any other contractual obligation owed to the
Certificateholders by any party to this Agreement.

          (h) Notwithstanding anything herein to the contrary, none of the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by the Master
Servicer or the Special Servicer that it has made (or, in the case of the
Special Servicer, that the Master Servicer has, with respect to a Specially
Serviced Mortgage Loan or an REO Property, made) a Nonrecoverable Servicing
Advance or that any proposed Servicing Advance, if made, would constitute a
Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing
Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, in the case of a Servicing Advance with respect to a Serviced Loan Combination, the related Non-Trust Mortgage Loan
Noteholder(s)), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section 3.18) and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal
Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related
Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master
Servicer shall so notify the Special Servicer and consult with the Special
Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a
Nonrecoverable Servicing Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as
applicable, that such Servicing Advance would be a Nonrecoverable Advance, the
Trustee or the Fiscal Agent, as applicable, shall make such Servicing Advance within the time periods required by Section 3.11(f) unless the Trustee or the
Fiscal Agent, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

                                      -196-

          (i) Notwithstanding anything set forth herein to the contrary, the
Master Servicer shall (at the direction of the Special Servicer if a Specially
Serviced Mortgage Loan or an Administered REO Property is involved) pay directly out of the Pool Custodial Account and/or (if a Serviced Loan Combination is
involved) the related Loan Combination Custodial Account, in accordance with
Section 3.05(a) or Section 3.05A, as applicable, any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a
Nonrecoverable Servicing Advance; provided that the Master Servicer (or the
Special Servicer, if a Specially Serviced Mortgage Loan or an Administered REO
Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from a Loan Combination
Custodial Account, is in the best interests of the Certificateholders and the related Serviced Non-Trust Mortgage Loan Noteholder(s) (as a collective whole), or, in the case of withdrawals from the Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the
Depositor, the Controlling Class Representative and any affected Serviced
Non-Trust Mortgage Loan Noteholder(s), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's
Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's
Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

          (j) Notwithstanding anything to the contrary in this Agreement, if and for so long as the Master Servicer is the Special Hampton Resorts Hotel
Portfolio Servicer under this Agreement, (1) the Master Servicer shall receive all special servicing compensation under this Agreement with respect to the
Hampton Resorts Hotel Portfolio Trust Mortgage Loan and (2) the Special Servicer
shall not receive any special servicing compensation under this Agreement with respect to the Hampton Resorts Hotel Portfolio Trust Mortgage Loan; provided, that if (x) the Master Servicer has acted as the Special Hampton Resorts Hotel
Portfolio Servicer and ceases to so act in accordance with this Agreement, or
(y) the Special Servicer has acted as the Special Servicer with respect to the
Hampton Resorts Hotel Portfolio Trust Mortgage Loan and ceases to so act in accordance with this Agreement, then the Master Servicer (under the circumstances set forth in subclause (x) above) or the Special Servicer (under the circumstances set forth in subclause (y) above) shall retain the right to receive any and all Workout Fees that are payable in respect of the Hampton
Resorts Hotel Portfolio Trust Mortgage Loan if:

               (i) (A) With respect to the Master Servicer, became a Corrected
     Mortgage Loan during the period that the Master Servicer acted as Special
     Hampton Resorts Hotel Portfolio Servicer and was still such at the time of the cessation described in subclause (x) above or (B) in the case of the
     Special Servicer, became a Corrected Mortgage Loan during the period that the Special Servicer acted in such capacity with respect to the Hampton
     Resorts Hotel Portfolio Mortgage Loan, and was still such at the time of the cessation described in subclause (y) above; or

               (ii) it would have been a "Corrected Mortgage Loan" at the time of the cessation described in subclause (x) or subclause (y) above, as applicable, but for the payment (in accordance with clause (w) of the definition of "Specially Serviced Mortgage Loan") by the Mortgagor under the Hampton Resorts Hotel Portfolio Trust Mortgage Loan of the three consecutive full and timely Monthly Payments under the terms of such
     Serviced Mortgage Loan

                                      -197-

     (as such terms may have been changed or modified in connection with a bankruptcy or similar proceeding involving such Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the
     Master Servicer acting as the Special Hampton Resorts Hotel Portfolio
     Servicer or the Special Servicer acting in such capacity, as applicable, pursuant to Section 3.20), but only if such three consecutive full and timely Monthly Payments are in fact made within three months of such termination, removal or resignation;

in each case until the Hampton Resorts Hotel Portfolio Trust Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property.

          SECTION 3.12. Property Inspections; Collection of Financial
                        Statements; Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Two Penn Plaza
Mortgaged Property) as soon as practicable after the related Serviced Mortgage
Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the related Serviced Mortgage Loan remains a Specially Serviced Mortgage
Loan, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the Administered REO Properties at least once per calendar year, the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance.
Beginning in 2005, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a
Performing Serviced Mortgage Loan: (i) at least once every two calendar years in the case of Mortgaged Properties securing Performing Serviced Mortgage Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of) $2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided that, the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer in the preceding six months. The
Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee, the related Serviced Non-Trust Mortgage
Loan Noteholder(s) (if the subject Mortgaged Property secures a Serviced Loan
Combination) and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the
Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged
Property that the Master Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer and Special Servicer
shall each forward copies of any such inspection reports prepared by it to the
Underwriters and the Controlling Class Representative upon request, subject to payment of a reasonable fee.

          The Special Servicer, in the case of each Specially Serviced Mortgage
Loan and each REO Mortgage Loan that relates to an Administered REO Property, and the Master Servicer, in the case of each Performing Serviced Mortgage Loan, shall each, consistent with the Servicing Standard, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The
Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained

                                      -198-

by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer, the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (if the subject Mortgaged Property secures a Serviced Loan
Combination) or any Controlling Class Certificateholder, in each case upon request. The Special Servicer shall, promptly following receipt, deliver copies of the materials received or obtained by it pursuant to the foregoing sentence to the Master Servicer, and the Master Servicer shall promptly deliver copies of all such materials received or obtained by it pursuant to the foregoing sentence and this sentence to the Trustee, the Special Servicer, any Controlling Class
Certificateholder and any such Serviced Non-Trust Mortgage Loan Noteholder(s), in each case upon request.

          Within 30 days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property (other than the Two
Penn Plaza Mortgaged Property) or Administered REO Property, the Master Servicer
with respect to a Performing Serviced Mortgage Loan and the Special Servicer
with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan that relates to an Administered REO Property shall prepare or update and forward to the Trustee a CMSA NOI Adjustment Worksheet for such Mortgaged Property or
Administered REO Property (with, upon request, the annual operating statements attached thereto as an exhibit).

          The Master Servicer with respect to a Performing Serviced Mortgage
Loan and the Special Servicer with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan that relates to an Administered REO Property shall prepare and maintain one CMSA Operating Statement Analysis Report for each
Mortgaged Property (other than the Two Penn Plaza Mortgaged Property) and
Administered REO Property. The CMSA Operating Statement Analysis Report for each such Mortgaged Property and REO Property is to be updated by the Master Servicer or Special Servicer, as applicable, within 30 days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may
be. The Master Servicer or Special Servicer, as applicable, shall use the
"Normalized" column from the CMSA NOI Adjustment Worksheet for any Mortgaged
Property or REO Property, as the case may be, to update and normalize the corresponding annual year-end information in the CMSA Operating Statement
Analysis Report and shall use any annual operating statements and related data fields received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property.
Copies of CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment
Worksheets are to be forwarded by the Master Servicer or the Special Servicer, as applicable, to each other, the Trustee and any Controlling Class
Certificateholder, in each case upon request.

          (b) Not later than 12:00 p.m. (New York City time) on the Business Day after each Trust Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the
Specially Serviced Trust Mortgage Loans and any Administered REO Properties and,
to the extent that the subject information relates to when they were Specially
Serviced Trust Mortgage Loans, with respect to any Corrected Trust Mortgage
Loans, providing the required information as of the related Determination Date:
(A) a CMSA Property File; (B) a CMSA Comparative Financial Status Report; (C) a
CMSA Delinquent Loan Status Report; (D) a Loan Payoff Notification Report; (E) a
CMSA Historical Liquidation Report; (F) a CMSA Historical Loan Modification and
Corrected Mortgage Loan Report; and (G) a CMSA REO Status Report.

          (c) Not later than 2:00 p.m. (New York City time) on the first
Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the

                                      -199-

Rating Agencies, the Special Servicer and, upon request, any Controlling Class
Certificateholder: (i) the most recent CMSA Historical Loan Modification and
Corrected Mortgage Loan Report, CMSA Historical Liquidation Report and CMSA REO
Status Report received from the Special Servicer pursuant to Section 3.12(b);
(ii) the most recent CMSA Property File, CMSA Financial File, CMSA Loan Setup
File (if modified), CMSA Loan Level Reserve/LOC Report, CMSA Delinquent Loan
Status Report, CMSA Comparative Financial Status Report and Loan Payoff
Notification Report (in each case combining the reports prepared by the Special
Servicer and the Master Servicer); and (iii) a CMSA Servicer Watch List with information that is current as of the related Determination Date with respect to each subject Trust Mortgage Loan. The Master Servicer shall incorporate in the foregoing reports any information and reports received (by the date in the month of such Distribution Date that such information and reports are scheduled to be received in accordance with the Two Penn Plaza Servicing Agreement) from the applicable Two Penn Plaza Servicer with respect to the Two Penn Plaza Trust
Mortgage Loan or any Two Penn Plaza REO Trust Mortgage Loan. The Master Servicer
shall include on one of such reports updated information as of the applicable
Determination Date regarding the amount of accrued and unpaid interest on
Advances in accordance with Section 3.11(g) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

          If the Master Servicer or the Special Servicer determines, in its reasonable judgment, that information regarding the Trust Mortgage Loans and REO
Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then the Master Servicer or, solely as to Specially
Serviced Mortgage Loans or REO Mortgage Loans that relate to Administered REO
Properties, the Special Servicer, shall so notify the Trustee, set forth such information in an additional report, in a format reasonably acceptable to the
Trustee and the Master Servicer and, if applicable, the Special Servicer (the
"Supplemental Report"), and deliver such report to the Trustee upon preparation thereof or simultaneously with the delivery of the Master Servicer's reports described in the first paragraph of this Section 3.12(c).

          In addition, during any fiscal year of the Trust until the Trustee provides written notice that it has filed a Form 15 with respect to the Trust as to that fiscal year in accordance with Section 8.15(c), each of the Master
Servicer (solely with respect to Performing Serviced Mortgage Loans) and the
Special Servicer (solely with respect to Specially Serviced Mortgage Loans or
REO Mortgage Loans that relate to Administered REO Properties and any material impairment to such Mortgage Loan), shall monitor for the occurrence of any events specified under Section 8.15(b) and (to the extent the Master Servicer or the Special Servicer, as applicable, has actual knowledge of, or should (in performing its obligations in accordance with the Servicing Standard) have actual knowledge of, any such event) shall promptly, but not later than one
Business Day after obtaining knowledge of such event, so notify the Trustee and the Depositor, set forth such information in a Supplemental Report, and deliver such report to the Trustee upon preparation thereof.

          (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master
Servicer shall deliver to the Trustee, the Special Servicer and, upon request, any Controlling Class Certificateholder the reports set forth in Section 3.12(c)
in an electronic format reasonably acceptable to the Master Servicer and the
Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b)
and, with respect to the Two Penn Plaza Trust Mortgage Loan, by a Two Penn Plaza
Servicer pursuant

                                      -200-

to the Two Penn Plaza Servicing Agreement. The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(c) to the extent that the underlying information is solely within the control of the Master Servicer or the Special Servicer. In the
case of information or reports to be furnished by the Master Servicer to the
Trustee pursuant to Section 3.12(c), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section
3.12(b) or by a Two Penn Plaza Servicer pursuant to the Two Penn Plaza Servicing
Agreement and/or that such reports are to be prepared and delivered by the
Special Servicer pursuant to Section 3.12(b), so long as the Master Servicer and the party required to provide the subject reports are not the same Person or
Affiliates, the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received such information or reports from the Special Servicer or the relevant Two Penn Plaza Servicer, as applicable, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(c) caused by the Special
Servicer's failure to timely provide any report required under Section 3.12(b)
of this Agreement or a Two Penn Plaza Servicer's failure to provide any report required to be provided to the holder of the Two Penn Plaza Trust Mortgage Loan pursuant to the Two Penn Plaza Servicing Agreement, as applicable.

          (e) The preparation and maintenance by the Master Servicer and the
Special Servicer of all the reports specified in this Section 3.12, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.

          SECTION 3.12A. Delivery of Certain Reports to the Serviced Non-Trust
                         Mortgage Loan Noteholders.

          (a) The Master Servicer shall promptly deliver to each Serviced
Non-Trust Mortgage Loan Noteholder: (i) copies of operating statements and rent rolls; (ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement
Analysis Reports, in each case prepared, received or obtained by it pursuant to
Section 3.12 with respect to the Mortgaged Property securing the related
Serviced Loan Combination.

          (b) If the Mortgage Loans forming a Serviced Loan Combination constitute Specially Serviced Mortgage Loans, or if a Mortgaged Property
securing a Serviced Loan Combination has become an REO Property, then each calendar month, not later than 12:00 p.m. (New York City time) on the Business
Day after each applicable Loan Combination Determination Date, the Special
Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to such Serviced Loan Combination and/or the related Mortgaged Property, providing the required information as of the related
Loan Combination Determination Date: (i) a CMSA Property File (or similar report satisfactory to the Master Servicer); and (ii) a CMSA Comparative Financial
Status Report (or similar report satisfactory to the Master Servicer). If the
Mortgage Loans forming a Serviced Loan Combination constitute Specially Serviced
Mortgage Loans, or if a Mortgaged Property securing a Serviced Loan Combination has become an REO Property, then each calendar month, not later than 10:00 a.m.
(New York City time) on the second Business Day prior to the applicable Loan
Combination Master Servicer Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to such Serviced Loan
Combination and/or the related Mortgaged Property: (i) a CMSA Delinquent Loan
Status Report; (ii) a Loan Payoff Notification Report, (iii) a CMSA Historical
Liquidation Report; (iv) a

                                      -201-

CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (v) a
CMSA REO Status Report.

          (c) Prior to 12:00 noon (New York City time) on each applicable Master
Servicer Remittance Date, the Master Servicer shall, with respect to each
Serviced Loan Combination, prepare all Loan Combination Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special
Servicer pursuant to Section 3.12A(b). The Master Servicer shall also include on one of such reports updated information as of the applicable Loan Combination
Determination Date regarding the amount of accrued and unpaid interest on
Advances in accordance with Section 3.11(g) and/or 4.03(d), such information to be presented on a loan-by-loan basis.

          (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer
may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12A(b). In the case of information or reports to be furnished by the Master Servicer to a Serviced Non-Trust Mortgage
Loan Noteholder pursuant to Section 3.12B(a), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12A(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12A(b), so long as the Master
Servicer and the Special Servicer are not the same Person or Affiliates, the
Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12B(a) caused by the Special
Servicer's failure to timely provide any report required under Section 3.12A(b)
of this Agreement.

          (e) The preparation and maintenance by the Master Servicer and the
Special Servicer of all the reports specified in this Section 3.12A, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

          SECTION 3.12B. Statements to the Serviced Non-Trust Mortgage Loan
                         Noteholders.

          (a) Not later than 12:00 noon (New York City time) on each related
Master Servicer Remittance Date, the Master Servicer shall forward to the related Non-Trust Mortgage Loan Noteholder(s) all related Loan Combination
Servicing Reports prepared with respect to each Serviced Loan Combination, pursuant to Section 3.12A, during the calendar month in which such Master
Servicer Remittance Date occurs.

          (b) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.12B(a) to the extent it receives the necessary underlying information from the Special
Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information.
Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special
Servicer to disseminate information for such reason shall not be a breach hereunder.

          Absent manifest error of which it has actual knowledge, neither the
Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to

                                      -202-

it by a Mortgagor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer or the Special Servicer, as applicable, pursuant to this Agreement.
Neither the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a
Mortgagor, a Mortgage Loan Seller, a third party or each other.

          SECTION 3.13. Annual Statement as to Compliance.

          Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor, the Underwriters, each Serviced
Non-Trust Mortgage Loan Noteholder and each other, on or before April 30 of each year, beginning in 2005 (or, as to any such year, such earlier date as is contemplated by the last sentence of this Section 3.13), an Officer's
Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the
Special Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing
Date to December 31, 2004, inclusive) and, in particular, of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year or portion thereof (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as- the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or the Grantor Trust as a grantor trust, from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof). Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor or any other party hereto is required to file an Annual Report on Form 10-K with the
Commission in respect of the Trust covering any particular calendar year, or any other depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust is required to file an Annual
Report on Form 10-K with the Commission in connection with the securitization of the Westfield North Bridge Non-Trust Mortgage Loan covering any particular calendar year, then the Annual Performance Certification to be delivered by each of the Master Servicer and the Special Servicer during the following year, shall be delivered on or before March 20 of such following year to the Depositor, each
Serviced Non-Trust Mortgage Loan Noteholder and any depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust, as applicable; and the Master Servicer and the Special
Servicer are hereby notified that the Depositor is required to file an Annual
Report on Form 10-K with the Commission in respect of the Trust covering calendar year 2004.

          SECTION 3.14. Reports by Independent Public Accountants.

          On or before April 30 of each year, beginning in 2005 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement
(the "Annual Accountants' Report") to the Trustee, the Rating Agencies, the
Depositor, the Underwriters, each Serviced Non-Trust Mortgage Loan Noteholder and each other, to the effect that (i) such firm has obtained a letter of representation

                                      -203-

regarding certain matters from the management of the Master Servicer or the
Special Servicer, as applicable, which includes an assertion that the Master
Servicer or the Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single
Attestation Program for Mortgage Bankers established by the Mortgage Bankers
Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants,
such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered (within one year of such report) on the basis of examinations conducted in accordance with the same standards with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, if (as confirmed in writing by the Depositor) the Depositor is required to file an Annual Report on
Form 10-K with the Commission in respect of the Trust covering any particular calendar year, or any other depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust is required to file an Annual Report on Form 10-K with the Commission in connection with the securitization of the Westfield North Bridge Non-Trust Mortgage Loan covering any particular calendar year, then the Annual Accountants' Report to be delivered on behalf of each of the Master Servicer and the Special Servicer during the following year shall be delivered to the Depositor, each Serviced
Non-Trust Mortgage Loan Noteholder and any depositor, trustee and/or other certifying party and certifying officer with respect to a related securitization trust, as applicable, on or before March 20 of such following year and shall not contain any restrictions on the filing thereof with the Commission with respect to calendar year 2004; and the Master Servicer and the Special Servicer are
hereby notified that the Depositor is required to file an Annual Report on Form
10-K (including the foregoing Annual Accountants' Report) with the Commission in respect of the Trust covering calendar year 2004.

          The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the
Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act, provided that the Master Servicer and Special Servicer shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording the Depositor such cooperation.

          SECTION 3.15. Access to Certain Information.

          (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any
Certificateholder, any Serviced Non-Trust Mortgage Loan Noteholder and any
Certificate Owner (identified as such to the reasonable satisfaction of the
Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special
Servicer, as the case may be) or any Serviced Non-Trust Mortgage Loan
Noteholder, access to any records regarding the Serviced Mortgage Loans and the servicing thereof within its control (which access shall be limited, in the case of any Serviced Non-Trust Mortgage Loan Noteholder or any regulatory authority seeking such access in respect of a Serviced Non-Trust Mortgage Loan Noteholder,

                                      -204-

to records relating to the related Serviced Non-Trust Mortgage Loan), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the Serviced Non-Trust Mortgage
Loan Noteholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master
Servicer or the Special Servicer, as the case may be, designated by it.

          In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, a
Serviced Non-Trust Mortgage Loan Noteholder or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or a Serviced
Non-Trust Mortgage Loan Noteholder, the Master Servicer and the Special Servicer
each may require payment from such Certificateholder, a Certificate Owner or a
Serviced Non-Trust Mortgage Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing
Certificateholders and Certificate Owners access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

          Upon the reasonable request of any Certificateholder, or any
Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner)
copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of
Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

          (b) No less often than on a monthly basis, upon reasonable prior notice and during normal business hours, each of the Master Servicer and the
Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions (if and to the extent the Master Servicer or the
Special Servicer, as the case may be, is responsible (or, in the case of the
Special Servicer, would be responsible upon the occurrence of a Servicing
Transfer Event) for the servicing thereof) from the following parties: (i) the
Controlling Class Representative regarding the performance and servicing of the
Mortgage Loans and/or the REO Properties, (ii) the Woodside Village Controlling
Party regarding the performance and servicing of the Woodside Village Loan Pair and/or any related REO Property. Except as provided in the following sentence, in connection with providing the Controlling Class Representative with the information described in the preceding sentence, the Master Servicer and the
Special Servicer shall require (prior to providing such information for the first time to such Controlling Class Representative) a Controlling Class
Representative Confirmation (as defined in Section 6.09(b)), generally to the effect that such Person will keep any information received by it from time to time pursuant to this Agreement confidential (other than with respect to communications with the Controlling Class). In the case of the initial
Controlling Class Representative, upon its or an Affiliate's acquisition of the
Class T Certificates, such entity shall be deemed to have agreed to keep all

                                      -205-

non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law, and such initial Controlling Class Representative shall be deemed to have made such agreement without delivery of the Controlling Class Representative Confirmation.

          SECTION 3.16. Title to REO Property; REO Accounts.

          (a) If title to any Mortgaged Property (other than the Two Penn Plaza
Mortgaged Property) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Mortgaged Property that secures a Serviced Loan Combination, on behalf of the related Serviced Non-Trust Mortgage Loan Noteholder(s). If, pursuant to
Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the
Trust is the sole member) for the purpose of taking title to one or more
Administered REO Properties pursuant to this Agreement, then (subject to the interests of any affected Serviced Non-Trust Mortgage Loan Noteholder), the deed or certificate of sale with respect to any such Administered REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special
Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable Administered REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

          The Special Servicer, on behalf of the Trust Fund and, in the case of any Administered REO Property that relates to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan Noteholder(s), shall sell any
Administered REO Property by the end of the third calendar year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either
(i) applies, more than 60 days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the
effect that the holding by REMIC I of such Administered REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the
REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject Administered REO
Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special
Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of
Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered by, and reimbursable as, a Servicing Advance.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than a Mortgaged Property that secures a Loan Combination), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the Trustee in trust for

                                      -206-

the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any REO Property that relates to a Loan Combination). If such REO Acquisition occurs with respect to the Mortgaged Property that secures any Serviced Loan Combination, then the
Special Servicer shall establish one or more accounts solely with respect to such property (the related "Loan Combination REO Account"), to be held for the benefit of the Certificateholders and the related Serviced Non-Trust Mortgage
Loan Noteholder(s). The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues,
Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Administered REO Property. Funds in an REO Account (other than any such funds representing Additional Interest) may be invested in Permitted
Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment
Earnings with respect to such REO Account for any related Investment Period).
The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to the related Serviced
Non-Trust Mortgage Loan Noteholder(s) of the location of any Loan Combination
REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On the Business
Day following each Trust Determination Date, the Special Servicer shall withdraw from any Pool REO Account and deposit into the Pool Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the
Master Servicer for deposit into the Pool Custodial Account) the aggregate of all amounts received in respect of each Administered REO Property (other than any Administered REO Property relating to a Serviced Loan Combination) during the Trust Collection Period ending on such Trust Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence and, further, net of any reserves to be maintained in the Pool REO Account in accordance with the last sentence of this Section 3.16(c). On the Business Day following each related Loan Combination Determination Date, the Special Servicer
shall withdraw from the Loan Combination REO Account related to any Serviced
Loan Combination and deposit into the Loan Combination Custodial Account that relates to such Serviced Loan Combination (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into such Loan Combination Custodial Account) the aggregate of all amounts received in respect of any Administered REO Property that relates to such Serviced Loan
Combination during the related Loan Combination Collection Period ending on such related Loan Combination Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence and, further, net of any reserves to be maintained in the related Loan Combination REO Account in accordance with the next paragraph.

          Notwithstanding the foregoing, the Special Servicer may retain in the related REO Account such portion of proceeds and collections in respect of any
Administered REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to

                                      -207-

exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

          (e) Notwithstanding anything to the contrary, this Section 3.16 shall not apply to any Two Penn Plaza REO Property.

          SECTION 3.17. Management of REO Property.

          (a) Prior to the acquisition by it of title to a Mortgaged Property
(other than the Two Penn Plaza Mortgaged Property), the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust
Fund. If the Special Servicer determines from such review that:

               (i) None of the income from Directly Operating such Mortgaged
     Property would be subject to tax as "net income from foreclosure property"
     within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO
     Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special
     Servicer, it is commercially reasonable) acquire such Mortgaged Property as
     REO Property and so lease or operate such REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as
     REO Property without the Trust Fund incurring or possibly incurring an REO
     Tax on income from such property, the Special Servicer shall deliver to the
     Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special
     Servicer, the Tax Administrator shall advise the Special Servicer of the
     Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the
     Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO
     Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position.

                                      -208-

          The Special Servicer's decision as to how each Administered REO
Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special
Servicer as to which means would be in the best interest of the
Certificateholders (and, in the case of any Administered REO Property related to a Serviced Loan Combination, the related Serviced Non-Trust Mortgage Loan
Noteholder(s)), as a collective whole, by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received with respect to such property without materially impairing the Special
Servicer's ability to promptly sell such property for a fair price. In connection with performing their respective duties under this Section 3.17(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

          (b) If title to any Administered REO Property is acquired, the Special
Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and, in the case of any Administered REO
Property related to a Serviced Loan Combination, the related Serviced Non-Trust
Mortgage Loan Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii)
except as contemplated by Section 3.17(a), either result in the receipt by any
REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an
Adverse Grantor Trust Event. Subject to the foregoing, however, the Special
Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any Administered REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

               (i) all insurance premiums due and payable in respect of such REO
     Property;

               (ii) all real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

          To the extent that amounts on deposit in the related REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master
Servicer shall, at the direction of the Special Servicer, make Servicing
Advances in such amounts as are necessary for such purposes unless the Master
Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master
Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

                                      -209-

          (c) Without limiting the generality of the foregoing, the Special
Servicer shall not, with respect to any Administered REO Property:

               (i) enter into, renew or extend any New Lease with respect to such Administered REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New
     Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on such Administered
     REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related
     Serviced Mortgage Loan became imminent, all within the meaning of Section
     856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an
     Independent Contractor, to Directly Operate such Administered REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance) to the effect that such action would not cause such Administered REO
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          (d) The Special Servicer may contract with any Independent Contractor for the operation and management of any Administered REO Property; provided that:

               (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund and, in the case of any Administered REO
     Property that relates to a Serviced Loan Combination, the related Serviced
     Non-Trust Mortgage Loan Noteholder(s)) shall be reasonable and customary in consideration of the nature and locality of such Administered REO Property;

               (iii) except as permitted under Section 3.17(a), any such
     contract shall require, or shall be administered to require, that the
     Independent Contractor, in a timely manner, (A) pay out of related REO
     Revenues all costs and expenses incurred in connection with the operation and management of such Administered REO Property, including those listed in
     Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such Administered REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                                      -210-

               (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent
     Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such Administered REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such
     Administered REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this
Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing
Agreement for purposes of Section 3.22.

          (e) Notwithstanding anything to the contrary, this Section 3.17 shall not apply to any Two Penn Plaza REO Property.

          SECTION 3.18. Sale of Trust Mortgage Loans and Administered REO
                        Properties.

          (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or
Administered REO Property only in connection with a Permitted Purchase of such
Trust Mortgage Loan or Administered REO Property and in connection with a sale of such Administered REO Property in accordance with this Section 3.18.

          (b) Within five (5) Business Days after any Trust Mortgage Loan has become a Specially Serviced Trust Mortgage Loan, the Special Servicer shall give notice of such event to the related Non-Trust Mortgage Loan Noteholder(s) (if such Trust Mortgage Loan is part of a Loan Combination), each Holder of a
Certificate of the Controlling Class and the Trustee. Subject to Section
3.18(t), the Special Servicer, any single Holder or any group of
Certificateholders evidencing a majority of the Voting Rights allocated to the
Controlling Class, Lennar (in its individual capacity solely if the Hampton
Resorts Hotel Portfolio Mortgage Loan is involved) and any assignees of the foregoing parties (collectively, the "Purchase Option Holders") shall each have the option to purchase such Specially Serviced Trust Mortgage Loan at a cash price that is at least equal to the Purchase Price; provided that a material default exists with respect to such Specially Serviced Trust Mortgage Loan; and
provided, further, that Lennar (in its individual capacity) and its assignees shall be Purchase Option Holders solely with respect to the Hampton Resorts
Hotel Portfolio Trust Mortgage Loan, and only if Lennar and/or any of its
Affiliates then have an ownership interest both in (x) the Mortgagor under the
Hampton Resorts Hotel Portfolio Trust Mortgage Loan and (y) the most subordinate
Class of Principal Balance Certificates with a Class Principal Balance greater than zero; and provided further, that any such purchase by a Purchase Option
Holder of a Westfield North Bridge Trust Mortgage Loan shall be conditioned on the simultaneous cash purchase of the other Westfield North Bridge Trust
Mortgage Loan by such Purchase Option Holder at the related Purchase Price, which simultaneous purchase shall be on the same terms and conditions as are set forth herein for any such purchase of the first Westfield North Bridge Trust
Mortgage Loan. The Special Servicer shall accept the first offer by a Purchase
Option Holder that is at least equal to the Purchase Price (or, if the Westfield
North Bridge Trust

                                      -211-

Mortgage Loans are involved, the aggregate of the applicable Purchase Prices)
for the subject Trust Mortgage Loan(s).

          (c) If none of the Purchase Option Holders exercises its option to purchase any Specially Serviced Trust Mortgage Loan as described in subsection
(b) above, then (subject to Section 3.18(t)) each Purchase Option Holder will also have the option to purchase that Specially Serviced Trust Mortgage Loan at a price equal to the fair value (the "FV Price") of such Specially Serviced
Trust Mortgage Loan; provided that a material default exists with respect to such Specially Serviced Trust Mortgage Loan; and provided, further, that Lennar
(in its individual capacity) and its assignees shall be Purchase Option Holders solely with respect to the Hampton Resorts Hotel Portfolio Trust Mortgage Loan,
and only if Lennar and/or any of its Affiliates then have an ownership interest both in (x) the Mortgagor under the Hampton Resorts Hotel Portfolio Trust
Mortgage Loan and (y) the most subordinate Class of Principal Balance
Certificates with a Class Principal Balance greater than zero; and provided further, that any purchase by a Purchase Option Holder of a Westfield North
Bridge Trust Mortgage Loan at the FV Price shall be conditioned on the simultaneous cash purchase of the other Westfield North Bridge Trust Mortgage
Loan by such Purchase Option Holder at the FV Price that is also to be determined by the Special Servicer, which simultaneous purchase shall be on the same terms and conditions as are set forth herein for any such purchase of the first Westfield North Bridge Trust Mortgage Loan. Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially Serviced Trust Mortgage
Loan (including, without limitation, with respect to the Hampton Resorts Hotel
Portfolio Trust Mortgage Loan, Lennar or an assignee thereof, if and for so long as Lennar or an assignee thereof is a Purchase Option Holder with respect to the
Hampton Resorts Hotel Portfolio Trust Mortgage Loan as to which a material default exists at a price that is below the Purchase Price, the Special Servicer shall promptly obtain an MAI appraisal of the related Mortgaged Property by an
Independent Appraiser (unless such an appraisal was obtained within one year of such date and the Special Servicer has no knowledge of any circumstances that would materially affect the validity of such appraisal). Promptly after obtaining such appraisal, the Special Servicer shall determine the FV Price for the subject Specially Serviced Trust Mortgage Loan (or, if the Westfield North
Bridge Trust Mortgage Loans are involved, for both such Mortgage Loans) in accordance with the Servicing Standard and the provisions of subsection (i)
below. Promptly after determining such FV Price, the Special Servicer shall report such FV Price to the Trustee and each Purchase Option Holder. In addition, promptly after determining the FV Price with respect to the Westfield
North Bridge Trust Mortgage Loans, the Special Servicer shall provide written notification to the Westfield North Bridge Non-Trust Noteholders of such FV
Price and shall provide a copy of the appraisal obtained in connection therewith.

          (d) In the event that the Special Servicer determines that it is willing, or another Purchase Option Holder notifies the Special Servicer that it is willing, to purchase any Specially Serviced Trust Mortgage Loan as to which a material default exists (or, if the Westfield North Bridge Trust Mortgage Loans
are involved, both such Trust Mortgage Loans) (the party submitting such bid, the "Initial Bidder") at a price equal to or above the FV Price (a "FV Bid"), then the Special Servicer shall notify all other Purchase Option Holders that it has made or received, as the case may be, such FV Bid (without disclosing the amount of such FV Bid). All other Purchase Option Holders may submit competing bids within the ten (10) Business Day period following such notice. At the conclusion of the above-described ten (10) Business Day period, subject to the following sentence, the Special Servicer shall accept the highest bid received from any Purchase Option Holder that is at least equal to the FV Price for the subject Specially Serviced Trust Mortgage Loan.

                                      -212-

Notwithstanding the foregoing, solely with respect to the Hampton Resorts Hotel
Portfolio Trust Mortgage Loan, (i) if and for so long as Lennar and/or any of its Affiliates have an ownership interest in both (x) the Mortgagor under the
Hampton Resorts Hotel Portfolio Trust Mortgage Loan and (y) the most subordinate
Class of Principal Balance Certificates with a principal balance greater than zero, and (ii) payment of the FV Price determined by the Special Servicer with respect to the Hampton Resorts Hotel Portfolio Trust Mortgage Loan would not result in a reduction of the Certificate Principal Balance of any Certificate
not owned by Lennar or any Affiliate thereof, the Special Servicer will provide
Lennar with notice of the foregoing highest bid from any other Purchase Option
Holder that is at least equal to the FV Price and Lennar (in its individual capacity) or any assignee thereof will have the right to purchase the Hampton
Resorts Hotel Portfolio Trust Mortgage Loan for a price equal to such highest bid received from any other Purchase Option Holder that is at least equal to the
FV Price for the Hampton Resorts Hotel Portfolio Trust Mortgage Loan.

          (e) If the Special Servicer accepts the bid of any Purchase Option
Holder, such Purchase Option Holder shall be required to purchase the subject
Specially Serviced Trust Mortgage Loan (or, if the Westfield North Bridge Trust
Mortgage Loans are involved, both such Trust Mortgage Loans) within ten (10)
Business Days of receipt of notice of such acceptance.

          (f) If the Special Servicer has not accepted a FV Bid prior to the expiration of 120 days from its determination of the FV Price and thereafter receives a FV Bid or a request from a Purchase Option Holder for an updated FV
Price, the Special Servicer shall within 45 days recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the lack of an
FV Bid) and repeat the notice and bidding procedure provided in subsection (d)
above until the purchase option terminates under subsection (j) below.

          (g) If the party exercising the purchase option at the FV Price for any Specially Serviced Trust Mortgage Loan (or, if the Westfield North Bridge
Trust Mortgage Loans are involved, both such Trust Mortgage Loans) is the
Special Servicer or an Affiliate thereof, the Trustee shall verify that the FV
Price of such Trust Mortgage Loan(s) is at least equal to the fair value of such
Trust Mortgage Loan. In conducting such verification, the Trustee will be permitted to conclusively rely on an appraisal obtained by the Trustee from an
Independent Appraiser at the time it is required to verify such FV Price and/or the opinion of an Independent expert in real estate matters (including the
Master Servicer) with at least five years' experience in valuing or investing in loans, similar to the subject Specially Serviced Trust Mortgage Loan(s), that has been selected by the Trustee with reasonable care at the expense of the
Trust Fund.

          (h) Any Purchase Option Holder may, once such purchase option is exercisable pursuant to this Section 3.18, assign its purchase option with respect to any Specially Serviced Trust Mortgage Loan (or, if the Westfield
North Bridge Trust Mortgage Loans are involved, both such Trust Mortgage Loans)
to a third party other than another Purchase Option Holder; and, upon such assignment such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the purchase option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the
Trustee, the Master Servicer and the Special Servicer.

          (i) In determining the FV Price for any Specially Serviced Trust
Mortgage Loan (or, if the Westfield North Bridge Trust Mortgage Loans are
involved, for both such Trust Mortgage Loans)

                                      -213-

under this Section 3.18, the Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master
Servicer may have obtained in accordance with this Agreement within the prior twelve months; the opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially Serviced Trust Mortgage
Loan(s); the period and amount of any delinquency on the subject Specially
Serviced Trust Mortgage Loan(s); the physical condition of the related Mortgaged
Property; the state of the local economy; and the expected recoveries from the subject Specially Serviced Trust Mortgage Loan(s) if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Mortgage
Loan to a Purchase Option Holder.

          (j) The purchase option for any Specially Serviced Trust Mortgage Loan
(or, if the Westfield North Bridge Trust Mortgage Loans are involved, for both such Trust Mortgage Loans) pursuant to this Section 3.18 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of such Specially Serviced Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i)
the Special Servicer has accepted a FV Bid, (ii) such Specially Serviced Trust
Mortgage Loan has become a Corrected Mortgage Loan or is otherwise no longer in material default, (iii) the related Mortgaged Property has become an REO
Property, (iv) a Final Recovery Determination has been made with respect to such
Specially Serviced Mortgage Loan or (v) the subject Specially Serviced Trust
Mortgage Loan has been removed from the Trust Fund.

          (k) Notwithstanding anything herein to the contrary, if and for so long as the Two Penn Plaza Trust Mortgage Loan constitutes a "Specially Serviced
Mortgage Loan" under the Two Penn Plaza Servicing Agreement as to which there exists a material default, then the Two Penn Plaza Trust Mortgage Loan shall be deemed a "Specially Serviced Trust Mortgage Loan" for purposes of, and be subject to the purchase options contemplated by, Sections 3.18(b) through
3.18(j); provided that the FV Bid may be calculated based upon, among other things, appraisals and other information obtained from the Two Penn Plaza
Servicers under the Two Penn Plaza Servicing Agreement.

          (l) Until such time as a FV Bid is accepted with respect to any
Specially Serviced Trust Mortgage Loan, the Special Servicer shall continue to pursue all of the other resolution options available to it with respect to such
Specially Serviced Trust Mortgage Loan in accordance with the Servicing
Standard.

          (m) Any purchase of a Specially Serviced Mortgage Loan that is purchased pursuant to the purchase option provided for in this Section 3.18 will remain subject to the cure and purchase rights, in each case if any, of any holder of a related mezzanine loan in connection with a Mortgage Loan default as set forth in the related intercreditor agreement. Further, any Specially
Serviced Trust Mortgage Loan that is purchased pursuant to the purchase option provided for in this Section 3.18 will remain subject to the following purchase rights with respect to the Serviced Loan Combinations:

               (i) the Westfield North Bridge Note A1/A2 Non-Trust Mortgage Loan
     Noteholder will be entitled to purchase the other Westfield North Bridge
     Trust Mortgage Loan in accordance with the terms and conditions set forth in Section 2.03(i) of this Agreement, even after such other Westfield North
     Bridge Trust Mortgage Loan has been purchased out of the Trust Fund pursuant to the purchase option provided for in this Section 3.18;

               (ii) The Two Penn Plaza Note B-1 Subordinate Non-Trust Mortgage
     Loan Noteholder will be entitled to purchase the Two Penn Plaza Trust
     Mortgage Loan in accordance with the terms and conditions set forth in the
     Two Penn Plaza Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to the purchase option provided for in this
     Section 3.18; and

                                      -214-

               (iii) the Woodside Village Non-Trust Mortgage Loan Noteholder
     will be entitled to purchase the Woodside Village Trust Mortgage Loan in accordance with the terms and conditions set forth in the related Co-Lender
     Agreement, even after the subject Trust Mortgage Loan has been purchased out of the Trust Fund pursuant to the purchase option provided for in this
     Section 3.18.

          (n) The Special Servicer shall use its best efforts to solicit bids for each Administered REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a).
Subject to Section 6.11, Section 6.12 and/or Section 6.13, if and as applicable, the Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any
Person that constitutes a fair price for such Administered REO Property. If the
Special Servicer reasonably believes that it will be unable to realize a fair price for any Administered REO Property within the time constraints imposed by
Section 3.16(a), then (subject to Section 6.11, Section 6.12 and/or Section
6.13, in each case if and as applicable) the Special Servicer shall dispose of such Administered REO Property upon such terms and conditions as the Special
Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

          (o) The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any Administered REO Property pursuant to this Section 3.18.

          (p) No Interested Person shall be obligated to submit a bid to purchase any Administered REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its
Affiliates may bid for or purchase any Administered REO Property pursuant hereto.

          (q) Whether any cash bid constitutes a fair price for any Administered
REO Property for purposes of this Section 3.18, shall be determined by the
Special Servicer or, if such cash bid is from the Special Servicer or an
Affiliate of the Special Servicer, by the Trustee. In determining whether any bid received from the Special Servicer or an Affiliate of the Special Servicer
represents a fair price for any Administered REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject Administered REO Property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing
Advance)). The appraiser conducting any such new appraisal shall be an
Independent Appraiser selected by the Special Servicer if neither the Special
Servicer nor any Affiliate thereof is bidding with respect to an Administered
REO Property and selected by the Trustee if either the Special Servicer or any
Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an Administered REO Property, the Special Servicer shall require that all bids be

                                      -215-

submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than itself or one of its Affiliates constitutes a fair price for any Administered REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master
Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject Administered REO Property, the state of the local economy and the obligation to dispose of the subject Administered REO Property within the time period specified in Section 3.16(a). The Purchase Price for any
Administered REO Property shall in all cases be deemed a fair price.
Notwithstanding the other provisions of this Section 3.18, no cash bid from the
Special Servicer or any Affiliate thereof shall constitute a fair price for any
Administered REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate thereof) have been received. In the event the bid of the Special
Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(q), that such bid constitutes a fair price for any
Administered REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject Administered REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

          (r) Subject to Sections 3.18(a) through 3.18(q) above, and further subject to Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties seeking to purchase an Administered
REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Trust Mortgage Loan or Administered REO
Property pursuant to this Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders for any Administered REO Property, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to, or evaluating bids for, such Administered REO Property without obligation to deposit such amounts into any Custodial Account. Any sale of a Specially Serviced Trust Mortgage Loan or an Administered REO Property pursuant to this Section 3.18 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (s) Any sale of a Specially Serviced Trust Mortgage Loan or an
Administered REO Property pursuant to this Section 3.18 shall be for cash only and shall be on a servicing released basis.

          (t) Notwithstanding the foregoing, except to the extent a purchase option is specifically provided to Lennar, in its individual capacity (or to its assignee), as provided under this Section 3.18, if and for so long as Lennar or any Affiliate thereof has an ownership interest in the Mortgagor under the
Hampton Resorts Hotel Portfolio Trust Mortgage Loan, neither Lennar nor any
Assignee thereof will be able to exercise any purchase option under this Section
3.18 with respect to the Hampton Resorts Hotel Portfolio Trust Mortgage Loan
that is afforded to the Special Servicer or to any

                                      -216-

Holder of a Certificate of the Controlling Class or to any assignees thereof.
Furthermore, for so long as the Master Servicer is the Special Hampton Resorts
Hotel Portfolio Servicer, (i) the Master Servicer will be entitled to exercise and/or assign any purchase option provided for above in this Section 3.18 that would have otherwise been granted to the Special Servicer (but for Lennar's or its Affiliate's ownership interest in the Mortgagor under the Hampton Resorts
Hotel Portfolio Trust Mortgage Loan) with respect to the Hampton Resorts Hotel
Portfolio Trust Mortgage Loan and (ii) all references in this Section 3.18 to the Special Servicer shall be deemed to refer to the Special Hampton Resorts
Hotel Portfolio Servicer. Further notwithstanding the foregoing, in no event shall Lennar assign its purchase option under this Section 3.18 to the Mortgagor or any Affiliate of the Mortgagor under the Hampton Resorts Hotel Portfolio
Trust Mortgage Loan and in no event shall the Mortgagor or any Affiliate of the
Mortgagor under the Hampton Resorts Hotel Portfolio Trust Mortgage Loan be able to purchase the Hampton Resorts Hotel Portfolio Trust Mortgage Loan under this
Agreement; provided that this sentence shall not apply in the event the
Mortgagor or such Affiliate of the Mortgagor to which Lennar desires to assign its purchase option under this Section 3.18 is Lennar or an Affiliate of Lennar.

          (u) References in this Section 3.18 or elsewhere in this Agreement, including, without limitation Sections 3.18(b), 3.18(c) and 3.18(t), to Lennar in its individual capacity (or its assignees) having a purchase option only with respect to the Hampton Resorts Hotel Portfolio Trust Mortgage Loan are not
intended and shall not be construed to in any manner limit, qualify, restrict or otherwise affect (i) any purchase option granted to Lennar as Special Servicer
(or any assignee thereof) with respect to any Trust Mortgage Loan (other than the Hampton Resorts Hotel Portfolio Trust Mortgage Loan) or any purchase option granted to Lennar or its Affiliates in its or their capacity as single Holder or group of Certificateholders evidencing a majority of the voting rights allocated to the Controlling Class (or any assignees thereof), with respect to any Trust
Mortgage Loan (other than the Hampton Resorts Hotel Portfolio Trust Mortgage
Loan), and (ii) at any time that neither Lennar nor any Affiliate thereof has an ownership interest in the Mortgagor under the Hampton Resorts Hotel Portfolio
Trust Mortgage Loan, any purchase option granted to Lennar or to any Affiliate thereof as Special Servicer or as any single Holder or any group of
Certificateholders evidencing a majority of the voting rights allocated to the
Controlling Class, or their respective assignees, with respect to the Hampton
Resorts Hotel Portfolio Trust Mortgage Loan.

          SECTION 3.19. Additional Obligations of the Master Servicer and
                        Special Servicer; Obligations to Notify Ground Lessors
                        and Hospitality Franchisors; the Special Servicer's
                        Right to Request the Master Servicer to Make Servicing
                        Advances; Mortgagor Enforcement Actions.

          (a) The Master Servicer shall deliver to the Trustee for deposit in the Collection Account on each Trust Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments Received by the Trust during the most recently ended applicable Collection Period, with respect to Performing Serviced
Trust Mortgage Loans and, if it constitutes a "Performing Serviced Mortgage
Loan" (or the equivalent) under the Two Penn Plaza Servicing Agreement, the Two
Penn Plaza Trust Mortgage Loan and (ii) the sum of (1) the aggregate of all
Master Servicing Fees received by the Master Servicer during such Collection
Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.015% per annum with respect to each and every Trust Mortgage Loan and REO Trust Mortgage Loan) and (2) the

                                      -217-

aggregate amount of Prepayment Interest Excesses received in respect of the entire Mortgage Pool during such Collection Period; provided, however, that if any Prepayment Interest Shortfall occurs with respect to any Serviced Trust
Mortgage Loan as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the subject Serviced
Trust Mortgage Loan without any limitation of the kind set forth in clauses (1)
and (2) above.

          (b) The Master Servicer shall, as to each Serviced Trust Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days) following the Closing Date, notify the related ground lessor of the transfer of such Serviced Trust Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

          (c) The Master Servicer shall, as to each Serviced Trust Mortgage Loan which is secured by the interest of the related Mortgagor in a hospitality property (as identified on Schedule VI hereto), not later than the later of (i)
30 days following the Master Servicer's receipt of the subject franchise agreement and (ii) the expiration of the period that may be required for such notice pursuant to the terms of the applicable franchise documents, if any, notify the related hospitality franchisor of the transfer of such Serviced Trust
Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such hospitality franchisor that any notices of default under the related franchise agreement should thereafter be forwarded to the Master Servicer.

          (d) Notwithstanding anything to the contrary contained in this
Agreement, if the Special Servicer is required under this Agreement to make any
Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such
Servicing Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer's receipt of such request.
If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master
Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with
Sections 3.05(a) or 3.05A and/or 3.11(g), as applicable, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

          Notwithstanding the foregoing provisions of this Section 3.19(d), the
Master Servicer shall not be required to make at the direction of the Special
Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is
in fact a

                                      -218-

Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special
Servicer in writing of such determination, which shall be made pursuant to
Section 3.11(h). Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special
Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing
Advance, and the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on such determination. Upon making a determination, in accordance with the applicable requirements under Section
3.11(h), that any Servicing Advance previously made or proposed to be made with respect to a Specially Serviced Mortgage Loan or an Administered REO Property is
a Nonrecoverable Servicing Advance (subject to clause (1) of the definition of
"Nonrecoverable Servicing Advance"), the Special Servicer shall report to the
Master Servicer and the Trustee the Special Servicer's determination. The Master
Servicer shall be entitled to conclusively rely on such a determination by the
Special Servicer.

          (e) The Master Servicer and the Special Servicer shall each be responsible for providing: (i) to the respective Non-Trust Mortgage Loan
Noteholders such notices regarding defaults and events of default under the related Serviced Loan Combination as are required from the Trust, as holder of the Trust Mortgage Loan that constitutes part of such Serviced Loan Combination;
and (iv) to any lender of related mezzanine debt as may be required from the
Trust, as holder of a Trust Mortgage Loan, under any related Co-Lender, intercreditor or similar agreement.

          (f) Upon termination of the Trust Fund, any funds or other assets remaining in the Loss of Value Reserve Fund, to the extent not otherwise required to be part of the Available Distribution Amount for the Final
Distribution Date in accordance with Section 3.05(e), shall be distributed to the Holder or Holders of the Class R-III Certificates. The Trustee and the
Special Servicer shall account for the Loss of Value Reserve Fund as an outside reserve fund within the meaning of Treasury regulations section 1.860G-2(h) and not an asset of any REMIC Pool or the Grantor Trust. Furthermore, for all
federal tax purposes, the Trustee and the Special Servicer shall (i) treat amounts paid out of the Loss of Value Reserve Fund to the Certificateholders as
distributions by the REMIC Pools for all federal tax purposes and (ii) treat any amounts transferred by a REMIC Pool to the Loss of Value Reserve Fund as amounts distributed by such REMIC Pool to the beneficial owner of the Loss of Value
Reserve Fund. The Holder or Holders of the Class R-III Certificates will be the sole beneficial owner(s) of the Loss of Value Reserve Fund for all income and franchise tax purposes.

          (g) Notwithstanding anything to the contrary in this Agreement, the
Special Servicer and not the Master Servicer will have the right, to direct, manage, prosecute and/or defend any and all litigation and/or claims relating to
(i) the enforcement of the obligations of a Mortgagor under the related loan documents (except with respect to the Two Penn Plaza Trust Mortgage Loan) and
(ii) any claim or action brought by a Mortgagor against the Trust; provided that, in the event there is a litigation or claim solely relating to or affecting the Master Servicer or directed solely against the Master Servicer
(and not the Trust or any other party to this Agreement) then the Master
Servicer and not the Special Servicer will have the right, to direct, manage, prosecute and/or defend such litigation and/or claim; and provided, further, that in the event there is a litigation or claim relating to or affecting the
Master Servicer and, additionally, the Trust and/or any other party to this
Agreement, then the Special Servicer and not the Master Servicer will have the right, to direct, manage, prosecute and/or defend such litigation and/or claim and the Master Servicer shall (i) be entitled to participate therein and (ii)
consent to any settlement or judgement that may impose liability on or otherwise materially and adversely affect the Master Servicer.

                                      -219-

          SECTION 3.20. Modifications, Waivers, Amendments and Consents;
                        Defeasance.

          (a) Subject to Sections 3.20(b) through 3.20(f) and 3.20(m) below, and further subject to Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable, and any related intercreditor, Co-Lender or similar agreement (including, in the case of a Mortgage Loan that is part of a Serviced
Loan Combination, the related Co-Lender Agreement), the Special Servicer (or, under the limited circumstances set forth in Section 3.20(c), the Master
Servicer) may, on behalf of the Trustee and, in the case of a Serviced Non-Trust
Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder, agree to any modification, extension, waiver or amendment of any term of any Serviced
Mortgage Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any Certificateholder, any
Serviced Non-Trust Mortgage Loan Noteholder, the Master Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master
Servicer). Neither the Master Servicer nor the Special Servicer (in its capacity as such) may agree to any modification, extension, waiver or amendment of a
Mortgage Loan in the Two Penn Plaza Loan Group.

          (b) All modifications, extensions, waivers or amendments of any
Serviced Mortgage Loan, including the lease reviews and lease consents related thereto, shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

          (c) In the case of any Performing Serviced Mortgage Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall
(without the consent of the Trustee, any Certificateholder, any Serviced
Non-Trust Mortgage Loan Noteholder or, except as expressly set forth below, the
Special Servicer), be responsible for the following:

               (i) consenting to subordination of the lien of the subject
     Performing Serviced Mortgage Loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the Master Servicer has determined in accordance with the
     Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by the related Mortgage, the related
     Mortgagor's ability to repay the subject Performing Serviced Mortgage Loan, or materially or adversely affect the value of the related Mortgaged
     Property;

               (ii) granting waivers of minor covenant defaults (other than financial covenants) including late financial statements;

               (iii) granting releases of non-material parcels of the related
     Mortgaged Property (provided that in the event the related loan documents expressly require the mortgagee thereunder to grant its consent to a particular release upon the satisfaction of certain conditions, such release shall be granted as required by the related loan documents);

               (iv) approving routine leasing activity with respect to (A)
     leases (other than Ground Leases) for less than 5,000 square feet, provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease, or (B) leases (other than Ground Leases) of more than 5,000 square feet and less than 10,000 square feet, provided that
     (1) no subordination, non-disturbance and attornment agreement exists with respect to the

                                      -220-

     subject lease and (2) such lease does not constitute more than 20% of the related Mortgaged Property;

               (v) approving or consenting to grants of easements and
     rights-of-way that do not materially affect the use or value of the related
     Mortgaged Property or the related Mortgagor's ability to make any payments with respect to the subject Performing Serviced Mortgage Loan; and

               (vi) granting other non-material waivers, consents, modifications or amendments;

provided that, (1) any such modification, waiver or amendment would not in any way affect a payment term (including (except as provided in Section 3.20(o)
below) a waiver of the payment of assumption fees) of the subject Performing
Serviced Mortgage Loan (other than in the case of a waiver of the payment of
Default Charges), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of this Agreement, (4) the Master Servicer shall not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the Special Servicer and (5) any such modification, waiver or amendment does not materially violate the terms, conditions and limitations of Section 3.08, if applicable. With respect to any action proposed to be taken by the Master Servicer under this Section 3.20(c) where any thresholds in clauses (i) through (vi) of the preceding sentence are exceeded, or which cannot be taken by the Master Servicer by reason of the proviso to the previous sentence, the Special Servicer only may take such action (if and to the extent otherwise permitted under this Agreement).

          Except as permitted by Section 3.02(a), Section 3.03(d), Section 3.07,
Section 3.08(a), this Section 3.20(c), Section 3.20(m) and Section 3.20(o), the
Master Servicer may not agree to waive, modify or amend any term of any Serviced
Mortgage Loan (including allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments) or respond to any
Mortgagor requests for mortgagee consent and shall forward such requests to the
Special Servicer. Furthermore, the Master Servicer may not agree to any modification, extension, waiver or amendment of any term of any Serviced
Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC
Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust.

          (d) Except as provided in Section 3.02(a), Section 3.07, Section 3.08,
Section 3.20(e), Section 3.20(m) and Section 3.20(o), the Special Servicer, on
behalf of the Trustee or, in the case of a Serviced Non-Trust Mortgage Loan, the related Serviced Non-Trust Mortgage Loan Noteholder, shall not agree or consent to any modification, extension, waiver or amendment of any term of any Serviced
Mortgage Loan that would:

               (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Default Interest and, subject to Section
     3.20(o), other amounts payable as additional servicing compensation)
     payable thereunder;

               (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge, or effectuate the waiver of any prepayment restriction

                                      -221-

     thereunder or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the
     Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

               (iv) in the reasonable, good faith judgment of the Special
     Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

          (e) Notwithstanding Section 3.20(d), but subject to Section 3.20(o),
Section 6.11, Section 6.12 and/or Section 6.13, in each case if and as applicable, and the second and third paragraphs of this Section 3.20(e), the
Special Servicer may--

               (i) reduce the amounts owing under any Specially Serviced
     Mortgage Loan by forgiving principal, accrued interest (including
     Additional Interest) or any Prepayment Premium or Yield Maintenance Charge,

               (ii) reduce the amount of the Monthly Payment on any Specially
     Serviced Mortgage Loan, including by way of a reduction in the related
     Mortgage Rate,

               (iii) forbear in the enforcement of any right granted under any
     Mortgage Note, Mortgage or other loan document relating to a Specially
     Serviced Mortgage Loan,

               (iv) accept a Principal Prepayment on any Specially Serviced
     Mortgage Loan during any Lockout Period, or

               (v) extend the maturity of any Specially Serviced Mortgage Loan;

provided that (A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the
Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Mortgage Loan to
Certificateholders (as a collective whole) or, if a Serviced Loan Combination is involved, would increase the recovery on such Loan Combination to
Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the
Certificateholders (or, in the case of a Serviced Loan Combination, to
Certificateholders and the related Non-Trust Mortgage Loan Noteholder(s)), to be performed at the related Mortgage Rate(s)), and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor
Trust; and provided, further, that any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the

                                      -222-

related Co-Lender Agreement, such that neither the Trust as holder of the Trust
Mortgage Loan that constitutes part of that Serviced Loan Combination nor any of the related Serviced Non-Trust Mortgage Loan Noteholders shall gain a priority over any other such holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in such loan documents and such Co-Lender Agreement; and provided, further, that, with respect to any Serviced Loan Combination that includes a Subordinate Non-Trust
Mortgage Loan, to the extent consistent with the Servicing Standard (taking into account the extent to which the Subordinate Non-Trust Mortgage Loan(s) that are part of such Serviced Loan Combination are junior to the Serviced Senior
Mortgage Loan(s) that are part of the same Serviced Loan Combination), (1) no waiver, reduction or deferral of any particular amounts due on any Serviced
Senior Mortgage Loan that is part of such Serviced Loan Combination shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of each Subordinate Non-Trust Mortgage Loan that is part of such
Serviced Loan Combination, and (2) no reduction of the Mortgage Rate on any
Serviced Senior Mortgage Loan that is part of such Serviced Loan Combination shall be effected prior to the reduction of the Mortgage Rate on each
Subordinate Non-Trust Mortgage Loan that is part of such Serviced Loan
Combination, to the fullest extent possible; and provided, further, that any of the actions referred to in subclauses (1) and (2) of the foregoing proviso shall be effected, as between the Pari Passu Mortgage Loans in a particular Serviced
Loan Combination, on a pro rata and pari passu basis (in accordance with the related Co-Lender Agreement).

          Notwithstanding the foregoing, in no event shall the Special Servicer:
(i) extend the maturity date of a Serviced Mortgage Loan beyond the date that is two years prior to the last Rated Final Distribution Date; (ii) extend the maturity date of any Serviced Mortgage Loan for more than five years beyond its
Stated Maturity Date; or (iii) if the subject Serviced Mortgage Loan is secured solely or primarily by a Mortgage on the leasehold interest under a Ground Lease
(but not the related fee interest), extend the maturity date of such Serviced
Mortgage Loan beyond the date which is 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the expiration of the term of such Ground
Lease.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the
Master Servicer (and, in the case of a Serviced Loan Combination, the related
Serviced Non-Trust Mortgage Loan Noteholder(s)) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (f) Notwithstanding anything to the contrary in this Agreement, none of the Trustee, the Master Servicer or the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures (i) the Westfield North Bridge Loan Group or (ii) a Serviced Trust
Mortgage Loan that has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the
Mortgage Pool, unless: (1) the mortgagee is not given discretion under the terms of the related Mortgage Loan to withhold its consent; or (2) it has received prior written confirmation from each Rating Agency and, if applicable, Moody's, that such action will

                                      -223-

not result in an Adverse Rating Event with respect to any Class of Certificates or, if applicable, any class of Westfield North Bridge Non-Trust Mortgage Loan
Securities rated by such rating agency.

          Any party hereto seeking rating agency confirmation with respect to the matters described above shall deliver a Review Package to such rating agency.

          (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the
Mortgagor costs otherwise collectible under the terms of the related Mortgage
Note.

          (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Mortgage Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master
Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special
Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

          (i) The Special Servicer and Master Servicer shall each notify the other, any related Sub-Servicers, the Trustee and, if a Serviced Non-Trust
Mortgage Loan is affected, the related Serviced Non-Trust Mortgage Loan
Noteholder, in writing, of any modification, extension, waiver or amendment of any term of any Serviced Mortgage Loan (including fees charged the Mortgagor)
agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer) and, if a
Serviced Non-Trust Mortgage Loan is affected, the related Serviced Non-Trust
Mortgage Loan Noteholder)), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt) thereof.

          (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Serviced Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special
Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

          (k) If, with respect to any Serviced Mortgage Loan (1) under which the lender can require defeasance in lieu of prepayment, or (2) that permits defeasance, the Master Servicer shall receive a notice from the related
Mortgagor that it intends to prepay or defease, as applicable, such Serviced
Mortgage Loan in accordance with the terms thereof, then the Master Servicer shall, subject to the next paragraph and the related loan documents, (i) only in the case of a Serviced Mortgage Loan

                                      -224-

under clause (1) above, promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, and (ii) notify each Rating Agency (and, if applicable, Moody's), the Trustee, the Underwriters and the Special Servicer of the intent to defease such Mortgage Loan, and (iii)
upon the written confirmation from each Rating Agency (and, if applicable,
Moody's) that the acceptance of a pledge of the Defeasance Collateral (or, in the case of a Serviced Mortgage Loan under clause (1) above, that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment) will not result in an Adverse Rating Event with respect to any Class of Certificates (or, if the Westfield North Bridge Loan Group is involved, any Class of Certificates or any class of Westfield North Bridge Non-Trust Mortgage Loan Securities) rated by such Rating Agency (and, if applicable, Moody's), take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee
(as mortgagee of record on behalf of the Certificateholders and, in the case of a Serviced Loan Combination, the affected Serviced Non-Trust Mortgage Loan
Noteholder(s)); provided that the written confirmation contemplated by clause
(iii) above shall not be required (A) from S&P in the case of a Serviced Trust
Mortgage Loan (1) with an unpaid principal balance less than or equal to
$20,000,000, (2) that constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool and (3) that does not then constitute one of the ten largest (measured by unpaid principal balance) Trust Mortgage Loans in the
Mortgage Pool, provided that, in lieu of obtaining such written confirmation from S&P, the Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit M (a "Defeasance Certificate"), or (B) from Fitch in the case of any Serviced Trust Mortgage Loan that does not then constitute one of the ten largest (measured by unpaid principal balance) Trust Mortgage Loans in the Mortgage Pool or that does not then constitute one of the ten largest groups (measured by aggregate unpaid principal balance) of Trust Mortgage Loans with related Mortgagors, (provided that, in lieu of obtaining such written confirmation from Fitch, the Master Servicer may deliver to Fitch a Defeasance
Certificate); and provided, further, that, the written confirmation contemplated by clause (iii) above shall not be required from S&P and/or Fitch (provided the
Master Servicer delivers a Defeasance Certificate to the applicable Rating
Agency), as applicable, in the event the subject Serviced Trust Mortgage Loan complies with the then current applicable guidelines set forth by such Rating
Agency, or the unpaid principal balance of the subject Serviced Trust Mortgage
Loan, the percentage the subject Serviced Trust Mortgage Loan constitutes of the
Mortgage Pool or the relative size of the subject Serviced Trust Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the then current applicable threshold for review as set forth by such Rating Agency.

          Notwithstanding the foregoing, but subject to the related loan documents, the Master Servicer shall not permit a pledge of Defeasance
Collateral under a Defeasance Mortgage Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) the defeasance collateral shall not be
Government Securities, (iii) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor, or (iv) unless such confirmation is not required pursuant to the first paragraph of this Section 3.20(k), either Rating Agency (and, if applicable, Moody's) does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral (in lieu of a full prepayment, if applicable) will not result in an Adverse Rating Event with respect to any Class of Certificates (or, if a Westfield North Bridge Non-Trust
Mortgage Loan is involved, any Class of Certificates or any class of Westfield
North Bridge Non-Trust Mortgage Loan Securities) rated by such Rating Agency
(and, if applicable, Moody's); provided that the Master

                                      -225-

Servicer shall not be responsible for the foregoing with respect to the Two Penn
Plaza Trust Mortgage Loan.

          All expenses related to the defeasance of a Defeasance Mortgage Loan that is a Serviced Mortgage Loan shall be charged to the related Mortgagor or other responsible party.

          (l) [RESERVED.]

          (m) With respect to any ARD Mortgage Loan after its Anticipated
Repayment Date, the Master Servicer shall be permitted, subject to obtaining the
Special Servicer's consent, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any portion of the accrued Additional Interest on such ARD Mortgage Loan if (i) such ARD Mortgage
Loan is a Performing Serviced Mortgage Loan, (ii) prior to the related maturity date, the related Mortgagor has requested the right to prepay such ARD Mortgage
Loan in full together with all payments required under such ARD Mortgage Loan in connection with such prepayment (except for all or a portion of such accrued
Additional Interest), and (iii) the Master Servicer has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders (as a collective whole) on a present value basis
(the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) than a refusal to waive the right to such Additional Interest. Neither the Master
Servicer nor the Special Servicer shall have any liability to the Trust, the
Certificateholders or any other Person so long as such determination is exercised in accordance with the Servicing Standard.

          (n) Notwithstanding anything to the contrary in this Agreement, neither the Special Servicer nor the Trustee shall: (i) enter into to any amendment or modification of any Co-Lender Agreement, the effect of which would materially and adversely affect the interests of the Master Servicer under such
Co-Lender Agreement, without first consulting with the Master Servicer in its individual capacity with respect thereto; or (ii) agree to any amendment or modification of any defined term in any Co-Lender Agreement that would materially increase or change the obligations of the Master Servicer under this
Agreement without the consent of the Master Servicer.

          (o) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer shall waive, modify or reduce any amount constituting an assumption fee (or portion thereof) payable by a Mortgagor if and to the extent such assumption fee (or applicable portion thereof) would be payable to the other such party as additional servicing compensation, as the case may be, without the consent of such other party. To the extent that the Master Servicer and the Special Servicer, in accordance with the preceding sentence, waive (or consent to a waiver of, as applicable) any amount constituting an assumption fee (or applicable portion thereof) in respect of any Mortgage Loan, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer from such assumption fee (or applicable portion thereof) shall be reduced proportionately based upon the respective amounts that would have been payable thereto as additional servicing compensation from such assumption fee (or applicable portion thereof) if such waiver had not been granted.

                                      -226-

          SECTION 3.21. Transfer of Servicing Between Master Servicer and
                        Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Mortgage Loan that had otherwise been a Performing
Serviced Mortgage Loan, and if the Master Servicer is not also the Special
Servicer, the Master Servicer shall immediately give notice thereof (or, if applicable, the Special Servicer shall immediately give notice thereof to the
Master Servicer), and the Master Servicer shall deliver a copy of the related
Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof)
and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan, either in the Master
Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special
Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event (or of notice of the occurrence of such Servicing Transfer Event, if applicable); provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special
Servicer may conclusively rely on the Master Servicer's determination (and the
Master Servicer may conclusively rely on the Special Servicer's determination, as applicable) that a Servicing Transfer Event has occurred giving rise to a
Serviced Mortgage Loan's becoming a Specially Serviced Mortgage Loan. The
Special Servicer shall not be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the Master Servicer's failure to deliver information, documents or records with respect to any Specially
Serviced Mortgage Loan in accordance with the requirements hereof.

          Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan, and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall immediately give notice thereof, and shall within five (5) Business Days of such occurrence return the related Servicing
File, together with any and all new information, documents and records relating to the subject Mortgage Loan that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other
Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the
Special Servicing Fee with respect to such Mortgage Loan shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage
Loan shall resume.

          Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized
Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such
Serviced Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master
Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no
Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized
Group.

                                      -227-

          (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related
Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Mortgage
Loan information, including correspondence with the related Mortgagor.

          (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the
Special Servicer shall deliver to the Master Servicer, the Trustee and each
Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to
Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (viii) through (xv) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the
Master Servicer or the Trustee) and, insofar as it relates to the Special
Servicer, the information described in clauses (xxiv) and (xxx) of Section
4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Administered REO Property during the related
Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage
Loan and Administered REO Property during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced
Mortgage Loan and (5) such additional information relating to the Specially
Serviced Mortgage Loans and Administered REO Properties as the Master Servicer
reasonably requests to enable it to perform its responsibilities under this
Agreement. Notwithstanding the foregoing provisions of this subsection (c), the
Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and Administered REO Properties and shall provide the Special Servicer with any information reasonably available to the
Master Servicer required by the Special Servicer to perform its duties under this Agreement.

          SECTION 3.22. Sub-Servicing Agreements.

          (a) Subject to Section 3.22(b) and Section 3.22(f), the Master
Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of Sections 7.01(a)(x), (xi) and (xii), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the
Sub-Servicer's obligations under the Sub-Servicing Agreement); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (provided,

                                      -228-

however, that those Sub-Servicing Agreements in effect as of the Closing Date
(or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) may only be terminated by the Trustee or its designee as contemplated by Section 3.22(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement); (iii) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing
Agreement relating to a Serviced Loan Combination, the related Serviced
Non-Trust Mortgage Loan Noteholder(s), shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the
case may be, thereunder as contemplated by the immediately preceding clause
(ii)) none of the Trustee, the Trust, any successor Master Servicer or the
Special Servicer, as the case may be, any Serviced Non-Trust Mortgage Loan
Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Serviced
Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty;
(v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by Section
3.08, Section 3.09 and Section 3.20 hereof without the consent of the Master
Servicer or Special Servicer, as the case may be; (vi) does not permit the
Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; (vii) provides that the Sub-Servicer will deliver to the Master Servicer (x) an annual accountants' report from a firm of independent public accountants that is a member of the American Institute of Certified
Public Accountants with respect to the Sub-Servicer and (y) a backup certification substantially similar to the Master Servicer Backup Certification with respect to the Sub-Servicer, in the case of the backup certification, at or before the same times, and under the same circumstances as the Master Servicer
Backup Certification to be delivered by or with respect to the Master Servicer
(except that each such document delivered by the Sub-Servicer shall only cover the Mortgage Loans being subserviced thereby); and (viii) includes a representation by the Sub-Servicer that such Sub-Servicer is not an "affiliate"
(as such term is defined in Section III of PTE 2000-58) of the Trustee or of any
"affiliate" (as such term is defined in Section III of PTE 2000-58) of the
Trustee (provided that this clause (viii) shall not apply to a Sub-Servicer listed on Exhibit K hereto). In addition, each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any
Serviced Mortgage Loan serviced thereunder, terminate at the time such Mortgage
Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special Servicer's rights to service such Serviced Mortgage Loan for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced
Mortgage Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements (and, to the related Serviced Non-Trust Mortgage Loan Noteholder, a copy of any
Sub-Servicing Agreement in respect of a Serviced Non-Trust Mortgage Loan), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this
Agreement to actions taken or to be taken by the Master Servicer or the Special
Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the
Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or
Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if

                                      -229-

such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.11(g) or 4.03(d), as applicable, such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the
Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master
Servicer and the Special Servicer each shall notify the other, the Trustee, the
Depositor, the Controlling Class Certificateholders and, if a Serviced Loan
Combination is involved, the related Non-Trust Mortgage Loan Noteholder(s) in writing promptly of the appointment by it of any Sub-Servicer.

          (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except for any Sub-Servicer that is servicing any of the Serviced Mortgage Loans on the
Closing Date, shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer.

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee, the Certificateholders and, in the case of a Serviced Loan
Combination, also for the benefit of the related Serviced Non-Trust Mortgage
Loan Noteholder(s), shall (at no expense to the Trustee, any Certificateholder, any Serviced Non-Trust Mortgage Loan Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master
Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Serviced Mortgage
Loans.

          (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing
Agreement in effect as of the Closing Date (or, if being negotiated as of the
Closing Date, in effect within 90 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master
Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master
Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer), provided that neither the Trustee nor any successor
Master Servicer shall enter into a new Sub-Servicing Agreement with a
Sub-Servicer that was a party to a Sub-Servicing Agreement as of the Closing
Date, if such new Sub-Servicing Agreement amends, alters or fails to restate any rights of any Underwriter or Mortgage Loan Seller under the existing
Sub-Servicing Agreement with respect to the termination of the Sub-Servicer and the appointment of a successor thereto or any rights of any Underwriter or
Mortgage Loan Seller as a third party beneficiary under such Sub-Servicing
Agreement, unless the successor Master Servicer has obtained the prior written consent to the terms of such new Sub-Servicing Agreement from such Underwriter or Mortgage Loan Seller, as the case may be; or (iii) to terminate the
Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such
Sub-Servicing

                                      -230-

Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such Sub-Servicing
Agreement.

          The Sub-Servicers as to which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date are listed on Exhibit K hereto.

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer
and the Special Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholder(s) for
the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the
Serviced Mortgage Loans and/or Administered REO Properties for which it is responsible.

          (f) Notwithstanding the above, the Special Servicer may not enter into any Sub-Servicing Agreement without the approval of the Controlling Class
Representative.

          SECTION 3.23. Representations and Warranties of the Master Servicer.

          (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of
the Closing Date, that:

               (i) The Master Servicer is a national banking association, duly organized under the laws of the United States, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this
     Agreement.

               (ii) The execution and delivery of this Agreement by the Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Master Servicer, will not: (A) violate the Master
     Servicer's organizational documents; or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Master Servicer, would reasonably be expected to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the
     Master Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and

                                      -231-

     (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master
     Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master
     Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the
     Master Servicer to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the
     Master Servicer under this Agreement.

               (viii) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (ix) The Master Servicer has reviewed all Sub-Servicing
     Agreements in effect as of the Closing Date and will review all
     Sub-Servicing Agreements entered into by it after the Closing Date.

          (b) The representations and warranties of the Master Servicer set forth in Section 3.23(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                      -232-

          SECTION 3.24. Representations and Warranties of the Special Servicer.

          (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of
the Closing Date, that:

               (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the State of Florida, and the Special
     Servicer is in compliance with the laws of each state in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer, will not: (A) violate the Special
     Servicer's organizational documents; or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Special Servicer, would reasonably be expected to affect materially and adversely either the ability of the Special
     Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the
     Special Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this
     Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the
     Special Servicer to perform its obligations under this Agreement.

                                      -233-

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the
     Special Servicer under this Agreement.

               (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

          (b) The representations and warranties of the Special Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 3.25. Certain Matters Regarding the Purchase of the Trust
                        Mortgage Loan in a Loan Combination.

          If, in connection with a Permitted Purchase, a Trust Mortgage Loan that is part of a Loan Combination is purchased or repurchased from the Trust
Fund, the purchaser(s) thereof shall be bound by the terms of the related
Co-Lender Agreement and shall assume the rights and obligations of the holder of such Mortgage Loan under such Co-Lender Agreement. Subject to the terms of the related Co-Lender Agreement, all portions of the related Mortgage File and other documents pertaining to the subject Trust Mortgage Loan shall be endorsed or assigned, to the extent necessary or appropriate, to the purchaser(s) of such
Trust Mortgage Loan in their capacity as holder of such Trust Mortgage Loan (as a result of such purchase or repurchase) under the related Co-Lender Agreement in the manner contemplated thereunder, which such purchaser(s) shall be deemed to acknowledge. Thereafter, in the case of a Serviced Combination Trust Mortgage
Loan, such Mortgage File shall be held by the lender responsible for maintaining custody thereof under the related Co-Lender Agreement, or a custodian appointed thereby, for the benefit of each of the "Lenders" as defined under, and as their interests appear under, the related Co-Lender Agreement; provided that the
Mortgage Note for such Serviced Combination Trust Mortgage Loan may be held by the purchaser(s) of such Mortgage Loan. If the related Servicing File is not already in the possession of such party, it shall be delivered to the successor master servicer or special servicer, as the case may be, with respect to the subject Loan Combination under, or otherwise in accordance with, any applicable separate servicing agreement for such Loan Combination or as otherwise contemplated by the related Co-Lender Agreement.

                                      -234-

          SECTION 3.26. Application of Default Charges.

          (a) Any and all Default Charges that are actually Received by the
Trust and deposited in the Pool Custodial Account with respect to any Trust
Mortgage Loan or REO Trust Mortgage Loan during any applicable Collection
Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which interest on such outstanding Advance accrued on or prior to the date on which the subject Default Charges were received;

               second, to pay any other outstanding expenses (exclusive of
     Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, that, if paid from collections on the Mortgage Pool other than such
     Default Charges, would constitute an Additional Trust Fund Expense;

               third, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special
     Servicer since the Closing Date with respect to such Trust Mortgage Loan or
     REO Trust Mortgage Loan, as the case may be, which interest payment was made from collections on the Mortgage Pool other than Default Charges on such Trust Mortgage Loan or REO Trust Mortgage Loan and was not previously reimbursed under this clause third;

               fourth, to reimburse the Trust for any other Additional Trust
     Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and
     Workout Fees) paid since the Closing Date with respect to such Trust
     Mortgage Loan or REO Trust Mortgage Loan, as the case may be, which payment was made from collections on the Mortgage Pool other than Default Charges on such Trust Mortgage Loan or REO Trust Mortgage Loan and was not
     previously reimbursed under this clause fourth; and

               fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued in respect of the Two Penn Plaza Trust Mortgage Loan or a
     Performing Serviced Trust Mortgage Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued in respect of a Specially Serviced Trust Mortgage Loan or an REO
     Trust Mortgage Loan, in each case pursuant to Section 3.11;

provided that any and all Default Charges that are actually collected with respect to a Serviced Combination Trust Mortgage Loan shall first be applied pursuant to the applicable section of this Agreement related to permitted withdrawals from the related Loan Combination Custodial Account (Section 3.05A)
and the applicable provisions of the related Co-Lender Agreement; and provided, further, that the total interest on Advances payable pursuant to clause first above shall take into account the application of funds on deposit in the respective Loan Combination Custodial Accounts to pay interest on Advances; and
provided, further, that, with respect to a Serviced Loan Combination, Default
Charges that are actually Received by the Trust with respect to any Serviced
Combination Trust

                                      -235-

Mortgage Loan or REO Trust Mortgage Loan with respect thereto during any applicable Collection Period shall be applied to cover the items set forth in clauses first through fourth above only to the extent that such item or portion of such item (i) is allocable to such Serviced Combination Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto in accordance with the related Co-Lender Agreement and (ii) is not otherwise payable, pursuant to
Section 3.26(c) or 3.26(d), out of amounts otherwise distributable to a related
Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the related Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          (b) Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Trust Master Servicer Remittance Date next following the applicable Collection Period during which they were received, for deposit in the Collection Account, subject to application pursuant to Section
3.05(a) for any items payable out of general collections on the Mortgage Pool.
Default Charges applied to pay outstanding interest on Advances in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, to any particular party, pursuant to clause first of subsection (a), shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, pursuant to clause second of subsection (a), shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses third and fourth of subsection (a) shall be deemed to offset either interest paid on Advances or other Additional Trust
Fund Expenses, depending on which clause is applicable, in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable, in the chronological order in which such interest accrued or such expenses were incurred, as applicable (whereupon such interest paid on Advances or such other
Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges in respect of the related Trust Mortgage Loan or REO Trust Mortgage Loan, as applicable).

          (c) Any and all amounts otherwise distributable to the Woodside
Village Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the Woodside Village Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto on any related Loan Combination Master Servicer Remittance
Date, in accordance with the Woodside Village Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and as and to the extent permitted under the Woodside Village Co-Lender Agreement, prior to being so distributed to the Woodside Village Non-Trust Mortgage Loan Noteholder:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer any and all interest on any Servicing
     Advances made thereby with respect to the Woodside Village Loan Pair or any related REO Property, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied in accordance with this clause first with respect to any such particular party in such manner that the earliest accrued interest shall be paid first);

                                      -236-

               second, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer any and all interest on any P&I Advances made thereby with respect to the Woodside Village Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, which interest accrued on or prior to the date on which such amounts otherwise so distributable as Default Charges were received (such amounts to be applied with respect to any such particular party in such manner that the earliest accrued interest shall be paid first); and

               third, to pay any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the Woodside Village
     Co-Lender Agreement, out of amounts otherwise distributable to the Woodside
     Village Non-Trust Mortgage Loan Noteholder as Default Charges with respect to the Woodside Village Non-Trust Mortgage Loan or any successor REO
     Mortgage Loan with respect thereto.

          Any amounts otherwise distributable to the Woodside Village Non-Trust
Mortgage Loan Noteholder as Default Charges with respect to the Woodside Village
Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto that are applied pursuant to clause first or clause second, as applicable, of the preceding paragraph shall be paid to the Fiscal Agent, the Trustee, the
Master Servicer and the Special Servicer, in that order, in each case up to the total amount of interest on any Advances so payable to such party in accordance with such clause first or clause second, as applicable.

          (d) Any and all amounts otherwise distributable to the holder of the
Mortgage Note for a Westfield North Bridge Non-Trust Mortgage Loan as Default
Charges with respect to such Westfield North Bridge Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto on any related Loan
Combination Master Servicer Remittance Date, in accordance with the Westfield
North Bridge Co-Lender Agreement, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and to the extent permitted under the Westfield North Co-Lender
Agreement, prior to being so distributed to the Westfield North Bridge Non-Trust
Mortgage Loan Noteholder:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer and the Special Servicer, in that order, subject to Section
     3.26(e) (if applicable), that portion of any and all interest on any
     Servicing Advances made thereby with respect to the related Serviced Loan
     Combination and/or any related REO Property, which interest accrued on or prior to the date on which such amounts so distributable as Default Charges were received, and which interest is allocable to the Westfield North
     Bridge Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto in accordance with the Westfield North Bridge Co-Lender
     Agreement; and

               second, to pay that portion of any other expenses reimbursable to any party to this Agreement from Default Charges pursuant to the Westfield
     North Bridge Co-Lender Agreement (which portion of such other expenses is allocable to such Westfield North Bridge Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto in accordance with the
     Westfield North Bridge Co-Lender Agreement), out of amounts otherwise distributable to the Westfield North Bridge Non-Trust Mortgage Loan
     Noteholder as Default Charges with respect to the subject Westfield North
     Bridge Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

                                      -237-

          (e) In the case of the Westfield North Bridge Mortgage Loans (or any successor REO Mortgage Loans with respect thereto), any amounts otherwise distributable on any subject Loan Combination Master Servicer Remittance Date, in accordance with the related Co-Lender Agreement, to the related holders thereof as Default Charges with respect to such Mortgage Loans or any successor
REO Mortgage Loans with respect thereto shall be allocated between them, on a pro rata and pari passu basis. If the total amount otherwise distributable on any subject Loan Combination Master Servicer Remittance Date, in accordance with the related Co-Lender Agreement as Default Charges with respect to the Mortgage
Loans (or any successor REO Mortgage Loans with respect thereto) comprising the
Westfield North Bridge Loan Group exceed the aggregate amount of (i) interest on
Servicing Advances payable pursuant to Section 3.26(a) and Section 3.26(d) and
(ii) other amounts reimbursable from Default Charges pursuant to the related
Co-Lender Agreement in accordance with Section 3.26(a) and Section 3.26(d), then the respective portions of such total amount allocable to such Mortgage Loans
(or, if applicable, such REO Mortgage Loans) that are to be applied for such purpose shall be in the same proportions that the respective unpaid principal balances of such Mortgage Loans (or, if applicable, such REO Mortgage Loans)
bear to one another.

                                      -238-

                                   ARTICLE IV

          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Distributions.

          (a) On each Distribution Date prior to the Final Distribution Date, the Trustee shall, based upon information provided by the Master Servicer and, if applicable, the Special Servicer, withdraw from the Collection Account and apply the Available Distribution Amount for such Distribution Date, such application to be made for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

          first, concurrently, (i) from that portion, if any, of the Available
Distribution Amount for such Distribution Date attributable to Loan Group No. 1, to make distributions of interest to the Holders of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, up to an amount equal to, and pro rata as among such Classes of Certificateholders in accordance with, all Distributable Certificate Interest in respect of each such Class of
Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, (ii) from that portion, if any, of the
Available Distribution Amount for such Distribution Date that is attributable to
Loan Group No. 2, to make distributions of interest to the Holders of the Class
A-1A Certificates, up to an amount equal to all Distributable Certificate
Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, and (iii) from the entire Available Distribution Amount for such
Distribution Date, distributions of interest to the Holders of Class X-CL and
X-CP Certificates, up to an amount equal to, and pro rata as among such Classes of Certificateholders in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;
provided, however, that if the Available Distribution Amount for the subject
Distribution Date or the applicable portion thereof attributable to either Loan
Group is insufficient to pay in full the total amount of Distributable
Certificate Interest, as provided above, payable in respect of any Class of
Senior Certificates on such Distribution Date, then the entire Available
Distribution Amount shall be applied to make distributions of interest to the
Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes of Certificateholders in accordance with, all Distributable Certificate Interest in respect of each such Class of
Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          second, to make distributions of principal to the Holders of the respective Classes of the Class A Certificates, in the following amounts and order of priority:

               (i) to the Holders of the Class A-1A Certificates, up to an
     amount (not to exceed the Class Principal Balance of such Class of
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire portion of the Adjusted Principal Distribution Amount for such Distribution Date attributable to Loan Group No. 2;

               (ii) to the Holders of the Class A-1 Certificates, up to an
     amount (not to exceed the Class Principal Balance of such Class of
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such

                                      -239-

     Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of the Class A-1A Certificates pursuant to subclause (i) of this clause second);

               (iii) to the Holders of the Class A-2 Certificates, up to an
     amount (not to exceed the Class Principal Balance of such Class of
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A Certificates pursuant to a prior subclause of this clause second);

               (iv) to the Holders of the Class A-3 Certificates, up to an
     amount (not to exceed the Class Principal Balance of such Class of
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A Certificates pursuant to a prior subclause of this clause second);

               (v) to the Holders of the Class A-4 Certificates, up to an amount
     (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date
     (net of any portion thereof distributed on such Distribution Date to the
     Holders of any other Class of Class A Certificates pursuant to a prior subclause of this clause second);

               (vi) to the Holders of the Class A-5 Certificates, up to an
     amount (not to exceed the Class Principal Balance of such Class of
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A Certificates pursuant to a prior subclause of this clause second);

               (vii) to the Holders of the Class A-6 Certificates, up to an
     amount (not to exceed the Class Principal Balance of such Class of
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution
     Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Class A Certificates pursuant to a prior subclause of this clause second); and

               (viii) to the Holders of the Class A-1A Certificates, up to an
     amount (not to exceed the Class Principal Balance of such Class of
     Certificates outstanding immediately prior to such Distribution Date, net of any distributions of principal made with respect to the Class A-1A
     Certificates on such Distribution Date pursuant to subclause (i) of this clause second), up to an amount equal to the entire Adjusted Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1A
     Certificates and/or to the Holders of any other Class of Class A
     Certificates pursuant to a prior subclause of this clause second);

provided, however, that, notwithstanding the immediately preceding clauses (i)
through (viii), on each Distribution Date coinciding with or following the Class
A Principal Distribution Cross-Over Date, but prior to the Final Distribution
Date, the Trustee shall make distributions of principal to the Holders of the respective Classes of the Class A Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until

                                     -240-

the Class Principal Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Adjusted Principal Distribution Amount for such Distribution Date;

          third, to reimburse the Holders of the respective Classes of the Class
A Certificates, up to an amount equal to, and on a pro rata basis as among such
Classes of Certificateholders in accordance with, the Loss Reimbursement Amount with respect to each such Class of Certificates for such Distribution Date; and

          fourth, to make distributions to the Holders of the respective Classes of the Subordinate Certificates as provided in Section 4.01(b).

          All distributions of interest, if any, made in respect of either Class of Interest-Only Certificates on any Distribution Date as provided above in this
Section 4.01(a) shall be made, and deemed to have been made, in respect of the various REMIC III Components of the subject Class of Interest-Only Certificates, pro rata in accordance with the respective amounts of Distributable Component
Interest in respect of such REMIC III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

          (b) On each Distribution Date prior to the Final Distribution Date, after making the distributions in respect of the Senior Certificates provided for in Section 4.01(a), the Trustee shall, based on information provided by the
Master Servicer and, if applicable, the Special Servicer, apply the Subordinate
Available Distribution Amount for such Distribution Date for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions of interest to the Holders of the Class
     B Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

               (ii) after the Class Principal Balances of the Class A
     Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the
     Class A Certificates pursuant to Section 4.01(a) above);

               (iii) to reimburse the Holders of the Class B Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (iv) to make distributions of interest to the Holders of the
     Class C Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (v) after the Class Principal Balance of the Class B Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class
     Principal Balance of such Class of Certificates outstanding

                                     -241-

     immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (vi) to reimburse the Holders of the Class C Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (vii) to make distributions of interest to the Holders of the
     Class D Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (viii) after the Class Principal Balance of the Class C
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (ix) to reimburse the Holders of the Class D Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (x) to make distributions of interest to the Holders of the Class
     E Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

               (xi) after the Class Principal Balance of the Class D
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xii) to reimburse the Holders of the Class E Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xiii) to make distributions of interest to the Holders of the
     Class F Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

                                     -242-

               (xiv) after the Class Principal Balance of the Class E
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xv) to reimburse the Holders of the Class F Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xvi) to make distributions of interest to the Holders of the
     Class G Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xvii) after the Class Principal Balance of the Class F
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xviii) to reimburse the Holders of the Class G Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xix) to make distributions of interest to the Holders of the
     Class H Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xx) after the Class Principal Balance of the Class G
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxi) to reimburse the Holders of the Class H Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xxii) to make distributions of interest to the Holders of the
     Class J Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such

                                     -243-

     Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxiii) after the Class Principal Balance of the Class H
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxiv) to reimburse the Holders of the Class J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xxv) to make distributions of interest to the Holders of the
     Class K Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxvi) after the Class Principal Balance of the Class J
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxvii) to reimburse the Holders of the Class K Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xxviii) to make distributions of interest to the Holders of the
     Class L Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxix) after the Class Principal Balance of the Class K
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxx) to reimburse the Holders of the Class L Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

                                     -244-

               (xxxi) to make distributions of interest to the Holders of the
     Class M Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxxii) after the Class Principal Balance of the Class L
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxxiii) to reimburse the Holders of the Class M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xxxiv) to make distributions of interest to the Holders of the
     Class N Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxxv) after the Class Principal Balance of the Class M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xxxvi) to reimburse the Holders of the Class N Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xxxvii) to make distributions of interest to the Holders of the
     Class P Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xxxviii) after the Class Principal Balance of the Class N
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

                                     -245-

               (xxxix) to reimburse the Holders of the Class P Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xl) to make distributions of interest to the Holders of the
     Class Q Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xli) after the Class Principal Balance of the Class P
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xlii) to reimburse the Holders of the Class Q Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xliii) to make distributions of interest to the Holders of the
     Class S Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xliv) after the Class Principal Balance of the Class Q
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class S Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a)
     above or pursuant to any prior clause of this Section 4.01(b));

               (xlv) to reimburse the Holders of the Class S Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date;

               (xlvi) to make distributions of interest to the Holders of the
     Class T Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (xlvii) after the Class Principal Balance of the Class S
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class T Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution

                                     -246-

     Date to the Holders of any other Class of Principal Balance Certificates pursuant to Section 4.01(a) above or pursuant to any prior clause of this
     Section 4.01(b));

               (xlviii) to reimburse the Holders of the Class T Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to such
     Class of Certificates for such Distribution Date;

               (xlix) to make distributions to the Holders of the Class R-III
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such
     Distribution Date pursuant to Section 4.01(a) above and/or pursuant to clauses (i) through (xlviii) of this Section 4.01(b);

               (l) to make distributions to the Holders of the Class R-II
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(k), over (B) the aggregate distributions (other than distributions of Net Prepayment Consideration)
     deemed made in respect of the REMIC II Regular Interests on such
     Distribution Date pursuant to Section 4.01(j); and

               (li) to make distributions to the Holders of the Class R-I
     Certificates, up to an amount equal to the excess, if any, of (A) the
     Subordinate Available Distribution Amount for such Distribution Date, over
     (B) the aggregate distributions made in respect of the Class B, Class C,
     Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
     Class M, Class N, Class P, Class Q, Class S, Class T, Class R-III and Class
     R-II Certificates on such Distribution Date pursuant to clauses (i) through
     (l) of this Section 4.01(b).

          (c) On each Distribution Date, the Trustee shall withdraw from the
Collection Account any amount Received by the Trust with respect to any Trust
Mortgage Loan or REO Trust Mortgage Loan during the related Collection Period that represents Net Prepayment Consideration and shall distribute such Net
Prepayment Consideration: first, to the Holders of the respective Classes of YM
Principal Balance Certificates that are entitled to distributions of principal on such Distribution Date, pursuant to Section 4.01(a) or Section 4.01(b), with respect to the Loan Group that includes the prepaid Trust Mortgage Loan or REO
Trust Mortgage Loan, as applicable, up to an amount equal to, and pro rata based on, the respective Prepayment Consideration Entitlements for such Classes of
Certificates for such Distribution Date in connection with such Net Prepayment
Consideration; and second, to the Holders of the Class X-CL Certificates, up to any remaining portion of such Net Prepayment Consideration.

          For purposes of the foregoing, to the extent that amounts available to make distributions of principal on any Class of Principal Balance Certificates on any Distribution Date consist of a combination of principal amounts allocable to both Loan Groups, the Trustee shall assume that those distributions of principal on that Class of Principal Balance Certificates on such Distribution
Date are made from principal amounts allocable to each Loan Group, on a pro rata basis in accordance with the respective principal amounts allocable to each Loan
Group that were available for distributions of principal on that Class. In connection therewith, (i) distributions of principal made with respect to the
Class A-1A Certificates, pursuant to subclause (i) of clause second of Section
4.01(a), on any

                                     -247-

Distribution Date prior to both the Class A Principal Distribution Cross-Over
Date and the Final Distribution Date, shall be deemed made solely from principal amounts allocable to Loan Group No. 2, and (ii) all other distributions of principal made with respect to any Class of Principal Balance Certificates, pursuant to Section 4.01(a), 4.01(b) or 9.01, on any Distribution Date, shall be deemed made from principal amounts allocable to both Loan Groups (net of any principal amounts allocable to Loan Group No. 2 that may have been applied on such Distribution Date as contemplated by clause (i) of this sentence).

          Any Net Prepayment Consideration or portion thereof distributed in respect of the Class X-CL Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective REMIC III Components of the Class X-CL Certificates, on a pro rata basis in accordance with the respective amounts by which the Component Notional Amounts of such REMIC III
Components were reduced on such Distribution Date by deemed distributions of principal pursuant to Section 4.01(j).

          (d) On each Distribution Date, the Trustee shall withdraw from the
Collection Account, and distribute to the Holders of the Class V Certificates, any amounts that represent Additional Interest Received by the Trust during the related Collection Period with respect to the ARD Trust Mortgage Loans (and any successor REO Trust Mortgage Loans with respect thereto). On the Final
Distribution Date, the Trustee shall withdraw from the Collection Account, and distribute to the Holders of the Class R-III Certificates, any Loss of Value
Payments transferred from the Loss of Value Reserve Fund to the Collection
Account on the immediately preceding Trust Master Servicer Remittance Date in accordance with Section 3.05(e), to the extent not otherwise included in the
Available Distribution Amount for the Final Distribution Date.

          (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Except as otherwise provided below, all such distributions with respect to each
Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate
Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any related Loss Reimbursement Amount) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of any related Loss
Reimbursement Amount, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any

                                     -248-

funds in respect of a check returned to the Trustee shall be set aside by the
Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the
Trustee has not, after having taken such reasonable steps, located the related
Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class
R-III Certificateholders.

          (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the
Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each Letter of Representations among the Depositor, the
Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

          (g) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

          (h) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of
Principal Balance Certificates, without regard to any possible future reimbursement of any Loss Reimbursement Amount with respect to such Class of
Certificates pursuant to Section 4.04(a)) will be made on the next Distribution
Date, the Trustee shall, no later than the second Business Day prior to such
Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering

                                     -249-

Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering
Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject thereto.

          (i) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders.

          (j) All distributions made in respect of each Class of Principal
Balance Certificates on each Distribution Date (including the Final Distribution
Date) pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section
9.01 shall be deemed to have first been distributed on such Distribution Date from REMIC II to REMIC III with respect to the Corresponding REMIC II Regular
Interest(s) for such Class of Certificates; and all distributions made with respect to each Class of Interest-Only Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(c) or Section 9.01 and allocable to any particular REMIC III Component of such Class of Certificates, shall be deemed to have first been distributed on such Distribution Date from REMIC II to
REMIC III in respect of the Corresponding REMIC II Regular Interest for such
REMIC III Component. In each case, if such distribution on any such Class of
Certificates was a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration or any portion thereof) or in reimbursement of any Loss Reimbursement Amount with respect to such Class of
Certificates, then the corresponding distribution deemed to be made on a REMIC
II Regular Interest pursuant to the preceding sentence (and, if applicable, the following paragraph of this Section 4.01(j)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal, of additional interest (in the form of Net Prepayment Consideration or any portion thereof) or in reimbursement of any Loss Reimbursement Amount with respect to such REMIC II
Regular Interest.

          If a Class of Principal Balance Certificates has two or more
Corresponding REMIC II Regular Interests, then:

               (i) deemed distributions of accrued interest made on such
     Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of Uncertificated Distributable
     Interest in respect of such Corresponding REMIC II Regular Interests for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

                                     -250-

               (ii) deemed distributions of principal made on such Corresponding
     REMIC II Regular Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding REMIC II Regular Interests, in each case up to an amount equal to the Uncertificated Principal Balance of the subject Corresponding
     REMIC II Regular Interest outstanding immediately prior to such
     Distribution Date (such that no deemed distributions of principal will be made on any such Corresponding REMIC II Regular Interest until the
     Uncertificated Principal Balance of each other such Corresponding REMIC II
     Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full);

               (iii) deemed distributions of additional interest (in the form of
     Net Prepayment Consideration or any portion thereof) made on such
     Corresponding REMIC II Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of principal deemed distributed in respect of such Corresponding REMIC II Regular Interests on such
     Distribution Date; and

               (iv) deemed distributions made on such Corresponding REMIC II
     Regular Interests on any Distribution Date in reimbursement of the Loss
     Reimbursement Amounts with respect thereto shall be allocated to them in reverse order that deemed distributions of principal made on such
     Corresponding REMIC II Regular Interests are allocated to them pursuant to subclause (ii) of this paragraph, in each case, up to the amount of the
     Loss Reimbursement Amount with respect to the subject REMIC II Regular
     Interest for such Distribution Date.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a), Section
4.01(b), Section 4.01(c) or Section 9.01, as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II
Regular Interests on such Distribution Date pursuant to this Section 4.01(j).
Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(j), actual distributions of funds from the
Collection Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 9.01, as
applicable.

          (k) On each Distribution Date, including the Final Distribution Date, the Available Distribution Amount for such Distribution Date shall be deemed to have been distributed from REMIC I to REMIC II for the following purposes and in the following order of priority, in each case to the extent of the remainder of such funds:

               (i) as deemed distributions of interest with respect to all the
     REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest with respect to each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) as deemed distributions of principal with respect to all the
     REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, as to each REMIC I Regular Interest, the portion of the
     Principal Distribution Amount for such Distribution Date attributable to the related Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto (and, more particularly, in the case of each of REMIC
     I Regular Interest TPP-1

                                     -251-

     and REMIC I Regular Interest TPP-2, further attributable to the applicable
     Loan Component of the Two Penn Plaza Trust Mortgage Loan or any successor
     REO Trust Mortgage Loan with respect thereto); and

               (iii) as deemed distributions of reimbursement with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, any Loss Reimbursement Amount with respect to each
     REMIC I Regular Interest for such Distribution Date (with compounded interest at the related REMIC I Remittance Rate in effect from time to time on the aggregate amount of unreimbursed reductions made from time to time in the Uncertificated Principal Balance of such REMIC I Regular Interest pursuant to Section 4.04(c)).

          Any Net Prepayment Consideration distributed to any Class of Regular
Interest Certificates on any Distribution Date shall, in each case, be deemed to have been distributed on such Distribution Date from REMIC I to REMIC II in respect of the REMIC I Regular Interest(s) corresponding to the prepaid Trust
Mortgage Loan or REO Trust Mortgage Loan, as the case may be, in respect of which such Net Prepayment Consideration was received; provided that any Net
Prepayment Consideration with respect to the Two Penn Plaza Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto shall be deemed allocated between REMIC I Regular Interest TPP-1 and REMIC I Regular Interest
TPP-2 on a pro rata basis in accordance with the respective reductions in the
Uncertificated Principal Balances of such REMIC I Regular Interests on the subject Distribution Date as a result of deemed distributions of principal.

          The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates and the Class R-II Certificates
pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) or Section 9.01,
as applicable, as well as the deemed distributions made on each Distribution
Date in respect of the REMIC II Regular Interests pursuant to Section 4.01(j), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC I
Regular Interests described in this Section 4.01(k), actual distributions of funds from the Collection Account shall be made only in accordance with Section
4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 9.01, as
applicable.

          SECTION 4.02. Statements to Certificateholders; CMSA Loan Periodic
                        Update File.

          (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master
Servicer, the Special Servicer, the Controlling Class Representative, each
Rating Agency, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as
may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a "Distribution Date
Statement"), together with the CMSA Bond Level File, the CMSA Collateral Summary
File and the Mortgage Pool Data Update Report, based on information provided to it by the Master Servicer and/or the Special Servicer, setting forth, without limitation:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

                                     -252-

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to
     Distributable Certificate Interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to
     Prepayment Consideration;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of any related Loss Reimbursement Amount for such
     Distribution Date;

               (v) the Available Distribution Amount for such Distribution Date and the respective portions of such Available Distribution Amount attributable to each of Loan Group No. 1 and Loan Group No. 2;

               (vi) the aggregate amount of P&I Advances made in respect of the
     Mortgage Pool for the prior Distribution Date pursuant to Section 4.03(a);

               (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of any interest accrued and payable to the Master Servicer, the Trustee or the
     Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on such related
     Determination Date and (B) the aggregate amount of unreimbursed Servicing
     Advances that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special
     Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed
     Servicing Advances in accordance with Section 3.11(g) as of the close of business on such related Determination Date;

               (viii) the aggregate unpaid principal balance of the Mortgage
     Pool, Loan Group No. 1 and Loan Group No. 2, respectively, outstanding as of the close of business on the related Determination Date (or, in the case of the Two Penn Plaza Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto, as of the end of the related Two Penn
     Plaza Underlying Collection Period) and the aggregate Stated Principal
     Balance of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2,
     respectively, outstanding immediately before and immediately after such
     Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust Mortgage Loans (other than REO Trust Mortgage Loans) as of the close of business on the related Determination Date (or, in the case of the
     Two Penn Plaza Trust Mortgage Loan, as of the end of the related Two Penn
     Plaza Underlying Collection Period);

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date (or, in the case of the
     Two Penn Plaza Trust Mortgage Loan, as of the end of the related Two Penn
     Plaza Underlying Collection Period) and aggregate Stated Principal Balance
     (immediately after such Distribution Date) of Trust Mortgage Loans (A)
     delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the

                                     -253-

     knowledge of the Master Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

               (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal
     Balance thereof immediately following such Distribution Date and (C)
     whether the delinquency is in respect of its Balloon Payment;

               (xii) with respect to any Trust Mortgage Loan as to which a
     Liquidation Event occurred during the related Collection Period (or, in the case of a Final Recovery Determination with respect to the Two Penn Plaza
     Trust Mortgage Loan, during the related Two Penn Plaza Underlying
     Collection Period) (other than a payment in full), (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a
     Final Recovery Determination, a brief description of the basis for such
     Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event
     (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the aggregate amount of any Realized Loss and
     Additional Trust Fund Expenses in connection with such Liquidation Event;

               (xiii) with respect to any REO Property that was included (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date (or, in the case of any Two Penn
     Plaza REO Property, as of the end of the related Two Penn Plaza Underlying
     Collection Period), the loan number of the related Trust Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, Received by the Trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xiv) with respect to any Trust Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related
     Collection Period (or, in the case of an REO Acquisition with respect to the Two Penn Plaza Mortgaged Property, during the related Two Penn Plaza
     Underlying Collection Period), the loan number of such Trust Mortgage Loan and the Stated Principal Balance of such Trust Mortgage Loan as of the related Acquisition Date;

               (xv) with respect to any REO Property as to which a Final
     Recovery Determination was made during the related Collection Period (or, in the case of a Final Recovery Determination with respect to any Two Penn
     Plaza REO Property, during the related Two Penn Plaza Underlying Collection
     Period), (A) the loan number of the related Trust Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C)
     the aggregate of all Liquidation Proceeds and other amounts Received by the
     Trust with respect to such REO Property during the related Collection
     Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the aggregate amount of any
     Realized Loss and Additional Trust Fund Expenses in respect of the related
     REO Trust Mortgage Loan in connection with such Final Recovery
     Determination and (E), if available, the Appraised Value of

                                     -254-

     such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xvi) the Distributable Certificate Interest and Accrued
     Certificate Interest in respect of each Class of Regular Interest
     Certificates for such Distribution Date or the related Interest Accrual
     Period, as applicable;

               (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the
     Adjusted Principal Distribution Amount was not distributed on such
     Distribution Date, the portion of the shortfall affecting each Class of
     Principal Balance Certificates;

               (xviii) the Pass-Through Rate for each Class of Regular Interest
     Certificates for such Distribution Date;

               (xix) the Principal Distribution Amount, the Adjusted Principal
     Distribution Amount and the respective portions of the Adjusted Principal
     Distribution Amount attributable to each of Loan Group No. 1 and Loan Group
     No. 2 for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal Received by the Trust during the related Collection Period, the loan number for the related Trust Mortgage
     Loan and the amount of such prepayment or other collection of principal);

               (xx) the aggregate of (A) all Realized Losses incurred during the related Collection Period and, except as to the Two Penn Plaza Trust
     Mortgage Loan, as of the related Determination Date, from the Closing Date and (B) all Additional Trust Fund Expenses (with a description thereof)
     incurred during the related Collection Period and, as of the related
     Determination Date, from the Closing Date;

               (xxi) the aggregate of all Realized Losses and Additional Trust
     Fund Expenses that remain unallocated immediately following such
     Distribution Date;

               (xxii) the Class Principal Balance of each Class of Principal
     Balance Certificates and the Class Notional Amount of each Class of
     Interest-Only Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein pursuant to Section 4.04 on such Distribution Date;

               (xxiii) the Certificate Factor for each Class of Regular Interest
     Certificates immediately following such Distribution Date;

               (xxiv) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Trustee, the
     Fiscal Agent or any other party hereto during the related Collection Period in accordance with Section 3.11(g) and/or Section 4.03(d) (and the aggregate amount of interest on servicing advances in respect of the Two
     Penn Plaza Trust Mortgage Loan or any related REO Property paid to the Two
     Penn Plaza Master Servicer and/or the Two Penn Plaza Special Servicer
     during the Two Penn Plaza Underlying Collection Period in accordance with the Two Penn Plaza Servicing Agreement);

                                     -255-

               (xxv) (A) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related Determination Date (or, in the case of the Two
     Penn Plaza Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, if applicable, as of the end of the Two Penn Plaza
     Underlying Collection Period) and (B) the aggregate Appraisal Reduction
     Amount for all Required Appraisal Loans as of the related Determination
     Date (or, in the case of the Two Penn Plaza Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, if applicable, as of the end of the Two Penn Plaza Underlying Collection Period);

               (xxvi) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date
     (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date
     Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period
     (in the case of subclause (B)) of Trust Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

               (xxvii) the original and then current credit support levels for each Class of Regular Interest Certificates;

               (xxviii) the original and then current ratings, if any, for each
     Class of Regular Interest Certificates;

               (xxix) the aggregate amount of Prepayment Consideration Received by the Trust (A) during the related Collection Period and (B) during the period from and including the Closing Date to and including the related
     Determination Date;

               (xxx) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the
     Special Servicer, to each Sub-Servicer, during the related Collection
     Period, (B) the aggregate amount of servicing compensation in respect of the Two Penn Plaza Trust Mortgage Loan or any successor REO Trust Mortgage
     Loan with respect thereto (separately identifying the amount of each category of compensation) paid to the Two Penn Plaza Master Servicer and the Two Penn Plaza Special Servicer during the related Two Penn Plaza
     Underlying Collection Period, and (C) such other information as the Trustee is required by the Code or other applicable law to furnish to enable
     Certificateholders to prepare their tax returns; and

               (xxxi) the amounts, if any, actually distributed with respect to each Class of Residual Interest Certificates on such Distribution Date.

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for

                                     -256-

information to be furnished pursuant to clauses (viii) through (xv), (xix),
(xx), (xxiv), (xxv), (xxvi), (xxix) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master
Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

          The Trustee shall forward electronically a copy of each Distribution
Date Statement to the Depository. The Trustee shall make available each month, to Certificateholders, Certificate Owners, the Underwriters, the Rating
Agencies, the Controlling Class Representative, any party hereto, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee or any designee of the Depositor, via the Trustee's internet website, on a restricted basis, with the use of a password provided by the Trustee to such Person upon request and, in the case of a Certificateholder, a Certificate
Owner or a prospective transferee of a Certificate or any interest therein, upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Pool as the Trustee may have in its possession. Notwithstanding the foregoing, any reports required to be included in the Certificateholder Reports with respect to the Two Penn Plaza Trust Mortgage Loan or a Two Penn Plaza REO Property shall be forwarded or otherwise made available by the Trustee in accordance with this paragraph only to the extent that such information is actually received by the
Trustee. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

          The Trustee's internet website shall initially be located at
www.etrustee.net or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the parties hereto, the Controlling Class Representative
(if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

          The Master Servicer may, but is not required to, make available each month, to Certificateholders, Certificate Owners (that have been confirmed as such by the Trustee), the Controlling Class Representative, the Underwriters,
the Rating Agencies or any party hereto, the Certificateholder Reports, on its internet website. The Master Servicer will make no representations or warranties as to the accuracy or completeness of any report not prepared by it and will assume no responsibility for any information for which it is not the original source.

          The Master Servicer's internet website shall initially be located at
"www.wachovia.com" or at such other address as shall be specified by the Master
Servicer from time to time in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the
Certificateholders and the Rating Agencies. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require registration, issuance and use of a password and username, execution of an access agreement and acceptance of a disclaimer. The Master Servicer shall not be liable for the dissemination of information to Certificateholders and
Certificate Owners in accordance with this Agreement. Access to the Master
Servicer's internet website shall be coordinated with the Trustee and shall be with the use of a password provided by the Master Servicer, which, in the case of a Certificateholder or a Certificate Owner, shall only be provided upon receipt by the Master

                                     -257-

Servicer from such Person of a certification substantially in the form of
Exhibit L-1. Notwithstanding the foregoing, upon the Depositor's notifying the
Master Servicer that the Non-Registered Certificates have been sold by the
Underwriters to unaffiliated third parties, the Master Servicer may make the
Servicer Reports available on its internet website without a password, provided that for so long as reports are required to be filed with the Commission in respect of the Trust pursuant to Section 15(d) of the Exchange Act, the subject reports shall have been previously filed with the Commission (which shall be confirmed by the Master Servicer by request made to the Trustee).

          If the Master Servicer or the Special Servicer, as the case may be, delivers a Supplemental Report to the Trustee, in accordance with the second paragraph of Section 3.12(c), then the Trustee shall include the Supplemental
Report in or as an attachment to the Distribution Date Statement for the following Distribution Date and, to the extent required by Section 8.15(a), shall file such Supplemental Report, together with such Distribution Date
Statement, on the related Current Report on Form 8-K and/or the related Annual
Report on Form 10-K, as applicable, in accordance with Section 8.15(a). In addition, during any fiscal year of the Trust until the Trustee provides written notice that it has filed a Form 15 with respect to the Trust as to that fiscal year in accordance with Section 8.15(c), in the event the Master Servicer or the
Special Servicer (with respect to the Special Servicer, solely with respect to
Specially Serviced Mortgage Loans or REO Mortgage Loans that relate to
Administered REO Properties and any material impairment to such Mortgage Loan)
delivers a Supplemental Report, in accordance with the third paragraph of
Section 3.12(c), regarding the occurrence of any event specified under Section
8.15(b), the Trustee shall file such information on a Current Report on Form 8-K in accordance with Section 8.15(a).

          During any period that reports are required to be filed with the
Commission with respect to the Trust pursuant to Section 15(d) of the Exchange
Act, each recipient of a Certificateholder Report, a CMSA NOI Adjustment
Worksheet or a CMSA Operating Statement Analysis Report shall be deemed to have agreed to keep confidential the information therein until such statement or report is filed with the Commission, and each Certificateholder Report, CMSA NOI
Adjustment Worksheet and CMSA Operating Statement Analysis Report shall bear a legend to the effect that: "Until this statement/report is filed with the
Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part."

          Absent manifest error of which it has actual knowledge, none of the
Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, a
Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the
Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a Mortgage Loan Seller, a third party or each other.

          Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest
(including Prepayment Premiums, Yield Maintenance Charges and Additional
Interest) and

                                     -258-

principal to such Certificateholder during such calendar year (or the applicable portion of such calendar year during which such Person was a Certificateholder)
set forth in the Distribution Date Statements and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) Trepp, LLC (at 477 Madison Avenue, 18th Floor,
New York, New York 10022 or such other address as Trepp, LLC may designate),
(ii) Intex Solutions, Inc. (at 110 A Street, Needham, Massachusetts 02494, or
such other address as Intex Solutions, Inc. may hereafter designate), (iii)
Charter Research Corporation (at Two Oliver Street, 10th Floor, Boston,
Massachusetts 02109-4904, or such other address as Charter Research Corporation may hereafter designate), and (iv) any other similar third party information provider designated by the Depositor, a copy of the reports made available to the Holders of the Certificates on such Distribution Date as described above.

          Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholder or any other Person, together with payment of a reasonable fee specified by the
Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the
Trustee shall determine in their reasonable discretion).

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book-Entry
Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

          The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information.
Nothing herein shall obligate the Trustee, the Master Servicer or the Special
Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

                                     -259-

          The information to be furnished by the Trustee to the
Certificateholders pursuant to this Section 4.02 shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to
Certificateholders or to any Person any other information with respect to the
Trust Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be
provided to it by the Depositor, the Master Servicer or the Special Servicer or
gathered by it in any investigation or other manner from time to time (such information, other than as described in this Section 4.02, is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three
(3) Business Days' advance notice before doing so, (B) any such Additional
Information shall only be furnished with the consent or at the request of the
Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the
Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional
Information which, for their fulfillment, require the consent of the Depositor.
Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

          (b) Not later than 1:00 p.m. (New York City time) on the second
Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee, and upon request, to the Depositor, the Underwriters and the
Special Servicer, by electronic transmission (or in such other form to which the
Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Trust Mortgage Loans and any REO Trust Mortgage
Loans as of the related Determination Date (or, in the case of the Two Penn
Plaza Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as of the end of the related Two Penn Plaza Underlying Collection
Period).

          In the performance of its obligations set forth in Section 4.06 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan
Periodic Update File provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section
4.02(b), insofar as such information is solely within the control of the Special
Servicer, the Master Servicer (if other than the Special Servicer or an
Affiliate thereof) shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The
Master Servicer may conclusively rely on any information provided by the respective Mortgage Loan Sellers or any Mortgagor with respect to the CMSA Loan
Periodic Update File, CMSA Loan Setup File, CMSA Property File and CMSA
Financial File.

                                     -260-

          SECTION 4.03. P&I Advances With Respect to the Mortgage Pool.

          (a) On or before 2:00 p.m., New York City time, on each Trust Master
Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c)
below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool, first, by transferring to the Trustee for deposit in the Collection Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in the Collection Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I
Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding applicable Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Trust Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the
Trustee the requisite Officer's Certificate and any required supporting documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (704)
715-0036 (or such alternative number provided by the Master Servicer to the
Trustee in writing) and by telephone at telephone no. (704) 593-7682 or (704)
593-7867 (or such alternative number provided by the Master Servicer to the
Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New
York City time, on such Trust Master Servicer Remittance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I
Advances by 10:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master
Servicer on such Trust Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

          No party hereto shall be required to make a P&I Advance with respect to any Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          (b) The aggregate amount of P&I Advances to be made by the Master
Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to this
Section 4.03 in respect of any Distribution Date shall, subject to Section
4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon
Payments) and any Assumed Monthly Payments, in each case net of related Master
Servicing Fees and any related Workout Fees (and, in the case of the Two Penn
Plaza Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, net of any related similar fees payable to third parties under and allocable to the Two Penn Plaza Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto pursuant to the Two Penn Plaza Servicing
Agreement) due or deemed due, as the case may be, in respect of the Trust
Mortgage Loans (including Balloon Trust Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Trust Mortgage Loans in the Mortgage
Pool on their respective Due Dates during the calendar month in which the subject Distribution Date occurs, in each case to the extent such amount was not
Received by the Trust (including as net income from any related REO Property) as of the end of the related Collection Period; provided that--

                                     -261-

               (i) if, in the case of the Two Penn Plaza Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, it is determined by a Two Penn Plaza Servicer and reported to the applicable parties hereunder that an Appraisal Reduction Amount exists with respect to the Two Penn Plaza Loan Group, and a portion of such Appraisal Reduction
     Amount is allocable to the Two Penn Plaza Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), then the interest portion of each P&I Advance, if any, required to be made pursuant to this
     Section 4.03 in respect of the Two Penn Plaza Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 in respect of the Two Penn Plaza Trust
     Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, without regard to this proviso, multiplied by
     (B) a fraction, the numerator of which is equal to the Stated Principal
     Balance of the Two Penn Plaza Trust Mortgage Loan or any successor REO
     Trust Mortgage Loan with respect thereto, as the case may be, reduced (to not less than zero) by the portion of any Appraisal Reduction Amount in respect of the Two Penn Plaza Loan Group that is allocable to the Two Penn
     Plaza Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be, and the denominator of which is equal to the then Stated Principal Balance of the Two Penn Plaza Trust Mortgage
     Loan or any successor REO Trust Mortgage Loan with respect thereto, as the case may be; and

               (ii) if it is determined that an Appraisal Reduction Amount exists with respect to any Serviced Loan Combination and, further, that a portion of such Appraisal Reduction Amount is allocable to the Trust
     Mortgage Loan or REO Trust Mortgage Loan, as applicable, that is part of such Serviced Loan Combination, then the interest portion of each P&I
     Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 in respect of such Trust
     Mortgage Loan or REO Trust Mortgage Loan, as the case may be, without regard to this proviso, multiplied by (B) a fraction, the numerator of which is equal to the then Stated Principal Balance of such Trust Mortgage
     Loan or REO Trust Mortgage Loan, as the case may be, reduced (to not less than zero) by the portion of such Appraisal Reduction Amount with respect to such Serviced Loan Combination that is allocable to such Trust Mortgage
     Loan or REO Trust Mortgage Loan, as the case may be, and the denominator of which is equal to the then Stated Principal Balance of such Trust Mortgage
     Loan or REO Trust Mortgage Loan, as the case may be; and

               (iii) if it is determined that an Appraisal Reduction Amount exists with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan
     that is not part of a Loan Combination, then the interest portion of each
     P&I Advance, if any, required to be made pursuant to this Section 4.03 with respect to such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (A) the amount of the interest portion of the subject P&I Advance that would otherwise be required to be made under this Section 4.03 in respect of such Trust
     Mortgage Loan or REO Trust Mortgage Loan, as the case may be, without regard to this proviso, multiplied by (B) a fraction, the numerator of which is equal to the then

                                     -262-

     Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage
     Loan, as the case may be, reduced (to not less than zero) by such Appraisal
     Reduction Amount, and the denominator of which is equal to the then Stated
     Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be;

and provided, further, that the existence of an Appraisal Reduction Amount with respect to, or that is allocable to, any Trust Mortgage Loan or REO Trust
Mortgage Loan shall not affect the principal portion of any required P&I Advance with respect thereto.

          For purposes of determining the amount of P&I Advances to be made with respect to any Distribution Date, if an Appraisal Reduction Amount exists with respect to any Serviced Loan Combination, then (i) such Appraisal Reduction
Amount shall be allocated among the Mortgage Loans (or any successor REO
Mortgage Loans with respect thereto) contained in such Serviced Loan Combination in accordance with the following: (i) if such Serviced Loan Combination includes any Subordinate Non-Trust Mortgage Loan(s), then such Appraisal Reduction Amount shall first be allocated to such Subordinate Non-Trust Mortgage Loan(s) (or any successor REO Mortgage Loan(s) with respect thereto), up to an aggregate amount equal to the then aggregate unpaid principal balance of such Subordinate
Non-Trust Mortgage Loan(s) (or any successor REO Mortgage Loan(s) with respect thereto), together with all accrued and unpaid interest thereon (exclusive of any portion of such interest that constitutes Default Interest) to but not including the most recent prior Due Date; (ii) if such Serviced Loan Combination includes one or more Pari Passu Non-Trust Mortgage Loans, then such Appraisal
Reduction Amount (net of any portion thereof allocable in accordance with the immediately preceding clause (i) to any Subordinate Non-Trust Mortgage Loan(s)
or any successor REO Mortgage Loan(s) with respect thereto that are part of such
Serviced Loan Combination) shall be allocated among the Trust Mortgage Loan and
Pari Passu Non-Trust Mortgage Loan(s) (or any successor REO Mortgage Loans with respect to the foregoing) included in such Serviced Loan Combination on a pro rata basis based upon their respective outstanding principal balances; and (iii)
if such Serviced Loan Combination does not include any Pari Passu Non-Trust
Mortgage Loan, then such Appraisal Reduction Amount (net of any portion thereof allocable in accordance with the immediately preceding clause (i) to any
Subordinate Non-Trust Mortgage Loan(s) that are part of such Serviced Loan
Combination) shall be allocated to the Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto) included in such Serviced Loan
Combination.

          If the Master Servicer, the Trustee or the Fiscal Agent makes a P&I
Advance with respect to the Two Penn Plaza Trust Mortgage Loan or any successor
REO Trust Mortgage Loan, then it shall promptly so notify the Two Penn Plaza
Master Servicer of each such P&I Advance so made thereby and shall seek reimbursement for such P&I Advance (together with interest thereon) out of amounts otherwise payable with respect to the Two Penn Plaza Loan Group, to the maximum extent permitted by, and out of amounts specified for such purpose under, the Two Penn Plaza Co-Lender Agreement.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The Trustee and the Fiscal
Agent shall be entitled to rely, conclusively, on any determination by the
Master Servicer that a P&I Advance, if made pursuant to this Section 4.03, would be a Nonrecoverable P&I Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance pursuant to this Section 4.03 for reasons other than a determination by the Master Servicer that such P&I Advance would be a
Nonrecoverable P&I Advance or for the reasons

                                     -263-

contemplated by the following paragraphs of this Section 4.03(c), the Trustee or the Fiscal Agent shall make such Advance within the time periods required by
Section 4.03(a) unless the Trustee or such Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in
Section 4.03(a) that such P&I Advance would be a Nonrecoverable P&I Advance.
Upon determining that any P&I Advance previously made or proposed to be made pursuant to this Section 4.03 with respect to any Specially Serviced Trust
Mortgage Loan or REO Trust Mortgage Loan is or would, if made, constitute a
Nonrecoverable P&I Advance, the Special Servicer shall report its determination to the Master Servicer, the Trustee and the Fiscal Agent. The Master Servicer,
the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any determination by the Special Servicer that a P&I Advance made or proposed to be made pursuant to this Section 4.03 with respect to any Specially Serviced Trust
Mortgage Loan or REO Trust Mortgage Loan would be a Nonrecoverable P&I Advance.
Any determination by the Master Servicer or the Special Servicer that the Master
Servicer has made a Nonrecoverable P&I Advance pursuant to this Section 4.03, or that any proposed P&I Advance, if made pursuant to this Section 4.03, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's
Certificate delivered to the Trustee, the Fiscal Agent and the Depositor (and,
if such determination is made by the Special Servicer, to the Master Servicer)
on or before the related Trust Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including an appraisal (which appraisal shall have been conducted by an Independent Appraiser within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.18) or, alternatively, in the case of the Two Penn Plaza Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto, shall either have been conducted by an
Independent Appraiser as provided above or received from a Two Penn Plaza
Servicer), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the
Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master
Servicer or the Special Servicer, as applicable.

          If, in connection with the foregoing, it is necessary for the Master
Servicer to obtain an appraisal, the Master Servicer shall so notify the Special
Servicer and consult with the Special Servicer regarding such appraisal. In addition, if in connection with a determination by the Master Servicer as to whether a P&I Advance made or to be made with respect to the Two Penn Plaza
Trust Mortgage Loan constitutes or would, if made, constitute a Nonrecoverable
P&I Advance: (i) the Master Servicer reasonably believes, in accordance with the
Servicing Standard, that a P&I Advance with respect to the Two Penn Plaza Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto constitutes or may, if made, constitute a Nonrecoverable P&I Advance, and (ii)
either (A) the Master Servicer has made a request for an appraisal with respect to the Two Penn Plaza Mortgaged Property from a Two Penn Plaza Servicer and has not obtained, (x) within 15 Business Days of such request, a response from the applicable Two Penn Plaza Servicer indicating that an appraisal with respect to the Two Penn Plaza Mortgaged Property would be performed within 60 days of the date of such response or has been performed within the prior 12-month period (or such shorter period as the Master Servicer reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of such request, and (y) within 60 days of the date of such response, a copy of an appraisal report with respect to the Two Penn Plaza Mortgaged Property, relating to an appraisal that has been performed within the 12-month period (or such shorter period as the Master Servicer reasonably believes, in accordance with the
Servicing Standard, is necessary) preceding the date of such request by the
Master Servicer, that

                                     -264-

complies with the requirements for such an appraisal under the terms of the Two
Penn Plaza Servicing Agreement or this Agreement, or (B) the Master Servicer has made a request for an appraisal with respect to the Two Penn Plaza Mortgaged
Property from a Two Penn Plaza Servicer and has been advised by the applicable
Two Penn Plaza Servicer that such an appraisal with respect to the Two Penn
Plaza Mortgaged Property will not be performed within the time periods specified in clause (ii)(A) above, then the Master Servicer may have an appraisal performed with respect to the Two Penn Plaza Mortgaged Property by an
Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and the cost of which appraisal may be withdrawn from general collections on deposit in the Pool
Custodial Account.

          If any of the Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master
Servicer receives written notice that the primary party responsible for making delinquency advances similar to P&I Advances hereunder with respect to such other commercial mortgage securitization has determined, in accordance with the requirements of the related securitization agreement, that any such delinquency advance made or to be made with respect to such securitized Pari Passu Non-Trust
Mortgage Loan (or any successor REO Mortgage Loan or comparable deemed mortgage loan with respect thereto) would not ultimately be recoverable out of collections on such Pari Passu Non-Trust Mortgage Loan (or such REO Mortgage
Loan or comparable deemed mortgage loan), then the Master Servicer shall deliver written notice to such effect to the Trustee, the Fiscal Agent and the
Depositor.

          In addition, if the Master Servicer has actual knowledge that any of the Pari Passu Non-Trust Mortgage Loans is securitized as part of a rated commercial mortgage securitization similar to the commercial mortgage securitization contemplated by this Agreement, and if the Master Servicer determines that any P&I Advance made or to be made with respect to the related
Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) is or, if made, would be a Nonrecoverable P&I Advance, then the Master
Servicer shall, consistent with the related Co-Lender Agreement (if applicable), notify, in writing, its counterpart under each such other commercial mortgage securitization within one (1) Business Day of such determination, which written notice shall be accompanied by the supporting evidence for such determination.
It will, consistent with the related Co-Lender Agreement (if applicable), also notify, in writing, its counterpart under each such other commercial mortgage securitization (within one (1) Business Day of such determination) if it subsequently determines that P&I Advances made or to be made with respect to the related Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) are no longer Nonrecoverable P&I Advances. Following a determination of nonrecoverability by the Master Servicer in accordance with this paragraph or by another party responsible for making delinquency advances similar to P&I Advances with respect to a securitized Pari Passu Non-Trust
Mortgage Loan (or any successor REO Mortgage Loan or comparable deemed mortgage loan with respect thereto) in accordance with the preceding paragraph, prior to the Master Servicer resuming P&I Advances with respect to the related Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicer shall consult with its counterparts under the securitizations of any such Pari Passu Non-Trust Mortgage Loans regarding whether circumstances with respect to the subject mortgage loans have changed such that a proposed future P&I Advance would not be a Nonrecoverable P&I
Advance.

                                     -265-

          (d) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this Section 4.03 (with its own funds) for so long as such P&I
Advance is outstanding; provided that if the grace period for the delinquent
Monthly Payment as to which a P&I Advance was made under this Section 4.03 has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, Received by the Trust in connection with the late payment of such delinquent Monthly Payment; and
provided, further, that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master
Servicer or a Sub-Servicer on its behalf as of the related Trust Master Servicer
Remittance Date. Interest so accrued on any P&I Advance made under this Section
4.03 shall be payable: (i) first, in accordance with Sections 3.05(a) and 3.26, out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the particular Trust Mortgage Loan or REO Trust
Mortgage Loan as to which the P&I Advance relates (provided that such Default
Charges will only be applied to pay interest accrued on such P&I Advance through the date that such Default Charges were received); and (ii) then, if and to the extent that such Default Charges are insufficient to cover such interest, but not before the related Advance is being reimbursed or has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account; provided that, in the case of P&I
Advances with respect to the Two Penn Plaza Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto, the Master Servicer shall, no less often than monthly, notify the Two Penn Plaza Master Servicer of the interest accruing on such P&I Advances in accordance with this Section 4.03(d) and, to the maximum extent permitted by the Two Penn Plaza Co-Lender Agreement, prior to paying such interest on such P&I Advances out of general collections in respect of the Mortgage Pool on deposit in the Pool Custodial Account, shall seek payment for such interest on such P&I Advances from the Two Penn Plaza Master
Servicer out of amounts otherwise payable with respect to the Two Penn Plaza
Loan Group, to the maximum extent permitted by, and out of amounts specified for such purpose under, the Two Penn Plaza Co-Lender Agreement; and provided, further, that, if such P&I Advance was made with respect to a Serviced
Combination Trust Mortgage Loan or any REO Trust Mortgage Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related Serviced Loan Combination Custodial Account in accordance with Section 3.05A. The Master Servicer shall, in accordance with
Section 3.05(a) and/or Section 3.05A, reimburse itself, the Trustee or the
Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby under this Section 4.03 as soon as practicable after funds available for such purpose are deposited in the applicable Custodial Account. Notwithstanding the foregoing, upon a determination that a previously made P&I Advance is a
Nonrecoverable P&I Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, any of the Master Servicer, the
Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months or such longer period of time as is approved in writing by the Controlling Class Representative) and the unreimbursed portion of such P&I Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer, the
Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such
Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or a breach of any fiduciary duty owed to the

                                     -266-

Certificateholders by the Trustee or the Fiscal Agent, or a breach of any other contractual obligation owed to the Certificateholders by any party to this
Agreement.

          SECTION 4.04. Allocations of Realized Losses and Additional Trust Fund
                        Expenses

          (a) On each Distribution Date, following the distributions to
Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal
Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the
Mortgage Pool that will be outstanding immediately following such Distribution
Date. If such excess does exist, then the Class Principal Balances of the Class
T, Class S, Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class
H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding
Classes of the Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. Any and all such reductions in the
Class Principal Balances of the respective Classes of the Principal Balance
Certificates pursuant to this Section 4.04(a) shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (b) If the Class Principal Balance of any Class of Principal Balance
Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the Uncertificated Principal Balance of such Class' Corresponding REMIC II
Regular Interest (or, if applicable, the aggregate Uncertificated Principal
Balance of such Class' Corresponding REMIC II Regular Interests) shall be deemed to have first been reduced on such Distribution Date by the exact same amount.
If a Class of Principal Balance Certificates has two or more Corresponding REMIC
II Regular Interests, then the respective Uncertificated Principal Balances of such Corresponding REMIC II Regular Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such Corresponding REMIC II Regular Interests pursuant to Section 4.01(j), such that no reduction shall be made in the
Uncertificated Principal Balance of any such Corresponding REMIC II Regular
Interest pursuant to this Section 4.04(b) until the Uncertificated Principal
Balance of each other such Corresponding REMIC II Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero. Any and all such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(k), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced, if and to the extent necessary, to equal the Stated Principal Balance of the related Trust
Mortgage Loan or REO Trust Mortgage Loan (or, in the case of each of REMIC I
Regular Interest TPP-1 and REMIC I Regular Interest TPP-2, the Stated Principal
Balance of the applicable Loan Component of the Two Penn Plaza Trust Mortgage
Loan or any successor REO Trust Mortgage Loan with respect thereto), as the case may be, that will be outstanding immediately following such Distribution Date.

                                     -267-

Any and all such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          SECTION 4.05. Various Reinstatement Amounts.

          (a) On each Distribution Date, following the distributions to
Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, exceeds (ii) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance
Certificates. If such an excess does exist, then the Trustee shall allocate the
Total Principal Reinstatement Amount, if any, for the subject Distribution Date as follows until it is allocated in full: first, to all of the Classes of Class
A Certificates, up to, and on a pro rata basis in accordance with, the respective Loss Reimbursement Amounts, if any, for such Classes of Class A
Certificates with respect to such Distribution Date (minus any amounts reimbursed in respect of such respective Loss Reimbursement Amounts on the subject Distribution Date pursuant to Section 4.01(a)); and then to the remaining Classes of Principal Balance Certificates, sequentially in alphabetical order based on the respective Class designations thereof, in each case up to any Loss Reimbursement Amount for such Class of Principal Balance
Certificates with respect to such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to Section 4.01(b)). Any portion of the Total Principal Reinstatement
Amount for any Distribution Date that is allocated to a particular Class of
Principal Balance Certificates shall be: (i) referred to herein as the "Class
Principal Reinstatement Amount" in respect of such Class of Principal Balance
Certificates for such Distribution Date; and (ii) added to the Class Principal
Balance of such Class of Principal Balance Certificates on such Distribution
Date. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge that the reinstatement of all or any portion of the Class
Principal Balance of any Class of Principal Balance Certificates on any
Distribution Date shall be a result of the collection of Recovered Amounts
Received by the Trust during the related Collection Period and the addition of such Recovered Amounts to the Principal Distribution Amount for purposes of calculating the Adjusted Principal Distribution Amount for such Distribution
Date.

          (b) In connection with the reinstatement of all or any portion of the
Class Principal Balance of any one or more Classes of Principal Balance
Certificates on any Distribution Date, pursuant to Section 4.05(a), the Trustee shall calculate the amount of lost Distributable Certificate Interest that would have accrued on the respective Classes of Regular Interest Certificates through and including the end of the Interest Accrual Period for such Distribution Date if no reduction to the Class Principal Balance of any Class of Principal Balance
Certificates, pursuant to Section 4.04(a), had resulted on a prior Distribution
Date from the reimbursement out of general collections of principal on the
Mortgage Pool of the particular Advances (with interest thereon) that relate to the Recovered Amounts associated with such reinstatement of outstanding principal on the subject Distribution Date. Once determined, such lost
Distributable Certificate Interest in respect of any particular Class of Regular
Interest Certificates shall be reinstated and become due and payable on future
Distribution Dates as part of the unpaid Distributable Certificate Interest for such Class of Regular Interest Certificates from prior Distribution Dates. All such reinstated Distributable Certificate Interest in respect of any particular
Class of Regular Interest Certificates shall be treated the same as any other unpaid Distributable Certificate Interest in respect of such Class of Regular
Interest Certificates.

                                     -268-

          (c) If the Class Principal Balance of any Class of Principal Balance
Certificates is increased on any Distribution Date pursuant to Section 4.05(a), then the Uncertificated Principal Balance of such Class' Corresponding REMIC II
Regular Interest (or, if applicable, the aggregate Uncertificated Principal
Balance of such Class' Corresponding REMIC II Regular Interests) shall be deemed to have first been increased on such Distribution Date by the exact same amount.
In circumstances where there are multiple Corresponding REMIC II Regular
Interests with respect to a Class of Principal Balance Certificates, the increases in the respective Uncertificated Principal Balances of such
Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be made in the reverse order that reductions are made to such
Uncertificated Principal Balances pursuant to Section 4.04(b), in each case up to the amount of the Loss Reimbursement Amount with respect to the subject REMIC
II Regular Interest for such Distribution Date (minus any amount reimbursed in respect of such Loss Reimbursement Amount on the subject Distribution Date pursuant to Section 4.01(j)).

          (d) If any lost Distributable Certificate Interest is reinstated with respect to any Class of Regular Interest Certificates on any Distribution Date
pursuant to Section 4.05(b), then a corresponding amount of Uncertificated
Distributable Interest shall be reinstated with respect to such Class'
Corresponding REMIC II Regular Interest(s) (or, in the case of a Class of
Interest-Only Certificates, insofar as such lost Distributable Certificate
Interest corresponds to a particular REMIC III Component of such Class, a corresponding amount of Uncertificated Distributable Interest shall be reinstated with respect to such REMIC III Component's Corresponding REMIC II
Regular Interest). In circumstances where there are multiple Corresponding REMIC
II Regular Interests with respect to a Class of Principal Balance Certificates, the reinstatement of such lost Uncertificated Distributable Interest with respect to such Corresponding REMIC II Regular Interests as contemplated by the prior sentence shall be effected taking into account the respective portions of such lost Uncertificated Distributable Interest attributable to such
Corresponding REMIC II Regular Interests. Once reinstated, such lost
Uncertificated Distributable Interest in respect of any particular REMIC II
Regular Interest shall become due and payable on future Distribution Dates as part of the unpaid Uncertificated Distributable Interest for such REMIC II
Regular Interest from prior Distribution Dates. All such reinstated
Uncertificated Distributable Interest in respect of any particular REMIC II
Regular Interest shall be treated the same as any other unpaid Uncertificated
Distributable Interest in respect of such REMIC II Regular Interest.

          SECTION 4.06. Calculations.

          The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and Article IX, the allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04 and the reinstatements of principal balance and interest to be made pursuant to Section 4.05. The Trustee shall calculate the
Available Distribution Amount, the respective portions of the Available
Distribution Amount attributable to each Loan Group and the Subordinate
Available Distribution Amount for each Distribution Date and shall allocate such respective amounts among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The
calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                     -269-

          SECTION 4.07. Use of Agents.

          The Master Servicer, the Special Servicer or the Trustee may at its
own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special Servicer or the Trustee, as applicable, from any of such obligations, and the Master
Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.

                                     -270-

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01. The Certificates.

          (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5 and A-6; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this
Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the
Regular Interest Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates
will be issuable only in denominations corresponding to initial Certificate
Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of $10,000 in the case of the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D,
Class E and Class F Certificates, $250,000 in the case of the Interest-Only
Certificates, and $250,000 in the case of the remaining Regular Interest
Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R-I, Class R-II, Class R-III and Class V Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of
Certificates and of transfers and exchanges of Certificates as herein provided.
The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial
Certificate Register shall be located, as of the Closing Date, at 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securitization Trust Services Group - LB-UBS Commercial Mortgage Trust 2004-C6.
The Certificate

                                     -271-

Registrar may appoint, by a written instrument delivered to the Depositor, the
Master Servicer, the Special Servicer and (if the Trustee is not the Certificate
Registrar) the Trustee, any other bank or trust company to act as Certificate
Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as
Certificate Registrar. The Depositor, the Trustee (if it is no longer the
Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate
Registrar as to the information set forth in the Certificate Register.

          If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

          (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Lehman Brothers or any of their respective
Affiliates or, in the case of a Global Certificate for any Class of Book-Entry
Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as
Exhibit F-2A or as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional
Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master
Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal
Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such
Transfer from the Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any
interest therein by the Depositor, Lehman Brothers or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-

                                     -272-

2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of
Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global
Certificate. If any Transferee of an interest in the Rule 144A Global
Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of
Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject
Transfer, true and correct. Further, as long as the Class T Certificates are
Book-Entry Certificates, any Certificate Owner desiring to effect a transfer of a Class T Certificate or any interest therein may not sell or otherwise transfer that Certificate or any interest therein unless it has provided the Depositor with prior written notice of such transfer (together with a copy of the certificate required pursuant to clause (i) above, executed by the proposed transferee).

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Rule 144A Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule

                                     -273-

144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Regulation S Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate
Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United
States Securities Person. On or prior to the Regulation S Release Date, beneficial interests in the Regulation S Global Certificate for each Class of
Book-Entry Non-Registered Certificates may be held only through Euroclear or
Clearstream. The Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the
Depository.

          Notwithstanding the preceding paragraph, after the Regulation S
Release Date, any interest in the Regulation S Global Certificate for a Class of
Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of
Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the
Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, the
Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator
and the Certificate Registrar against any liability that may result if such
Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                                     -274-

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Non-Registered Certificates or any Transfer of a Non-Registered Certificate or
any interest therein by the Depositor, Lehman Brothers or any of their respective Affiliates or, in the case of a Global Certificate for any Class of
Book-Entry Non-Registered Certificates, any Transfer thereof to a successor
Depository or to the applicable Certificate Owner(s) in accordance with Section
5.03, the Certificate Registrar shall refuse to register the Transfer of a
Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a
Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, except in the case of a Residual Interest Certificate or a
Class V Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Sections
4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited
Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Residual Interest Certificate or a Class V Certificate)
that is being acquired by or on behalf of a Plan in reliance on the Prohibited
Transaction Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of
ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the Two Penn Plaza Trust Mortgage Loan or any Two Penn Plaza REO
Property, any Exemption-Favored Party or any Mortgagor with respect to Trust
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfied the requirements of the immediately preceding clauses (iii)(X)
and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an
Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Definitive Non-Registered Certificates) and
Exhibit G-2 (in the case of ownership interests in Book-Entry Non-Registered
Certificates) are acceptable for purposes of the preceding sentence. If any
Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (in the case of a Definitive Certificate) or the

                                     -275-

Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

               (d) (i) Each Person who has or who acquires any Ownership
     Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the
     Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each
     Person acquiring any Ownership Interest in a Residual Interest Certificate
     are expressly subject to the following provisions:

                    (A)  Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted
                         Transferee and shall promptly notify the Tax
                         Administrator and the Trustee of any change or
                         impending change in its status as a Permitted
                         Transferee.

                    (B)  In connection with any proposed Transfer of any
                         Ownership Interest in a Residual Interest Certificate,
                         the Certificate Registrar shall require delivery to it,
                         and shall not register the Transfer of any Residual
                         Interest Certificate until its receipt, of an affidavit
                         and agreement substantially in the form attached hereto
                         as Exhibit H-1 (a "Transfer Affidavit and Agreement"),
                         from the proposed Transferee, representing and
                         warranting, among other things, that such Transferee is
                         a Permitted Transferee, that it is not acquiring its
                         Ownership Interest in the Residual Interest Certificate
                         that is the subject of the proposed Transfer as a
                         nominee, trustee or agent for any Person that is not a
                         Permitted Transferee, that for so long as it retains
                         its Ownership Interest in a Residual Interest
                         Certificate it will endeavor to remain a Permitted
                         Transferee, and that it has reviewed the provisions of
                         this Section 5.02(d) and agrees to be bound by them.

                    (C)  Notwithstanding the delivery of a Transfer Affidavit
                         and Agreement by a proposed Transferee under clause (B)
                         above, if a Responsible Officer of either the Trustee
                         or the Certificate Registrar has actual knowledge that
                         the proposed Transferee is not a Permitted Transferee,
                         no Transfer of an Ownership Interest in a Residual
                         Interest Certificate to such proposed Transferee shall
                         be effected.

                    (D)  Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (1) to
                         require a Transfer Affidavit and

                                     -276-

                         Agreement from any prospective Transferee to whom such
                         Person attempts to Transfer its Ownership Interest in
                         such Residual Interest Certificate and (2) not to
                         Transfer its Ownership Interest in such Residual
                         Interest Certificate unless it provides to the
                         Certificate Registrar a certificate substantially in
                         the form attached hereto as Exhibit H-2 stating that,
                         among other things, it has no actual knowledge that
                         such prospective Transferee is not a Permitted
                         Transferee.

                    (E)  Each Person holding or acquiring an Ownership Interest in a Residual Interest Certificate, by purchasing such
                         Ownership Interest, agrees to give the Tax
                         Administrator and the Trustee written notice that it is
                         a "pass-through interest holder" within the meaning of
                         temporary Treasury regulations section
                         1.67-3T(a)(2)(i)(A) immediately upon acquiring an
                         Ownership Interest in a Residual Interest Certificate,
                         if it is, or is holding an Ownership Interest in a
                         Residual Interest Certificate on behalf of, a
                         "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a
     Residual Interest Certificate in violation of the provisions of this
     Section 5.02(d), then the last preceding Holder of such Residual Interest
     Certificate that was in compliance with the provisions of this Section
     5.02(d) shall be restored, to the extent permitted by law, to all rights as
     Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or
     the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (B)  If any purported Transferee shall become a Holder of a Residual
               Interest Certificate in violation of the restrictions in this
               Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest
               Certificate as described in clause (ii)(A) above shall be
               invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such
               Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the
               Trustee shall not be liable to any Person having an Ownership
               Interest in such Residual Interest Certificate as a result of the
               Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest
               Certificate in accordance with the instructions of the Trustee.
               Such Permitted Transferee may be the Trustee itself or any
               Affiliate of the Trustee.

               (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a
     Residual Interest Certificate to any Person who is a Disqualified
     Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a

                                     -277-

     result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
     Section 1381 of the Code that holds an Ownership Interest in a Residual
     Interest Certificate having as among its record holders at any time any
     Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section
     10.01(h)(i).

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

               (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event with
                    respect to any Class of Certificates; and

               (B)  an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the
                    expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC
                    Pool to cease to qualify as a REMIC or be subject to an
                    entity-level tax caused by the Transfer of any Residual
                    Interest Certificate to a Person which is not a Permitted
                    Transferee or (2) cause a Person other than the prospective
                    Transferee to be subject to a REMIC-related tax caused by
                    the Transfer of a Residual Interest Certificate to a Person
                    that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner
that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate
Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the
Certificates to be exchanged at the offices of the Certificate

                                     -278-

Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the
Authenticating Agent shall authenticate and deliver the Certificates which the
Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

          SECTION 5.03. Book-Entry Certificates.

          (a) Each Class of Regular Interest Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor
Depository that agrees to hold such Certificates for the respective Certificate
Owners with Ownership Interests therein. Such Certificate Owners shall hold and
Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive
Certificates") in respect of such Ownership Interests. The Class X-CL, Class
X-CP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P,
Class Q, Class S and Class T Certificates initially sold to Qualified
Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the
Depository and registered in the name of Cede & Co. as nominee of the
Depository. The Class X-CL, Class X-CP, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates
initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global
Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective
Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable
Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry

                                     -279-

Certificates, deal with the Depository as the authorized representative of the
Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate
Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the
Depository Participants and brokerage firms representing such Certificate
Owners. Multiple requests and directions from, and votes of, the Depository as
Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different
Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates and (in the event applicable law and/or the
Depository's procedures require that the Depository Participants holding
Ownership Interests in such Class of Book-Entry Certificates submit a withdrawal request to the Depository in order to so terminate the book-entry system) the
Depositor additionally notifies those Depository Participants and those
Depository Participants submit a withdrawal request with respect to such termination, then the Certificate Registrar shall notify all affected
Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

          Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

          (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate or any Subordinate
Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of

                                     -280-

actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Trustee and the
Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the
Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                     -281-

                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01. Liability of Depositor, Master Servicer and Special
                        Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          SECTION 6.02. Continued Qualification and Compliance of Master
                        Servicer; Merger, Consolidation or Conversion of
                        Depositor, Master Servicer or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the
Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Each of the Depositor, the Master Servicer and the Special Servicer
may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any
Person resulting from any merger or consolidation to which the Depositor, the
Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the
Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as confirmed (at the expense of such successor or surviving
Person) in writing by each of the Rating Agencies (and, if applicable, Moody's), such succession will not result in an Adverse Rating Event with respect to any
Class of Certificates or any class of Westfield North Bridge Non-Trust Mortgage
Loan Securities rated by such Rating Agency (and, if applicable, by Moody's), and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23 (in the case of a successor or surviving Person to the Master Servicer) or Section 3.24 (in the case of a successor or surviving Person to the Special Servicer), as applicable. The successor or surviving Person shall be responsible for the cost of obtaining the rating confirmations contemplated by clause (i) of the proviso to the preceding sentence.

                                     -282-

          SECTION 6.03. Limitation on Liability of Depositor, Master Servicer
                        and Special Servicer.

          None of the Depositor, the Master Servicer or the Special Servicer
shall be under any liability to the Trust Fund, the Trustee, the
Certificateholders or the Serviced Non-Trust Mortgage Loan Noteholders for any
action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Serviced Non-Trust
Mortgage Loan Noteholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any
director, manager, member, officer, employee or agent of the Depositor, the
Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial
Account against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof; (ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or
(iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; provided that, if a Serviced Loan Combination is involved, such indemnity shall be payable out of the related Loan Combination Custodial Account pursuant to
Section 3.05A and, if and to the extent not solely attributable to one or more
Serviced Non-Trust Mortgage Loans (or any successor REO Mortgage Loan(s) with respect thereto) included in such Serviced Loan Combination, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related
Loan Combination Custodial Account(s) are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to one or more Serviced Non-Trust Mortgage Loans (or any successor REO Mortgage Loan(s) with respect thereto), the fact that any related legal action was instituted by such Serviced Non-Trust Mortgage Loan Noteholder shall not create a presumption that such indemnity is solely attributable thereto. None of the Depositor, the Master Servicer or the Special Servicer
shall be under any obligation to appear in, prosecute or defend any legal action, unless such action is related to its respective duties under this
Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the
Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if a Serviced Loan Combination is
affected, the rights of

                                     -283-

the Certificateholders and the related Serviced Non-Trust Mortgage Loan
Noteholder(s) (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer
and the Special Servicer shall be entitled to be reimbursed therefor from the
Pool Custodial Account as provided in Section 3.05(a); provided, however, that if and to the extent a Serviced Loan Combination and/or a Serviced Non-Trust
Mortgage Loan Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to
Section 3.05A and, if and to the extent attributable to one or more Trust
Mortgage Loans and/or REO Trust Mortgage Loans, shall also be payable out of the
Pool Custodial Account if amounts on deposit in the related Loan Combination
Custodial Account are insufficient therefor. In no event shall the Master
Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or
Affiliates) or for any action taken or omitted to be taken by the Depositor, the
Trustee, any Certificateholder or any Serviced Non-Trust Mortgage Loan
Noteholder (unless they are the same Person or Affiliates).

          SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

          (a) The Master Servicer and, subject to Section 6.09, the Special
Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the
Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each Rating Agency
(and, if applicable, Moody's) confirms in writing (at the expense of the resigning party) that the resignation and the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Westfield North Bridge Non-Trust Mortgage Loan Securities rated by such Rating Agency (and, if applicable, by Moody's), (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04(a).

          (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.07 and 7.01(d), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties,

                                     -284-

covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee, the Special
Servicing Fee, any Workout Fee (except as expressly contemplated by Section
3.11(c)) and/or any Liquidation Fee, as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05. Rights of Depositor, Trustee and Serviced Non-Trust
                        Mortgage Loan Noteholders in Respect of the Master
                        Servicer and the Special Servicer.

          The Master Servicer and the Special Servicer shall each afford the
Depositor, each Underwriter, the Trustee and each Serviced Non-Trust Mortgage
Loan Noteholder, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and each
Serviced Non-Trust Mortgage Loan Noteholder with its most recent publicly available financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent, on a consolidated basis) and such other non-proprietary information as the Master
Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special
Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the
Depositor may not exercise any right pursuant to Section 7.01 to terminate the
Master Servicer or the Special Servicer as a party to this Agreement. The
Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not
obligated to supervise the performance of the Master Servicer or the Special
Servicer under this Agreement or otherwise.

          SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                        Cooperate with Trustee.

          The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

          SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                        with Master Servicer.

          The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Master Servicer in order to enable it to perform its duties hereunder.

                                     -285-

          SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
                        Special Servicer.

          The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Special Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.09. Designation of Special Servicer and Controlling Class
                        Representative by the Controlling Class; Hampton Resorts
                        Hotel Portfolio Operating Advisor.

          (a) Subject to Section 6.09(d)), the Majority Controlling Class
Certificateholder(s) may at any time and from time to time designate a Person to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve
(including in connection with a termination pursuant to Section 7.01) as Special
Servicer. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master
Servicer, each Serviced Non-Trust Mortgage Loan Noteholder and the existing
Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit
I-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special
Servicer, subject to removal by the Controlling Class and appointment of a successor thereto pursuant to the terms of this Section 6.09. Any designated
Person (whether designated by Holders of the Controlling Class or by the
Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from each
Rating Agency (and, if applicable, Moody's) (obtained at the expense of the outgoing Special Servicer, in connection with a resignation or a termination for cause, including pursuant to Section 7.01, and otherwise at the expense of the
Controlling Class Certificateholders contemplated by the next paragraph) that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Certificates or any class of Westfield North Bridge
Non-Trust Mortgage Loan Securities rated by such Rating Agency (and, if applicable, Moody's); (2) an Acknowledgment of Proposed Special Servicer in the
form attached hereto as Exhibit I-2, executed by the designated Person; and (3)
an Opinion of Counsel (at the expense of the Person designated to become the
Special Servicer) to the effect that, upon the execution and delivery of the
Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the outgoing Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if the outgoing Special
Servicer was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter payable with respect to the Corrected Mortgage
Loans or otherwise (but only if and to the extent permitted by Section 3.11(c))
and (iii) the outgoing Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing
Special Servicer shall cooperate with the Trustee and the replacement Special
Servicer in effecting the termination of the outgoing Special Servicer's responsibilities and rights hereunder, including the transfer within two (2)
Business Days to the

                                     -286-

replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to a
Custodial Account, a Servicing Account, a Reserve Account or an REO Account or
should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and Administered REO
Properties. The Trustee shall notify the other parties hereto, the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders of any
termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 6.09.

          Any out-of-pocket costs and expenses incurred in connection with the removal (without cause) of a Special Servicer pursuant to this Section 6.09 and its replacement by a Person designated by the Majority Controlling Class
Certificateholder(s), that are not paid by the replacement Special Servicer shall be paid by such Holder or Holders. The rights of the Majority Controlling
Class Certificateholders to replace the Special Servicer under this Section
6.09(a) shall be subject to the provisions of the respective Co-Lender Agreement for each Serviced Loan Combination if and to the extent that such Co-Lender
Agreement entitles one or more of the related Non-Trust Mortgage Loan
Noteholders to be consulted in connection with such replacement; and it shall be an additional condition to any such replacement that the Majority Controlling
Class Certificateholder(s) shall have fulfilled or cause to have been fulfilled any conditions precedent to such replacement that are set forth in such
Co-Lender Agreements.

          (b) Subject to Section 6.09(d), the Majority Controlling Class
Certificateholder(s) may also select a representative (the "Controlling Class
Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein, and shall promptly notify the Trustee, the Master Servicer and the Special Servicer of
that selection. Notwithstanding the foregoing, until a Controlling Class
Representative is so selected in accordance with the preceding sentence, or after receipt of a notice from the Majority Controlling Class
Certificateholder(s) that a Controlling Class Representative is no longer designated, the Certificateholder, if any, that beneficially owns more than 50%
of the aggregate principal balance of the Controlling Class Certificates will be deemed to be the Controlling Class Representative. The Controlling Class
Representative shall be required to keep all non-public information received by it in such capacity pursuant to this Agreement confidential and, upon its designation as such, the Controlling Class Representative (except with respect to the initial Controlling Class Representative as provided in the following sentence) shall deliver to the Trustee, the Master Servicer and the Special
Servicer a written confirmation to such effect, in the form of Exhibit O attached hereto (the "Controlling Class Representative Confirmation"). The
Controlling Class Representative Confirmation shall also include confirmation of its acceptance of its appointment as Controlling Class Representative, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers)). No appointment of any Person as a Controlling
Class Representative shall be effective until such Person provides the Trustee and the Master Servicer with a Controlling Class Representative Confirmation;
provided that, upon its acquisition of all the Class T Certificates, Delaware
Securities Holdings, Inc. (an Affiliate of Lennar Partners, Inc.) shall be the initial Controlling Class Representative without need for delivery of a
Controlling Class Representative Confirmation, and by its acceptance of such designation, shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law.

                                     -287-

          (c) Notwithstanding the foregoing, if the Certificates of the
Controlling Class consist of Book-Entry Certificates, then the rights of the
Holders of the Certificates of the Controlling Class set forth above in this
Section 6.09 may be exercised directly by the relevant Certificate Owner(s), provided that the identity of such Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction. If the Certificates of the
Controlling Class consist of Book-Entry Certificates, then any costs or expenses incurred in connection with determining the identity of the Controlling Class
Representative shall be paid by the Trust or, if paid by the Trustee, reimbursed to the Trustee out of the Trust Fund (in any event, out of amounts otherwise payable with respect to the Controlling Class of Certificates).

          (d) Notwithstanding anything to the contrary in this Agreement, if and for so long as (i) Lennar and/or any Affiliate thereof has an ownership interest in the related Mortgagor with respect to the Hampton Resorts Hotel Portfolio
Trust Mortgage Loan and (ii) Lennar and/or any Affiliate thereof has an ownership interest in the Controlling Class, then (x) the Majority Controlling
Class Certificateholder(s) may not at any time designate a Person to serve as
Special Servicer with respect to the Hampton Resorts Hotel Portfolio Trust
Mortgage Loan or replace any existing Special Hampton Resorts Hotel Portfolio
Servicer that has resigned or otherwise ceased to serve as Special Servicer and
(y) the rights and powers of the Controlling Class Representative under this
Agreement, insofar as such rights and powers relate to the Hampton Resorts Hotel
Portfolio Trust Mortgage Loan, will be exercised by the "Hampton Resorts Hotel
Portfolio Operating Advisor" (as defined in the following sentence) rather than by the Controlling Class Representative; provided that, if as a result of clause
(x) of this sentence, the replacement of any Special Servicer pursuant to
Section 6.09(a) results in there being multiple parties acting as Special
Servicer hereunder, then the provisions of the penultimate paragraph of Section
7.01(d) shall be deemed to apply and the party acting as Special Servicer with respect to the Hampton Resorts Hotel Portfolio Trust Mortgage Loan shall be deemed to constitute a Loan Combination-Specific Special Servicer for purposes thereof. The "Hampton Resorts Hotel Portfolio Operating Advisor" shall be a representative of, and designated by, the Holders (or, in the case of Book-Entry
Certificates, the Certificate Owners) of Certificates representing a majority interest (as described in the following sentence) in the most subordinate Class of Principal Balance Certificates (i) that is senior to the Controlling Class,
(ii) that has a Class Principal Balance greater than zero and (iii) in which neither Lennar nor any Affiliate thereof has an ownership interest (such Class of Principal Balance Certificates, the "Hampton Resorts Hotel Portfolio
Controlling Class"). The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Hampton Resorts Hotel Portfolio Controlling Class shall be entitled to select the Hampton Resorts Hotel Portfolio Operating Advisor or
to replace an existing Hampton Resorts Hotel Portfolio Operating Advisor. Upon
(i) the receipt by the Trustee of written requests for the selection of a
Hampton Resorts Hotel Portfolio Operating Advisor from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates
representing more than 50% of the Class Principal Balance of the Hampton Resorts
Hotel Portfolio Controlling Class or (ii) the resignation or removal of the
Person acting as the Hampton Resorts Hotel Portfolio Operating Advisor, the
Trustee shall promptly notify the Holders (or, in the case of Book-Entry
Certificates, the Certificate Owners) of Certificates of the Hampton Resorts
Hotel Portfolio Controlling Class that they may select a Hampton Resorts Hotel
Portfolio Operating Advisor (with a copy to the Depositor). No appointment of any Person as a Hampton Resorts Hotel Portfolio Operating Advisor shall be effective until such Person provides the Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names,

                                     -288-

titles, work addresses and facsimile numbers). Except as otherwise agreed with the related Holders (or, in the case of Book-Entry Certificates, the Certificate
Owners) of the Hampton Resorts Hotel Portfolio Controlling Class, no Hampton
Resorts Hotel Portfolio Operating Advisor shall owe any fiduciary duty to the
Trustee, the Master Servicer, the Special Servicer or any Certificateholder
(other than a Certificateholder of the Hampton Resorts Hotel Portfolio
Controlling Class).

          A Hampton Resorts Hotel Portfolio Operating Advisor may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Hampton
Resorts Hotel Portfolio Controlling Class. The Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Hampton Resorts Hotel
Portfolio Controlling Class shall be entitled to remove any existing Hampton
Resorts Hotel Portfolio Operating Advisor by giving written notice to the
Trustee and to such existing Hampton Resorts Hotel Portfolio Operating Advisor.
Any and all expenses of a Hampton Resorts Hotel Portfolio Operating Advisor
shall be borne by the Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates of the Hampton Resorts Hotel Portfolio
Controlling Class, pro rata, according to their respective Percentage Interests in the Hampton Resorts Hotel Portfolio Controlling Class, and not by the Trust.
All requirements of the Master Servicer and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) with respect to the Hampton Resorts Hotel Portfolio
Trust Mortgage Loan to the Controlling Class Representative contained in this
Agreement shall also apply to the Hampton Resorts Hotel Portfolio Operating
Advisor, and the Master Servicer and the Special Servicer shall also deliver or make available to the Hampton Resorts Hotel Portfolio Operating Advisor such notices, reports, statements or other information with respect to the Hampton
Resorts Hotel Portfolio Trust Mortgage Loan that it delivers or makes available to the Controlling Class Representative.

          At such time that neither Lennar nor any Affiliate thereof has an ownership interest in the Mortgagor under the Hampton Resorts Hotel Portfolio
Trust Mortgage Loan, the terms and conditions of this Section 6.09(d) shall no longer apply and the references elsewhere in this Agreement to this Section
6.09(d) and to the Hampton Resorts Hotel Portfolio Operating Advisor shall have no force and effect.

          SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                        Certificate.

          The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate,
Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof.
If, at any time during which the Master Servicer or the Special Servicer or an
Affiliate of the Master Servicer or the Special Servicer is the Holder of (or,
in the case of a Book-Entry Certificate, Certificate Owner with respect to) any
Certificate, the Master Servicer or the Special Servicer proposes to take action
(including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the
Special Servicer's reasonable, good faith judgment, violate the Servicing
Standard, but that, if taken, might nonetheless, in the Master Servicer's or the
Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each
Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate

                                     -289-

thereof, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its
Affiliates, as appropriate), together with such instructions for response as the
Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the related Serviced Non-Trust
Mortgage Loan Noteholder(s), if a Serviced Loan Combination is involved) to the proposal described in the written notice, and if the Master Servicer or the
Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing
Standard. The Trustee shall be entitled to reimbursement from the Master
Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

          SECTION 6.11. Certain Powers of the Controlling Class Representative.

          (a) Subject to Section 6.11(b) and Section 6.11(e), the Controlling
Class Representative will be entitled to advise the Special Servicer with respect to any and all Specially Designated Servicing Actions of the Special
Servicer with respect to the Serviced Mortgage Loans and any Administered REO
Properties; and, further subject to Section 6.11(b) and Section 6.11(e), the
Special Servicer will not be permitted to take (or consent to the Master
Servicer's taking) any Specially Designated Servicing Action with respect to any
Serviced Mortgage Loan or Administered REO Property unless and until it has notified the Controlling Class Representative in writing and the Controlling
Class Representative has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such ten (10) Business Day period, then the
Controlling Class Representative will be deemed to have approved the taking of the subject action); provided that, in the event that the Special Servicer determines that failure to take such action would violate the Servicing
Standard, then the Special Servicer may take (or consent to the Master
Servicer's taking) any such action without waiting for the Controlling Class
Representative's response; and provided, further, that the foregoing rights of the Controlling Class Representative shall not relate to any Serviced Mortgage
Loan that is part of, or any Administered REO Property that relates to, a
Serviced Loan Combination, regarding which the rights and powers of the specified Persons set forth under Section 6.12 and/or Section 6.13, as the case may be, are instead applicable.

          In addition, subject to Section 6.11(b) and Section 6.11(e), the
Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Mortgage Loan or an Administered REO
Property as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that the foregoing rights of the Controlling Class Representative shall not relate to any Specially Serviced
Mortgage Loan that is part of, or any Administered REO Property that relates to, a Serviced Loan Combination. Upon reasonable request, the Special Servicer shall

                                     -290-

provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b).

          Each of the Master Servicer (with respect to Performing Serviced
Mortgage Loans) and the Special Servicer (with respect to Specially Serviced
Mortgage Loans), as applicable, shall notify the Controlling Class
Representative of any release or substitution of collateral for a Serviced
Mortgage Loan that is not part of a Loan Combination even if such release or substitution is required by the terms of such Serviced Mortgage Loan.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative with respect to any Serviced Mortgage Loan or Administered REO Property, as
contemplated by Section 6.11(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special
Servicer has determined, in its reasonable, good faith judgment, would) require or cause the Special Servicer to violate any provision of this Agreement
(exclusive of Section 6.11(a)) (including the Special Servicer's obligation to act in accordance with the Servicing Standard), the related loan documents
(including any applicable Co-Lender and/or intercreditor agreements) or applicable law (including the REMIC Provisions). Furthermore, the Special
Servicer shall not be obligated to seek approval from the Controlling Class
Representative, pursuant to Section 6.11(a) for any actions to be taken by the
Special Servicer with respect to the workout or liquidation of any particular
Specially Serviced Mortgage Loan if:

               (i) the Special Servicer has, as provided in Section 6.11(a), notified the Controlling Class Representative in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such Specially Serviced Mortgage Loan; and

               (ii) for 60 days following the first such notice, the Controlling
     Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

          Also notwithstanding anything herein to the contrary, the provisions of Section 6.11(a), and the rights and powers of the Controlling Class
Representative provided for in Section 6.11(a), shall not apply to any Serviced
Loan Combination or any related Administered REO Property; provided that this paragraph is not intended to limit any rights or powers that the Controlling
Class Representative may have under Section 6.12 and/or Section 6.13, as applicable.

          (c) Promptly following the initial appointment of a Controlling Class
Representative and any subsequent appointment of a successor Controlling Class
Representative, the Trustee shall inform the Two Penn Plaza Master Servicer, the
Two Penn Plaza Special Servicer and the Two Penn Plaza Non-Trust Mortgage Loan
Noteholders that the Controlling Class Representative is entitled to exercise any rights and powers of the Trustee, in its capacity as holder of the Mortgage
Note for the Two Penn Plaza Trust Mortgage Loan, under Section 3.02 of the Two
Penn Plaza Co-Lender Agreement. The Controlling Class Representative shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the Mortgage Note for the Two Penn Plaza Trust Mortgage Loan. In
addition, subject to Section 7.01(e)

                                     -291-

and each other section hereof that specifically addresses a particular matter with respect to the Two Penn Plaza Trust Mortgage Loan, if the Trustee is
requested to take any action in its capacity as holder of the Mortgage Note for the Two Penn Plaza Trust Mortgage Loan, pursuant to the Two Penn Plaza Co-Lender
Agreement and/or the Two Penn Plaza Servicing Agreement, the Trustee will notify
(in writing), and act in accordance with the instructions of, the Controlling
Class Representative; provided that, if such instructions are not provided within the prescribed time period, then the Trustee, subject to Sections 8.01 and 8.02, shall take such action or inaction as it deems to be in the best interests of the Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the Trustee (i)
shall not be required to take any action that relates to directing or approving any servicing related action under the Two Penn Plaza Servicing Agreement or the
Two Penn Plaza Co-Lender Agreement, to the extent that the Controlling Class
Representative has been notified thereof and has failed to provide instructions with respect to such action within the prescribed time period, and (ii) shall not take any action that is not permitted under applicable law or the terms of the Two Penn Plaza Co-Lender Agreement or the Two Penn Plaza Servicing Agreement
or any action that is, in the good faith, reasonable discretion of the Trustee, materially adverse to the interests of the Certificateholders (as a collective whole).

          (d) The Controlling Class Representative will have no liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement (whether pursuant to this Section 6.11 or otherwise), or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to any
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. Each
Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that: (i) the Controlling Class Representative may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the
Controlling Class Representative may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling
Class Representative does not have any duties or liability to the Holders of any
Class of Certificates other than the Controlling Class; (iv) the Controlling
Class Representative may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the
Holders of one or more other Classes of Certificates; (v) the Controlling Class
Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Holders of the Controlling Class;
and (vi) the Controlling Class Representative shall have no liability whatsoever for having acted solely in the interests of the Holders of the Controlling
Class, and no Certificateholder may take any action whatsoever against the
Controlling Class Representative, any Holder of the Controlling Class or any
director, officer, employee, agent or principal thereof for having so acted.

          (e) Notwithstanding anything to the contrary in this Agreement, if and for so long as (i) Lennar and/or any Affiliate thereof has an ownership interest in the related Mortgagor with respect to the Hampton Resorts Hotel Portfolio
Trust Mortgage Loan and (ii) Lennar and/or any Affiliate thereof has an ownership interest in the Controlling Class, then (x) all of the rights and powers of the Controlling Class Representative under this Section 6.11 with respect to the Hampton Resorts Hotel Portfolio Trust Mortgage Loan shall be exercised by the Hampton Resorts Hotel Portfolio Operating Advisor rather than by the Controlling Class Representative. Under such circumstances, Sections

                                     -292-

6.11(b) and 6.11(c) shall apply to the Hampton Resorts Hotel Portfolio Operating
Advisor to the same extent that they apply to the Controlling Class
Representative.

          SECTION 6.12. Certain Matters Regarding the Westfield North Bridge
                        Loan Combination.

          (a) Subject to Section 6.12(b), and further subject to Sections
3.01(b), 3.01(c) and 3.02 of the Westfield North Bridge Co-Lender Agreement, the
Controlling Class Representative will be entitled to advise the Special Servicer
(in the event the Special Servicer is authorized under this Agreement to take the subject action) or the Master Servicer (in the event the Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all Westfield North Bridge Specially Designated Servicing
Actions with respect to the Westfield North Bridge Loan Group or any related REO
Property; and, further subject to Section 6.12(b) of this Agreement and Section
3.02 of the Westfield North Bridge Co-Lender Agreement, neither the Special
Servicer nor the Master Servicer, as applicable, will be permitted to take (or, in the case of the Special Servicer, if and when appropriate hereunder, to consent to the Master Servicer's taking) any of the Westfield North Bridge
Specially Designated Servicing Actions with respect to the Westfield North
Bridge Loan Group or any related REO Property unless and until (i) it has notified the Westfield North Bridge Non-Trust Mortgage Loan Noteholder and the
Controlling Class Representative in writing and (ii) the Controlling Class
Representative has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if no such written objection to the subject action on the part of the
Controlling Class Representative has been received by the Special Servicer or the Master Servicer, as applicable, within such ten (10) Business Day period, then the Controlling Class Representative will be deemed to have approved of the subject action); provided that, in the event that the Special Servicer or the
Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the Westfield North Bridge
Non-Trust Mortgage Loan Noteholder (as a collective whole), the Special Servicer or the Master Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative's response.

          In addition, subject to Section 6.12(b), and further subject to
Sections 3.01(b), 3.01(c) and 3.02 of the Westfield North Bridge Co-Lender
Agreement, the Controlling Class Representative may direct the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, to take, or to refrain from taking, such actions with respect to the
Westfield North Bridge Loan Group or any related REO Property as the Controlling
Class Representative may deem consistent with the Westfield North Bridge
Co-Lender Agreement or as to which provision is otherwise made in the Westfield
North Bridge Co-Lender Agreement. Upon reasonable request, the Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, shall, with respect to the Westfield North Bridge Loan Group, provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b). Promptly following the Special Servicer or the Master Servicer receiving any direction from the Controlling Class Representative as contemplated by this paragraph, such servicer shall notify the Trustee and the Westfield North Bridge Non-Trust
Mortgage Loan Noteholder.

                                     -293-

          The Controlling Class Representative may also advise the Special
Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, with respect to any determination to be made thereby with respect to the definition of "Permitted Investments" contained in the related loan agreement, to the extent such determination is within the lender's discretion;
provided that, any such determination and consequent selection of any investment pursuant thereto shall be consistent with the definition of "Permitted
Investments" contained in this Agreement; and provided, further, that no such determination and consequent selection of any investment pursuant thereto shall result in an Adverse Rating Event with respect to class of Westfield North
Bridge Non-Trust Mortgage Loan Securities. Subject to Section 3.02(b) of the
Westfield North Bridge Co-Lender, neither the Master Servicer nor the Special
Servicer, as applicable, may take the foregoing action unless and until it has notified each of the Westfield North Bridge Non-Trust Mortgage Loan Noteholder
and the Controlling Class Representative in writing, and the Controlling Class
Representative has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Master Servicer or Special
Servicer, as applicable, within such 10-Business Day period, then the
Controlling Class Representative's approval will be deemed to have been given).

          The Controlling Class Representative is hereby designated as the
Person entitled to exercise the rights and powers of the Trustee, as holder of the Westfield North Bridge Trust Mortgage Loans (or any successor REO Trust
Mortgage Loans with respect thereto), under Section 3.02 of the Westfield North
Bridge Co-Lender Agreement, subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the
Trustee, as holder of the Westfield North Bridge Trust Mortgage Loans (or any
successor REO Trust Mortgage Loans with respect thereto). The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with Section 3.02(d) of the Westfield North Bridge Co-Lender
Agreement, including upon any change in identity of the Controlling Class
Representative. It is hereby acknowledged that the Controlling Class
Representative's rights and powers under the prior paragraphs of this Section
6.12(a) are based on such designation.

          Each of the Master Servicer (with respect to Performing Mortgage
Loans) and the Special Servicer (with respect to Specially Serviced Mortgage
Loans), as applicable, shall notify the Westfield North Bridge Non-Trust
Mortgage Loan Noteholder and the Controlling Class Representative of any release or substitution of collateral for the Westfield North Bridge Loan Group even if such release or substitution is required by the terms of the Westfield North
Bridge Loan Group.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 6.12(a), may (and the Special Servicer and the Master
Servicer shall each ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) require, cause or permit such servicer to violate any provision of the Westfield North Bridge
Co-Lender Agreement or this Agreement (exclusive of Section 6.12(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Furthermore, neither the Special Servicer nor the Master Servicer shall be obligated to seek approval from the Controlling
Class Representative for any actions to be taken by such servicer with respect to the Westfield North Bridge Loan Group or any related REO Property if: (i)
such servicer has, as provided in Section 6.12(a), notified the Controlling
Class Representative in writing of various

                                     -294-

actions that such servicer proposes to take with respect to the workout or liquidation of the Westfield North Bridge Loan Group; and (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the
Servicing Standard.

          Also notwithstanding the foregoing, each of the Master Servicer and the Special Servicer, prior to such servicer's taking (or, in the case of the
Special Servicer, if and when appropriate under this Agreement, consenting to the Master Servicer's taking) any of the Westfield North Bridge Specially
Designated Servicing Actions, and the Special Servicer, prior to such servicer's taking any action at the direction of the Controlling Class Representative pursuant to the second paragraph of Section 6.12(a), shall in each such case notify the Westfield North Bridge Non-Trust Mortgage Loan Noteholder. The
Westfield North Bridge Non-Trust Mortgage Loan Noteholder shall, upon receipt of such notice, have ten (10) Business Days to advise and consult with the Master
Servicer or the Special Servicer, as applicable, with respect to such actions;
provided that the Master Servicer or the Special Servicer, as applicable, shall not be obligated to take any advice from, or follow any direction given by, the
Westfield North Bridge Non-Trust Mortgage Loan Noteholder; and provided, further, that the Westfield North Bridge Non-Trust Mortgage Loan Noteholder's
request to communicate with the Master Servicer or the Special Servicer, as applicable, in accordance with this Section 6.12(b) must be made within eight
(8) Business Days of its receipt of notice in accordance with the preceding sentence; and provided, further, that, in the event that the Master Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the Westfield
North Bridge Non-Trust Mortgage Loan Noteholder (as a collective whole), such servicer may take (or, in the case of the Special Servicer, if and when appropriate under this Agreement, may consent to the Master Servicer's taking)
the subject action without consulting with the Westfield North Bridge Non-Trust
Mortgage Loan Noteholder in accordance with this Section 6.12(b). The Master
Servicer or the Special Servicer, as applicable, within two (2) Business Days of receiving any request from the Westfield North Bridge Non-Trust Mortgage Loan
Noteholder desiring to exercise its consultation rights under this Section
6.12(b), shall (subject to the three provisos to the immediately preceding sentence): (i) make available to the Westfield North Bridge Non-Trust Mortgage
Loan Noteholder, in person at the Primary Servicing Offices of such servicer or by telephone conference, for a reasonable time period, one or more of such servicer's officers responsible for the servicing and administration of the
Westfield North Bridge Loan Group or any related REO Property; (ii) provide such requesting Westfield North Bridge Non-Trust Mortgage Loan Noteholder such information regarding the proposed action that is in such servicer's possession or easily obtainable by it, including such servicer's reasons for determining to take or permit a proposed action, as the Westfield North Bridge Non-Trust
Mortgage Loan Noteholder may request; and (iii) communicate with the Controlling
Class Representative regarding any advice or other views expressed by the
Westfield North Bridge Non-Trust Mortgage Loan Noteholder regarding the subject servicing actions. Nothing contained in this paragraph shall, or is intended to, limit or alter the Controlling Class Representative's rights under Section
6.12(a).

          The Westfield North Bridge Non-Trust Mortgage Loan Noteholder may
designate, in writing, a representative to exercise its rights under the prior paragraph (copies of such writing to be delivered to the Trustee, the Master
Servicer and the Special Servicer). Such designation shall remain in effect until it is revoked by the Westfield North Bridge Non-Trust Mortgage Loan
Noteholder by a writing delivered to the Trustee, the Master Servicer and the
Special Servicer.

                                     -295-

          (c) The Westfield North Bridge Non-Trust Mortgage Loan Noteholder
shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the Westfield North Bridge Loan Group or any related REO Property by any other party hereto. Subject to the Westfield North Bridge Co-Lender Agreement,
any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies in accordance with this Section 6.12(c).

          (d) The parties hereto further recognize such other rights of the
Westfield North Bridge Non-Trust Mortgage Loan Noteholders as are set forth in
Section 3.02 of the Westfield North Bridge Co-Lender Agreement and are not
otherwise addressed herein.

          (e) Notwithstanding anything herein to the contrary, but subject to the next sentence, if the Westfield North Bridge Non-Trust Mortgage Loan or any
successor REO Mortgage Loan with respect thereto is included in a rated commercial mortgage securitization, and if any particular servicing action with respect to the Westfield North Bridge Loan Group or any related REO Property requires confirmation of ratings of the Certificates in connection therewith under any provision of this Agreement, then the Master Servicer or the Special
Servicer, as applicable, shall likewise obtain a similar confirmation of ratings from Moody's, S&P and/or Fitch, as applicable, with respect to any rated class of Westfield North Bridge Non-Trust Mortgage Loan Securities (regardless of whether or not expressly required under such provision of this Agreement). Also notwithstanding anything to the contrary contained herein, any costs associated with confirmation of the ratings of any rated Westfield North Bridge Non-Trust
Mortgage Loan Securities (whether pursuant to the prior sentence or otherwise pursuant to this Agreement or the Westfield North Bridge Co-Lender Agreement)
shall, to the extent not recoverable from the related Mortgagor or other party seeking to take the action that requires such confirmation of ratings or another source besides the Trust, shall be borne by the trust that holds the Westfield
North Bridge Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, and if such trust is unwilling to cover the cost of obtaining such confirmation of ratings, then no party hereto shall be obligated to obtain such confirmation of ratings (notwithstanding anything herein to the contrary).

          (f) The parties hereto recognize and acknowledge the rights of the
Westfield North Bridge Non-Trust Mortgage Loan Noteholder under the Westfield
North Bridge Co-Lender Agreement. In connection with the foregoing, the Master
Servicer (if the Westfield North Bridge Trust Mortgage Loans are Performing
Serviced Mortgage Loans) or the Special Servicer (if the Westfield North Bridge
Trust Mortgage Loans are Specially Serviced Mortgage Loans), as applicable, shall take all actions required on the part of the holder of the Westfield North
Bridge Trust Mortgage Loans or contemplated to be performed by a servicer, including the delivery of all necessary notices and the making of all necessary remittances on a timely basis.

          (g) The Master Servicer (if the Westfield North Bridge Trust Mortgage
Loans are Performing Serviced Mortgage Loans) or the Special Servicer (if the
Westfield North Bridge Trust Mortgage Loans are Specially Serviced Mortgage
Loans), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, the Westfield North Bridge Loan Group or any related REO Property required to be performed by the holder of the Westfield
North Bridge Trust Mortgage Loans or contemplated to be performed by a servicer, in any case pursuant to the Westfield North Bridge Co-Lender Agreement and/or
any related mezzanine loan intercreditor agreement.

                                     -296-

          (h) If there are any conflicts between this Section 6.12 and the
Westfield North Bridge Co-Lender Agreement, then the Westfield North Bridge
Co-Lender Agreement shall control.

          SECTION 6.13. Certain Matters Regarding the Woodside Village Loan
                        Combination.

          (a) Subject to Section 6.13(b), and further subject to Section
3.01(b), Section 3.01(c) and Section 3.02(b) of the Woodside Village Co-Lender
Agreement, the Woodside Village Controlling Party will be entitled to advise the
Special Servicer (in the event the Special Servicer is authorized under this
Agreement to take the subject action) or the Master Servicer (in the event the
Master Servicer is authorized under this Agreement to take the subject action), as applicable, with respect to any and all Woodside Village Specially Designated
Servicing Actions with respect to the Woodside Village Loan Pair or any related
REO Property; and, further subject to Section 6.13(b) of this Agreement and
Section 3.02(b) of the Woodside Village Co-Lender Agreement, neither the Special
Servicer nor the Master Servicer will be permitted to take (or, in the case of the Special Servicer, if and when appropriate hereunder, to consent to the
Master Servicer's taking) any of the Woodside Village Specially Designated
Servicing Actions with respect to the Woodside Village Loan Pair or any related
REO Property unless and until (i) it has notified the Woodside Village Non-Trust
Mortgage Loan Noteholder and the Controlling Class Representative in writing and
(ii) the Woodside Village Controlling Party has not objected in writing within ten (10) Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer or the Master Servicer, as applicable, within such ten (10)
Business Day period, then the Woodside Village Controlling Party will be deemed to have approved of the subject action); provided that, in the event that the
Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders and the Woodside Village Non-Trust Mortgage Loan Noteholder (as a collective whole), the Special Servicer or the Master Servicer, as the case may be, may take (or, in the case of the Special Servicer, if and when appropriate hereunder, to consent to the Master Servicer's taking) any such action without waiting for the Woodside Village Controlling Party's response; and provided, further, that, under circumstances where the Controlling Class Representative is not the Woodside Village Controlling Party, nothing herein shall be intended to limit the right of the Controlling Class Representative to consult with the
Special Servicer or the Master Servicer, as applicable, regarding the Woodside
Village Trust Mortgage Loan or any related REO Property, and during the ten (10)
Business Day period referred to above, the Special Servicer or the Master
Servicer, as applicable, shall consult with the Controlling Class Representative regarding its views as to the proposed action (but may, in its sole discretion, reject any advice, objection or direction from the Controlling Class
Representative) and, upon reasonable request, the Special Servicer or the Master
Servicer, as applicable, shall provide the Controlling Class Representative with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

          In addition, subject to Section 6.13(b), and further subject to
Section 3.01(b), Section 3.01(c) and Section 3.02(b) of the Woodside Village
Co-Lender Agreement, the Woodside Village Controlling Party may direct the
Special Servicer or the Master Servicer, as appropriate based on their respective duties hereunder, to take, or to refrain from taking, such actions with respect to the Woodside Village Loan Pair or any related REO Property as the Woodside Village Controlling Party may deem consistent with the Woodside
Village Co-Lender Agreement or as to which provision is otherwise made in the
Woodside Village Co-Lender Agreement. Upon reasonable request, the Special
Servicer or the

                                     -297-

Master Servicer, as appropriate based on their respective duties hereunder, shall, with respect to the Woodside Village Loan Pair, provide the Woodside
Village Controlling Party with any information in such servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee who shall make it available for review pursuant to Section 8.14(b). Promptly following the Special Servicer or the Master
Servicer receiving any direction from the Woodside Village Controlling Party as contemplated by this paragraph, such servicer shall notify the Trustee, the
Controlling Class Representative (if it is not the Woodside Village Controlling
Party) and the Woodside Village Non-Trust Mortgage Loan Noteholder (if neither it nor its designee is the Woodside Village Controlling Party).

          Each of the Master Servicer (with respect to Performing Mortgage
Loans) and the Special Servicer (with respect to Specially Serviced Mortgage
Loans), as applicable, shall notify the Woodside Village Non-Trust Mortgage Loan
Noteholder, the Controlling Class Representative and any other Person that may be the Woodside Village Controlling Party of any release or substitution of collateral for the Woodside Village Loan Pair even if such release or substitution is required by the terms of the Woodside Village Loan Pair.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Woodside Village Controlling Party, as contemplated by Section 6.13(a), may (and the Special Servicer and the Master
Servicer shall each ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, would) require, cause or permit such servicer to violate any provision of the Woodside Village Co-Lender Agreement or this Agreement (exclusive of
Section 6.13(a)) (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Furthermore,
neither the Master Servicer nor the Special Servicer shall be obligated to seek approval from the Woodside Village Controlling Party for any actions to be taken by such servicer with respect to the workout or liquidation of the Woodside
Village Loan Pair if: (i) such servicer has, as provided in Section 6.13(a), notified the Woodside Village Controlling Party in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the Woodside Village Loan Pair; and (ii) for 60 days following the first such notice, the Woodside Village Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the Servicing Standard.

          (c) The Woodside Village Controlling Party will not have any liability to the Trust or the Certificateholders, in the case of the Woodside Village
Non-Trust Mortgage Loan Noteholder or its designee acting in such capacity, or to the Woodside Village Non-Trust Mortgage Loan Noteholder, in the case of the
Controlling Class Representative acting in such capacity, for any action taken, or for refraining from the taking of any action, in good faith pursuant to this
Agreement or the Woodside Village Co-Lender Agreement, or for errors in judgment; provided, however, that the Woodside Village Controlling Party will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

          (d) The Woodside Village Directing Lender may, in accordance with
Section 3.02(d) of the Woodside Village Co-Lender Agreement, designate a representative to exercise its rights and powers under Section 3.02 of the
Woodside Village Co-Lender Agreement and this Section 6.13. In that

                                     -298-

regard, if and for so long as (but only if and for so long as) a Woodside
Village Change of Control Event has occurred and is continuing, and the Trust, as holder of the Woodside Village Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto), is the Woodside Village Directing
Lender, the Controlling Class Representative (i) is hereby designated as the representative of the Trust for purposes of exercising the rights and powers of the Woodside Village Directing Lender under Section 3.02 of the Woodside Village
Co-Lender Agreement and (ii) shall be the Woodside Village Controlling Party hereunder. The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with Section 3.02(d) of the
Woodside Village Co-Lender Agreement. The Master Servicer shall provide the parties to this Agreement with notice of the occurrence of a Woodside Village
Change of Control Event, promptly upon becoming aware of thereof.

          (e) The Woodside Village Non-Trust Mortgage Loan Noteholder shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the
Woodside Village Loan Pair or any related REO Property by any other party hereto. Subject to the Woodside Village Co-Lender Agreement, any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies in accordance with this
Section 6.13(e).

          (f) The parties hereto recognize and acknowledge the rights of the
Woodside Village Non-Trust Mortgage Loan Noteholder under the Woodside Village
Co-Lender Agreement, including the consultation rights thereof with respect to replacement Special Servicers for the Woodside Village Loan Pair as provided in
Section 3.02(a) and the right thereof to purchase the Woodside Village Trust
Mortgage Loan under the circumstances contemplated by Section 4.03 of the
Woodside Village Co-Lender Agreement. In connection with the foregoing, the
Master Servicer (if the Woodside Village Trust Mortgage Loan is a Performing
Serviced Mortgage Loan) or the Special Servicer (if the Woodside Village Trust
Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, shall take all actions required on the part of the holder of the Woodside Village Trust
Mortgage Loan or contemplated to be performed by a servicer, in any case under
Section 4.03 and the second paragraph of Section 3.02(a) of the Woodside Village
Co-Lender Agreement, including the delivery of all necessary notices on a timely basis, as well as all other actions necessary and appropriate to effect the transfer of the Woodside Village Trust Mortgage Loan to the Woodside Village
Non-Trust Mortgage Loan Noteholder or its designee.

          (g) The Master Servicer (if the Woodside Village Trust Mortgage Loan
is a Performing Serviced Mortgage Loan) or the Special Servicer (if the Woodside
Village Trust Mortgage Loan is a Specially Serviced Mortgage Loan), as
applicable, shall take all actions relating to the servicing and/or administration of, or the preparation and delivery of reports and other information with respect to, the Woodside Village Loan Pair or any related REO
Property required to be performed by the holder of the Woodside Village Trust
Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the Woodside Village Co-Lender Agreement and/or any related mezzanine loan intercreditor agreement.

                                     -299-

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default and Two Penn Plaza Events of Default.

          (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into a
     Custodial Account, any amount required to be so deposited by it under this
     Agreement, which failure continues unremedied for one (1) Business Day following the date on which a deposit was first required to be made; or

               (ii) any failure by the Special Servicer to deposit into an REO
     Account or to deposit into, or to remit to the Master Servicer for deposit into, a Custodial Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one
     (1) Business Day following the date on which a deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Collection Account, any amount
     (including any P&I Advances and any amounts to cover Prepayment Interest
     Shortfalls) required to be so deposited or remitted by it under this
     Agreement, which failure continues unremedied until 11:00 a.m. (New York
     City time) on the applicable Distribution Date, or any failure by the
     Master Servicer to make, on a timely basis, any required payment to any
     Serviced Non-Trust Mortgage Loan Noteholder, which failure continues unremedied until 11:00 a.m. (New York City time) on the Business Day next following the date on which such payment was first required to be made; or

               (iv) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three (3) Business
     Days following the date on which notice of such failure shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto; or

               (v) any failure on the part of the Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of the Master Servicer or the Special
     Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days (15 days in the case of payment of insurance premiums) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by a Serviced
     Non-Trust Mortgage Loan Noteholder (if affected thereby) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day (or, if applicable, 15-day) period, the Master Servicer or the
     Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the
     Special Servicer, as the case may be, has commenced to cure such

                                     -300-

     failure within the initial 30-day (or, if applicable, 15-day) period and has provided the Trustee and any affected Serviced Non-Trust Mortgage Loan
     Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vi) any breach on the part of the Master Servicer or the Special
     Servicer of any of its representations or warranties contained in this
     Agreement that materially and adversely affects the interests of any Class of Certificateholders or any Serviced Non-Trust Mortgage Loan Noteholder
     and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special
     Servicer, as the case may be, by any other party hereto or to the Master
     Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by a Serviced Non-Trust Mortgage Loan Noteholder (if
     affected thereby) or by the Holders of Certificates entitled to at least
     25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial
     30-day period and has provided the Trustee and any affected Serviced
     Non-Trust Mortgage Loan Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

               (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (x) one or more ratings assigned by Fitch to the Certificates or to any Westfield North Bridge Non-Trust Mortgage Loan Securities have been qualified, downgraded or withdrawn, or otherwise made the subject of a
     "negative" credit watch that remains in effect for at least 60 days, which action Fitch has determined, and provided notification in writing or electronically, is solely or in material part a result of the Master
     Servicer or Special Servicer, as the case may be, acting in such capacity;
     or

                                     -301-

               (xi) the Master Servicer ceases to be rated at least CMS3 by
     Fitch or the Special Servicer ceases to be rated at least CSS3 by Fitch, and such rating is not restored within 60 days after the subject downgrade or withdrawal; or

               (xii) the Master Servicer or the Special Servicer is removed from
     S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of one or more Classes of the Certificates or one or more classes of any Westfield North Bridge Non-Trust Mortgage Loan
     Securities by S&P are qualified, downgraded or withdrawn in connection with the removal; or

               (xiii) at any time that any Westfield North Bridge Non-Trust
     Mortgage Loan Securities are rated by Moody's, a Servicing Officer of the
     Master Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of one or more classes of any Westfield North Bridge
     Non-Trust Mortgage Loan Securities or (2) placed one or more classes of any
     Westfield North Bridge Non-Trust Mortgage Loan Securities on "watch status"
     (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date when the Servicing Officer of the Master
     Servicer or the Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either clause (1) or (2), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action.

          When a single entity acts as the Master Servicer and the Special
Servicer, an Event of Default in one capacity shall constitute an Event of
Default in the other capacity.

          (b) If any Event of Default described in any of clauses (i) - (xiii)
of subsection (a) above shall occur with respect to the Master Servicer or the
Special Servicer (in either case, for purposes of this Section 7.01(b), the
"Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the
Defaulting Party (with a copy of such notice to each other party hereto and the
Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting
Party under this Agreement and in and to the Trust Fund and the Serviced
Non-Trust Mortgage Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of any Serviced Non-Trust Mortgage Loan or any interest therein; provided that the Master Servicer may not be terminated solely for an Event of Default that affects only a Serviced Non-Trust Mortgage Loan
Noteholder or any class of Westfield North Bridge Non-Trust Mortgage Loan
Securities (except that a Sub-Servicer may be appointed in accordance with
Section 7.01(d)); and provided, further, that, except as provided in Section
7.01(d), the Special Servicer may not be terminated solely for an Event of
Default that affects only a Serviced Non-Trust Mortgage Loan Noteholder or any class of Westfield North Bridge Non-Trust Mortgage Loan Securities. From and
after the receipt by the Defaulting Party of such written notice of termination, subject to Section 7.01(c), all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate), the Trust Fund, the Serviced Non-Trust Mortgage
Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as

                                     -302-

attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor
Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial
Account, the Collection Account, the Defeasance Deposit Account, a Servicing
Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property or (ii) if the Special
Servicer is the Defaulting Party, the transfer within two (2) Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special
Servicer to an REO Account, a Custodial Account, a Servicing Account or a
Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or
REO Property; provided, however, that the Master Servicer and the Special
Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination. Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this Section 7.01 and also for purposes of
Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the
Certificates, the Trust Fund or this Agreement.

          (c) In the case of an Event of Default under Section 7.01(a)(x), (xi)
or (xii) of which the Trustee has notice, the Trustee shall provide written notice thereof to the Master Servicer promptly upon receipt of such notice.
Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under
Section 7.01(a)(x), (xi) or (xii), and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination, then the Master
Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(c) or the expiration of
45 days from the Master Servicer's receipt of the notice of termination, whichever occurs first. Upon receipt of such "request for proposal" materials from the terminated Master Servicer, the Trustee shall promptly thereafter
(using such "request for proposal" materials) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in

                                     -303-

accordance with Section 6.02 and Section 7.02 (any such Person so qualified, a
"Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders;
provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and
provided, further, that the Trustee shall not be responsible if less than three
(3) or no Qualified Bidders submit bids for the right to master service the
Mortgage Loans under this Agreement. The bid proposal shall require any
Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids on the basis of both:
(i) such successor Master Servicer (x) retaining all existing Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and (y) entering into a Sub-Servicing
Agreement with the terminated Master Servicer under which the terminated Master
Servicer would sub-service each of the Mortgage Loans not then subject to a
Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the related Master Servicing Fee Rate minus, in the case of each Trust Mortgage Loan serviced, one and one-half (1.5) basis points (each, a "Servicing-Retained
Bid"); and (ii) terminating each existing Sub-Servicing Agreement and
Sub-Servicer that it is permitted to terminate in accordance with Section 3.22
(each, a "Servicing-Released Bid"). The Trustee shall select the Qualified
Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor
Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a
Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

          Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the
Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated
Sub-Servicer its respective Bid Allocation.

          The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

          If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, then the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

          (d) Notwithstanding Section 7.01(b) and Section 7.04, if any Event of
Default on the part of the Master Servicer occurs that: (1) affects a Serviced
Non-Trust Mortgage Loan Noteholder or

                                     -304-

any class of Westfield North Bridge Non-Trust Mortgage Loan Securities, and the
Master Servicer is not otherwise terminated in accordance with Section 7.01(b), then the Master Servicer may not be terminated by or at the direction of the related Serviced Non-Trust Mortgage Loan Noteholder, or (2) affects solely a
Serviced Non-Trust Mortgage Loan Noteholder or any class of Westfield North
Bridge Non-Trust Mortgage Loan Securities, then the Master Servicer may not be terminated by the Trustee; provided, however, in the case of (1) or (2), at the request of such affected Serviced Non-Trust Mortgage Loan Noteholder, subject to the terms of the related Co-Lender Agreement the Trustee shall require the
Master Servicer to appoint, within 30 days of the Trustee's request, a
Sub-Servicer (or, if the related Serviced Loan Combination is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related
Serviced Loan Combination. In connection with the appointment of a Sub-Servicer in accordance with this Section 7.01(d), the Master Servicer shall obtain, at its own expense, written confirmation from each Rating Agency (and, if applicable, Moody's) that such appointment will not result in an Adverse Rating
Event with respect to any Class of Certificates or, if the Westfield North
Bridge Loan Group is involved, any class of Westfield North Bridge Non-Trust
Mortgage Loan Securities rated by such Rating Agency (and, if applicable, by
Moody's). The related Sub-Servicing Agreement shall provide that any
Sub-Servicer appointed in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the
Master Servicer under this Agreement with respect to the subject Serviced Loan
Combination, except that the Master Servicer shall be entitled to retain that portion of the Master Servicing Fee for the Trust Mortgage Loan or REO Trust
Mortgage Loan included in the subject Loan Combination that accrues at a rate equal to 0.015% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the subject Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan
Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any
Sub-Servicer appointed in accordance with this Section 7.01(d) shall at any time resign or be terminated, then (subject to the related Co-Lender Agreement) the
Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event with respect to any Class of Certificates or, if the Westfield North Bridge Loan Group is
involved, any class of Westfield North Bridge Non-Trust Mortgage Loan Securities
rated by either Rating Agency (and, if applicable, by Moody's) (as evidenced in a writing obtained by the Master Servicer, at its own expense, from each Rating
Agency (and, if applicable, by Moody's)). In the event that a successor Master
Servicer is acting hereunder and such successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.01(d), the terminated
Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

          Further notwithstanding Section 7.01(b) and Section 7.04, if any Event
of Default on the part of the Special Servicer occurs that affects a Serviced
Non-Trust Mortgage Loan Noteholder, and the Special Servicer is not otherwise terminated in accordance with Section 7.01(b), then such Serviced Non-Trust
Mortgage Loan Noteholder may require the Trustee to terminate the duties and obligations of the Special Servicer with respect to the related Serviced Loan
Combination only, but as to no other Serviced Mortgage Loan; and, in such event, subject to any applicable consultation rights of any

                                     -305-

particular related Serviced Non-Trust Mortgage Loan Noteholder under the related
Co-Lender Agreement, the Controlling Class Representative shall appoint in accordance with Section 6.09 (or, in the event of the failure of the Controlling
Class Representative to so appoint, the Trustee shall appoint in accordance with
Section 7.02), within 30 days of such Serviced Non-Trust Mortgage Loan
Noteholder's request, a replacement special servicer with respect to the subject
Serviced Loan Combination. In connection with the appointment of a replacement special servicer with respect to the subject Serviced Loan Combination at the request of a related Serviced Non-Trust Mortgage Loan Noteholder in accordance with this Section 7.01(d), the Trustee shall obtain written confirmation from each Rating Agency (and, if applicable, Moody's) that such appointment will not result in an Adverse Rating Event with respect to any Class of Certificates or, if the Westfield North Bridge Loan Group is involved, any class of Westfield
North Bridge Non-Trust Mortgage Loan Securities rated by such Rating Agency
(and, if applicable, by Moody's) (such rating confirmation to be an expense of the terminated Special Servicer or, if not paid thereby, an expense of the requesting Serviced Non-Trust Mortgage Loan Noteholder). Any replacement special servicer appointed at the request of a Serviced Non-Trust Mortgage Loan
Noteholder in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Special Servicer under this Agreement with respect to the subject Serviced Loan Combination. Any replacement special servicer appointed at the request of a Serviced Non-Trust
Mortgage Loan Noteholder in accordance with this Section 7.01(d) hereby agrees to become, upon request, the special servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the subject Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the subject Serviced Loan
Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any replacement special servicer appointed at the request of a Serviced Non-Trust
Mortgage Loan Noteholder in accordance with this Section 7.01(d) shall at any time resign or be terminated, then (subject to any applicable consultation rights of any particular related Serviced Non-Trust Mortgage Loan Noteholder under the related Co-Lender Agreement) the Controlling Class Representative in
accordance with Section 6.09 (or the Trustee in accordance with Section 7.02, if the Controlling Class Representative fails to do so) shall be required to promptly appoint a substitute replacement special servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each
Rating Agency (and, if applicable, Moody's)) with respect to any Class of
Certificates or, if the Westfield North Bridge Loan Group is involved, any class of Westfield North Bridge Non-Trust Mortgage Loan Securities rated by such
Rating Agency (and, if applicable, by Moody's).

          If a replacement special servicer is appointed with respect to a
Serviced Loan Combination at the request of a related Serviced Non-Trust
Mortgage Loan Noteholder in accordance with this Section 7.01(d) (any such replacement special servicer, a "Loan Combination-Specific Special Servicer"), such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer, insofar as such duties and obligations relate to a Serviced Loan Combination as to which a Loan
Combination-Specific Special Servicer has been appointed, and shall mean the
General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer"
shall mean each of the Loan Combination-Specific Special Servicer(s) and the
General Special Servicer);

                                     -306-

(ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer"
shall mean the related Loan Combination-Specific Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to a
Serviced Loan Combination as to which a Loan Combination-Specific Special
Servicer has been appointed, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Specially Serviced Trust Mortgage Loans pursuant to Section
3.18, the term "Special Servicer" shall mean the related Loan
Combination-Specific Special Servicer, if such Specially Serviced Trust Mortgage
Loan is a Serviced Combination Trust Mortgage Loan as to which a Loan
Combination-Specific Special Servicer has been appointed, and shall mean the
General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Trust Mortgage
Loans and any REO Properties remaining in the Trust Fund pursuant to Section
9.01, the term "Special Servicer" shall mean the General Special Servicer only;
(v) when used in the context of the Special Servicer being replaced, pursuant to
Section 6.09, by the Majority Controlling Class Certificateholder(s), the term
"Special Servicer" shall mean the General Special Servicer or any Loan
Combination-Specific Special Servicer, as applicable (provided that no Loan
Combination-Specific Special Servicer can be replaced by a Person that itself had been replaced, pursuant to this Section 7.01(d), as the Special Servicer with respect to the subject Loan Combination); (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the Loan Combination-Specific Special Servicer(s) and the General
Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the related Loan Combination-Specific Special Servicer or the General Special
Servicer, as applicable. References in this Section 7.01(d) to "General Special
Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of each Serviced Loan
Combination as to which a Loan Combination-Specific Special Servicer has been appointed).

          In no event shall any waiver of an Event of Default pursuant to
Section 7.04 affect the rights of any Serviced Non-Trust Mortgage Loan
Noteholder under this Section 7.01(d).

          (e) Pursuant to the terms of the Two Penn Plaza Servicing Agreement, if a Two Penn Plaza Event of Default has occurred with respect to the Two Penn
Plaza Master Servicer or the Two Penn Plaza Special Servicer under the Two Penn
Plaza Servicing Agreement and remains unremedied, then the Trustee may, if materially and adversely affected in its capacity as holder of the Two Penn
Plaza Trust Mortgage Loan or any Two Penn Plaza REO Trust Mortgage Loan, to the
fullest extent permitted by the Two Penn Plaza Servicing Agreement, either (i)
waive such Two Penn Plaza Event of Default (but only if directed to do so in accordance with Section 7.04), or (ii) in the case of a Two Penn Plaza Event of
Default on the part of the Two Penn Plaza Master Servicer, direct the appropriate party under the Two Penn Plaza Servicing Agreement to require the appointment of a sub-servicer to perform the duties of such defaulting Two Penn
Plaza Servicer with respect to the Two Penn Plaza Loan Group or any related REO
Property and/or, in the case of a Two Penn Plaza Event of Default on the part of the Two Penn Plaza Special Servicer, to direct the appropriate party under the
Two Penn Plaza Servicing Agreement to terminate such defaulting Two Penn Plaza
Servicer and appoint a successor special servicer for the Two Penn Plaza Loan
Group or any related REO Property. In such event, the Trustee

                                     -307-

may (and, at the direction of the Controlling Class Representative or the
Holders of Certificates entitled to at least 25% of the Voting Rights, is required to) exercise the rights set forth in clause (ii) of the preceding sentence as the holder of the Two Penn Plaza Trust Mortgage Loan or any Two Penn
Plaza REO Trust Mortgage Loan.

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09, Section 7.01(c) or Section 7.01(d), be
the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former
Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the
Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master
Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder.
Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the Holders
of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint (subject, in the case of a resigning or terminated Special Servicer, to any applicable non-binding consultation rights of particular Serviced Non-Trust Mortgage Loan Noteholders under the related
Co-Lender Agreement), or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the
Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or
Special Servicer hereunder unless (i) as confirmed in writing by each Rating
Agency (and, if applicable, by Moody's), such succession will not result in an
Adverse Rating Event with respect to any Class of Certificates or any class of
Westfield North Bridge Non-Trust Mortgage Loan Securities rated by such Rating
Agency (and, if applicable, by Moody's), and (ii) such appointee makes the applicable representations and warranties set forth in Section 3.23; and
provided, further, that in the case of a resigning or terminated Special
Servicer, such appointment shall be subject to the rights of the Majority
Controlling Class Certificateholder(s) to designate a successor pursuant to
Section 6.09. No appointment of a successor to the Master Servicer or the
Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer

                                     -308-

hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the
Trustee may make such arrangements for the compensation of such successor out of payments on the Serviced Mortgage Loans and the Administered REO Properties as
it and such successor shall agree, subject to the terms of this Agreement and/or the related Co-Lender Agreement limiting the use of funds received in respect of a Serviced Loan Combination to matters related to such Loan Combination;
provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01, any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each
Serviced Non-Trust Mortgage Loan Noteholder.

          (b) Not later than 10 days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default or Two Penn Plaza
Event of Default, the Trustee shall transmit by mail to the Depositor, all the
Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

          SECTION 7.04. Waiver of Events of Default and Two Penn Plaza Events of
                        Default.

          The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder or any Two Penn Plaza Event of Default under the Two Penn Plaza
Servicing Agreement may waive such Event of Default or, to the extent it is permitted to do so under the Two Penn Plaza Servicing Agreement, such Two Penn
Plaza Event of Default, as the case may be; provided, however, that an Event of
Default under any of clauses (i), (ii), (iii), (x), (xi) and (xii) of Section
7.01(a) or any comparable Two Penn Plaza Event of Default may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default or Two Penn Plaza Event of Default, such Event of Default or, to the extent it is permitted to do so under the Two Penn Plaza Servicing
Agreement, such Two Penn Plaza Event of Default, as the case may be, shall cease to exist and shall be deemed to have been remedied for every purpose hereunder
(except as otherwise provided in Section 7.01(d)). No such waiver shall extend to any subsequent or other Event of Default or Two Penn Plaza Event of Default, as the case may be, or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default or Two Penn Plaza Event of Default
pursuant to this Section 7.04, Certificates registered in the name of the
Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

                                     -309-

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default or
                        a Two Penn Plaza Event of Default.

          During the continuance of any Event of Default or Two Penn Plaza Event of Default, so long as such Event of Default or Two Penn Plaza Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of any Serviced Non-Trust Mortgage Loan Noteholder, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Serviced Non-Trust
Mortgage Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default or Two Penn Plaza Event of Default, as the case may be.

                                     -310-

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          SECTION 8.01. Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default or a
Two Penn Plaza Event of Default and after the curing or waiver of all Events of
Default and Two Penn Plaza Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default or a Two Penn Plaza Event of Default
occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as
Master Servicer or Special Servicer, it shall act in accordance with the
Servicing Standard. Any permissive right of the Trustee contained in this
Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master
Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default or a Two Penn
     Plaza Event of Default, and after the curing of all such Events of Default and or Two Penn Plaza Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                                     -311-

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this Agreement and the direction of the
     Controlling Class or Holders of Certificates entitled to at least 25% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or, as holder of the Two Penn Plaza Trust Mortgage Loan or any Two Penn Plaza REO Trust
     Mortgage Loan, under the Two Penn Plaza Co-Lender Agreement or the Two Penn
     Plaza Servicing Agreement; and

               (iv) The protections, immunities and indemnities afforded to the
     Trustee hereunder shall also be available to it in its capacity as
     Authenticating Agent, Certificate Registrar, Tax Administrator and
     Custodian.

          SECTION 8.02. Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or
     10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default or a Two Penn Plaza
     Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                                     -312-

               (v) prior to the occurrence of an Event of Default or a Two Penn
     Plaza Event of Default hereunder and after the curing of all Events of
     Default and Two Penn Plaza Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
     hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

               (vii) the Trustee shall not be responsible for any act or
     omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor.

          SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                        Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II and
Section 8.16 and Section 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the
Trustee nor the Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in Section 8.16 and 8.18, the Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the
Trustee set forth thereon) or of any Mortgage Loan or related document. The
Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the
Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust
Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the
Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the
Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                                     -313-

          SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

          The Trustee, the Fiscal Agent or any agent of the Trustee or the
Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of
"Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or such agent, as the case may be.

          SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by
                        Trustee.

          (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Collection Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trustee Fee for such
Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fees
(which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

          (b) The Trustee and any director, officer, employee or agent of the
Trustee shall be entitled to be indemnified for and held harmless by the Trust
Fund out of the Pool Custodial Account and the Collection Account (and, to the
extent that a Serviced Loan Combination or any related REO Property is affected, by the Trust Fund and/or the related Serviced Non-Trust Mortgage Loan
Noteholder(s) out of the related Loan Combination Custodial Account) against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master
Servicer pursuant to Sections 7.01 and 7.02, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement or the Certificates ("Trustee Liability"); provided that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii); and provided, further, that neither the
Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this
Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes an Advance (the reimbursement of which has otherwise been provided for herein) or allocable overhead. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (c) If the Trustee Liability arises from the issuance or sale of the
Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

          (d) The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder

                                     -314-

and any other calculation or reporting hereunder (in each case not attributable to information provided to the Trustee by the Master Servicer or the Special
Servicer); provided that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this Section
8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06. Eligibility Requirements for Trustee.

          (a) The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of
Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least (a) "AA-" from S&P (or "A+" from S&P, if the
Trustee's short-term unsecured debt rating is at least "A-1" by S&P) and "AA-"
from Fitch, or (b) in the case of either Rating Agency, (i) "A-" (or the equivalent), if a Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, or (ii) such other rating as shall not result in an Adverse Rating Event with respect to any Class of Certificates, as confirmed in writing by such Rating Agency. The Trustee's acting in such capacity shall not adversely affect the application of the Prohibited
Transaction Exemption to the Investment Grade Certificates. If at any time the
Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that the Trustee shall not be required to resign due to the existence of an affiliation described in the last sentence of this Section 8.06 until such time as it has actual knowledge or receives written notice of the existence of such affiliation; and provided, further, that if the
Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse Rating Event with respect to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating
Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special
Servicer and their respective Affiliates. Notwithstanding the foregoing, except to the extent permitted or required by Section 7.02, the Trustee shall not be an
"affiliate" (as such term is defined in Section III of PTE 2000-58) of the
Master Servicer, the Special Servicer, any Sub-Servicer, any Two Penn Plaza
Servicer, the Depositor, or any obligor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the
Mortgage Pool as of the Closing Date or any "affiliate" (as such term is defined in Section III of PTE 2000-58) of any such Person.

                                     -315-

          SECTION 8.07. Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer, all Certificateholders and all Serviced
Non-Trust Mortgage Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the
Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders by the
Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master
Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control) to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update File,
CMSA Property File, CMSA Financial File or other report or statement required by
Section 4.02 and such failure shall continue unremedied for a period of five days after receipt of written notice by the Trustee of such failure, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master
Servicer, the Special Servicer, the Certificateholders and the Serviced
Non-Trust Mortgage Loan Noteholders by the successor trustee so appointed.

          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Serviced Non-Trust Mortgage Loan
Noteholders by the successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and (as among the parties hereto) in and to the
Trust Mortgage Loans and the Serviced Non-Trust Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with

                                     -316-

respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          SECTION 8.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Certificateholders that effected the removal, if the Trustee has been removed in accordance with
Section 8.07(c) without cause or if such expenses are not paid by such
Certificateholders within ninety (90) days after they are incurred, at the expense of the Trust, provided that such Certificateholders shall remain liable to the Trust for such expenses) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special
Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special
Servicer, the Certificateholders and the Serviced Non-Trust Mortgage Loan
Noteholders.

          SECTION 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

          Any entity into which the Trustee or the Fiscal Agent may be merged or converted, or with which the Trustee or the Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the
Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or such Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 or Section 8.17, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                     -317-

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section
8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                                     -318-

          SECTION 8.11. Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of any of them. Neither the Master
Servicer nor the Special Servicer shall have any duty to verify that any such
Custodian is qualified to act as such in accordance with the preceding sentence.
The Trustee may enter into agreements to appoint a Custodian which is not the
Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the
Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii)
may provide that the related Custodian will be entitled to be indemnified out of the assets of the Trust Fund in connection with losses arising from the performance by such Custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted under Section 8.05(b) with respect to agents of the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements
(including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07. Any engagement of a third party to act as Custodian with respect to the Mortgage
File or any portion thereof with respect to a Serviced Loan Combination shall be subject to any relevant provisions of the related Co-Lender Agreement.

          SECTION 8.12. Appointment of Authenticating Agents.

          (a) The Trustee may appoint at the Trustee's expense an Authenticating
Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the

                                     -319-

Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the
Trustee.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent appointed in accordance with this Section
8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer,
the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section
8.12 by giving written notice of termination to such Authenticating Agent, the
Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent.

          SECTION 8.13. Appointment of Tax Administrators.

          (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder;
provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the
Trustee shall remain responsible for all acts and omissions of the Tax
Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax
Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

          (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax
Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax
Administrator.

                                     -320-

          (c) Any Tax Administrator appointed in accordance with this Section
8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer,
the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section
8.13 by giving written notice of termination to such Tax Administrator, the
Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax
Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and
shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

          SECTION 8.14. Access to Certain Information.

          (a) The Trustee shall afford to the Master Servicer, the Special
Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any
Certificateholder or Certificate Owner, access to any documentation regarding the Trust Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

          (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Serviced
Non-Trust Mortgage Loan Noteholders and their respective designees, the
Controlling Class Representative and, subject to the succeeding paragraph, any
Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments hereto or thereto; (iii) all Certificateholder Reports made available to
Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all
Annual Performance Certifications delivered by the Master Servicer and the
Special Servicer, respectively, to the Trustee since the Closing Date; (v) all
Annual Accountants' Reports caused to be delivered by or on behalf of the Master
Servicer and the Special Servicer, respectively, to the Trustee since the
Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii)
each of the Mortgage Files, including any and all modifications, extensions, waivers and amendments of the terms of a Trust Mortgage Loan or Serviced
Non-Trust Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged
Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix)

                                     -321-

any and all Officer's Certificates and other evidence delivered to or by the
Trustee to support its, the Master Servicer's, the Special Servicer's or the
Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a), Section 6.12(a) or Section 6.13(a);
(xi) any exception report prepared by the Trustee pursuant to Section 2.02(b);
(xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; and (xiii) any
Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h); and
(xiv) any and all reports, statements and other written or electronic information relating to the Two Penn Plaza Trust Mortgage Loan, the Two Penn
Plaza Mortgaged Property and/or the borrower under the Two Penn Plaza Trust
Mortgage Loan, to the extent such items were received by the Master Servicer from the Two Penn Plaza Master Servicer or the Two Penn Plaza Trustee and
delivered to the Trustee since the Closing Date. The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the
Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.
Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such
Certificateholder or Certificate Owner if the Master Servicer or Special
Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the
Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer and copies of any CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets
prepared by the Master Servicer or the Special Servicer; and, upon receipt, the
Trustee shall make such items available to the requesting Certificateholder or
Certificate Owner.

          In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee shall require: (i) in the case of Certificateholders and Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a Certificateholder or a beneficial holder of Book-Entry
Certificates and will keep such information confidential (except that such
Certificateholder or Certificate Owner may provide such information to any other
Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective purchaser of a
Certificate or an interest therein, confirmation executed by the requesting
Person substantially in the form of Exhibit L-2 (or in such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in
Certificates and will otherwise keep such information confidential.

          (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

                                     -322-

          SECTION 8.15. Reports to the Securities and Exchange Commission and
                        Related Reports.

          (a) With respect to the Trust's fiscal year 2004 (and with respect to any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

               (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, applicable releases and
     "no-action letters" issued by the Commission, prepare for filing, execute and properly and timely file with the Commission with respect to the Trust,
     (A) a Current Report on Form 8-K with copies of the Distribution Date
     Statements (exclusive of the CMSA Bond Level File and the CMSA Collateral
     Summary File) and, to the extent delivered to the Trustee, such other servicing information identified by the Master Servicer or the Special
     Servicer, in writing, to be filed with the Commission (such other servicing information, the "Additional Designated Servicing Information") and (B)
     upon direction of the Depositor, a Current Report on Form 8-K regarding and disclosing (I) those events specified under Section 8.15(b) (to the extent a Responsible Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such event) and (II) any other events occurring with respect to the Trust that are required to be reported pursuant to Form 8-K (to the extent a Responsible Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such event), in the case of (A) and (B), within the time periods specified under
     Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters"; provided that, the Depositor shall cooperate with the Trustee to determine the applicable required time period;

               (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor in writing of the occurrence or existence of any of the matters identified in Section 11.11(a), Section 8.15(b) and/or Section
     8.15(a)(i)(B)(II) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), and (B) promptly notify the
     Depositor in writing that the filing of a Current Report on Form 8-K may be required with respect to any of the matters under clause (A) above, and consult with the Depositor regarding whether to prepare and file a Current
     Report on Form 8-K under Section 8.15(a)(i)(B) above with respect to such matters (and the Trustee shall be entitled to rely on a written direction of the Depositor with regard to whether to make such filing); provided that, if the Depositor directs the Trustee to file a Current Report on Form
     8-K with respect to such matters, the Depositor shall cooperate with the
     Trustee in obtaining all necessary information in order to prepare such
     Current Report on Form 8-K and the Trustee will report any such matter in accordance with the Exchange Act, the rule and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
     Commission;

               (iii) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Party (as defined in Section
     8.15(d)), prepare for filing, execute and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the
     Commission with respect to the Trust; and

                                     -323-

               (iv) within 90 days following the end of such fiscal year, prepare and properly and timely file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters"
     issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required
(or readily convertible into the format required) for electronic filing via the
EDGAR system, any and all items (including, in the case of the Master Servicer and the Special Servicer, all Additional Designated Servicing Information
delivered to the Trustee) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

          All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to the Trust pursuant to this Section 8.15(a)
(collectively, including the exhibits thereto, the "Exchange Act Reports"), exclusive of the initial Current Report on Form 8-K contemplated by clause (y)
of the proviso to the first sentence of the preceding paragraph, which is to be executed by the Depositor, are (together with the exhibits thereto) herein referred to as the "Subsequent Exchange Act Reports". The Trustee shall have no liability to the Certificateholders or the Trust with respect to any failure to properly prepare or file any of the Subsequent Exchange Act Reports to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

          (b) At all times during the Trust's fiscal year 2004 (and, if as of the beginning of any other fiscal year for the Trust, the Registered
Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or
Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for the occurrence or existence of any of the following matters:

               (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Distribution Date Statements filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (ii) any acquisition or disposition by the Trust of a Trust
     Mortgage Loan or an REO Property (or, in the case of any Two Penn Plaza REO
     Property, any interest therein), which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements filed with the
     Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Trust
     Mortgage Loans and REO Properties (or, in the case of any Two Penn Plaza
     REO Property, any interest therein)), other than in the normal course of business, which acquisition or disposition has not otherwise been reflected in the

                                     -324-

     Distribution Date Statements filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other section of this
     Agreement;

               (iv) any change in the fiscal year of the Trust;

               (v) any legal proceedings of which the Trustee has knowledge, other than ordinary routine litigation incidental to the business of the
     Trust, to which the Trust (or any party to this Agreement on behalf of the
     Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

               (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement of which the
     Trustee has knowledge, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations;

               (vii) any adverse change in the rating or ratings assigned to any
     Class of Certificates not otherwise reflected in the Distribution Date
     Statements filed with the Commission;

               (viii) any modifications to the rights of Certificateholders;

               (ix) any impairment to the assets of the Trust Fund;

               (x) the entry into, modification of, and/or termination of, a material definitive agreement with respect to the Trust; and

               (xi) any amendment to this Agreement pursuant to Section 11.01;

provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any legal proceedings of which property included in the Trust Fund is subject or of any legal proceedings threatened by a governmental authority is limited
(except where the Trustee received information regarding such proceeding from the Master Servicer or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi), (vii), or (ix) of this Section 8.15(b) unless (x) solely with respect to clause (vi), any such matter occurred or related specifically to the
Trust or (y) with respect to clauses (vi), (vii), (ix), and (x) a Responsible
Officer was notified in a written instrument addressed to it or otherwise has actual knowledge of such event.

          Further, each other party to this agreement shall promptly notify the
Trustee of the occurrence or existence of any of the forgoing matters in this
Section 8.15(b) of which a Servicing Officer (in the case of the Master Servicer or the Special Servicer), a Responsible Officer (in the case of the Fiscal
Agent) or a senior officer (in the case of the Depositor) thereof has actual knowledge; provided that the Master Servicer and/or the Special Servicer, as the case may be, shall deliver a Supplemental Report to the Trustee as to any such event as required under Section 3.12(c).

                                     -325-

          (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2004), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange
Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust suspending all reporting requirements under the
Exchange Act and shall notify all parties to this Agreement in writing that a
Form 15 has been so filed.

          (d) As and to the extent required by the Sarbanes-Oxley Act of 2002
(the "Sarbanes-Oxley Act") and the rules adopted by the Commission with respect thereto, all Annual Reports on Form 10-K filed with the Commission shall include such certification as complies in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (such certification, the
"Sarbanes-Oxley Certification"; any party hereto whose officer is to sign, in accordance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any Sarbanes-Oxley Certification with respect to the Trust, a
"Certifying Party"; and any officer who is to sign, in accordance with the
Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, any
Sarbanes-Oxley Certification, a "Certifying Officer"). Upon request of any
Rating Agency, the Trustee shall deliver a copy of such Sarbanes-Oxley
Certification to such Rating Agency.

          (e) Any of the Depositor, the Trustee or the Master Servicer may be
the Certifying Party with respect to a Sarbanes-Oxley Certification filed as part of an Annual Report on Form 10-K relating to the Trust; provided that no officer of either the Trustee or the Master Servicer shall be responsible for being the sole signatory of any Sarbanes-Oxley Certification to be filed in connection with the Trust. In connection with the filing of any Annual Report on
Form 10-K with respect to the Trust as contemplated by Section 8.15(a), the
Certifying Party shall, no later than 10 days prior to the date on which the
Trustee has indicated its intention to file such report, cause its Certifying
Officer to execute and deliver to the Trustee, with respect to the Trust, for filing with such Annual Report on Form 10-K, the Sarbanes-Oxley Certification
that is to be included as part of such Annual Report on Form 10-K.

          (f) No later than five (5) Business Days (or, in the case of an Annual
Report on Form 10-K, 20 days) prior to any filing of a Subsequent Exchange Act
Report that is to be made with respect to the Trust as contemplated by Section
8.15(a), the Trustee shall deliver a copy of such report, together with all exhibits thereto, for review by the Depositor and the Special Servicer. Promptly upon receipt of any such report and the accompanying exhibits, the Depositor and the Special Servicer shall promptly (and in any event within two (2) Business
Days) review such report and the accompanying exhibits and notify the Trustee of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Trustee shall correct
(with written evidence of such correction to be sent to the Depositor, the
Master Servicer and the Special Servicer) prior to the filing of such report and the accompanying exhibits.

          (g) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust (but no earlier than March 20 of the year in which such Annual Report on Form 10-K is to be filed), unless the Trustee is to be the Certifying Party, the Trustee shall cause the appropriate officer of the Trustee (i.e., the officer thereof that would have qualified as a Certifying Officer) to execute and deliver to each Certifying Party and Certifying Officer a certification (a
"Trustee Backup Certification"), which Trustee Backup Certification

                                     -326-

shall be in the form of Exhibit P attached hereto. The Trustee shall indemnify and hold harmless each Certifying Party and Certifying Officer to whom it delivers any Trustee Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses)
resulting from a breach of any certification made in such Trustee Backup
Certification, as well as any other losses, claims, damages, costs and expenses
(including reasonable attorneys' fees and expenses) incurred by such Certifying
Party or Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Trustee in connection with the performance by the Trustee of its duties hereunder.

          (h) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K with respect to the Trust (but no earlier than March 20 of the year in which such Annual Report on Form 10-K is to be filed), unless the Master Servicer is to be the Certifying
Party, the Master Servicer shall cause the appropriate officer of the Master
Servicer (i.e., the officer thereof that would have qualified as a Certifying
Party) to execute and deliver to each Certifying Party and Certifying Officer a certification (a "Master Servicer Backup Certification"), which Master Servicer
Backup Certification shall be in the form of Exhibit Q attached hereto and shall cover all of the Trust Mortgage Loans and REO Properties (including the Two Penn
Plaza Trust Mortgage Loan or any Two Penn Plaza REO Property, to the extent required in accordance with the penultimate paragraph of Exhibit Q). In addition, within the time periods set forth in the related Co-Lender Agreement
(or, if no such time periods are set forth therein, by March 20 of any calendar year in which any Annual Report on Form 10-K is to be filed with respect to the related securitization trust), the Master Servicer shall execute and deliver to each depositor, trustee and/or other certifying party and certifying officer executing a Sarbanes-Oxley Certification in connection with the securitization of a Westfield North Bridge Non-Trust Mortgage Loan, a master servicer backup certification covering such Non-Trust Mortgage Loan (and that may be relied on by each such party to which it is delivered), which master servicer backup certification will be substantially similar to the Master Servicer Backup
Certification and will cover only the subject Non-Trust Mortgage Loan. The
Master Servicer shall indemnify and hold harmless each Certifying Party and
Certifying Officer to whom it delivers any Master Servicer Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Master Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying
Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification, in each case, resulting from the negligence, bad faith or willful misfeasance of the Master Servicer in connection with the performance by the Master Servicer of its duties hereunder.

          (i) No later than 10 days prior to the date on which the Trustee has indicated its intention to file any Annual Report on Form 10-K (but no earlier than March 20 of the year in which such Annual Report on From 10-K is to be filed) with respect to the Trust, the Special Servicer shall cause the appropriate officer of the Special Servicer (i.e., the officer thereof that would have qualified as a Certifying Party) to execute and deliver to each
Certifying Party and Certifying Officer a certification (a "Special Servicer
Backup Certification"), which Special Servicer Backup Certification shall be in the form of Exhibit R attached hereto and shall cover all of the Specially
Serviced Trust Mortgage Loans and Administered REO Properties (together with the
Two Penn Plaza Trust Mortgage Loan (if then specially serviced under the Two
Penn Plaza Servicing Agreement) or any Two Penn Plaza REO

                                     -327-

Property if the Special Servicer is, is an Affiliate of, or receives a comparable certification relating thereto from, the Two Penn Plaza Special
Servicer). In addition, within the time periods set forth in the related
Co-Lender Agreement (or, if no such time periods are set forth therein, by March
20 of any calendar year in which any Annual Report on Form 10-K is to be filed with respect to the related securitization trust), the Special Servicer shall execute and deliver to each depositor, trustee and/or other certifying party and certifying officer executing a Sarbanes-Oxley Certification in connection with the securitization of a Westfield North Bridge Non-Trust Mortgage Loan, a
special servicer backup certification covering such Non-Trust Mortgage Loan (and that may be relied on by each such party to which it is delivered), which special servicer backup certification will be substantially similar to the
Special Servicer Backup Certification and will cover only the subject Non-Trust
Mortgage Loan. The Special Servicer shall indemnify and hold harmless each
Certifying Party and Certifying Officer to whom it delivers any Special Servicer
Backup Certification for all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) resulting from a breach of any certification made in such Special Servicer Backup Certification, as well as any other losses, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or
Certifying Officer, as the case may be, in connection with the execution and delivery of the subject Sarbanes-Oxley Certification resulting from the negligence, bad faith or willful misfeasance of the Special Servicer in connection with the performance by the Special Servicer of its duties hereunder.

          (j) No later than 10 days prior to the date on which the Trustee has indicated its intention to file the Annual Report on Form 10-K with respect to the Trust for fiscal year 2004, unless the Depositor is to be the Certifying
Party, the Depositor shall cause an officer of the Depositor to execute and deliver to each Certifying Party and Certifying Officer a certification (a
"Depositor Backup Certification"), which Depositor Backup Certification shall be in a form mutually acceptable to the Certifying Party and the Depositor. The
Depositor shall indemnify and hold harmless each Certifying Party and Certifying
Officer to whom it delivers any Depositor Backup Certification for any and all losses, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Certifying Party or Certifying
Officer resulting from a breach of any certification made in such Depositor
Backup Certification.

          (k) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Party or Certifying Officer in connection with such Person's attempt to conduct any due diligence that such
Person reasonably believes to be appropriate in order to allow it to deliver any
Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

          (l) Unless the other parties hereto receive written notice from the
Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, not more than 60 days following the end of such fiscal year, any items required to be delivered by such party that are to be an exhibit to such Annual Report on
Form 10-K.

          (m) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.15, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.15 pursuant to Section 11.01, which amendment shall not

                                     -328-

require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder or any Serviced Non-Trust Mortgage Loan Noteholder;
provided that no such amendment shall diminish the filing requirements under this Section 8.15 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law. In any event, references to Current
Report on Form 8-K and Annual Report on Form 10-K shall each be deemed to refer to any replacement form adopted under applicable law to effect the filings with the Commission contemplated by this Section 8.15.

          SECTION 8.16. Representations and Warranties of Trustee.

          (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders, as of
the Closing Date, that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
     Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the
     Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                                     -329-

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this
     Agreement, or the consummation of the transactions contemplated by this
     Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

               (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

               (ix) The Trustee is an "Institutional Lender/Owner" within the meaning of each Co-Lender Agreement.

               (x) The representations and warranties of the Trustee set forth in Section 8.16(a) shall survive the execution and delivery of this
     Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (b) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 8.17. The Fiscal Agent.

          (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if the Fiscal
Agent's short-term unsecured debt rating is at least "A-1" by S&P) and "AA-"
from Fitch (or, in the case of either Rating Agency, such other rating as shall not result in an Adverse Rating Event, as confirmed in writing by such Rating
Agency).

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the
Fiscal Agent shall make such Advance when and as required by the terms of this
Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the
Trustee under this Agreement in respect of such Advance shall be satisfied.

                                     -330-

          (c) Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee, except that all fees and expenses of the
Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the
Special Servicer.

          (d) The obligations of the Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such
Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section
8.17(a) or (ii) the Trustee shall have received written confirmation from each
Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating Event with respect to any
Class of Certificates.

          (e) The Trustee shall promptly notify the other parties hereto, the
Certificateholders and the Serviced Non-Trust Mortgage Loan Noteholders in
writing of the appointment, resignation or removal of the Fiscal Agent.

          SECTION 8.18. Representations and Warranties of Fiscal Agent.

          (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders and the
Serviced Non-Trust Mortgage Loan Noteholders, as of the Closing Date, that:

               (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

               (ii) The execution and delivery of this Agreement by the Fiscal
     Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

               (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution,

                                     -331-

     delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal
     Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal
     Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

               (vi) No litigation is pending or, to the best of the Fiscal
     Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this
     Agreement or the financial condition of the Fiscal Agent.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

          (b) The representations and warranties of the Fiscal Agent set forth in Section 8.18(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

          (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.18(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                     -332-

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All Trust
                        Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the
Distribution Date following the earlier to occur of (A) the purchase by the
Special Servicer, any Controlling Class Certificateholder, the Master Servicer,
the Depositor or Lehman Brothers of all the Trust Mortgage Loans and each REO
Property remaining in the Trust Fund at a price equal to (1) the sum (x) of the aggregate Purchase Price of all the Trust Mortgage Loans and (y) the aggregate
Appraised Values of any REO Properties then included in the Trust Fund, minus
(2) if the purchaser is the Master Servicer or the Special Servicer, the
aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.11(g) and, in the case of the Master Servicer,
Section 4.03(d), and any unpaid servicing compensation remaining outstanding and payable thereto (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund; and (ii) to the Trustee, the Fiscal Agent, the
Master Servicer, the Special Servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          Each of the Special Servicer, any Controlling Class Certificateholder
(with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class), the
Master Servicer, the Depositor or Lehman Brothers, in that order of priority
(with the Special Servicer having the most senior priority), may at its option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance set forth in the
Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Special Servicer's, a Controlling Class
Certificateholder's, the Master Servicer's, the Depositor's or Lehman Brothers's
purchase of all of the Trust Mortgage Loans and each REO Property remaining in

                                     -333-

the Trust Fund, the Special Servicer, a Controlling Class Certificateholder, the
Master Servicer, the Depositor or Lehman Brothers, as applicable, shall deliver to the Trustee not later than the fifth Business Day preceding the Distribution
Date on which the final distribution on the Certificates is to occur: (x) for deposit in the Pool Custodial Account, an amount in immediately available funds equal to the above-described purchase price (provided, however, that if any REO
Property relating to a Serviced Loan Combination is being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property shall initially be deposited into the related Loan Combination
Custodial Account); and (y) an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, on the Trust Master Servicer Remittance
Date immediately preceding the Final Distribution Date, the Master Servicer shall transfer to the Collection Account all amounts required to be transferred thereto on such Trust Master Servicer Remittance Date from the Pool Custodial
Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Special
Servicer, the purchasing Controlling Class Certificateholder, the Master
Servicer, the Depositor or Lehman Brothers, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Special Servicer, the purchasing Controlling Class Certificateholder, the Master Servicer, the
Depositor or Lehman Brothers, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties to the Special Servicer,
the purchasing Controlling Class Certificateholder, the Master Servicer, the
Depositor or Lehman Brothers (or their respective designees), as applicable;
provided that, if any Trust Mortgage Loan purchased pursuant to this Section
9.01 is a Serviced Combination Trust Mortgage Loan, then the release, endorsement or assignment of the documents constituting the related Mortgage
File and Servicing File shall be in the manner contemplated by Section 3.25. Any transfer of Trust Mortgage Loans pursuant to this paragraph, except in the case of the Westfield North Bridge Trust Mortgage Loan, shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Non-Trust Mortgage Loan Noteholders mailed
(a) if such notice is given in connection with the Special Servicer's, a
Controlling Class Certificateholder's, the Master Servicer's, the Depositor's or
Lehman Brothers's purchase of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (i) the
Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to
Certificateholders.

          Upon presentation and surrender of the Certificates by the
Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such
Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Collection Account that are allocable to payments on the Class of
Certificates so presented and

                                     -334-

surrendered. Amounts on deposit in the Collection Account as of the Final
Distribution Date, up to the Available Distribution Amount for the Final
Distribution Date, shall be allocated for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ii) to make distributions of principal to the Holders of the respective Classes of the Class A Certificates, up to an amount equal to, and pro rata in accordance with, the Class Principal Balance of each such
     Class of Certificates outstanding immediately prior to such Distribution
     Date;

               (iii) to reimburse the Holders of the respective Classes of Class
     A Certificates, up to an amount equal to, and on a pro rata basis in accordance with, the Loss Reimbursement Amount with respect to each such
     Class of Certificates for the Final Distribution Date;

               (iv) to make distributions of interest to the Holders of the
     Class B Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class B Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (v) to make distributions of principal to the Holders of the
     Class B Certificates, up to an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to such
     Distribution Date;

               (vi) to reimburse the Holders of the Class B Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     B Certificates for the Final Distribution Date;

               (vii) to make distributions of interest to the Holders of the
     Class C Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class C Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (viii) to make distributions of principal to the Holders of the
     Class C Certificates, up to an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to such
     Distribution Date;

               (ix) to reimburse the Holders of the Class C Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     C Certificates for the Final Distribution Date;

               (x) to make distributions of interest to the Holders of the Class
     D Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of the Class

                                     -335-

     D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xi) to make distributions of principal to the Holders of the
     Class D Certificates, up to an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to such
     Distribution Date;

               (xii) to reimburse the Holders of the Class D Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     D Certificates for the Final Distribution Date;

               (xiii) to make distributions of interest to the Holders of the
     Class E Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class E Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xiv) to make distributions of principal to the Holders of the
     Class E Certificates, up to an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to such
     Distribution Date;

               (xv) to reimburse the Holders of the Class E Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     E Certificates for the Final Distribution Date;

               (xvi) to make distributions of interest to the Holders of the
     Class F Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class F Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xvii) to make distributions of principal to the Holders of the
     Class F Certificates, up to an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to such
     Distribution Date;

               (xviii) to reimburse the Holders of the Class F Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class F Certificates for the Final Distribution Date;

               (xix) to make distributions of interest to the Holders of the
     Class G Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class G Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xx) to make distributions of principal to the Holders of the
     Class G Certificates, up to an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to such
     Distribution Date;

                                     -336-

               (xxi) to reimburse the Holders of the Class G Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     G Certificates for the Final Distribution Date;

               (xxii) to make distributions of interest to the Holders of the
     Class H Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class H Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxiii) to make distributions of principal to the Holders of the
     Class H Certificates, up to an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to such
     Distribution Date;

               (xxiv) to reimburse the Holders of the Class H Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class H Certificates for the Final Distribution Date;

               (xxv) to make distributions of interest to the Holders of the
     Class J Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class J Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxvi) to make distributions of principal to the Holders of the
     Class J Certificates, up to an amount equal to the Class Principal Balance of the Class J Certificates outstanding immediately prior to such
     Distribution Date;

               (xxvii) to reimburse the Holders of the Class J Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class J Certificates for the Final Distribution Date;

               (xxviii) to make distributions of interest to the Holders of the
     Class K Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class K Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxix) to make distributions of principal to the Holders of the
     Class K Certificates, up to an amount equal to the Class Principal Balance of the Class K Certificates outstanding immediately prior to such
     Distribution Date;

               (xxx) to reimburse the Holders of the Class K Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     K Certificates for the Final Distribution Date;

               (xxxi) to make distributions of interest to the Holders of the
     Class L Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class L Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

                                     -337-

               (xxxii) to make distributions of principal to the Holders of the
     Class L Certificates, up to an amount equal to the Class Principal Balance of the Class L Certificates outstanding immediately prior to such
     Distribution Date;

               (xxxiii) to reimburse the Holders of the Class L Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class L Certificates for the Final Distribution Date;

               (xxxiv) to make distributions of interest to the Holders of the
     Class M Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class M Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxxv) to make distributions of principal to the Holders of the
     Class M Certificates, up to an amount equal to the Class Principal Balance of the Class M Certificates outstanding immediately prior to such
     Distribution Date;

               (xxxvi) to reimburse to the Holders of the Class M Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class M Certificates for the Final Distribution Date;

               (xxxvii) to make distributions of interest to the Holders of the
     Class N Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class N Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xxxviii) to make distributions of principal to the Holders of the Class N Certificates, up to an amount equal to the Class Principal
     Balance of the Class N Certificates outstanding immediately prior to such
     Distribution Date;

               (xxxix) to reimburse the Holders of the Class N Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class N Certificates for the Final Distribution Date;

               (xl) to make distributions of interest to the Holders of the
     Class P Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class P Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xli) to make distributions of principal to the Holders of the
     Class P Certificates, up to an amount equal to the Class Principal Balance of the Class P Certificates outstanding immediately prior to such
     Distribution Date;

               (xlii) to reimburse to the Holders of the Class P Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class P Certificates for the Final Distribution Date;

                                     -338-

               (xliii) to make distributions of interest to the Holders of the
     Class Q Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class Q Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xliv) to make distributions of principal to the Holders of the
     Class Q Certificates, up to an amount equal to the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such
     Distribution Date;

               (xlv) to reimburse to the Holders of the Class Q Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class Q Certificates for the Final Distribution Date;

               (xlvi) to make distributions of interest to the Holders of the
     Class S Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class S Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (xlvii) to make distributions of principal to the Holders of the
     Class S Certificates, up to an amount equal to the Class Principal Balance of the Class S Certificates outstanding immediately prior to such
     Distribution Date;

               (xlviii) to reimburse the Holders of the Class S Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the
     Class S Certificates for the Final Distribution Date;

               (xlix) to make distributions of interest to the Holders of the
     Class T Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of the Class T Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates;

               (l) to make distributions of principal to the Holders of the
     Class T Certificates, up to an amount equal to the Class Principal Balance of the Class T Certificates outstanding immediately prior to such
     Distribution Date;

               (li) to reimburse the Holders of the Class T Certificates, up to an amount equal to the Loss Reimbursement Amount with respect to the Class
     T Certificates for the Final Distribution Date;

               (lii) to make distributions to the Holders of the Class R-III
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions of Net Prepayment
     Consideration) deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such
     Distribution Date pursuant to clauses (i) through (li) above;

               (liii) to make distributions to the Holders of the Class R-II
     Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions (other than distributions

                                     -339-

     of Net Prepayment Consideration) deemed made in respect of the REMIC I
     Regular Interests on such Distribution Date pursuant to Section 4.01(k), over (B) the aggregate distributions (other than distributions of Net
     Prepayment Consideration) deemed made in respect of the REMIC II Regular
     Interests on such Distribution Date pursuant to Section 4.01(j); and

               (liv) to make distributions to the Holders of the Class R-I
     Certificates, up to an amount equal to the balance, if any, of the
     Available Distribution Amount for the Final Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (liii) above.

          All distributions of interest made in respect of a Class of
Interest-Only Certificates on the Final Distribution Date pursuant to clause (i)
of the preceding paragraph, shall be deemed to have been made in respect of the respective REMIC III Components of such Class, pro rata in accordance with the respective amounts of Distributable Component Interest in respect of such REMIC
III Components for such Distribution Date and, to the extent not previously deemed paid pursuant to Section 4.01(a), for all prior Distribution Dates.

          Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Collection Account as of the Final Distribution Date (net of any Workout
Fees and/or Liquidation Fees payable therefrom) shall be distributed among the
Holders of the Class X-CL, Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J and/or Class K Certificates in accordance with Section
4.01(c).

          Any amounts representing Additional Interest on deposit in the
Collection Account as of the Final Distribution Date shall be distributed to the
Holders of the Class V Certificates in accordance with Section 4.01(d).

          Any Loss of Value Payments on deposit in the Collection Account as of the Final Distribution Date, which Loss of Value Payments were transferred to the Collection Account from the Loss of Value Reserve Fund on the immediately preceding Trust Master Servicer Remittance Date in accordance with Section
3.05(e), shall be distributed to the Holders of the Class R-III Certificates in
accordance with Section 4.01(d), to the extent not otherwise included in the
Available Distribution Amount for the Final Distribution Date.

          Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery

                                     -340-

of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

          All actual distributions on the respective Classes of REMIC III
Certificates on the Final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed to first have been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section 4.01(k) and then from REMIC II to REMIC III on the various REMIC II
Regular Interests in accordance with Section 4.01(j).

          SECTION 9.02. Additional Termination Requirements.

          (a) If the Depositor, Lehman Brothers, any Controlling Class
Certificateholder, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC Pool)
shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of Counsel,
addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event:

               (i) the Tax Administrator shall specify the first day in the
     90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulations section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section
     860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and REO Property remaining in the
     Trust Fund;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, Lehman Brothers, the purchasing Controlling Class Certificateholder, the Special Servicer or
     the Depositor, as applicable, for cash; and

               (iii) at the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

          SECTION 9.03. Two Penn Plaza REO Property.

          References to "REO Property" and "REO Properties" in Sections 9.01 and
9.02 shall be deemed to include the Trust's rights with respect to any Two Penn
Plaza REO Property and such rights shall be taken into account in calculating the purchase price payable under Section 9.01 for the purchase of assets out of the Trust Fund.

                                     -341-

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01. REMIC Administration.

          (a) The Tax Administrator shall elect to treat each REMIC Pool as a
REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax
Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The REMIC I Regular Interests, the REMIC II Regular Interests and
the Regular Interest Certificates (or, in the case of each Class of Interest
Interest-Only Certificates, each of the REMIC III Components of such Class) are hereby designated as "regular interests" (within the meaning of Section
860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The
Class R-I Certificates, the Class R-II Certificates and the Class R-III
Certificates are hereby designated as the single class of "residual interests"
(within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and
REMIC III, respectively. None of the Master Servicer, the Special Servicer or
the Trustee shall (to the extent within its control) permit the creation of any other "interests" in any REMIC Pool (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of each
REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

          (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters
Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters
Person for each REMIC Pool in the performance of its duties as such.

          (e) For purposes of Treasury regulations section 1.860G-1(a)(4)(iii), the related Legal Final Distribution Date has been designated the "latest possible maturity date" of each REMIC I Regular Interest, each REMIC II Regular
Interest and each Class of Regular Interest Certificates (or, in the case of each Class of Interest-Only Certificates, each REMIC III Component of such
Class).

          (f) Except as otherwise provided in Section 3.17(a) and subsections
(i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the
Trust Fund (exclusive of the Grantor Trust Assets), unless otherwise provided in
Section 10.01(i) or 10.01(j)).

                                     -342-

          (g) Within 30 days after the Closing Date, the Tax Administrator shall prepare and file with the IRS Form 8811, "Information Return for Real Estate
Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt
Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC
Pool. The expenses of preparing and filing such returns shall be borne by the
Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax
Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (h) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest
Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.
The parties also intend that the portion of the Trust Fund consisting of the
Loss of Value Reserve Fund shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, an "outside reserve fund"
within the meaning of Treasury regulations section 1.860G-2(h) and the provisions hereof shall be interpreted consistently with this intention.

          (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions
(and the Trustee, the Master Servicer and the Special Servicer shall assist the
Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer, or the Trustee shall knowingly take
(or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event, unless the Tax
Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax
Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an

                                     -343-

Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of
Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust
Event could result from such action or failure to act. In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action, that is not expressly permitted under the terms of this
Agreement, the Master Servicer and the Special Servicer shall consult with the
Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to
occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (j) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on
"net income from foreclosure property" as defined in Section 860G(c) of the
Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax
Administrator, if such tax arises out of or results from a breach by the Tax
Administrator of any of its obligations under this Section 10.01; (ii) the
Special Servicer, if such tax arises out of or results from a breach by the
Special Servicer of any of its obligations under Article III or this Section
10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; (v) the Depositor, if such tax was imposed due to the fact that any of the Lehman Trust Mortgage Loans did not, at the time of their transfer to REMIC I constitute a "qualified mortgage" as defined in Section
860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund (exclusive of the Grantor Trust Assets). Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Collection
Account in reduction of the Available Distribution Amount pursuant to Section
3.05(b).

          (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

          (l) Following the Startup Day, none of the Trustee, the Master
Servicer and the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that

                                     -344-

any Certificates are outstanding; or (ii) the imposition of any tax on such
REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (m) None of the Trustee, the Master Servicer and the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B)
the bankruptcy of any REMIC Pool, (C) the termination of any REMIC Pool pursuant to Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Collection Account, the Interest
Reserve Account, the Excess Liquidation Proceeds Account, any Custodial Account
or any REO Account for gain; or (iii) the acquisition of any assets for any
REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Trust Mortgage
Loan and other than Permitted Investments acquired in accordance with Section
3.06 in connection with the investment of funds in a Custodial Account or an REO
Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or
(y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (n) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02. Grantor Trust Administration.

          (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state
Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

          (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the
Grantor Trust Assets in the Trust Fund, unless otherwise provided in Section
10.02(e) or 10.02(f)).

          (c) The Tax Administrator shall prepare, sign and file all of the Tax
Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The Tax Administrator shall comply with such requirement by filing Form 1041, indicating the name and address of the Trust and signed by the Tax Administrator but otherwise left blank. There shall be appended to each such form a schedule for each Certificateholder indicating such
Certificateholder's share of income and expenses of the Trust

                                     -345-

for the portion of the preceding calendar year in which such Certificateholder possessed an Ownership Interest in a Certificate. Such form shall be prepared in sufficient detail to enable reporting on the cash or accrual method of accounting, as applicable, and to report on such Certificateholder's fiscal year if other than the calendar year. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section
10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section
10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax
Administrator to perform such obligations.

          (d) The Tax Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority, including the furnishing to Certificateholders of the schedules described in Section 10.01(c).

          (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor
Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer
shall assist the Tax Administrator to the extent reasonably requested by the Tax
Administrator and to the extent of information within the Trustee's, the Master
Servicer's or the Special Servicer's possession or control). None of the Tax
Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take
(or fail to cause to be taken) any action that, under the Grantor Trust
Provisions, if taken or not taken, as the case may be, could result in an
Adverse Grantor Trust Event, unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the
Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax
Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act.
In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Tax
Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the
Tax Administrator or the Trustee.

          (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer

                                     -346-

of any of its obligations under Article III or this Section 10.02; (iv) the
Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or
(v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

                                     -347-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the
Certificateholders or any of the Non-Trust Mortgage Loan Noteholders, (i) to
cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add
any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules promulgated thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement; (vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, either
(A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMIC Pools or the Grantor Trust at
least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or the Grantor Trust; (vii) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (viii)
to amend any provision of Section 8.15 as contemplated by Section 8.15(m); or
(ix) to otherwise modify or delete existing provisions of this Agreement;
provided that such amendment (other than any amendment for any of the specific purposes described in clauses (i), (ii), (iv), (v), (vi), (vii) and (viii)
above) shall not adversely affect in any material respect the interests of any
Certificateholder or Non-Trust Mortgage Loan Noteholder, as evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect or, in the case of a Class of Certificates to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Certificates; and provided, further, that such amendment shall not significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140).

          (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected
Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate, without the consent of the Holder of such
Certificate, or that are required to be distributed to any Non-Trust Mortgage
Loan Noteholder, without the consent of such Serviced Non-Trust Mortgage Loan
Noteholder, (ii) adversely affect in any material respect the

                                     -348-

interests of the Holders of any Class of Certificates or the interests of any
Non-Trust Mortgage Loan Noteholder in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all
Certificates of such Class or the consent of such Serviced Non-Trust Mortgage
Loan Noteholder, as the case may be, (iii) significantly change the activities of the Trust (insofar as such change would adversely affect the status of the
Trust as a "qualifying special purpose entity" under FASB 140) without the consent of the Holders of Certificates entitled to 51% of all the Voting Rights
(without regard to Certificates held by the Depositor or any of the Depositor's
Affiliates and/or agents), (iv) modify the provisions of this Section 11.01, without the consent of the Holders of all Certificates then outstanding and the consent of all of the Non-Trust Mortgage Loan Noteholders, (v) modify the provisions of Section 3.20 or the Servicing Standard, without the consent of the
Holders of all Regular Interest Certificates then outstanding and the consent of all of the Serviced Non-Trust Mortgage Loan Noteholders, or (vi) modify the specified percentage of Voting Rights which are required to be held by
Certificateholders to consent, approve or object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such
Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this
Agreement.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in
accordance with such amendment will not result in the imposition of a tax on any
REMIC Pool pursuant to the REMIC Provisions, cause any REMIC Pool to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust within the meaning of the Grantor Trust Provisions at any time that any
Certificates are outstanding and (ii) such amendment complies in all material respects with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and each Non-Trust Mortgage
Loan Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) Each of the Master Servicer, the Special Servicer and the Trustee
may but shall not be obligated to enter into any amendment pursuant to this section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the
Trustee requests any amendment of this Agreement that protects or is in

                                     -349-

furtherance of the rights and interests of Certificateholders, the cost of any
Opinion of Counsel required in connection therewith pursuant to Section 11.01(a)
or (c) shall be payable out of the Pool Custodial Account, in the case of the
Master Servicer and the Special Servicer, pursuant to Section 3.05(a), or out of the Collection Account, in the case of the Trustee, pursuant to Section 3.05(b).

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits them, the Serviced Non-Trust Mortgage Loan Noteholders, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Serviced Non-Trust Mortgage Loan Noteholders, out of the Loan Combination Custodial Accounts pursuant to Section 3.05A), to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Serviced Non-Trust Mortgage Loan
Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting
Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby,

                                     -350-

and (except in the case of a default by the Trustee) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of
Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the
Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the
Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law; Consent to Jurisdiction.

          This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii)
agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Structured
Asset Securities Corporation II, 745 Seventh Avenue, New York, New York 10019,
Attention: David Nass--LB-UBS Commercial Mortgage Trust 2004-C6, facsimile number: (646) 758-5376; (ii) in the case of the Master Servicer, Wachovia Bank,
National Association, 8739 Research Drive, URP4, Charlotte, North Carolina
28262-1075, Attention: LB-UBS Mortgage Trust 2004-C6; facsimile number: (704)
715-0036; (iii) in the case of the Special Servicer, Lennar Partners, Inc., 1601
Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention: Mike
Wheeler--LB-UBS Commercial Mortgage Trust 2004-C6, facsimile number: (305)
695-5500; (iv) in the case of the Trustee, LaSalle Bank National Association,
135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securitization Trust Services Group--LB-UBS Commercial Mortgage Trust 2004-C6,
facsimile number: (312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO
Bank N.V., 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--LB-UBS Commercial
Mortgage Trust 2004-C6, facsimile number: (312) 904-2084; (vi) in the case of the Underwriters, (A) Lehman Brothers, Inc., 745 Seventh Avenue, New York, New
York 10019, Attention: David Nass--LB-UBS Commercial Mortgage Trust 2004-C6,
facsimile number: (646) 758-4203, and (B) UBS Securities LLC, 1285 Avenue of the
Americas, New York, New York 10019, Attention: Robert Pettinato, facsimile number: (212) 713-2631, with a copy to Robert C. Dinerstein, General Counsel;
(vii) in the case of the Rating Agencies, (A) Fitch Ratings, Inc., One State
Street Plaza, 31st Floor, New York, New York 10004, Attention:

                                     -351-

Commercial Mortgage Surveillance, facsimile number: (212) 635-0466, and (B)
Standard & Poor's Rating Services, a division of The McGraw-Hill Companies,
Inc., 55 Water Street, 10th Floor, New York, New York 10004, Attention: CMBS
Surveillance Department, facsimile number: (212) 438-2662; and (viii) in the case of the Controlling Class Representative, Delaware Securities Holdings,
Inc., 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention:
Mike Wheeler--LB-UBS Commercial Mortgage Trust 2004-C6, facsimile number: (305)
695-5500; or, as to each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the
Trustee also intend and agree that, in such event, (i) in order to secure performance of the Depositor's obligations hereunder and payment of the
Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including the Trust Mortgage Loans, all principal, interest and other amounts received or receivable with respect to the Trust
Mortgage Loans after the Closing Date (other than principal and interest payments due and payable prior to the Cut-off Date, and other than any Principal
Prepayments received on or prior to the Cut-off Date), all amounts (other than those allocable to the Serviced Non-Trust Mortgage Loans and/or any successor
REO Mortgage Loans with respect thereto) held from time to time in the Custodial
Accounts, the Collection Account, the Interest Reserve Account, the Excess
Liquidation Proceeds Account and, if established, the REO Account(s), the Loss of Value Reserve Fund and the Defeasance Deposit Account and any and all
reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance
Policies related to the Trust Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1, which shall include a Schedule I substantially in the form attached as Exhibit J hereto, in the State of Delaware promptly following the initial issuance of the
Certificates, and the Trustee shall prepare, execute and file at each such office, with the consent of the Depositor hereby given, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in

                                     -352-

preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the UCC.

          SECTION 11.08. Streit Act.

          Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          SECTION 11.09. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each
Underwriter shall be a third party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under
Sub-Servicing Agreements as contemplated by Section 3.22(d) and, in the case of
Lehman Brothers, to terminate the Trust Fund pursuant to Section 9.01. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the
Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. The Non-Trust Mortgage Loan Noteholders and any designees thereof acting on behalf of or exercising the rights of the Non-Trust Mortgage
Loan Noteholders shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. The Two Penn Plaza
Master Servicer shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the Two Penn
Plaza Co-Lender Agreement. The UBS Mortgage Loan Seller shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for in the second paragraph of Section 2.01(d). This Agreement may not be amended in any manner that would adversely affect the rights of any such third party beneficiary without its consent. This Agreement may not be amended in any manner that would materially and adversely affect the rights of any such third-party beneficiary without its consent. No other Person, including any
Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                                     -353-

          SECTION 11.10. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.11. Notices to Rating Agencies.

          (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default or Two Penn Plaza
     Event of Default that has not been cured;

               (iii) the resignation or termination of the Fiscal Agent, the
     Master Servicer or the Special Servicer;

               (iv) the repurchase of Trust Mortgage Loans by the Depositor or the UBS Mortgage Loan Seller pursuant to or as contemplated by Section
     2.03;

               (v) any change in the location of the Collection Account or the
     Interest Reserve Account;

               (vi) the final payment to any Class of Certificateholders; and

               (vii) any sale or disposition of any Trust Mortgage Loan or REO
     Property.

          (b) The Master Servicer shall promptly provide notice to each Rating
Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee; and

               (ii) any change in the location of any Custodial Account.

          (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

          (d) To the extent applicable, each of the Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

               (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.11(h) or 4.03(c).

                                     -354-

          (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section
7.03(a) or Section 7.03(b).

          (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

          (g) The Master Servicer shall give each of Fitch and S&P at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust
Mortgage Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the
Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer shall give Fitch and S&P notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust
Mortgage Loans as soon as reasonably practicable in such circumstances. The
Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to Moody's or S&P contemplated by the immediately preceding sentence.

          (h) Each of the Trustee, the Master Servicer and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

          SECTION 11.12. Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                     -355-

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        STRUCTURED ASSET SECURITIES CORPORATION
                                           II Depositor

                                        By: /s/ David Nass
                                            ------------------------------------
                                        Name: David Nass
                                        Title: Authorized Signatory

                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                           Master Servicer

                                        By: /s/ Paula R.A. Davis
                                            ------------------------------------
                                        Name: Paula R.A. Davis
                                        Title: Vice President

                                        LENNAR PARTNERS, INC.
                                           Special Servicer

                                        By: /s/ Shelly L. Rubin
                                            ------------------------------------
                                        Name: Shelly L. Rubin
                                        Title: Vice President

                                        LASALLE BANK NATIONAL ASSOCIATION
                                           Trustee

                                        By: /s/ Barbara L. Marik
                                            ------------------------------------
                                        Name: Barbara L. Marik
                                        Title: First Vice President

                                        ABN AMRO BANK N.V.
                                           Fiscal Agent

                                        By: /s/ Barbara L. Marik
                                            ------------------------------------
                                        Name: Barbara L. Marik
                                        Title: First Vice President

                                        By: /s/ Cynthia Reis
                                            ------------------------------------
                                        Name: Cynthis Reis
                                        Title: Sr. Vice President

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

          On the 18th day of August, 2004, before me, a notary public in and for said State, personally appeared David Nass, known to me to be an authorized signatory of STRUCTURED ASSET SECURITIES CORPORATION II, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   /s/ Edna Lanahan
                                        ----------------------------------------
                                                     Notary Public

[Notarial Seal]

STATE OF North Carolina        )
                               ) ss.:
COUNTY OF Mecklenberg          )

          On the 19th day of August, 2004, before me, a notary public in and for said State, personally appeared Paula R.A. Davis, known to me to be a Vice
President of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 /s/ Judith L. De Boer
                                        ----------------------------------------
                                                     Notary Public

[Notarial Seal]

STATE OF Florida               )
                               ) ss.:
COUNTY OF Miami-Dade           )

          On this 18th day of August, 2004, before me, the undersigned, a
Notary Public in and for the State of Florida, duly commissioned and sworn, personally appeared Shelly L. Rubin, to me personally known, who, by me duly sworn, did depose and acknowledge before me and say that she reside at 1601
Washington Avenue, Miami Beach, Florida 33139; that she is a Vice President of
LENNAR PARTNERS, INC., a Florida corporation, the corporation described in and that executed the foregoing instrument; and that she signed her name thereto under authority of the Board of Directors of said corporation and on behalf of said corporation.

          WITNESS my hand and seal hereto affixed the day and year first above written.

My Commission Expires:                  /s/ Felix J. Alvarex
                                        ----------------------------------------
                                        Print Name: Felix J. Alvarex
     [NOTARIAL SEAL]                               -----------------------------
                                        NOTARY PUBLIC, State of Florida
                                        Serial No., if any:
                                                           ---------------------

STATE OF Illinois              )
                               ) ss.:
COUNTY OF Cook                 )

          On the 18th day of August, 2004, before me, Ethel Franklin, a notary public in and for said State, personally appeared Barbara L. Marik, personally known to me to be the First Vice President of LASALLE BANK NATIONAL ASSOCIATION,
one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         /s/ Ethel Franklin
                                        ----------------------------------------
                                         Ethel Franklin
                                         My Commission Expires: July 18, 2005

[Notarial Seal]

STATE OF Illinois              )
                               ) ss.:
COUNTY OF Cook                 )

          On the 19th day of August, 2004, before me, a notary public in and for said State, personally appeared Barbara L. Marik, known to me to be the First
Vice President of ABN AMRO BANK N.V., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    /s/ Diane O'Neal
                                        ----------------------------------------
                                                     Notary Public

[Notarial Seal]

STATE OF Illinois              )
                               ) ss.:
COUNTY OF Cook                 )

          On the 19th day of August, 2004, before me, a notary public in and for said State, personally appeared Cynthia Reis, known to me to be the Senior Vice
President of ABN AMRO BANK N.V., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    /s/ Diane O'Neal
                                         ----------------------------------------
                                                     Notary Public

[Notarial Seal]

                                   SCHEDULE I

                          TRUST MORTGAGE LOAN SCHEDULE

                                 (SEE ATTACHED)

MORTGAGE
  LOAN                                                                                                                         ZIP
 NUMBER              PROPERTY NAME                                  ADDRESS                             CITY         STATE     CODE
------- --------------------------------------- -------------------------------------------------  ---------------- -------  -------

   1    Northshore Mall                         201 Andover Street                                 Peabody             MA     01960
   2a   Westfield North Bridge                  520 and 540 North Michigan Avenue, 516 North Rush  Chicago             IL     60611
                                                Street, 43 and 50 East Ohio Street and
                                                10,45,47,51,53 and 57 East Grand Avenue
   2b   Westfield North Bridge                  520 and 540 North Michigan Avenue, 516 North Rush  Chicago             IL     60611
                                                Street, 43 and 50 East Ohio Street and
                                                10,45,47,51,53 and 57 East Grand Avenue
   3    Two Penn Plaza                          2 Penn Plaza                                       New York            NY     10121
   4    RHP Portfolio                           Various                                            Various           Various Various
   5    2000 Pennsylvania Avenue                2000 Pennsylvania Avenue, NW                       Washington          DC     20037
   6    230 West 41st Street                    230 West 41st Street                               New York            NY     10036
   7    Northridge Business Park                8601 and 8605 Dunwoody Place                       Atlanta             GA     30350
   8    Columbia Self Storage Portfolio         Various                                            Various             NY    Various
   9    Pacific Beach Hotel                     2490 Kalakaua Avenue                               Honolulu            HI     96815
   10   University Park Tech III/IV and         Various                                            Various             TX    Various
        Westchase Commons
   11   Fountainhead Apartments                 293-297 Turnpike Road                              Westborough         MA     01581
   12   Harrisonburg Crossing                   101 Burgess Road                                   Harrisonburg        VA     22801
   13   Stockdale Tower                         5060 California Avenue                             Bakersfield         CA     93309
   14   741 Lincoln Road                        741 Lincoln Road, 600 Lincoln Road, 1669 Meridian  Miami Beach         FL     33139
                                                Avenue
   15   Fieldstone Marketplace                  500/950 Kings Highway at Route 140                 New Bedford         MA     02745
   16   Courtyard - Lyndhurst                   1 Polito Avenue                                    Lyndhurst           NJ     07071
   17   1200 Corporate Place                    1200 North Federal Highway                         Boca Raton          FL     33432
   18   Irondequoit Plaza                       2255 Hudson Avenue                                 Irondequoit         NY     14617
   19   51 and 101 East Oak Street              51 and 101 East Oak Street                         Chicago             IL     60611
   20   Delray Corporate Center                 2855-2915 and 3333 South Congress Avenue           Delray Beach        FL     33445
   21   Canal Crossing                          101 South 15th Street                              Richmond            VA     23219
   22   Brandemere                              7013 Brandemere Lane                               Winston-Salem       NC     27106
   23   George Washington University Hotel      Various                                            Washington          DC     20037
        Portfolio
   24   Decatur Commons                         1605 Beltline Road                                 Decatur             AL     35601
   25   1221 Kapiolani                          1221 Kapiolani Boulevard                           Honolulu            HI     96814
   26   Fordham Road Retail                     262-270 East Fordham Road                          Bronx               NY     10458
   27   601 Hawaii Street                       601 Hawaii Street                                  El Segundo          CA     90245
   28   Hampton Resorts Hotel Portfolio         1655 County Road 39, 161 Hills Station Road, 281   Southampton         NY     11968
                                                County Road 39
   29   1030-1048 Third Avenue, 163-165 E. 61st 1030-1048 Third Avenue, 163-165 E. 61st Street,    New York            NY     10021
        Street, 160-162 E. 62nd Street          160-162 E. 62nd Street
   30   Island Plaza                            1512-1524 Amar Road and 2520-2548 South Azusa      West Covina         CA     91792
                                                Avenue
   31   Eagle Harbor Shopping Center            13478 Carrollton Boulevard                         Carrollton          VA     23314
   32   Chesapeake Mill Apartments              5550 Arturo Court                                  Columbus            OH     43231
   33   Delran Shopping Plaza                   1301-1381 Fairview Boulevard                       Delran              NJ     08075
   34   1500 Astor Avenue                       1500 Astor Avenue and 2302 - 2314 Eastchester Road Bronx               NY     10469
   35   St. Lawrence Plaza                      6300 State Highway 37                              Massena             NY     13662
   36   Meadowgreen Apartments                  1955 West 54th Street                              Hialeah             FL     33012
   37   Silverado Apartments                    1319 North Nursery Road                            Irving              TX     75061
   38   Valley Oaks Shopping Center             2313-2425 South Mooney Boulevard                   Visalia             CA     93277
   39   Estelle Creek Apartments                4023 Block Drive                                   Irving              TX     75038
   40   Walgreens - Portland                    12405 Southeast 82nd Avenue                        Portland            OR     97266
   41   Highlandtown Village Shopping Center    3800 East Lombard Street                           Baltimore           MD     21224
   42   300 Sylvan Avenue                       300 Sylvan Avenue                                  Englewood Cliffs    NJ     07632
   43   2500 Quantum Lakes Drive                2500 Quantum Lakes Drive                           Boynton Beach       FL     33426
   44   Peppertree Apartments                   285 Peppertree Drive                               Amherst             NY     14228
   45   Delran ShopRite Inline                  6012-6014 Route 130 North                          Delran              NJ     08075
   46   San Rafael Self Storage                 675 Andersen Drive                                 San Rafael          CA     94901
   47   Walgreens - Chesapeake                  1316 North Battlefield Boulevard                   Chesapeake          VA     23320
   48   Delran ShopRite                         1310 Fairview Boulevard                            Delran              NJ     08075
   49   Walgreens - Columbus                    4874 North High Street                             Columbus            OH     43214
   50   Everwood Apartments                     6910 Skillman Street                               Dallas              TX     75231
   51   Northwoods II                           8104 Prestwick Court                               North Charleston    SC     29406
   52   LaSalle Bank Branch                     301 West Main Street                               Plainfield          IL     60544
   53   426 West Broadway                       426 West Broadway                                  New York            NY     10012
   54   87 Summer Street                        87 Summer Street                                   Boston              MA     02111
   55   Sunset Road and Procyon Street          Various                                            Las Vegas           NV     89118
   56   Pomeroy Station                         218 Main Street                                    Newark              DE     19711
   57   Bramblewood Mobile Home Park            200 Robilyn Road                                   McKinney            TX     75069
   58   Tuscan Bend Apartments                  3009 SW Archer Road                                Gainesville         FL     32608
   59   1331-1359 West Fullerton Avenue         1331-1359 West Fullerton Avenue                    Chicago             IL     60614
   60   4001 Office Court Phase II              4001 Office Court Drive                            Sante Fe            NM     87507
   61   Oak Gate Apartments                     623 East 16th Street                               Plano               TX     75074
   62   Westland Shopping Center                525 Jake Alexander Boulevard                       Salisbury           NC     28147
   63   Walgreens - San Antonio                 11658 North Pan Am Expressway                      San Antonio         TX     78233
   64   Hawthorne Place                         3420 Southeast Hawthorne Boulevard                 Portland            OR     97222
   65   2251 North Washington Boulevard         2251 North Washington Boulevard                    Sarasota            FL     34234
   66   Sunset West Mobile Home Park            3187 North Parkway Drive                           Fresno              CA     93722
   67   Madeline Crossing                       168 Elkton Road                                    Newark              DE     19711
   68   Woodside Village                        110 East Sandy Lake Road                           Coppell             TX     75019
   69   Courtyard Apartments                    402 Garner Road                                    Pasadena            TX     77502
   70   Walgreens - Houston                     12611 South Gessner Drive                          Houston             TX     77071
   71   Fort Knox Self Storage                  211 East Pleasant Street                           Baltimore           MD     21202
   72   Resort Plaza                            200-208 Resort Plaza Drive                         Burrell Township    PA     15717
   73   Castle Rock Self Storage                11 Kellogg Court                                   Castle Rock         CO     80104
   74   CVS - Southfield                        18130 West 10 Mile Road                            Southfield          MI     48075
   75   Arminta West Apartments                 11055 Arminta Street                               Los Angeles         CA     91352
   76   Eckerd - Simpsonville                   3875 Grandview Drive                               Simpsonville        SC     29680
   77   Walgreens - Edgewater                   3010 South Ridgewood Avenue                        Edgewater           FL     32141
   78   Walgreens - Philadelphia                4001 Kensington Avenue                             Philadelphia        PA     19124
   79   Freedom Self Storage                    2600 Vegas Drive                                   Las Vegas           NV     89106
   80   Walgreens - El Paso                     890 North Resler Drive                             El Paso             TX     79912
   81   312 East 9th Street                     312 East 9th Street                                New York            NY     10003
   82   Andros Plaza                            1801-1850 Main Street                              Dunedin             FL     34698
   83   15124 South Linden Road                 15124 South Linden Road                            Linden              MI     48451
   84   3171 South High Street                  3171 South High Street                             Columbus            OH     43207
   85   6405 Old Avery Road                     6405 Old Avery Road                                Dublin              OH     43017
   86   7715 East 42nd Street                   7715 East 42nd Street                              Indianapolis        IN     46226
   87   Lake Elsinore City Center               31800 Grape Street                                 Lake Elsinore       CA     92532
   88   Northwoods I                            8101-8156 Blackstone Court                         North Charleston    SC     29406
   89   Northwest Self Storage                  3016 West Gentry Parkway                           Tyler               TX     75702
   90   7472 Reliance Street                    7472 Reliance Street                               Worthington         OH     43085
   91   Cedar Apartments                        315 Cedar Street                                   Cedar Hill          TX     75104
   92   3660, 3710 & 3730 Renee Drive           3660, 3710 & 3730 Renee Drive                      Myrtle Beach        SC     29579
   93   7535 Alta View Boulevard                7535 Alta View Boulevard                           Worthington         OH     43085
   94   1430 North Illinois Street              1430 North Illinois Street                         Indianapolis        IN     46202

                                                                    REMAINING                        REMAINING
 MORTGAGE      CUT-OFF DATE        MONTHLY P&I    MORTGAGE           TERM TO                       AMORTIZATION       INTEREST
LOAN NUMBER       BALANCE            PAYMENT        RATE            MATURITY      MATURITY DATE        TERM         ACCRUAL BASIS
-----------    --------------     ------------    --------          ---------     -------------    ------------     -------------

     1         210,000,000.00     1,130,536.00     5.0250              115          3/11/2034           360            Act/360
    2a          68,350,000.00       269,666.70     4.6696              59           7/10/2009            0             Act/360
    2b          68,350,000.00       269,666.70     4.6696              59           7/10/2009            0             Act/360
     3         122,500,000.00       661,782.16     4.7256              78           2/11/2034           360            Act/360
     4          77,200,000.00       369,444.89     5.6640              60           8/11/2009            0             Act/360
     5          63,815,013.47       369,532.00     5.6525              117          5/11/2014           357            Act/360
     6          62,000,000.00       379,328.54     6.1900              120          8/11/2014           360            Act/360
     7          38,000,000.00       243,066.96     6.6150              119          7/11/2014           360            Act/360
     8          37,395,157.21       238,300.14     5.8550              58           6/11/2009           298            Act/360
     9          35,000,000.00       246,926.35     6.9800              84           8/11/2011           300            Act/360
    10          30,400,000.00       172,989.52     5.5200              115          3/11/2014           360            Act/360
    11          29,000,000.00       175,176.92     6.0700              118          6/11/2014           360            Act/360
    12          26,712,000.00       127,515.79     5.6500              58           6/11/2009            0             Act/360
    13          24,000,000.00       146,059.41     6.1400              120          8/11/2014           360            Act/360
    14          22,500,000.00       136,930.70     6.1400              120          8/11/2014           360            Act/360
    15          19,000,000.00       114,159.02     6.0200              119          7/11/2014           360            Act/360
    16          18,500,000.00       119,082.70     5.9900              60           8/11/2009           300            Act/360
    17          15,200,000.00        87,260.00     5.6000              118          6/11/2014           360            Act/360
    18          13,600,000.00        81,451.45     5.9900              119          7/11/2014           360            Act/360
    19          13,500,000.00        80,159.83     5.9100              120          8/11/2014           360            Act/360
    20          13,168,607.00        69,040.56     4.7730              82           6/11/2011           358            Act/360
    21          13,000,000.00        78,192.48     6.0300              120          8/11/2014           360            Act/360
    22          11,750,000.00        59,256.59     4.4600              57           5/11/2009           360            Act/360
    23          11,700,243.40        73,583.00     5.7025              117          5/11/2014           297            Act/360
    24          11,200,000.00        64,438.17     5.6200              143          7/11/2016           360            Act/360
    25          10,900,000.00        84,738.14     6.3400              216          8/11/2022           216            Act/360
    26           9,992,704.25        63,009.64     6.4700              119          7/11/2014           359            Act/360
    27           9,850,000.00        57,795.17     5.8000              120          8/11/2014           360            Act/360
    28           9,500,000.00        63,848.19     6.4500              60           8/11/2009           300            Act/360
    29           9,400,000.00        54,557.64     5.7000              120          8/11/2014           360            Act/360
    30           8,450,000.00        50,607.71     5.9900              119          7/11/2014           360            Act/360
    31           8,218,219.60        48,354.60     5.7900              116          4/11/2014           356            Act/360
    32           7,600,000.00        43,725.90     5.6200              59           7/11/2009           360            Act/360
    33           7,040,000.00        43,026.49     6.1800              120          8/11/2014           360            Act/360
    34           6,500,000.00        38,929.00     5.9900              120          8/11/2014           360            Act/360
    35           6,200,000.00        37,132.25     5.9900              119          7/11/2014           360            Act/360
    36           6,020,094.42        36,690.59     6.1354              118          6/11/2014           358            Act/360
    37           5,780,000.00        33,957.91     5.0500              117          5/11/2014           300            Act/360
    38           5,684,366.30        33,735.87     5.8800              117          5/11/2014           357            Act/360
    39           5,650,000.00        30,503.33     5.0500              117          5/11/2014           360            Act/360
    40           5,453,282.07        33,193.76     6.1250              118          6/11/2014           358            Act/360
    41           5,290,303.71        31,776.18     6.0000              118          6/11/2014           358            Act/360
    42           5,261,950.87        32,526.49     6.2800              119          7/11/2014           359            Act/360
    43           5,225,000.00        31,933.72     6.1800              60           8/11/2009           360            Act/360
    44           5,105,727.07        30,074.37     5.8100              117          5/11/2014           357            Act/360
    45           4,640,000.00        28,358.37     6.1800              120          8/11/2014           360            Act/360
    46           4,500,000.00        26,203.63     5.7300              119          7/11/2014           360            Act/360
    47           4,425,000.00        26,672.52     6.0500              120          8/11/2014           360            Act/360
    48           4,400,000.00        26,891.56     6.1800              120          8/11/2014           360            Act/360
    49           4,397,400.13        26,527.86     6.0500              119          7/11/2014           359            Act/360
    50           4,242,533.23        25,974.80     6.1800              118          6/11/2014           358            Act/360
    51           4,188,264.62        24,643.63     5.8000              117          5/11/2014           357            Act/360
    52           4,020,877.13        21,989.96     5.1550              119          7/11/2014           359            Act/360
    53           4,000,000.00        23,470.12     5.8000              120          8/11/2014           360            Act/360
    54           3,996,881.36        24,574.08     6.2290              119          7/11/2014           359            Act/360
    55           3,918,651.69        24,912.01     6.5400              118          6/11/2014           358            Act/360
    56           3,690,015.15        23,975.04     6.0600              118          6/11/2014           298            Act/360
    57           3,650,000.00        22,189.59     6.1300              120          8/11/2014           360            Act/360
    58           3,593,250.68        21,329.88     5.8900              118          6/11/2014           358            Act/360
    59           3,590,080.04        21,260.86     5.8600              117          5/11/2014           357            Act/360
    60           3,540,103.72        20,852.35     5.8100              117          5/11/2014           357            Act/360
    61           3,520,000.00        20,274.22     5.6300              58           6/11/2009           360            Act/360
    62           3,488,805.01        19,218.88     5.2000              117          5/11/2014           357            Act/360
    63           3,350,000.00        18,794.12     6.6400              58           6/11/2009            0             Act/360
    64           3,293,619.22        19,257.90     5.7500              118          6/11/2014           358            Act/360
    65           3,276,956.77        18,747.14     5.5600              59           7/11/2009           359            Act/360
    66           3,262,385.63        19,849.04     6.1300              119          7/11/2014           359            Act/360
    67           3,241,229.52        21,059.16     6.0600              118          6/11/2014           298            Act/360
    68           3,224,000.00        21,254.84     6.9100              179          7/11/2019           360            Act/360
    69           3,223,233.34        18,735.03     4.8600              55           3/11/2009           295            Act/360
    70           3,150,000.00        20,619.64     6.8400              118          6/11/2014           360            Act/360
    71           3,096,143.28        20,220.41     6.1300              120          8/11/2014           299            Act/360
    72           3,093,225.00        16,984.16     5.1800              118          6/11/2014           358            Act/360
    73           2,997,513.48        17,986.52     6.0000              83           7/11/2011           359            Act/360
    74           2,929,924.88        18,071.30     6.2500              118          6/11/2014           358            Act/360
    75           2,892,193.33        17,312.46     5.9600              117          5/11/2014           357            Act/360
    76           2,850,000.00        18,013.94     6.5000              120          8/11/2014           360            Act/360
    77           2,810,410.53        16,219.38     5.6300              118          6/11/2014           358            Act/360
    78           2,570,079.24        17,003.53     6.2400              118          6/11/2014           297            Act/360
    79           2,497,987.45        15,166.02     6.1100              119          7/11/2014           359            Act/360
    80           2,398,124.25        14,730.42     6.2200              131          7/11/2015           359            Act/360
    81           2,210,000.00        12,026.36     5.1200              60           8/11/2009           360            Act/360
    82           2,160,000.00        14,584.48     6.5000              120          8/11/2014           300            Act/360
    83           2,118,033.04        12,117.05     5.5600              59           7/11/2009           359            Act/360
    84           1,938,200.04        11,088.25     5.5600              59           7/11/2009           359            Act/360
    85           1,878,255.71        10,745.31     5.5600              59           7/11/2009           359            Act/360
    86           1,738,385.60         9,945.13     5.5600              59           7/11/2009           359            Act/360
    87           1,622,073.33         9,815.95     6.0700              88           12/11/2011          358            Act/360
    88           1,498,727.10         8,906.65     5.9100              119          7/11/2014           359            Act/360
    89           1,350,000.00         9,031.12     6.4000              120          8/11/2014           300            Act/360
    90           1,158,923.74         6,630.09     5.5600              59           7/11/2009           359            Act/360
    91           1,124,108.80         6,868.39     6.1700              119          7/11/2014           359            Act/360
    92             998,274.76         6,163.68     6.2600              118          6/11/2014           358            Act/360
    93             924,141.77         5,286.92     5.5600              59           7/11/2009           359            Act/360
    94             879,183.52         5,029.72     5.5600              59           7/11/2009           359            Act/360

 MORTGAGE
   LOAN     ADMINISTRATIVE     PRIMARY                     MORTGAGE LOAN                                               ANTICIPATED
  NUMBER      COST RATE     SERVICING FEE GROUND LEASE?        SELLER          DEFEASANCE        ARD MORTGAGE LOAN    REPAYMENT DATE
 --------   --------------  ------------- -------------    -------------   -----------------     -----------------    --------------

    1           0.03148         0.0300    Fee Simple             LB            Defeasance               Yes              3/11/2014
    2a          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    2b          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    3           0.03148         0.0300    Fee Simple             LB            Defeasance               Yes              2/11/2011
    4           0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    5           0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    6           0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    7           0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    8           0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    9           0.03148         0.0300    Leasehold             UBS            Defeasance               No                  N/A
    10          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    11          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    12          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    13          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    14          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    15          0.03148         0.0300    Fee Simple             LB        Yield Maintenance            No                  N/A
    16          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    17          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    18          0.03148         0.0300    Fee Simple             LB        Yield Maintenance            No                  N/A
    19          0.03148         0.0300    Fee Simple            UBS        Yield Maintenance            No                  N/A
    20          0.11648         0.1150    Fee Simple             LB            Defeasance               No                  N/A
    21          0.08148         0.0800    Fee Simple            UBS            Defeasance               No                  N/A
    22          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    23          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    24          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    25          0.03148         0.0300    Fee                    LB            Defeasance               No                  N/A
                                          Simple/Leasehold
    26          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    27          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    28          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    29          0.03148         0.0300    Leasehold             UBS            Defeasance               No                  N/A
    30          0.11648         0.1150    Fee Simple             LB            Defeasance               No                  N/A
    31          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    32          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    33          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    34          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    35          0.03148         0.0300    Fee Simple             LB        Yield Maintenance            No                  N/A
    36          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    37          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    38          0.11648         0.1150    Fee Simple             LB            Defeasance               No                  N/A
    39          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    40          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    41          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    42          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    43          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    44          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    45          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    46          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    47          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    48          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    49          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    50          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    51          0.11648         0.1150    Fee Simple             LB            Defeasance               No                  N/A
    52          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    53          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    54          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    55          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    56          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    57          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    58          0.11648         0.1150    Fee Simple             LB            Defeasance               No                  N/A
    59          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    60          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    61          0.11648         0.1150    Fee Simple             LB            Defeasance               No                  N/A
    62          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    63          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    64          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    65          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    66          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    67          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    68          0.03148         0.0300    Fee Simple             LB        Yield Maintenance            No                  N/A
    69          0.11648         0.1150    Fee Simple             LB            Defeasance               No                  N/A
    70          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    71          0.11648         0.1150    Fee Simple             LB            Defeasance               No                  N/A
    72          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    73          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    74          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    75          0.11648         0.1150    Fee Simple             LB            Defeasance               No                  N/A
    76          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    77          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    78          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    79          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    80          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    81          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    82          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    83          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    84          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    85          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    86          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    87          0.11648         0.1150    Fee Simple             LB            Defeasance               No                  N/A
    88          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    89          0.03148         0.0300    Fee Simple            UBS        Yield Maintenance            No                  N/A
    90          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    91          0.03148         0.0300    Fee Simple            UBS            Defeasance               No                  N/A
    92          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    93          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A
    94          0.03148         0.0300    Fee Simple             LB            Defeasance               No                  N/A

MORTGAGE
  LOAN
 NUMBER                      ARD SPREAD                           CROSS COLLATERALIZED          MORTGAGE LOAN SELLER LOAN ID
--------      ------------------------------------------          --------------------          ----------------------------

    1         5% + Greater of (Initial Rate or Treasury)                    No                              LG059
    2a                            N/A                                       No                              LG060
    2b                            N/A                                       No                              LG060
    3         5% + Greater of (Initial Rate or Treasury)                    No                              LG056
    4                             N/A                                       No                              10308
    5                             N/A                                       No                              LG061
    6                             N/A                                       No                              10332
    7                             N/A                                       No                              10320
    8                             N/A                                       No                              10317
    9                             N/A                                       No                              10207
    10                            N/A                                       No                            031211001
    11                            N/A                                       No                            040310001
    12                            N/A                                       No                            030911007
    13                            N/A                                       No                               9979
    14                            N/A                                       No                              10319
    15                            N/A                                       No                            040331010
    16                            N/A                                       No                            040525002
    17                            N/A                                       No                            040331005
    18                            N/A                                       No                            040315009
    19                            N/A                                       No                              10294
    20                            N/A                                       No                            040311001
    21                            N/A                                       No                              10302
    22                            N/A                                       No                            030414003
    23                            N/A                                       No                              LG066
    24                            N/A                                       No                            040319002
    25                            N/A                                       No                            040507001
    26                            N/A                                       No                              10321
    27                            N/A                                       No                              10385
    28                            N/A                                       No                              10432
    29                            N/A                                       No                              10267
    30                            N/A                                       No                            031126001
    31                            N/A                                       No                            030728004
    32                            N/A                                       No                            040517001
    33                            N/A                                       No                            040109001
    34                            N/A                                       No                              10218
    35                            N/A                                       No                            040315010
    36                            N/A                                       No                              10197
    37                            N/A                                       No                            040301007
    38                            N/A                                       No                            040318002
    39                            N/A                                       No                            040302008
    40                            N/A                                       No                              10298
    41                            N/A                                       No                            040329003
    42                            N/A                                       No                              10337
    43                            N/A                                       No                              10258
    44                            N/A                                       No                              10265
    45                            N/A                                   Yes (LB-D)                        040109002
    46                            N/A                                       No                            040412015
    47                            N/A                                       No                              10287
    48                            N/A                                   Yes (LB-D)                        040109003
    49                            N/A                                       No                              10286
    50                            N/A                                       No                              10310
    51                            N/A                                       No                            040302001
    52                            N/A                                       No                              10255
    53                            N/A                                       No                            040330002
    54                            N/A                                       No                            040316003
    55                            N/A                                       No                              10290
    56                            N/A                                       No                            040130004
    57                            N/A                                       No                              10349
    58                            N/A                                       No                            040324004
    59                            N/A                                       No                              10280
    60                            N/A                                       No                            040209004
    61                            N/A                                       No                            040419001
    62                            N/A                                       No                            040213003
    63                            N/A                                       No                              10221
    64                            N/A                                       No                            031002002
    65                            N/A                                       No                            040421004
    66                            N/A                                       No                              10330
    67                            N/A                                       No                            040130003
    68                            N/A                                       No                            040212004
    69                            N/A                                       No                            040115001
    70                            N/A                                       No                              10208
    71                            N/A                                       No                            040414003
    72                            N/A                                       No                            031027001
    73                            N/A                                       No                            040319005
    74                            N/A                                       No                              10338
    75                            N/A                                       No                            040310002
    76                            N/A                                       No                              10404
    77                            N/A                                       No                            040331002
    78                            N/A                                       No                            040226003
    79                            N/A                                       No                            040312001
    80                            N/A                                       No                              10301
    81                            N/A                                       No                              10335
    82                            N/A                                       No                              10179
    83                            N/A                                       No                            040420004
    84                            N/A                                       No                            040421006
    85                            N/A                                       No                            040420005
    86                            N/A                                       No                            040421007
    87                            N/A                                       No                            040407004
    88                            N/A                                       No                            040423001
    89                            N/A                                       No                              10357
    90                            N/A                                   Yes (LB-A)                        040421003
    91                            N/A                                       No                              10358
    92                            N/A                                       No                            030918010
    93                            N/A                                   Yes (LB-A)                        040421005
    94                            N/A                                       No                            040421008

                                   SCHEDULE II

          EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

The following are the exceptions for the Lehman loans to the Representations and
Warranties for the above-referenced transaction:

--------------------------------------------------------------------------------
REPRESENTATION FROM                     PROPERTY AND EXCEPTION
SECTION 2.04
--------------------------------------------------------------------------------
(v) Loan Document Status                2000 Pennsylvania Avenue and George
                                        Washington University Hotel Portfolio.
                                        There is no guarantor for these loans.
                                        Further, there are no carve-outs from
                                        exculpation and the related borrower is
                                        not personally liable for fraud or
                                        intentional misrepresentation until and
                                        unless a transfer of the related
                                        mortgaged property occurs pursuant to
                                        the terms of the related loan agreement.

                                        Northshore Mall. The environmental
                                        indemnity is silent as to radon.

--------------------------------------------------------------------------------
(viii) First Lien                       Courtyard - Lyndhurst. The related
                                        borrower leases the property to its
                                        wholly owned subsidiary, BoyCon Leasing,
                                        Inc. Pursuant to such lease BoyCon
                                        Leasing, Inc. is solely entitled to
                                        receive hotel room revenues. Lender was
                                        not granted a pledge in such hotel room
                                        revenues interests by BoyCon Leasing,
                                        Inc. However, the related borrower has
                                        pledged its 100% stock interest in
                                        BoyCon Leasing, Inc.

--------------------------------------------------------------------------------
(x) No Material Damage                  Northshore Mall. The
                                        related mortgage provides that in the
                                        event of any conflict between the
                                        provisions of the mortgage and any
                                        reciprocal easement agreement or major
                                        lease encumbering the property regarding
                                        the use of proceeds, the terms of the
                                        reciprocal easement agreement or major
                                        lease shall be controlling and mortgagee
                                        shall apply proceeds in accordance with
                                        the terms thereof.

--------------------------------------------------------------------------------
(xi) Title Insurance                    Northshore Mall. There are four
                                        co-insuring title companies; the title
                                        policy contains a "coordinate and
                                        proportionate" endorsement. Improvements
                                        encroach on 4 easements; title policy
                                        contains endorsement insuring against
                                        loss sustained in connection with a
                                        forced removal.

--------------------------------------------------------------------------------
(xii) Property Insurance                With respect to substantially all of the
                                        Lehman Trust Mortgage Loans (excluding
                                        any investment grade Lehman Trust
                                        Mortgage Loan), the related Mortgages
                                        require that any "financial strength" or
                                        "claims paying ability" rating from A.M.
                                        Best be at least "A-:VIII".

                                        With respect to certain Lehman Trust
                                        Mortgage Loans, the lender accepted
                                        comprehensive liability insurance in an
                                        amount less than that required by the
                                        loan documents, provided, however, that
                                        all of the Lehman Trust Mortgage Loans
                                        provide a primary general liability
                                        policy of at least $1,000,000 per
                                        occurrence with $2,000,000 in the
                                        aggregate; provided, further, that this
                                        exception does not apply to the 2000
                                        Pennsylvania Avenue, George Washington
                                        Hotel Portfolio, Northshore Mall, Two
                                        Penn Plaza and Westfield North Bridge
                                        Lehman Trust Mortgage Loans.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        Northshore Mall. Property insurance
                                        required under the loan documents to be
                                        carried in the amount of 100% of full
                                        replacement cost. The related borrower
                                        is permitted under the loan documents to
                                        maintain deductibles in excess of
                                        $200,000 on its property insurance so
                                        long as a guaranty, cash escrow or other
                                        security in the amount of such excess is
                                        provided by the Simon Property Group LP
                                        or another guarantor with an equivalent
                                        investment grade rating ("SPG"). The
                                        related loan documents require that the
                                        mortgagee receive at least 30 days
                                        advance notice of any modification,
                                        reduction or cancellation. The related
                                        borrower is required under the loan
                                        documents to have obtained coverage
                                        against terrorism of at least
                                        $100,000,000 subject to a deductible of
                                        not more than $2,000,000 (unless any
                                        excess is guaranteed by SPG or secured
                                        by cash escrow or otherwise); provided,
                                        however, that in the event of a claim
                                        reducing the amount of coverage to less
                                        than $90,000,000, the related borrower
                                        is required under the loan documents to
                                        increase such coverage to at least
                                        $90,000,000 provided same is
                                        commercially available.

                                        Two Penn Plaza. The related loan
                                        agreement provides that with respect to
                                        property insurance and business
                                        interruption insurance: if 5 or more
                                        insurers have issued the required
                                        policies, at least 60% must have a
                                        financial strength of claims paying
                                        ability rating of at least "AA-" and no
                                        such insurer providing, in the
                                        aggregate, coverage in an amount up to
                                        and including the greater of (a) the
                                        outstanding principal amount of the
                                        related loan and (b) if 5 or fewer
                                        insurers have issued the required
                                        policies, at least 75% of the insurers
                                        must have a rating of at least "AA-" ;
                                        in either case no insurer may have a
                                        rating of less than BBB-. If subsequent
                                        to the related borrower's placement of
                                        insurance the rating of any insurer
                                        fails to meet the foregoing
                                        requirements, the borrower will not be
                                        required to replace such insurance until
                                        the expiration or termination of the
                                        policy.

--------------------------------------------------------------------------------
(xvi) Subordinate Debt                  1200 Corporate Place. The related
                                        borrower's equity holder's may obtain
                                        future mezzanine financing from a
                                        "Qualified Mezzanine Lender" (as defined
                                        in the related mortgage loan documents)
                                        not to exceed the amount that will
                                        result in a DSCR on the Loan and
                                        mezzanine financing of 1.40:1.00 and a
                                        combined LTV of 80%.

                                        2000 Pennsylvania Avenue and George
                                        Washington University Hotel Portfolio.
                                        The only prohibition on disposition
                                        under the related mortgage loan
                                        documents is a disposition of the
                                        related mortgaged property.

--------------------------------------------------------------------------------
(xix) Environmental                     1221 Kapiolani; 2000 Pennsylvania
Conditions                              Avenue; George Washington University
                                        Hotel Portfolio; Northshore Mall;
                                        Northwoods I; Northwoods II; Westfield
                                        North Bridge. The related borrower is
                                        the only environmental indemnitor.

                                        Decatur Commons; Resort Plaza; Two Penn
                                        Plaza; Valley Oaks Shopping Center;
                                        Woodside Village. An entity other than
                                        the related borrower is the
                                        environmental indemnitor.

--------------------------------------------------------------------------------
(xxv) Due-on-Encumbrance                1200 Corporate Place; 2000 Pennsylvania
                                        Avenue and George Washington University
                                        Hotel Portfolio. See also the entry with
                                        respect to these loans on Schedule II
                                        (xvi) "Subordinate Debt".

                                        2000 Pennsylvania Avenue and George
                                        Washington University Hotel

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        Portfolio. The related mortgage loan
                                        documents do not prohibit the related
                                        borrower from encumbering any direct
                                        controlling interest in the borrower.

--------------------------------------------------------------------------------
(xxvi) Due-on-Sale                      George Washington University Hotel
                                        Portfolio and 2000 Pennsylvania Avenue.
                                        The only prohibition on disposition
                                        under the related mortgage loan
                                        documents is a disposition of the
                                        related mortgaged property.

                                        Northshore Mall. Neither lender consent
                                        nor rating agency confirmation is
                                        required, nor are conditions specified,
                                        in connection with (a) the sale,
                                        conveyance, pledge or other transfer, or
                                        the issuance of, securities or any
                                        direct or indirect interests in any
                                        direct or indirect owner of the related
                                        borrower which is publicly traded on a
                                        national exchange and (b) any
                                        consolidation of, merger with or into,
                                        sale or pledge of stock or ownership or
                                        beneficial interests in Teachers
                                        Insurance and Annuity Association of
                                        America, an "Morgan Entity" as defined
                                        in the related loan documents.

                                        Two Penn Plaza. Neither lender consent
                                        nor rating agency confirmation is
                                        required in connection with (a) the
                                        sale, conveyance, pledge or other
                                        transfer, or the issuance of, securities
                                        or any direct or indirect interests in
                                        any direct or indirect owner of the
                                        related borrower (including Vornado
                                        Realty Trust) which is publicly traded
                                        on a national exchange, or (b) the
                                        merger or consolidation of Vornado
                                        Realty Trust with any other person;
                                        provided that in the case of Vornado
                                        Realty Trust lender consent or rating
                                        agency confirmation will be required in
                                        connection any such transfer, other than
                                        the transfer of publicly traded shares
                                        in the ordinary course of business,
                                        which results in a change in control of
                                        Vornado Realty Trust.

--------------------------------------------------------------------------------
(xxvii) Mortgagor                       2000 Pennsylvania Avenue and George
Concentration                           Washington University Hotel Portfolio.
                                        Original aggregate principal balance of
                                        $75,750,000, representing 5.6% of the
                                        Initial Pool Balance.

--------------------------------------------------------------------------------
(xxviii) Waivers;                       With respect to certain Lehman Trust
Modifications                           Mortgage Loans, the lender accepted
                                        comprehensive liability insurance in an
                                        amount less than that required by the
                                        loan documents, provided, however, that
                                        all of the Lehman Trust Mortgage Loans
                                        provide a primary general liability
                                        policy of at least $1,000,000 per
                                        occurrence with $2,000,000 in the
                                        aggregate; provided, further, that this
                                        exception does not apply to the 2000
                                        Pennsylvania Avenue, George Washington
                                        Hotel Portfolio, Northshore Mall, Two
                                        Penn Plaza and Westfield North Bridge
                                        Lehman Trust Mortgage Loans.

                                        Two Penn Plaza. The related loan
                                        agreement was modified pursuant to that
                                        certain First Amendment to Loan
                                        Agreement dated May, 2004, pursuant to
                                        which, among other matters, the related
                                        note was split into two pari passu A
                                        notes and two subordinate B notes. The
                                        related borrower has executed four
                                        replacement notes.

--------------------------------------------------------------------------------
(xxxi) Qualifications;                  426 West Broadway. A portion of the
Licensing; Zoning                       related property is designated as a
                                        residential unit under a condominium
                                        declaration which governs the property.
                                        Additionally, the By-Laws which govern
                                        the property provide that no portion of
                                        a unit (other than the entire unit) may
                                        be rented. Such portion of the property
                                        designated as a residential unit is
                                        currently (i) being operated as a
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                        commercial space and (ii) rented in
                                        portions and not in its entirety.

--------------------------------------------------------------------------------
(xxxiii) Single Purpose                 2000 Pennsylvania Avenue and George
Entity                                  Washington University Hotel Portfolio.
                                        The related borrowers for these loans
                                        are not special purpose entities and no
                                        non-consolidation opinions were issued
                                        in connections with these loans.

--------------------------------------------------------------------------------
(xlv) Leasehold Interest                1221 Kapiolani. The related mortgage
Only                                    loan is secured by the related
                                        borrower's fee interest in one parcel
                                        and by its leasehold interest pursuant
                                        to separate ground leases in two
                                        additional parcels (the two ground
                                        leases are referred to in this Schedule
                                        II (xlv) as the "F&F Lease" and the
                                        "Moss Lease" respectively).

                                        (B) F&F Lease and Moss Lease. Assignment
                                        of the lease by the holder of the
                                        related mortgage loan other than
                                        pursuant to a foreclosure or assignment
                                        in lieu thereof requires the landlord's
                                        consent, not to be unreasonably
                                        withheld.

                                        (F) Moss Lease. The lease provides that
                                        so long as the landlord has written
                                        notice of the address of the related
                                        mortgage lender, landlord will mail such
                                        lender a copy of any notice given under
                                        the lease at the time of giving such
                                        notice to the tenant, provided that the
                                        landlord has no obligation to deliver
                                        notices to the tenant or lender of waste
                                        or insolvency-related defaults.

                                        (I) F&F Lease and Moss Lease. Each
                                        ground lease expires 10/31/2032, the
                                        term of the related mortgage loan
                                        expires in 2022.

                                        (J) F&F Lease and Moss Lease. The
                                        trustee having the right to hold and
                                        disburse any casualty or condemnation
                                        proceeds shall be appointed by the
                                        related borrower and approved by the
                                        landlord and related mortgage lender.
                                        With respect to condemnation proceeds,
                                        any such proceeds awarded with respect
                                        to the land shall be payable to the
                                        landlord and any proceeds with respect
                                        to the improvements shall be payable to
                                        landlord, the related borrower and
                                        lender as their respective interests
                                        shall appear. The landlord's interest in
                                        the improvements shall be the value of
                                        the reversionary interest in such
                                        compensation and damages computed at a
                                        compound discount rate equal to the
                                        Federal Reserve Rediscount Rate
                                        applicable to the preceding 5 years for
                                        the 12th District, capped at 7% per
                                        year, for the unexpired portion of the
                                        term. The related borrower's interest
                                        shall be the balance remaining after the
                                        landlord's award. The related lender's
                                        interest in any such proceeds is limited
                                        to the related borrower's interest.

                                        (K) Moss Lease. The landlord is required
                                        to enter into a new lease if the lease
                                        is terminated due to incurable default,
                                        rejection of the lease in bankruptcy, or
                                        if the interest of the related borrower
                                        is sold or assigned pursuant to the
                                        exercise of any remedy of the related
                                        mortgage lender or pursuant to judicial
                                        proceedings.

--------------------------------------------------------------------------------
(xlviii) Defeasance                     Northshore Mall. Upon defeasance, the
                                        related borrower may assign, and at the
                                        option of the related mortgagee the
                                        related borrower will assign, its
                                        obligations under the note to a
                                        successor entity.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(lv) Common Ownership                   Delran Shopping Plaza, Delran ShopRite
                                        and Delran ShopRite Inline. These loans
                                        are directly or indirectly under common
                                        ownership.

                                        Estelle Creek Apartments and Silverado
                                        Apartments. These loans are directly or
                                        indirectly under common ownership.

                                        George Washington University Hotel
                                        Portfolio and 2000 Pennsylvania Avenue.
                                        These loans are directly or indirectly
                                        under common ownership.

                                        Harrisonburg Crossing and 3660, 3710 &
                                        3730 Renee Drive. These loans are
                                        directly or indirectly under common
                                        ownership.

                                        Madeline Crossing and Pomeroy Station.
                                        These loans are directly or indirectly
                                        under common ownership.

                                        Northwoods I and Northwoods II. These
                                        loans are directly or indirectly under
                                        common ownership.

                                        St. Lawrence Plaza, Irondequoit Plaza
                                        and Fieldstone Marketplace. These loans
                                        are directly or indirectly under common
                                        ownership.

                                        1430 North Illinois Street; 2251 North
                                        Washington Boulevard; 3171 South High
                                        Street; 6405 Old Avery Road; 7472
                                        Reliance Street; 7535 Alta View
                                        Boulevard; 7715 East 42nd Street; and
                                        15124 South Linden Road. These loans are
                                        directly or indirectly under common
                                        ownership.

--------------------------------------------------------------------------------
(lviii) ARD Mortgage Loan               Two Penn Plaza. Upon the occurrence of
                                        the anticipated repayment date, absent
                                        another triggering event under the terms
                                        of the mortgage loan, the monies
                                        deposited from the related mortgaged
                                        property will not be swept to the
                                        lender's holding account, but will
                                        instead be swept to the borrower's
                                        account.

                                  SCHEDULE III

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS

                                      NONE

                                   SCHEDULE IV

                             REFERENCE RATE SCHEDULE

INTEREST ACCRUAL PERIODS BY                INTEREST ACCRUAL
      NUMERICAL ORDER                    PERIOD BEGINNING IN:               REFERENCE RATE
---------------------------              --------------------               --------------

            1                                 August 2004                      5.63250%
            2                               September 2004                     5.44727%
            3                                October 2004                      5.63218%
            4                                November 2004                     5.44696%
            5                                December 2004                     5.44683%
            6                                January 2005                      5.44668%
            7                                February 2005                     5.44661%
            8                                 March 2005                       5.63130%
            9                                 April 2005                       5.44611%
            10                                 May 2005                        5.63096%
            11                                 June 2005                       5.44578%
            12                                 July 2005                       5.63061%
            13                                August 2005                      5.63041%
            14                              September 2005                     5.44521%
            15                               October 2005                      5.62999%
            16                               November 2005                     5.44480%
            17                               December 2005                     5.44462%
            18                               January 2006                      5.44443%
            19                               February 2006                     5.44436%
            20                                March 2006                       5.62895%
            21                                April 2006                       5.44386%
            22                                 May 2006                        5.62867%
            23                                 June 2006                       5.44358%
            24                                 July 2006                       5.62837%
            25                                August 2006                      5.62823%
            26                              September 2006                     5.44311%
            27                               October 2006                      5.62783%
            28                               November 2006                     5.44272%
            29                               December 2006                     5.44255%
            30                               January 2007                      5.44237%
            31                               February 2007                     5.44246%
            32                                March 2007                       5.62676%
            33                                April 2007                       5.44176%
            34                                 May 2007                        5.62655%
            35                                 June 2007                       5.44157%
            36                                 July 2007                       5.62635%
            37                                August 2007                      5.62626%
            38                              September 2007                     5.44129%
            39                               October 2007                      5.62605%
            40                               November 2007                     5.44108%
            41                               December 2007                     5.62583%
            42                               January 2008                      5.44092%
            43                               February 2008                     5.44092%
            44                                March 2008                       5.62549%
            45                                April 2008                       5.44054%
            46                                 May 2008                        5.62527%
            47                                 June 2008                       5.44032%
            48                                 July 2008                       5.62504%
            49                                August 2008                      5.62494%

INTEREST ACCRUAL PERIODS BY                INTEREST ACCRUAL
      NUMERICAL ORDER                    PERIOD BEGINNING IN:               REFERENCE RATE
---------------------------              --------------------               --------------

            50                              September 2008                     5.44000%
            51                               October 2008                      5.62470%
            52                               November 2008                     5.43977%
            53                               December 2008                     5.43968%
            54                               January 2009                      5.43958%
            55                               February 2009                     5.43992%
            56                                March 2009                       5.62582%
            57                                April 2009                       5.44085%
            58                                 May 2009                        5.63554%
            59                                 June 2009                       5.43655%
            60                                 July 2009                       5.72147%
            61                                August 2009                      5.72036%
            62                              September 2009                     5.53241%
            63                               October 2009                      5.72033%
            64                               November 2009                     5.53238%
            65                               December 2009                     5.53242%
            66                               January 2010                      5.53241%
            67                               February 2010                     5.53299%
            68                                March 2010                       5.72023%
            69                                April 2010                       5.53228%
            70                                 May 2010                        5.72019%
            71                                 June 2010                       5.53224%
            72                                 July 2010                       5.72015%
            73                                August 2010                      5.72014%
            74                              September 2010                     5.53219%
            75                               October 2010                      5.72009%
            76                               November 2010                     5.53215%
            77                               December 2010                     5.53218%
            78                               January 2011                      5.53216%
            79                               February 2011                     5.66211%
            80                                March 2011                       5.85350%
            81                                April 2011                       5.66124%
            82                                 May 2011                        5.80283%
            83                                 June 2011                       5.62806%
            84                                 July 2011                       5.81816%

                                   SCHEDULE V

                      SCHEDULE OF MORTGAGE LOANS SECURED BY
                   A HOSPITALITY PROPERTY OR NURSING FACILITY

-------------------------------------------------------------------------------------------------------------------------
    MORTGAGE
      LOAN                                                       TYPE OF                 DATE OF            MORTGAGE
     NUMBER                 PROPERTY NAME AND ADDRESS            PROPERTY              ORIGINATION         LOAN SELLER
-------------------------------------------------------------------------------------------------------------------------

       9                    Pacific Beach Hotel                  Hotel                   8/9/2004             UBS
                            2490 Kalakawa Avenue
                            Honolulu. HI 96815
-------------------------------------------------------------------------------------------------------------------------

      16                    Courtyard-Lyndhurst                  Hotel                  7/30/2004              LB
                            1 Polito Avenue
                            Lyndhurst, NJ 07071

-------------------------------------------------------------------------------------------------------------------------

      23                    George Washington University Inn     Hotel                   5/7/2004              LB
                            824 New Hampshire Avenue
                            Washington D.C. 20037

-------------------------------------------------------------------------------------------------------------------------

      28                    Hampton Resorts Hotel Portfolio      Hotel                   8/6/2004             UBS
                            1655 Country Road 39,
                            161 Hills Station Road,
                            281 Country Road 39
                            Southhampton, NY 11968

-------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT A-1

      FORM OF CLASS [A-1] [A-2] [A-3] [A-4] [A-5] [A-6] [A-1A] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6
   CLASS [A-1] [A-2] [A-3] [A-4] [A-5] [A-6] [A-1A] COMMERCIAL MORTGAGE PASS-
                              THROUGH CERTIFICATE,
                                 SERIES 2004-C6

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  [__% per annum] [Variable]                  Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $____________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [A-1] [A-2] [A-3]
August 11, 2004                                                 [A-4] [A-5] [A-6] [A-1A] Certificates as of the Closing
                                                                Date:
                                                                $____________

Cut-off Date:  August 11, 2004                                  Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
Closing Date:  August 24, 2004                                  $1,346,519,865

First Distribution Date: September 17, 2004

Master Servicer:  Wachovia Bank, National Association           Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                        Fiscal Agent: ABN AMRO Bank N.V.

Certificate No.  [A-1] [A-2] [A-3] [A-4] [A-5] [A-6]            CUSIP No.:  _____________
[A-1A]-___

                                     A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling

                                     A-1-2

and Servicing Agreement, dated as specified above (the "Agreement"), between
Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank
N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                                     A-1-3

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury
Department regulations) associated herewith and all materials of any kind
(including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner

                                     A-1-4

hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master
Servicer, the Special Servicer or any Controlling Class Certificateholder at a
price determined as provided in the Agreement of all Mortgage Loans and any REO
Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder to purchase from the Trust all
Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the
Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-1] [A-2] [A-3] [A-4] [A-5] [A-6]
[A-1A] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Certificate Registrar

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                                     A-1-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

                  This information is provided by ___________________________, the assignee named above, or __________________________________, as its agent.

                                     A-1-7

                                   EXHIBIT A-2

                     FORM OF CLASS [X-CL] [X-CP] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6
        CLASS [X-CL] [X-CP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C6

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  Variable                                     Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                                 $____________

Date of Pooling and Servicing Agreement:                         Class Notional Amount of all the Class [X-CL] [X-CP]
August 11, 2004                                                  Certificates as of the Closing Date:
                                                                 $____________

Cut-off Date:  August 11, 2004                                   Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  August 24, 2004                                   due on or before such date (the "Initial Pool Balance"):
                                                                 $1,346,519,865
First Distribution Date: September 17, 2004

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent: ABN AMRO Bank N.V.

Certificate No.  X-___                                           CUSIP No.:  _____________

                                     A-2-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE

                                     A-2-2

A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY
DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS
OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Structured Asset Securities Corporation II, as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners,
Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced

                                     A-2-3

by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of
their respective Affiliates or, if this Certificate is a Global Certificate, a
Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and,

                                     A-2-4

upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such
Transferee is an Institutional Accredited Investor or a Qualified Institutional
Buyer and such Transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Lehman
Brothers Inc. or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of
Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act.
Except as discussed below, an interest in a Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may not be transferred to any
Person who takes delivery other than in the form of an interest in such Rule
144A Global Certificate. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in a
Rule 144A Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any
Person who takes delivery in the form of a beneficial interest in the Regulation
S Global Certificate for such Class of Certificates upon delivery to the
Certificate Registrar of (x) a certificate to the effect that the Certificate
Owner desiring to effect such Transfer is the Depositor or an Affiliate of the
Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the
Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Rule 144A

                                     A-2-5

Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

                  Also notwithstanding the second preceding paragraph, any
interest in a Rule 144A Global Certificate with respect to any Class of
Book-Entry Non-Registered Certificates may be transferred by any Certificate
Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive
Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the
Depository to direct the Trustee to debit the account of a Depository
Participant by the denomination of the transferred interests in such Rule 144A
Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A
Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                  Except as provided in the next paragraph no beneficial
interest in a Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S
Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such
Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such
Transferee is not a United States Securities Person. On or prior to the Release
Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or
Clearstream.

                  Notwithstanding the preceding paragraph, any interest in a
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred by the Depositor or any Affiliate of the
Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the
Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and
Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred.
Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S
Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Rule 144A Global

                                     A-2-6

Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the
Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the
Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective
Affiliates or, if this Certificate constitutes a Global Certificate, any
Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement, the
Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this
Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction
Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of
ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the Two Penn Plaza Trust Mortgage Loan or any Two Penn Plaza REO
Property, any Exemption-Favored Party or any Mortgagor with respect to Mortgage
Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately

                                     A-2-7

preceding clauses (X) and (Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury
Department regulations) associated herewith and all materials of any kind
(including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to

                                     A-2-8

the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master
Servicer, the Special Servicer or any Controlling Class Certificateholder at a
price determined as provided in the Agreement of all Mortgage Loans and any REO
Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder to purchase from the Trust all
Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the
Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-9

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                     -------------------------------------------
                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [X-CL] [X-CP] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Certificate Registrar

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                                     A-2-10

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                   _____________________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

                  This information is provided by _________________________, the assignee named above, or __________________________________, as its agent.

                                     A-2-11

                                   EXHIBIT A-3

                  FORM OF CLASS [B] [C] [D] [E] [F] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6
     CLASS [B] [C] [D] [E] [F] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C6

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  Variable                                     Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                                 $_____________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class [B] [C] [D] [E] [F]
August 11, 2004                                                  Certificates as of the Closing Date:
                                                                 $_____________

Cut-off Date:  August 11, 2004                                   Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  August 24, 2004                                   due on or before such date (the "Initial Pool Balance"):
                                                                 $1,346,519,865
First Distribution Date:  September 17, 2004

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [B] [C] [D] [E] [F]-___                          CUSIP No.:  _____________

                                     A-3-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its

                                     A-3-2

"Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate
(their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Wachovia Bank, National Association, as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), Lennar
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-3-3

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury
Department regulations) associated herewith and all materials of any kind
(including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                                     A-3-4

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master
Servicer, the Special Servicer or any Controlling Class Certificateholder at a
price determined as provided in the Agreement of all Mortgage Loans and any REO
Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder to purchase from the Trust all
Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the
Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [B] [C] [D] [E] [F] Certificates
referred to in the within-mentioned Agreement.

Dated:  _____________

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Certificate Registrar

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                                     A-3-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                   ____________________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

                  This information is provided by ___________________________, the assignee named above, or __________________________________, as its agent.

                                     A-3-7

                                   EXHIBIT A-4

      FORM OF CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6
   CLASS [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S] [T] COMMERCIAL MORTGAGE PASS-
                              THROUGH CERTIFICATE,
                                 SERIES 2004-C6

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Pass-Through Rate:  Variable                                    Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $____________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [G] [H] [J] [K]
August 11, 2004                                                 [L] [M] [N] [P] [Q] [S] [T] Certificates as of the Closing
                                                                Date:
                                                                $_____________

Cut-off Date:  August 11, 2004                                  Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  August 24, 2004                                  due on or before such date (the "Initial Pool Balance"):
                                                                $1,346,519,865
First Distribution Date: September 17, 2004

Master Servicer:  Wachovia Bank, National Association           Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                        Fiscal Agent: ABN AMRO Bank N.V.

Certificate No.  [G] [H] [J] [K] [L] [M] [N] [P] [Q] [S]        CUSIP No.:  _____________
[T]-___

                                     A-4-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                     A-4-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Structured Asset Securities Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank
N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable

                                     A-4-3

Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5)
Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                     A-4-4

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Lehman Brothers Inc. or any of
their respective Affiliates or, if this Certificate is a Global Certificate, a
Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such
Transferee is an Institutional Accredited Investor or a Qualified Institutional
Buyer and such Transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Lehman
Brothers Inc. or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of
Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act.
Except as discussed below, an interest in a Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may not be transferred to any
Person who takes delivery other than in the form of an interest in such Rule
144A Global Certificate. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  [FOR CLASS T CERTIFICATES ONLY: If this Certificate
constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act, any Certificate
Owner desiring to effect a transfer of this Certificate or any interest

                                     A-4-5

herein may not sell or otherwise transfer this Certificate or any interest herein unless it has provided the Depositor with prior written notice of such transfer (together with a copy of the certificate (executed by the proposed transferee) or Opinion of Counsel referred to in the preceding paragraph); such notice to be delivered to Structured Asset Securities Corporation II, 745
Seventh Avenue, New York, New York 10019, Attention: Scott Lechner--LB-UBS
Commercial Mortgage Trust 2004-C6, facsimile number: (646) 758-4203.]

                  Notwithstanding the preceding paragraph, any interest in a
Rule 144A Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any
Person who takes delivery in the form of a beneficial interest in the Regulation
S Global Certificate for such Class of Certificates upon delivery to the
Certificate Registrar of (x) a certificate to the effect that the Certificate
Owner desiring to effect such Transfer is the Depositor or an Affiliate of the
Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the
Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

                  Also notwithstanding the second preceding paragraph, any
interest in a Rule 144A Global Certificate with respect to any Class of
Book-Entry Non-Registered Certificates may be transferred by any Certificate
Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive
Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the
Depository to direct the Trustee to debit the account of a Depository
Participant by the denomination of the transferred interests in such Rule 144A
Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A
Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                  Except as provided in the next paragraph no beneficial
interest in a Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S
Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be

                                     A-4-6

required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the
Agreement certifying that such Transferee is not a United States Securities
Person. On or prior to the Release Date, beneficial interests in the Regulation
S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream.

                  Notwithstanding the preceding paragraph, any interest in a
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred by the Depositor or any Affiliate of the
Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the
Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and
Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred.
Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S
Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the
Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the
Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Lehman Brothers Inc. or any of their respective
Affiliates or, if this Certificate constitutes a Global Certificate, any
Transfer of this Certificate to a successor Depository or to the applicable
Certificate Owner in accordance with Section 5.03 of the Agreement, the
Certificate Registrar shall refuse to

                                     A-4-7

register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating
Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on any of Prohibited Transaction Exemption 91-14, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
any Sub-Servicer, any Person responsible for servicing the Two Penn Plaza Trust
Mortgage Loan or any Two Penn Plaza REO Property, any Exemption-Favored Party or
any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                                     A-4-8

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury
Department regulations) associated herewith and all materials of any kind
(including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master
Servicer, the Special Servicer or any Controlling Class Certificateholder at a
price determined as provided in the Agreement of all Mortgage Loans and any REO
Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder to purchase from the Trust all
Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the
Certificates.

                                     A-4-9

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-10

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                      -----------------------------------------
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [G] [H] [J] [K] [L] [M] [N] [P] [Q]
[S] [T] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Certificate Registrar

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                                     A-4-11

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                   _____________________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or __________________________________, as its agent.

                                     A-4-12

                                   EXHIBIT A-5

                 FORM OF CLASS [R-I] [R-II] [R-III] CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6
    CLASS [R-I] [R-II] [R-III] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C6

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in the
August 11, 2004                                                  related Class:  ___%

Cut-off Date:  August 11, 2004                                   Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  August 24, 2004                                   due on or before such date (the "Initial Pool Balance"):
                                                                 $1,346,519,865
First Distribution Date: September 17, 2004

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent: ABN AMRO Bank N.V.

Certificate No.  [R-I] [R-II] [R-III]-___

                                     A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                  This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership

                                     A-5-2

interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Structured Asset Securities Corporation II, as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners,
Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain

                                     A-5-3

limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If a Transfer of this Certificate is to be made without
registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor,
Lehman Brothers Inc. or any of their respective Affiliates), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such
Transferee is an Institutional Accredited Investor or a Qualified Institutional
Buyer and such Transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer, the Certificate Registrar and
their respective Affiliates against any liability that may result if such
Transfer is not exempt from the registration and/or qualification

                                     A-5-4

requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the
Depositor, Lehman Brothers Inc. or any of their respective Affiliates, the
Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar a certification and/or Opinion of
Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the provisions of Section
5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section
5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d)
to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the
Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement")
from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its
Ownership Interest in this Certificate as a nominee, trustee or agent for any
Person that is not a Permitted Transferee, that for so long as it retains its
Ownership Interest in this Certificate, it will endeavor to remain a Permitted
Transferee, and that it has reviewed the provisions of Section 5.02(d) of

                                     A-5-5

the Agreement and agrees to be bound by them. Notwithstanding the delivery of a
Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate
Registrar has actual knowledge that the proposed Transferee is not a Permitted
Transferee, the Certificate Registrar shall not register the Transfer of an
Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership
Interest in this Certificate to any entity classified as a partnership under the
Code unless at the time of transfer, all of its beneficial owners are United
States Tax Persons.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership
Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.
Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the
Tax Administrator written notice that it is a "pass-through interest holder"
within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A)
immediately upon acquiring such Ownership Interest, if it is, or is holding such
Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be
modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause any REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the
Transfer of a Residual Interest Certificate to a Person which is not a Permitted
Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest
Certificate to a Person that is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of this
Certificate may cause any REMIC Pool to fail to qualify as a REMIC, (iii) a
Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or
(v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person..

                  A "Disqualified Organization" is (i) the United States, any
State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an opinion of counsel that the holding of an
Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of
Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an

                                     A-5-6

Ownership Interest in a Residual Interest Certificate to such Person. The terms
"United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Disqualified Non-United States Tax Person" is, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such
Residual Interest Certificate and, for purposes of Treasury regulations section
1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section
1.860E-1(c)(4)(ii), as a holder of such Residual Interest Certificate for United
States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c)
has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an
opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such
Transfer of such Residual Interest Certificate will not be disregarded for
United States federal income tax purposes.

                  A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are
Disqualified Non-United States Tax Persons.

                  A "Non-United States Tax Person" is any Person other than a
United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United
States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more
United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury
Department regulations) associated herewith and all materials of any kind

                                     A-5-7

(including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master
Servicer, the Special Servicer or any Controlling Class Certificateholder at a
price determined as provided in the Agreement of all Mortgage Loans and any REO
Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer
or any Controlling Class Certificateholder to purchase from the Trust all
Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the
Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-8

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [R-I] [R-II] [R-III] Certificates
referred to in the within-mentioned Agreement.

Dated:  _____________

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Certificate Registrar

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                                     A-5-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                   _____________________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

                  This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-10

                                   EXHIBIT A-6

                           FORM OF CLASS V CERTIFICATE

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C6
              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C6

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                   STRUCTURED ASSET SECURITIES CORPORATION II

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in
August 11, 2004                                                  Class V: ___%

Cut-off Date:  August 11, 2004                                   Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
Closing Date:  August 24, 2004                                   due on or before such date (the "Initial Pool Balance"):
                                                                 $1,346,519,865
First Distribution Date: September 17, 2004

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent: ABN AMRO Bank N.V.

Certificate No.  V-___

                                     A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN STRUCTURED
ASSET SECURITIES CORPORATION II, WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR
PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF
THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS SUBJECT TO THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

                  This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class V Certificates. The Trust was created and the
Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Structured Asset Securities
Corporation II, as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     A-6-2

In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the
Agreement on the applicable Distribution Date in respect of the Class of
Certificates to which this Certificate belongs. All distributions made under the
Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Custodial Accounts, the Collection Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                     A-6-3

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If a Transfer of this Certificate is to be made without
registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor,
Lehman Brothers Inc. or any of their respective Affiliates), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such
Transferee is an Institutional Accredited Investor or a Qualified Institutional
Buyer and such Transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Lehman Brothers Inc., UBS Securities LLC, the Trustee, the Fiscal
Agent, the Master Servicer, the Special Servicer, the Certificate Registrar and
their respective Affiliates against any liability that may result if such
Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the
Depositor, Lehman Brothers Inc. or

                                     A-6-4

any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar a certification and/or Opinion of
Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury
Department regulations) associated herewith and all materials of any kind
(including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust, and (ii) the purchase by the Depositor, Lehman Brothers Inc., the Master
Servicer, the Special Servicer or any Controlling Class Certificateholder at a
price determined as provided in the Agreement of all Mortgage Loans and any REO
Properties remaining in the Trust. The Agreement permits, but

                                     A-6-5

does not require, the Depositor, Lehman Brothers Inc., the Master Servicer, the
Special Servicer or any Controlling Class Certificateholder to purchase from the
Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of
Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the
Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-6-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Certificate Registrar

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                                     A-6-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
and transfer(s) unto ___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through
Certificate to the following address: __________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                   _____________________________________________
                                   Signature by or on behalf of Assignor

                                   _____________________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

                  This information is provided by ____________________________, the assignee named above, or __________________________________, as its agent.

                                     A-6-8

                                    EXHIBIT B

                         FORM OF PAYMENT DATE STATEMENT

                    See Annex D in the Prospectus Supplement

                                      B-1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

                  Re:   LB-UBS Commercial Mortgage Trust 2004-C6 Commercial
                        Mortgage Pass Through Certificates, Series 2004-C6 (the
                        "Certificates")

Ladies and Gentlemen:

                  Pursuant to Section 2.02(b) of the Pooling and Servicing
Agreement dated as of August 11, 2004, relating to the above-referenced
Certificates (the "Agreement"), LaSalle Bank National Association, in its
capacity as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified in clauses
(a)(i) through (a)(xiv) (without regard to the second parenthetical in such clause (a)(xiv)) of the definition of "Mortgage File" or, in the case of the Two
Penn Plaza Mortgage Loan, in clauses (b)(i) through (b)(iii) of the definition of "Mortgage File", are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the
Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any
Custodian with respect to such Mortgage Loan have been reviewed by it or by such
Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of the Agreement and in this
Certification and only as to the foregoing documents, the information set forth in the Trust Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Trust Mortgage Loan Schedule"
accurately reflects the information set forth in the Mortgage File.

                  Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the
Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

                                      C-1

                  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                   Respectfully,

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                      C-2

                                   SCHEDULE A

Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attn:  LB-UBS Commercial Mortgage Trust 2004-C6

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139
Attn:  LB-UBS Commercial Mortgage Trust 2004-C6

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York  10019
Attn:  LB-UBS Commercial Mortgage Trust 2004-C6

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019
Attn:  LB-UBS Commercial Mortgage Trust 2004-C6

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York  10019
Attn:  LB-UBS Commercial Mortgage Trust 2004-C6

UBS Securities LLC
1285 Avenue of the Americas
New York, New York  10019
Attn:  LB-UBS Commercial Mortgage Trust 2004-C6

UBS Real Estate Investments Inc.
1285 Avenue of the Americas
New York, New York  10019
Attn:  LB-UBS Commercial Mortgage Trust 2004-C6

[EACH OF THE SERVICED NON-TRUST MORTGAGE LOAN NOTEHOLDERS]

                                      C-3

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:        Global Securitization Trust Services Group--
                  LB-UBS Commercial Mortgage Trust 2004-C6

                  Re:   LB-UBS Commercial Mortgage Trust 2004-C6,
                        Commercial Mortgage Pass-Through Certificates,
                        Series 2004-C6

                  In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee, under that certain Pooling and Servicing
Agreement dated as of August 11, 2004 (the "Pooling and Servicing Agreement"),
by and between Structured Asset Securities Corporation II, as depositor,
Wachovia Bank, National Association, as master servicer (the "Master Servicer"),
Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle
Bank National Association, as trustee (the "Trustee), and ABN AMRO Bank N.V., fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee, with respect to the following described Mortgage Loan for the reason indicated
below.

                  Property Name:  ______________________________________________

                  Address: _____________________________________________________

                  Control No.:  ________________________________________________

                  If only particular documents in the Mortgage File are
requested, please specify which: _______________________________________________

________________________________________________________________________________

________________________________________________________________________________

Reason for requesting file (or portion thereof):

         ______            1.      Mortgage Loan paid in full. The undersigned
                                   hereby certifies that all amounts received in
                                   connection with the Mortgage Loan that are
                                   required to be credited to the Custodial
                                   Accounts pursuant to the Pooling and
                                   Servicing Agreement, have been or will be so
                                   credited.

         ______            2.      Other.  (Describe)___________________________

                                   _____________________________________________

                                   _____________________________________________

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof,

                                     D-1-1

unless the Mortgage Loan has been paid in full, in which case the Mortgage File
(or such portion thereof) will be retained by us permanently.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                   WACHOVIA BANK, NATIONAL ASSOCIATION

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                   -----------

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:        Global Securitization Trust Services Group--
                  LB-UBS Commercial Mortgage Trust 2004-C6

                  Re:  LB-UBS Commercial Mortgage Trust 2004-C6,
                       Commercial Mortgage Pass-Through Certificates,
                       Series 2004-C6

         In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee, under that certain Pooling and Servicing Agreement dated as of August 11, 2004 (the "Pooling and Servicing Agreement"), by and
between Structured Asset Securities Corporation II, as depositor, Wachovia Bank,
National Association, as master servicer (the "Master Servicer"), Lennar
Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank
National Association, as trustee (the "Trustee), and ABN AMRO Bank N.V., as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee, with respect to the following described Mortgage Loan for the reason indicated
below.

                  Property Name: _______________________________________________

                  Address: _____________________________________________________

                  Control No.:__________________________________________________

                  If only particular documents in the Mortgage File are
requested, please specify which: _______________________________________________

________________________________________________________________________________

________________________________________________________________________________

Reason for requesting file (or portion thereof):

         ______            1.      Mortgage Loan paid in full. The undersigned
                                   hereby certifies that all amounts received in
                                   connection with the Mortgage Loan that are
                                   required to be credited to the Custodial
                                   Accounts pursuant to the Pooling and
                                   Servicing Agreement, have been or will be so
                                   credited.

         ______            2.      Other. (Describe) ___________________________

                                   _____________________________________________

                                   _____________________________________________

                                     D-2-1

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                     LENNAR PARTNERS, INC.

                                     By:_______________________________________
                                        Name:
                                        Title:

                                     D-2-2

                                    EXHIBIT E

                     FORM OF LOAN PAYOFF NOTIFICATION REPORT

                        LOAN PAYMENT NOTIFICATION REPORT
                           AS OF _____________________

---------------------------------------------------------------------------------------------------------------------------
      S4            S55          S61      S58       P7        P8        P10           P11          P93           P97
---------------------------------------------------------------------------------------------------------------------------
                                                 SCHEDULED                                      PRECEDING
                 SHORT NAME                      MORTGAGE    PAID     CURRENT                   FISCAL YR.
  PROSPECTUS       (WHEN      PROPERTY             LOAN      THRU     INTEREST     MATURITY        DSCR      MOST RECENT
      ID        APPROPRIATE)    TYPE     STATE    BALANCE    DATE       RATE         DATE          NCR         DSCR NCF
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
SCHEDULED PAYMENTS
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
UNSCHEDULED PAYMENT
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          $
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
      S4               SERVICER ESTIMATED INFORMATION
----------------------------------------------------------

                                  EXPECTED     EXPECTED
  PROSPECTUS           YIELD       PAYMENT    DISTRIBUTION
      ID            MAINTENANCE     DATE         DATE
----------------------------------------------------------

----------------------------------------------------------
SCHEDULED PAYMENTS
----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------
UNSCHEDULED PAYMENT
----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------
TOTAL:
----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

THE BORROWER HAS ONLY REQUESTED THE INFORMATION TO PAY-OFF. THIS DOES NOT
INDICATE A DEFINITE PAYMENT.

                                      E-1

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:        Global Securitization Trust Services Group--
                  LB-UBS Commercial Mortgage Trust 2004-C6

         Re:      LB-UBS Commercial Mortgage Trust 2004-C6, Commercial Mortgage
                  Pass-Through Certificates, Series 2004-C6, Class _____,
                  [having an initial aggregate [Certificate Principal Balance]
                  [Certificate Notional Amount] as of August 24, 2004 (the
                  "Closing Date") of $__________] [representing a ____%
                  Percentage Interest in the subject Class]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by _________________________ (the "Transferor") to
__________________________ (the "Transferee") of the captioned Certificates (the
"Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August
11, 2004, between Structured Asset Securities Corporation II, as Depositor,
Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc.,
as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO
Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise herein defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the
Depositor, that:

                  1. The Transferor is the lawful owner of the Transferred
       Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
       (a) offered, transferred, pledged, sold or otherwise disposed of any
       Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any
       Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any
       Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the
       Transferred Certificates under the Securities Act of

                                     F-1-1

       1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities
       Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities
       Act or any state securities laws.

                                   Very truly yours,

                                   _____________________________________________
                                   Print Name of Transferor

                                   By: _________________________________________
                                   Name:
                                   Title:

                                     F-1-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:        Global Securitization Trust Services Group--
                  LB-UBS Commercial Mortgage Trust 2004-C6

                  Re:   LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
                        Mortgage Pass-Through Certificates, Series 2004-C6,
                        Class ___, [having an initial aggregate [Certificate
                        Principal Balance] [Certificate Notional Amount] as of
                        August 24, 2004 (the "Closing Date") of $__________]
                        [representing a ____% Percentage Interest in the subject
                        Class]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by ____________________________ (the "Transferor") to
________________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 11, 2004, between Structured Asset Securities Corporation II, as
Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar
Partners, Inc., as Special Servicer, LaSalle Bank National Association, as
Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the
Trustee and the Depositor, that:

                  1. The Transferee is a "qualified institutional buyer" (a
         "Qualified Institutional Buyer") as that term is defined in Rule 144A
         ("Rule 144A") under the Securities Act of 1933, as amended (the
         "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A.
         The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a
         Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

                  2. The Transferee has been furnished with all information
         regarding (a) the Depositor, (b) the Transferred Certificates and
         distributions thereon, (c) the nature, performance and servicing

                                     F-2A-1

         of the Trust Mortgage Loans, (d) the Pooling and Servicing Agreement
         and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

                  3. If the Transferee proposes that the Transferred
         Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

                                   Very truly yours,

                                   ---------------------------------------------
                                   Print Name of Transferee

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                             Nominee Acknowledgement
                             -----------------------

                  The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                   ---------------------------------------------
                                   Print Name of Nominee

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to [name of
Transferor] (the "Transferor") and [name of Certificate Registrar], as
Certificate Registrar, with respect to the mortgage pass-through certificates
(the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the
         "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of
         1933, as amended, because (i) [the Transferee] [each of the
         Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with
         Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         _____       Corporation, etc. The Transferee is a corporation (other
                     than a bank, savings and loan association or similar
                     institution), Massachusetts or similar business trust,
                     partnership, or any organization described in Section
                     501(c)(3) of the Internal Revenue Code of 1986, as amended.

         _____       Bank. The Transferee (a) is a national bank or a banking
                     institution organized under the laws of any state, U.S.
                     territory or the District of Columbia, the business of
                     which is substantially confined to banking and is
                     supervised by the state or territorial banking commission
                     or similar official or is a foreign bank or equivalent
                     institution, and (b) has an audited net worth of at least
                     $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a
                     date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank,
                     and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         _____       Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative
                     bank, homestead association or similar institution, which
                     is supervised and examined by a state or federal authority having supervision over any such institutions, or is a
                     foreign savings and loan association

-----------------------

(1)      Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless
         Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2A-3

                     or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest
                     annual financial statements, a copy of which is attached
                     hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18
                     months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         _____       Broker-dealer. The Transferee is a dealer registered
                     pursuant to Section 15 of the Securities Exchange Act of
                     1934, as amended.

         _____       Insurance Company. The Transferee is an insurance company
                     whose primary and predominant business activity is the
                     writing of insurance or the reinsuring of risks
                     underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar
                     official or agency of a state, U.S. territory or the
                     District of Columbia.

         _____       State or Local Plan. The Transferee is a plan established
                     and maintained by a state, its political subdivisions, or
                     any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

         _____       ERISA Plan. The Transferee is an employee benefit plan
                     within the meaning of Title I of the Employee Retirement
                     Income Security Act of 1974.

         _____       Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         _____       QIB Subsidiary. All the Transferee's equity owners are
                     "qualified institutional buyers" within the meaning of Rule
                     144A.

         _____       Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
                     subsection (a)(1) of Rule 144A pursuant to which it
                     qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1)_________________

                     ___________________________________________________________

                     __________________________________________________________.

                  3. For purposes of determining the aggregate amount of
         securities owned and/or invested on a discretionary basis by any
         Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of
         securities owned and/or invested on a discretionary basis by any
         Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining

                                     F-2A-4

         such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities
         Exchange Act of 1934, as amended.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
         Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                  ___   ___  Will the Transferee be purchasing the Transferred
                  Yes   No   Certificates only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a
         "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                  8. Capitalized terms used but not defined herein have the
         respective meanings ascribed thereto in the Pooling and Servicing
         Agreement pursuant to which the Transferred Certificates were issued.

                                     -------------------------------------------
                                     Print Name of Transferee

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:
                                        Date:

                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to [name of
Transferor] (the "Transferor") and [name of Certificate Registrar], as
Certificate Registrar, with respect to the mortgage pass-through certificates
(the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the
         "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the
         Securities Act of 1933, as amended, because the Transferee is part of a
         Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as
         defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii)
         as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
         Investment Companies, the cost of such securities was used, unless the
         Transferee or any member of the Transferee's Family of Investment
         Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ______      The Transferee owned and/or invested on a discretionary
                     basis $___________________ in securities (other than the
                     excluded securities referred to below) as of the end of the
                     Transferee's most recent fiscal year (such amount being
                     calculated in accordance with Rule 144A).

         ______      The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities
                     (other than the excluded securities referred to below) as
                     of the end of the Transferee's most recent fiscal year
                     (such amount being calculated in accordance with Rule
                     144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof)
         that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i)
         securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies,

                                     F-2A-6

         (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
         Transferee, or owned by the Transferee's Family of Investment
         Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
         Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                  ____  ____ Will the Transferee be purchasing the Transferred
                  Yes   No   Certificates only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a
         "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this
         certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred
         Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                     F-2A-7

                  8. Capitalized terms used but not defined herein have the
         respective meanings ascribed thereto in the Pooling and Servicing
         Agreement pursuant to which the Transferred Certificates were issued.

                                       -----------------------------------------
                                       Print Name of Transferee or Adviser

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Date:

                                       IF ABOVE IS AN ADVISER:

                                       -----------------------------------------
                                       Print Name of Transferee

                                       Date:
                                            ------------------------------------

                                     F-2A-8

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:        Global Securitization Trust Services Group--
                  LB-UBS Commercial Mortgage Trust 2004-C6

                  Re:   LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
                        Mortgage Pass-Through Certificates, Series 2004-C6,
                        Class _____,[having an initial aggregate [Certificate
                        Principal Balance] [Certificate Notional Amount] as of
                        August 24, 2004 (the "Closing Date") of $__________]
                        [representing a ____% Percentage Interest in the subject
                        Class]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by _________________________ (the "Transferor") to
__________________________ (the "Transferee") of the captioned Certificates (the
"Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August
11, 2004, between Structured Asset Securities Corporation II, as Depositor,
Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc.,
as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO
Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the
Depositor, that:

                  1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Transferred
         Certificates have not been and will not be registered under the
         Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the
         Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c)
         neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is
         (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the
         Pooling and Servicing

                                     F-2B-1

         Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A to the Pooling and Servicing Agreement or as Exhibit F-2B to the Pooling
         and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                  3. The Transferee understands that it may not sell or
         otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")
                  OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE,
                  TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
                  INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY
                  BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
                  REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH
                  THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING
                  AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE
                  MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN
                  OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT
                  INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION
                  4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
                  "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY
                  PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF
                  OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF
                  ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
                  ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
                  SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED
                  TO HEREIN.

                  4. Neither the Transferee nor anyone acting on its behalf has
         (a) offered, pledged, sold, disposed of or otherwise transferred any
         Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred
         Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
         Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any

                                     F-2B-2

         interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through
         (e) above) would constitute a distribution of the Transferred
         Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities
         Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The
         Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred
         Certificate or any other similar security.

                  5. The Transferee has been furnished with all information
         regarding (a) the Depositor, (b) the Transferred Certificates and
         distributions thereon, (c) the Pooling and Servicing Agreement and the
         Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

                  6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
         Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred
         Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                     F-2B-3

                  7. If the Transferee proposes that the Transferred
         Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

                                       Very truly yours,

                                       -----------------------------------------
                                       Print Name of Transferee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                             Nominee Acknowledgement
                             -----------------------

                  The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                       -----------------------------------------
                                       Print Name of Nominee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                     F-2B-4

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

                  Re:   LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
                        Mortgage Pass-Through Certificates, Series 2004-C6,
                        Class _____, having an initial aggregate [Certificate
                        Principal Balance] [Certificate Notional Amount] as of
                        August 24, 2004 (the "Closing Date") of $__________

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
Transfer by _________________________ (the "Transferor") to __________________
(the "Transferee") through our respective Depository Participants of the
Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository
Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of August 11, 2004, between Structured Asset
Securities Corporation II, as Depositor, Wachovia Bank, National Association, as
Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank
National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

                  1. The Transferee is a "qualified institutional buyer" (a
         "Qualified Institutional Buyer") as that term is defined in Rule 144A
         ("Rule 144A") under the Securities Act of 1933, as amended (the
         "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the
         Transferred Certificates is being made in reliance on Rule 144A. The
         Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified
         Institutional Buyer.

                  2. The Transferee understands that (a) the Transferred
         Certificates have not been and will not be registered under the
         Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the
         Certificate Registrar is obligated so to register or qualify the
         Transferred Certificates and (c) no interest in the Transferred
         Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such
         Certificate Owner's prospective transferee substantially in the form

                                     F-2C-1

         attached as Exhibit F-2C to the Pooling and Servicing Agreement or (B)
         an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

                  3. The Transferee understands that it may not sell or
         otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
                  OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE,
                  TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
                  INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY
                  BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
                  REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH
                  THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING
                  AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE
                  MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN
                  OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT
                  INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION
                  4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
                  "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY
                  PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF
                  OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF
                  ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
                  ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
                  SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED
                  TO HEREIN.

                                     F-2C-2

                  4. The Transferee understands that, if the Transferred
         Certificate is a Class T Certificate, it may not sell or otherwise transfer such Transferred Certificate or any interest therein unless it has provided prior written notice of such transfer (together with a copy of the Transferee Certificate in the form hereof executed by the proposed transferee of such Transferred Certificate) to Structured
         Asset Securities Corporation II, 745 Seventh Avenue, New York, New York
         10019, Attention: Scott Lechner--LB-UBS Commercial Mortgage Trust
         2004-C6, facsimile number: (646) 758-4203.

                  5. The Transferee has been furnished with all information
         regarding (a) the Depositor, (b) the Transferred Certificates and
         distributions thereon, (c) the nature, performance and servicing of the
         Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust
         Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                       Very truly yours,

                                       -----------------------------------------
                                       Print Name of Transferee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                     F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to [name of
Transferor] (the "Transferor") and for the benefit of Structured Asset
Securities Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred
         Certificates (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the
         Transferee's equity owners] owned and/or invested on a discretionary basis $____________1 in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
         (ii) the Transferee satisfies the criteria in the category marked below.

         _____       Corporation, etc. The Transferee is a corporation (other
                     than a bank, savings and loan association or similar
                     institution), Massachusetts or similar business trust,
                     partnership, or any organization described in Section
                     501(c)(3) of the Internal Revenue Code of 1986, as amended.

         _____       Bank. The Transferee (a) is a national bank or a banking
                     institution organized under the laws of any state, U.S.
                     territory or the District of Columbia, the business of
                     which is substantially confined to banking and is
                     supervised by the state or territorial banking commission
                     or similar official or is a foreign bank or equivalent
                     institution, and (b) has an audited net worth of at least
                     $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a
                     date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank,
                     and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         _____       Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative
                     bank, homestead association or similar institution, which
                     is supervised and examined by a state or federal authority having supervision over any such institutions or is a
                     foreign savings and loan

1   Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2C-4

                     association or equivalent institution and (b) has an
                     audited net worth of at least $25,000,000 as demonstrated
                     in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months
                     preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent
                     institution.

         ___         Broker-dealer. The Transferee is a dealer registered
                     pursuant to Section 15 of the Securities Exchange Act of
                     1934, as amended.

         ___         Insurance Company. The Transferee is an insurance company
                     whose primary and predominant business activity is the
                     writing of insurance or the reinsuring of risks
                     underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar
                     official or agency of a state, U.S. territory or the
                     District of Columbia.

         ___         State or Local Plan. The Transferee is a plan established
                     and maintained by a state, its political subdivisions, or
                     any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

         ___         ERISA Plan. The Transferee is an employee benefit plan
                     within the meaning of Title I of the Employee Retirement
                     Income Security Act of 1974.

         ___         Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as
                     amended.

         ___         QIB Subsidiary. All of the Transferee's equity owners are
                     "qualified institutional buyers" within the meaning of Rule
                     144A.

         ___         Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
                     subsection (a)(1) of Rule 144A pursuant to which it
                     qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  3. For purposes of determining the aggregate amount of
         securities owned and/or invested on a discretionary basis by any
         Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of
         securities owned and/or invested on a discretionary basis by any
         Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial

                                     F-2C-5

         statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee acknowledges that it is familiar with Rule
         144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the
         Transferee may be in reliance on Rule 144A.

                  ____  ____  Will the Transferee be acquiring interests in the
                  Yes   No    Transferred Certificates only for the Transferee's
                              own account?

                  6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the
         Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
         "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

                  8. Capitalized terms used but not defined herein have the
         meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                       -----------------------------------------
                                       Print Name of Transferee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Date:

                                     F-2C-6

                                                         ANNEX 2 TO EXHIBIT F-2C
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to [name of
Transferor] (the "Transferor") and for the benefit of Structured Asset
Securities Corporation II with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates
         (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of
         1933, as amended ("Rule 144A"), because the Transferee is part of a
         Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as
         defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of
         Investment Companies owned, at least [$100,000,000] in securities
         (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's
         Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of
         Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

                  ____     The Transferee owned and/or invested on a
                           discretionary basis $___________________ in
                           securities (other than the excluded securities
                           referred to below) as of the end of the Transferee's
                           most recent fiscal year (such amount being calculated
                           in accordance with Rule 144A).

                  ____     The Transferee is part of a Family of Investment
                           Companies which owned in the aggregate
                           $______________ in securities (other than the
                           excluded securities referred to below) as of the end
                           of the Transferee's most recent fiscal year (such
                           amount being calculated in accordance with Rule
                           144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof)
         that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     F-2C-7

                  4. The term "securities" as used herein does not include (i)
         securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
         (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the
         securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
         Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

                  ____   ____ Will the Transferee be acquiring interests in the
                  Yes    No   Transferred Certificates only for the Transferee's
                              own account?

                  6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the
         Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
         "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this
         certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                                     F-2C-8

                  8. Capitalized terms used but not defined herein have the
         meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                       -----------------------------------------
                                       Print Name of Transferee or Adviser

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Date:

                                       IF ABOVE IS AN ADVISER:

                                       Print Name of Transferee

                                       -----------------------------------------

                                       Date:

                                     F-2C-9

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

                  Re:   LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
                        Mortgage Pass-Through Certificates, Series 2004-C6,
                        Class _____, having an initial aggregate [Certificate
                        Principal Balance] [Certificate Notional Amount] as of
                        August 24, 2004 (the "Closing Date") of $__________

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by _________________________ (the "Transferor") to
__________________________ (the "Transferee") through our respective Depository
Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of August 11, 2004, between
Structured Asset Securities Corporation II, as Depositor, Wachovia Bank,
National Association, as Master Servicer, Lennar Partners, Inc., as Special
Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

                  For purposes of this certification, "United States Securities
Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the
United States; (iii) any estate of which any executor or administrator is a
United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities
Person if an executor or administrator of the estate who is not a United States
Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the

                                     F-2D-1

United States, other than one held for the benefit or account of a non-United
States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the
Securities Act, unless it is organized or incorporated, and owned, by
"accredited investors" (as defined in Rule 501(a)) under the United States
Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary
Fund, the International Bank for Reconstruction and Development, the
Inter-American Development Bank, the Asian Development Bank, the African
Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

                  The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____

                                       -----------------------------------------
                                       Print Name of Transferee or Adviser

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Date:

                                       IF ABOVE IS AN ADVISER:

                                       Print Name of Transferee

                                       -----------------------------------------

                                       Date:

                                     F-2D-2

                                   EXHIBIT G-1

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)

                               _____________, 20__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:        Global Securitization Trust Services Group--
                  LB-UBS Commercial Mortgage Trust 2004-C6

                  Re:  LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
                       Mortgage Pass-Through Certificates, Series 2004-C6 (the
                       "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of Class ______ Certificates [having an initial aggregate
[Certificate Principal Balance] [Certificate Notional Amount] as of August 24,
2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage
Interest in the subject Class] (the "Transferred Certificates"). The
Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
dated as of August 11, 2004, between Structured Asset Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, Lennar
Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

         _____         The Transferee (A) is not an employee benefit plan or
                       other retirement arrangement, including an individual
                       retirement account or annuity, a Keogh plan or a
                       collective investment fund or separate account in which
                       such plans, accounts or arrangements are invested,
                       including, without limitation, an insurance company
                       general account, that is subject to ERISA or the Code
                       (each, a "Plan"), and (B) is not directly or indirectly
                       purchasing the Transferred Certificates on behalf of, as
                       named fiduciary of, as trustee of, or with assets of a
                       Plan; or

         _____         The Transferee is using funds from an insurance company
                       general account to acquire the Transferred Certificates,
                       however, the purchase and holding of such Certificates by
                       such Person is exempt from the prohibited transaction
                       provisions of Sections 406 and 407 of ERISA and the
                       excise taxes imposed on such prohibited transactions by
                       Section 4975 of the Code, by reason of Sections I and III
                       of Prohibited Transaction Class Exemption 95-60.

                                     G-1-1

         _____         The Transferred Certificates are rated in one of the four
                       highest generic rating categories by one of the Rating
                       Agencies and are being acquired by or on behalf of a Plan
                       in reliance on Prohibited Transaction Exemption 91-14;
                       and such Plan (X) is an accredited investor as defined in
                       Rule 501(a)(1) of Regulation D of the Securities Act, (Y)
                       is not sponsored (within the meaning of Section 3(16)(B)
                       of ERISA) by the Trustee, the Depositor, any Mortgage
                       Loan Seller, the Master Servicer, the Special Servicer,
                       any Sub-Servicer, any Person responsible for servicing
                       the Two Penn Plaza Trust Mortgage Loan or any Two Penn
                       Plaza REO Property, any Exemption-Favored Party or any
                       Mortgagor with respect to Mortgage Loans constituting
                       more than 5% of the aggregate unamortized principal
                       balance of all the Mortgage Loans determined on the date
                       of the initial issuance of the Certificates, or by any
                       Affiliate of such Person, and (Z) agrees that it will
                       obtain from each of its Transferees that are Plans, a
                       written representation that such Transferee, if a Plan,
                       satisfies the requirements of the immediately preceding
                       clauses (X) and (Y), together with a written agreement
                       that such Transferee will obtain from each of its
                       Transferees that are Plans a similar written
                       representation regarding satisfaction of the requirements
                       of the immediately preceding clauses (X) and (Y).

                                         Very truly yours,

                                         ---------------------------------------
                                         Print Name of Transferee

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                     G-1-2

                                   EXHIBIT G-2

                        FORM II OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                     [Date]

[TRANSFEROR]

                  Re:  LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
                       Mortgage Pass-Through Certificates, Series 2004-C6 (the
                       "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Corporation ("DTC") and the Depository Participants) in
Class ___ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of August 24, 2004 (the "Closing
Date") of $__________] [evidencing a ____% Percentage Interest in the related
Class] (the "Transferred Certificates"). The Certificates, including the
Transferred Certificates, were issued pursuant to the Pooling and Servicing
Agreement, dated as of August 11, 2004(the "Pooling and Servicing Agreement"),
among Structured Asset Securities Corporation II, as depositor, Wachovia Bank,
National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

         ______        The Transferee (A) is not an employee benefit plan or
                       other retirement arrangement, including an individual
                       retirement account or annuity, a Keogh plan or a
                       collective investment fund or separate account in which
                       such plans, accounts or arrangements are invested,
                       including, without limitation, an insurance company
                       general account, that is subject to ERISA or the Code
                       (each, a "Plan"), and (B) is not directly or indirectly
                       purchasing an interest in the Transferred Certificates on
                       behalf of, as named fiduciary of, as trustee of, or with
                       assets of a Plan;

         ______        The Transferee is using funds from an insurance company
                       general account to acquire an interest in the Transferred
                       Certificates, however, the purchase and holding of such
                       interest by such Person is exempt from the prohibited
                       transaction provisions of Sections 406(a) and (b) and 407
                       of ERISA and the excise taxes imposed on such prohibited
                       transactions by Sections 4975(a) and (b) of the Code, by
                       reason of Sections I and III of Prohibited Transaction
                       Class Exemption 95-60.

         ______        The Transferred Certificates are rated in one of the four
                       highest generic rating categories by one of the Rating
                       Agencies and an interest in such Certificates is

                                     G-2-1

                       being acquired by or on behalf of a Plan in reliance on
                       Prohibited Transaction Exemption 91-14 and such Plan (X)
                       is an accredited investor as defined in Rule 501(a)(1) of
                       Regulation D of the Securities Act, (Y) is not sponsored
                       (within the meaning of Section 3(16)(B) of ERISA) by the
                       Trustee, the Depositor, any Mortgage Loan Seller, the
                       Master Servicer, the Special Servicer, any Sub-Servicer,
                       any Person responsible for servicing the Two Penn Plaza
                       Trust Mortgage Loan or any Two Penn Plaza REO Property,
                       any Exemption-Favored Party or any Mortgagor with respect
                       to Mortgage Loans constituting more than 5% of the
                       aggregate unamortized principal balance of all the
                       Mortgage Loans determined on the date of the initial
                       issuance of the Certificates, or by any Affiliate of such
                       Person, and (Z) agrees that it will obtain from each of
                       its Transferees that are Plans, a written representation
                       that such Transferee, if a Plan, satisfies the
                       requirements of the immediately preceding clauses (X) and
                       (Y), together with a written agreement that such
                       Transferee will obtain from each of its Transferees that
                       are Plans a similar written representation regarding
                       satisfaction of the requirements of the immediately
                       preceding clauses (X) and (Y).

                                          Very truly yours,

                                          --------------------------------------
                                          Print Name of Transferee

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                     G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(A)(6)(A) AND 860E(E)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

                  Re:  LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
                       Mortgage Pass-Through Certificates, Series 2004-C6 (the
                       "Certificates"), issued pursuant to the Pooling and
                       Servicing Agreement (the "Pooling and Servicing
                       Agreement"), dated as of August 11, 2004, between
                       Structured Asset Securities Corporation II, as Depositor,
                       Wachovia Bank, National Association, as Master Servicer,
                       Lennar Partners, Inc., as Special Servicer, LaSalle Bank
                       National Association, as Trustee, and ABN AMRO Bank N.V.,
                       as Fiscal Agent

STATE OF                 )
                         )   ss.:  ____________________
COUNTY OF                )

                  The undersigned declares that, to the best knowledge and
belief of the undersigned, the following representations are true, correct and complete:

                  1. ______________________________ (the "Purchaser"), is
acquiring [Class R-I] [Class R-II] [Class R-III] Certificates representing
________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["REMIC I"]["REMIC
II"]["REMIC III"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. The Purchaser is not a "Disqualified Organization" (as
defined below), and that the Purchaser is not acquiring the [Class R-I] [Class
R-II] [Class R-III] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a
Disqualified Organization is any of the following: (i) the United States, (ii)
any state or political subdivision thereof, (iii) any foreign government, (iv)
any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the
Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax
(except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not

                                     H-1-1

selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

                  3. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the
United States and any foreign jurisdiction) of a United States Tax Person.

                  4. The Purchaser will not cause the income from the [Class
R-I] [Class R-II] [Class R-III] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a
United States Tax Person.

                  5. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any [Class R-I] [Class R-II] [Class R-III] Certificates to a Disqualified
Organization.

                  6. No purpose of the acquisition of the [Class R-I] [Class
R-II] [Class R-III] Certificates is to impede the assessment or collection of tax

                  7. [Check the statement that applies]

         o        If the Transferor requires the safe harbor under Treasury
                  regulations section 1.860E-1 to apply:

                  a) In accordance with Treasury regulations section 1.860E-1, the Purchaser (i) is an "eligible corporation" as defined in Section
         1.860E-1(c)(6)(i) of the Treasury regulations, as to which the income of [Class R-I] [Class R-II] [Class R-III] Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the
         Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the
         criteria set forth in Treasury regulations section 1.860E-1;........|_|

                  or

                  b) The Purchaser is a United States Tax Person and the
         consideration paid to the Purchaser for accepting the [Class R-I]
         [Class R-II] [Class R-III] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits
         ("Tax Liability Present Value") associated with owning such
         Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the
         Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax
         Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates

                                     H-1-2

         of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in
         Exhibit A to this letter........................................... |_|

         o        If the Transferor does not require the safe harbor under
                  Treasury regulations section 1.860E-1 to apply:

                  a) The Purchaser is a "United States person" as defined in
         Section 7701(a) of the Code and the regulations promulgated thereunder
         (the Purchaser's U.S. taxpayer identification number is __________).
         The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States
         persons);...........................................................|_|

                  or

                  b) The Purchaser is not a United States person. However, the
         Purchaser:

                           (a) conducts a trade or business within the United
                  States and, for purposes of Treasury regulations section
                  1.860G-3(a)(3), is subject to tax under Section 882 of the
                  Code;

                           (b) understands that, for purposes of Treasury
                  regulations section 1.860E-1(c)(4)(ii), as a holder of a
                  [Class R-I] [Class R-II] [Class R-III] Certificate for United
                  States federal income tax purposes, it may incur tax
                  liabilities in excess of any cash flows generated by such
                  [Class R-I] [Class R-II] [Class R-III] Certificate;

                           (c) intends to pay the taxes associated with holding
                  a [Class R-I] [Class R-II] [Class R-III] Certificate;

                           (d) is not classified as a partnership under the Code
                  (or, if so classified, all of its beneficial owners either satisfy clauses (a), (b) and (c) of this sentence or are
                  United States persons); and

                           (e) has furnished the Transferor and the Trustee with
                  an effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury
                  regulations................................................|_|

                           8. The Purchaser historically has paid its debts as
         they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the [Class R-I] [Class R-II] [Class R-III] Certificates as they become due.

                           9. The Purchaser understands that it may incur tax
         liabilities with respect to the [Class R-I] [Class R-II] [Class R-III]
         Certificates in excess of any cash flows generated by such
         Certificates.

                           10. The Purchaser will not transfer the [Class R-I]
         [Class R-II] [Class R-III] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the
         Purchaser has

                                     H-1-3

         actual knowledge that the requirements set forth in paragraphs 2, 3, 4,
         6 or 8 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer)
         satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

                           11. The Purchaser agrees to such amendments of the
         Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class
         R-II] [Class R-III] Certificates to a Disqualified Organization, an
         agent thereof or a person that does not satisfy the requirements of paragraphs 6 and 8.

                           12. The Purchaser consents to the designation of the
         Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II]
         [REMIC III] pursuant to Section 10.01(d) of the Pooling and Servicing
         Agreement.

                  Capitalized terms used but not defined herein have the
meanings assigned thereto in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
__________________.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                  Personally appeared before me ___________________________ and
___________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be a _______________________ and
_______________________ of the Purchaser, and acknowledged to me that he/she each executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                        Subscribed and sworn before me this
                                        ____ day of _______________.

                                        ----------------------------------------
                                        Notary Public

                                     H-1-4

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:        Global Securitization Trust Services Group--
                  LB-UBS Commercial Mortgage Trust 2004-C6

                  Re:  LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
                       Mortgage Pass-Through Certificates, Series 2004-C6 (the
                       "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of [Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest
Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August
11, 2004 (the "Pooling and Servicing Agreement"), between Structured Asset
Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank
National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

                       1. No purpose of the Transferor relating to the transfer
         of the Residual Interest Certificates by the Transferor to the
         Transferee is or will be to impede the assessment or collection of any tax.

                       2. The Transferor understands that the Transferee has
         delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The
         Transferor does not know or believe that any representation contained therein is false.

                       3. The Transferor has at the time of this transfer
         conducted a reasonable investigation of the financial condition of the
         Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section
         1.860E-1(c)(4)(i) and, as a result of that investigation, the
         Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United
         States

                                     H-2-1

         income tax purposes (and the Transferor may continue to be liable for
         United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferor

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     H-2-2

                                   EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT

                                     [Date]

Standard & Poor's Ratings Services,
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st  Floor
New York, New York  10041
Attention:  Commercial Surveillance Department

Fitch, Inc.
One State Street Plaza
New York, New York  10004

[MOODY'S, IF APPLICABLE]

Ladies and Gentlemen:

                  This notice is being delivered pursuant to Section 6.09 of the
Pooling and Servicing Agreement, dated as of August 11, 2004 and relating to
LB-UBS Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2004-C6 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

                  Notice is hereby given that the Holders of Certificates
evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the
Agreement.

                  The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates or one or more classes of Westfield North Bridge Non-Trust Mortgage Loan
Securities. Accordingly, such confirmation is hereby requested as soon as possible.

                                     I-1-1

                  Please acknowledge receipt of this notice by signing the
enclosed copy of this notice where indicated below and returning it to the
Trustee, in the enclosed stamped self-addressed envelope.

                                        Very truly yours,

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES

By:  ________________________________
Name:
Title:
Date:

FITCH, INC.

By:  ________________________________
Name:
Title:
Date:

[MOODY'S INVESTORS SERVICE, INC.

By:  ________________________________
Name:
Title:
Date:                                ]

                                     I-1-2

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[FISCAL AGENT]
[MASTER SERVICER]
[DEPOSITOR]

                  Re:  LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
                       Mortgage Pass-Through Certificates, Series 2004-C6

Ladies and Gentlemen:

                  Pursuant to [Section 6.09 of the Pooling and Servicing
Agreement], dated as of August 11, 2004, relating to LB-UBS Commercial Mortgage
Trust 2004-C6, Commercial Mortgage Pass-Through Certificates, Series 2004-C6
(the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization:
____________________.

                  Capitalized terms used but not defined herein have the
respective meanings assigned thereto in the Agreement.

                                        [NAME OF PROPOSED SPECIAL SERVICER]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

                                      J-1

                                                                      SCHEDULE 1
                                                                      ----------

                  This Schedule 1 is attached to and incorporated in a financing statement pertaining to Structured Asset Securities Corporation II, as depositor
(referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association, as trustee for the holders of the LB-UBS
Commercial Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through
Certificates, Series 2004-C6 (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing
Agreement, dated as of August 11, 2004 (the "Pooling and Servicing Agreement"),
between the Debtor, as depositor, the Secured Party, as trustee (the "Trustee"),
Wachovia Bank, National Association, as master servicer (the "Master Servicer"),
Lennar Partners, Inc., as special servicer (the "Special Servicer"), and ABN
AMRO Bank N.V., as fiscal agent, relating to the issuance of the LB-UBS
Commercial Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through
Certificates, Series 2004-C6 (the "Series 2004-C6 Certificates"). Capitalized
terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

                  The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

                  (1) the mortgage loans listed on the Trust Mortgage Loan
Schedule attached hereto as Exhibit A (the "Mortgage Loans");

                  (2) the note or other evidence of indebtedness of the related borrower under each Mortgage Loan (the "Mortgage Note"), the related mortgage, deed of trust or other similar instrument securing such Mortgage Note (the
"Mortgage") and each other legal, credit and servicing document related to such
Mortgage Loan (collectively with the related Mortgage Note and Mortgage, the
"Mortgage Loan Documents");

                  (3) (a) the Custodial Accounts and the Defeasance Deposit
Account required to be maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the
Custodial Accounts and the Defeasance Deposit Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
(d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  (4) all REO Property acquired in respect of defaulted Mortgage
Loans;

                  (5) (a) the REO Accounts and any Loss of Value Reserve Fund
required to be maintained by the Special Servicer pursuant to the Pooling and
Servicing Agreement, (b) all funds from time to time on deposit in the REO
Accounts and any Loss of Value Reserve Fund, (c) any investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                                      J-2

                  (6) (a) the Servicing Accounts and the Reserve Accounts
required to be maintained by the Master Servicer and/or the Special Servicer
pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Servicing Accounts and the Reserve Accounts, (c) the
investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  (7) (a) the Interest Reserve Account and any Excess
Liquidation Proceeds Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Interest Reserve Account and any Excess Liquidation Proceeds
Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  (8) (a) the Collection Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
(d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  (9) all insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement,
transferred to the Trust and to be serviced by the Master Servicer or Special
Servicer pursuant to the Pooling and Servicing Agreement;

                  (10) any and all general intangibles (as defined in the
Uniform Commercial Code) consisting of, arising from or relating to any of the foregoing; and

                  (11) any and all income, payments, proceeds and products of any of the foregoing.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE
POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF ALL THE DEBTOR'S RIGHT,
TITLE AND INTEREST IN, TO AND UNDER THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE
RELATED MORTGAGES AND THE OTHER RELATED MORTGAGE LOAN DOCUMENTS EVIDENCED BY THE
SERIES 2004-C6 CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A
CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES
SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN
INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN
ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE
OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY WITH RESPECT TO THE MORTGAGE
LOANS OR IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN
ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS
SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR
OTHER OBLIGATION IS NOT

                                      J-3

AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE
MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE
JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION
THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE
SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT
LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO
ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH
SECURITY, INSTRUMENT OR OTHER OBLIGATION. WITH RESPECT TO THE FOREGOING, THIS
FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                      J-4

                             EXHIBIT A TO SCHEDULE 1

                 (See Schedule I- Trust Mortgage Loan Schedule)

                                      J-5

                                    EXHIBIT K

        SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN
                EFFECT OR BEING NEGOTIATED AS OF THE CLOSING DATE

Northmarq Capital, Inc.

L.J. Melody & Company of Texas, L.P.

Laureate Capital LLC

GMAC Commercial Mortgage Corporation

                                      K-1

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:        Global Securitization Trust Services Group--
                  LB-UBS Commercial Mortgage Trust 2004-C6

[Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attention:        LB-UBS Commercial Mortgage Trust 2004-C6]

                  Re:  LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
                       Mortgage Pass-Through Certificates, Series 2004-C6

                  In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of August 11, 2004 (the "Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wachovia Bank, National Association, as master servicer, Lennar
Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to LB-UBS Commercial Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through
Certificates, Series 2004-C6 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1.   The undersigned is a [beneficial owner] [registered
holder] of the Class _____ Certificates.

                  2.   The undersigned is requesting (Please check as
applicable):

                       (i) ____ the information (the "Information") identified
                  on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing Agreement; or

                       (ii) ____ a password [and username] pursuant to Section
                  4.02 of the Pooling and Servicing Agreement for access to
                  information (also, the "Information") provided on the
                  [Trustee's] [Master Servicer's] Internet Website.

                                     L-1-1

                  3.   In connection with accessing the website of the [Master
Servicer] [Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

                  4.   In consideration of the [Trustee's] [Master Servicer's]
disclosure to the undersigned of the Information, the undersigned will keep the
Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

                  5.   The undersigned will not use or disclose the Information
in any manner which could result in a violation of any provision of the
Securities Act of 1933, as amended (the "Securities Act"), or the Securities
Exchange Act of 1934, as amended, or would require registration of any
Non-Registered Certificate pursuant to Section 5 of the Securities Act.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [BENEFICIAL OWNER OF A CERTIFICATE]
                                        [REGISTERED HOLDER OF A CERTIFICATE]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ________________________________________

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     L-1-2

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:        Global Securitization Trust Services Group--
                  LB-UBS Commercial Mortgage Trust 2004-C6

[Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attention:        LB-UBS Commercial Mortgage Trust 2004-C6]

                  Re:  LB-UBS Commercial Mortgage Trust 2004-C6, Commercial
                       Mortgage Pass-Through Certificates, Series 2004-C6

                  In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of August 11, 2004 (the "Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wachovia Bank, National Association, as master servicer, Lennar
Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent with respect to
LB-UBS Commercial Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through
Certificates, Series 2004-C6 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is contemplating an investment in the Class
_____ Certificates.

                  2. The undersigned is requesting (please check as applicable):

                           (i) ____ information (the "Information") for use in
                  evaluating the possible investment described above as
                  identified on the schedule attached hereto pursuant to Section
                  8.14 of the Pooling and Servicing Agreement; or

                           (ii) ____ a password [and username] pursuant to
                 Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the
                 [Trustee's] [Master Servicer's] Internet Website.

                                     L-2-1

                  3. In connection with accessing the website of the [Master
Servicer] [Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

                  4. In consideration of the [Trustee's] [Master Servicer's]
disclosure to the undersigned of the Information, the undersigned will keep the
Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise from such governmental or banking authorities and agencies to which the undersigned is subject), and such
Information will not, without the prior written consent of the [Trustee] [Master
Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the
"Representatives") in any manner whatsoever, in whole or in part.

                  5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities
Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act
of 1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [PROSPECTIVE PURCHASER OF A CERTIFICATE OR
                                    INTEREST THEREIN]

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    ____________________________________________

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                     L-2-2

                                    EXHIBIT M

                        FORM OF DEFEASANCE CERTIFICATION

                                      M-1

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

         For Mortgage Loans: (a) having an unpaid balance of $20,000,000 or less, (b) that constitute less than 5%of the aggregate unpaid principal balance of the Mortgage Pool, or (c) that are not then one of the ten largest
   (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool

To:      Standard & Poor's Ratings Services,
           a division of The McGraw-Hill Companies, Inc.
         55 Water Street
         New York, New York 10041
         Attn:  Commercial Mortgage Surveillance

From:    _____________________________________, in its capacity as master servicer (the "Master Servicer") under the Pooling and Servicing
         Agreement dated as of August 11, 2004(the "Pooling and Servicing
         Agreement"), between Structured Asset Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer (the
         "Master Servicer"), Lennar Partners, Inc., as special servicer, LaSalle
         Bank National Association, as trustee (the "Trustee"), and ABN AMRO
         Bank N.V., as fiscal agent.

Date:    _________, 20___

                  Re: LB-UBS Commercial Mortgage Trust 2004-C6,
                      Commercial Mortgage Pass-Through Certificates,
                      Series 2004-C6

                  Mortgage loan (the "Mortgage Loan") identified by loan number
_____ on the Trust Mortgage Loan Schedule attached to the Pooling and Servicing
Agreement and heretofore secured by the Mortgaged [Property] [Properties]
identified on the Trust Mortgage Loan Schedule by the following name[s]:_______

_______________________________________________________________________________

                  Reference is made to the Pooling and Servicing Agreement
described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                  As Master Servicer under the Pooling and Servicing Agreement, we hereby:

                  1.   Notify you that the Mortgagor has consummated a
defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                  ____       a full defeasance of the payments scheduled to be
                             due in respect of the entire unpaid principal
                             balance of the Mortgage Loan; or

                                      M-2

                  ____       a partial defeasance of the payments scheduled to
                             be due in respect of a portion of the unpaid
                             principal balance of the Mortgage Loan that
                             represents ___% of the entire unpaid principal
                             balance of the Mortgage Loan and, under the
                             Mortgage, has an allocated loan amount of
                             $____________ or _______% of the entire unpaid
                             principal balance;

                  2.   Certify as to each of the following, and any additional
explanatory notes set forth on Exhibit A hereto:

                       a.    The Mortgage Loan documents permit the defeasance,
         and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                       b.    The defeasance was consummated on __________,
         20__.

                       c.    The defeasance collateral consists of securities
         that (i) constitute "government securities" as defined in Section
         2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C.
         80a-1), (ii) are listed as "Qualified Investments for `AAA' Financings"
         under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's
         Public Finance Criteria 2000, as amended to the date of the defeasance,
         (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                   CUSIP        RATE        MAT        PAY DATES        ISSUED
                   -----        ----        ---        ---------        ------

                       d.    The Master Servicer received an opinion of counsel
         (from counsel approved by Master Servicer in accordance with the
         Servicing Standard) that the defeasance will not result in an Adverse
         REMIC Event.

                       e.    The Master Servicer determined that the defeasance
         collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                  ____       the related Mortgagor was a Single-Purpose Entity
                             (as defined in Standard & Poor's Structured Finance
                             Ratings Real Estate Finance Criteria, as amended to
                             the date of the defeasance (the "S&P Criteria")) as
                             of the date of the defeasance, and after the
                             defeasance owns no assets other than the defeasance
                             collateral and real property securing Mortgage Loan
                             included in the pool.

                  ____       the related Mortgagor designated a Single-Purpose
                             Entity (as defined in the S&P Criteria) to own the
                             defeasance collateral; or

                  ____       the Master Servicer designated a Single-Purpose
                             Entity (as defined in the S&P Criteria) established
                             for the benefit of the Trust to own the defeasance
                             collateral.

                                      M-3

                       f.    The Master Servicer received a broker or similar
         confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                       g.    As securities intermediary, the Trustee is
         obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the
         Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

                       h.    The Master Servicer received from the Mortgagor
         written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Mortgage Loan, on its
         Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences),
         (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the
         Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                       i.    The Master Servicer received opinions from
         counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the
         Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                       j.    The agreements executed in connection with the
         defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P
         Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance
         Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                       k.    The entire unpaid principal balance of the
         Mortgage Loan as of the date of defeasance was $___________. Such
         Mortgage Loan (a) has an unpaid balance of $20,000,000 or less, (b)
         constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage

                                      M-4

         Pool, or (b) is not one of the ten largest (measured by unpaid principal balance) mortgage loans in the Mortgage Pool, in each such case, as of the date of the most recent Distribution Date Statement received by us (the "Current Report") .

                  3.   The defeasance described herein, together with all prior
and simultaneous defeasances of mortgage loans, brings the total of all fully and partially defeased mortgage loans in the Mortgage Pool to
$__________________, which is _____% of the aggregate unpaid principal balance of the Mortgage Pool as of the date of the Current Report.

                  4.   Certify that Exhibit B hereto is a list of the material
agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's servicing file.

                  5.   Certify and confirm that the determinations and
certifications described above were rendered in accordance with the Servicing
Standard set forth in, and the other applicable terms and conditions of, the
Pooling and Servicing Agreement; and

                  6.   Certify that the individual under whose hand the Master
Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

                  7.   Agree to provide copies of all items listed in Exhibit B
to you upon request.

                  IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                             [MASTER SERVICER]

                             By:  ________________________________________
                             Name:
                             Title:

                                      M-5

                                    EXHIBIT N

                      FORM OF SELLER/DEPOSITOR NOTIFICATION

                                     [Date]

[Structured Asset Securities Corporation II                 [Wachovia Bank, National Association
745 Seventh Avenue                                          8739 Research Drive-URP4
New York, New York  10019                                   Charlotte, North Carolina 28262-1075
Attention: David Nass]                                      Attention:  LB-UBS Commercial Mortgage Trust
                                                            2004-C6]

[UBS Securities LLC                                         [Lennar Partners, Inc.
1285 Avenue of the Americas                                 1601 Washington Avenue, Suite 800
New York, New York  10019                                   Miami Beach, Florida  33139
Attention:    Robert Pettinato]                             Attention:  LB-UBS Commercial Mortgage Trust
                                                            2004-C6]

[Controlling Class Representative (if known)]               [LaSalle Bank National Association
                                                            135 South LaSalle Street, Suite 1625
                                                            Chicago, Illinois  60603
                                                            Attention:  Global Securitization Trust Services Group-
                                                            LB-UBS Commercial Mortgage Trust 2004-C6]

             Re:  LB-UBS Commercial Mortgage Trust 2004-C6,
                  Commercial Mortgage Pass-Through Certificates, Series 2004-C6
                  -------------------------------------------------------------

Ladies and Gentlemen:

             This notice is being delivered pursuant to Section 2.03 of the
Pooling and Servicing Agreement, dated as of August 11, 2004 (the "Agreement"), relating to the captioned commercial mortgage pass-through certificates (the
"Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

             This notice is being delivered with respect to the Mortgage
Loan identified on the Trust Mortgage Loan Schedule as Mortgage Loan number
[__], and secured by the Mortgaged Property identified on the Trust Mortgage
Loan Schedule as _________________ (the "Subject Trust Mortgage Loan").

             Check which of the following applies:

             ______                 We hereby advise you that a Material
                                    Document Defect or Material Breach exists
                                    with respect to the Subject Trust Mortgage
                                    Loan due to the occurrence set forth on
                                    Schedule 1 attached hereto.

                                      N-1

             ______                 We hereby request that you cure the Material
                                    Document Defect or Material Breach in all
                                    material respects with respect to the
                                    Subject Trust Mortgage Loan or repurchase
                                    the Subject Trust Mortgage Loan within the
                                    time period and subject to the conditions
                                    provided for in [Section 2.03(a) of the
                                    Agreement] [Section 5(a) of the
                                    UBS/Depositor Mortgage Loan Purchase
                                    Agreement].

             ______                 We hereby advise you that a Servicing
                                    Transfer Event has occurred with respect to
                                    the Subject Trust Mortgage Loan due to the
                                    occurrence set forth on Schedule 1 attached
                                    hereto (and a Material Document Defect has
                                    occurred as set forth above or on a previous
                                    Seller/Depositor Notification).

             ______                 We hereby advise you that an assumption [is
                                    proposed] [has occurred] with respect to the
                                    Subject Trust Mortgage Loan, as further
                                    described on Schedule 1 attached hereto (and
                                    a Material Document Defect has occurred as
                                    set forth above or on a previous
                                    Seller/Depositor Notification).

             ______                 Under the circumstances contemplated by the
                                    last paragraph of [Section 2.03(a) of the
                                    Agreement] [Section 5(a) of the
                                    UBS/Depositor Mortgage Loan Purchase
                                    Agreement], we hereby advise you that both
                                    (A) the applicable Resolution Extension
                                    Period has expired and (B) a [Servicing
                                    Transfer Event] [proposed] [actual]
                                    assumption] has occurred with respect to the
                                    Subject Trust Mortgage Loan; therefore, we
                                    hereby direct you to cure the subject
                                    Material Document Defect in all material
                                    respects within 15 days of receipt of this
                                    Seller/Depositor Notification.

             ______                 We hereby advise you that the 15-day period
                                    set forth in the preceding paragraph has
                                    expired and we hereby notify you that the
                                    [Master Servicer] [Special Servicer] has
                                    elected to perform your cure obligations
                                    with respect to the subject Material
                                    Document Defect and the Subject Trust
                                    Mortgage Loan.

                                      N-2

             ______                 We hereby request that you repurchase the
                                    Subject Trust Mortgage Loan or any related
                                    REO Property to the extent required by
                                    [Section 2.03(a) of the Agreement] [Section
                                    5(a) of the UBS/Depositor Mortgage Loan
                                    Purchase Agreement].

                                         Very truly yours,

                                         [LASALLE BANK NATIONAL ASSOCIATION,
                                         as Trustee

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:]

                                         [WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Master Servicer

                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:]

                                         [LENNAR PARTNERS, INC.,
                                         as Special Servicer

                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:]

                  In the event this notice constitutes a request to repurchase the Subject Trust Mortgage Loan, a copy of this Seller/Depositor Notification has been delivered to each of:

                  (i)    Counsel to the UBS Mortgage Loan Seller:

                         Cadwalader, Wickersham & Taft LLP
                         100 Maiden Lane
                         New York, New York  10038
                         Attention:  Anna Glick;

                                      N-3

                  and

                  (ii)   Internal Counsel to the Depositor/Lehman Mortgage Loan
         Seller:

                         Lehman Brothers Holdings Inc.
                         745 Seventh Avenue
                         New York, New York  10019
                         Attention:  Scott Lechner

                                      N-4

                                                                      SCHEDULE 1
                                                                      ----------

         Mortgage Loan Number:
                               ----------------

         Name of Mortgaged Property:
                                     -------------------------------------------

         Material Breach:  Explain the nature of the Material Breach:
                                                                     -----------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         Material Document Defect: List the affected documents and describe nature of the Material Document Defect:
                                       -----------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         Servicing Transfer Event/Assumption:  Explain the nature of the
Servicing Transfer Event/Assumption:
                                    --------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         Other: Set forth any necessary additional information:
                                                               -----------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      N-5

                                    EXHIBIT O

              FORM OF CONTROLLING CLASS REPRESENTATIVE CONFIRMATION

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:        Global Securitization Trust Services Group--
                  LB-UBS Commercial Mortgage Trust 2004-C6

[Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attention:        LB-UBS Commercial Mortgage Trust 2004-C6]

[Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139
Attention: LB-UBS Commercial Mortgage Trust 2004-C6]

                  Re:   LB-UBS Commercial Mortgage Trust 2004-C6,
                        Commercial Mortgage Pass-Through Certificates,
                        Series 2004-C6
                        ----------------------------------------------

                  In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of August 11, 2004 the ("Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II, as depositor (the
"Depositor"), Wachovia Bank, National Association, as master servicer, Lennar
Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent with respect to
LB-UBS Commercial Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through
Certificates, Series 2004-C6 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1.  The undersigned is the Controlling Class Representative.

                  2.  The undersigned will keep the information (the
"Information") obtained from time to time pursuant to the Pooling and Servicing
Agreement confidential (except for Information with respect to tax treatment or tax structure), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part (other than for the purpose of communicating with the Controlling Class);
provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any
Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

                                      O-1

                  3.  The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the
Securities Act of 1933, as amended (the "Securities Act"), or the Securities
Exchange Act of 1934, as amended, or would require registration of any
Non-Registered Certificate pursuant to Section 5 of the Securities Act.

                  4.  The undersigned confirms its acceptance of its appointment as Controlling Class Representative. Notices and other correspondences should be delivered to: [Name/ Address/ Phone/ Facsimile/ Email]. Below is a list of officers or employees with whom parties to the Pooling and Servicing Agreement may deal with.

             Name                            Title                      Work Address                  Facsimile Number

      [----------------]              [----------------]             [----------------]              [----------------]
      [----------------]              [----------------]             [----------------]              [----------------]

                  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Pooling and Servicing
Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                            [CONTROLLING CLASS REPRESENTATIVE]

                            By:
                                ------------------------------------------------
                                Name:
                                Title:

                            ----------------------------------------------------

                            By:
                                ------------------------------------------------
                                Name:
                                Title:

                                      O-2

                                    EXHIBIT P

                      FORM OF TRUSTEE BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

                  Re:    LB-UBS Commercial Mortgage Trust 2004-C6 (the "Trust")
                         Commercial Mortgage Pass-Through Certificates, Series
                         2004-C6 (the "Certificates")
                         -----------------------------------------------------

                  Pursuant to Section 8.15 of the Pooling and Servicing
Agreement, dated as of August 11, 2004(the "Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II as depositor (the
"Depositor"), LaSalle Bank National Association as trustee (the "Trustee"), ABN
AMRO Bank N.V. as fiscal agent, Wachovia Bank, National Association as master servicer (the "Master Servicer") and Lennar Partners, Inc. as special servicer
(the "Special Servicer"), relating to the Certificates, the undersigned, a
____________________ of the Trustee and on behalf of the Trustee, hereby certifies to ___________________ (the "Certifying Party") and to
____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

                         1.    I have reviewed the annual report on Form 10-K
         for the fiscal year _______, and all reports on Form 8-K filed in respect of periods included in the year covered by that annual report, of the Trust;

                         2.    Based on my knowledge, and assuming the accuracy
         of the statements required to be made in the Master Servicer Backup
         Certification and in the Special Servicer Backup Certification (in each case, to the extent that such statements are relevant to the statements made in this Trustee Backup Certification), that the information in such reports relating to distributions on and/or characteristics
         (including Certificate Principal Balances, Certificate Notional Amounts
         and Pass-Through Rates) of the Certificates, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject Annual Report on
         Form 10-K;

                         3.    To the best of my knowledge, the information in
         such reports relating to distributions on and/or characteristics
         (including Certificate Principal Balances, Certificate Notional Amounts
         and Pass-Through Rates) of the Certificates includes all information of such type required to be included in the Distribution Date Statement for the relevant period covered by the subject Annual Report on Form
         10-K; and

                         4.    To the best of my knowledge, such information
         includes all Servicer Reports and Additional Designated Servicing
         Information provided to the Trustee by the Master Servicer and/or the
         Special Servicer hereunder.

                                      P-1

                  Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                     [NAME OF TRUSTEE]

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      P-2

                                    EXHIBIT Q

                  FORM OF MASTER SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

                  Re:    LB-UBS Commercial Mortgage Trust 2004-C6 (the "Trust")
                         Commercial Mortgage Pass-Through Certificates, Series
                         2004-C6 (the "Certificates")
                         -----------------------------------------------------

                  Pursuant to Section 8.15 of the Pooling and Servicing
Agreement, dated as of August 11, 2004 (the "Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II as depositor (the
"Depositor"), LaSalle Bank National Association as trustee (the "Trustee"), ABN
AMRO Bank N.V. as fiscal agent, Wachovia Bank, National Association as master servicer (the "Master Servicer") and Lennar Partners, Inc. as special servicer
(the "Special Servicer"), relating to the Certificates, the undersigned, a
____________________ of the Master Servicer and on behalf of the Master
Servicer, hereby certifies to ___________________ (the "Certifying Party") and
to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its
partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing
Agreement, and with the knowledge and intent that they will rely upon this certification, that:

                         1.    I have reviewed all the Servicer Reports and
         Additional Designated Servicing Information delivered by the Master
         Servicer to the Trustee for the fiscal year __________;

                         2.    Based on my knowledge, and assuming the accuracy
         of the statements required to be made in the Special Servicer
         Certification (to the extent that such statements are relevant to the statements made in this Master Servicer Certification), the information in the Servicer Reports and Additional Designated Servicing Information
         delivered by the Master Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage Loans and REO Properties, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

                         3.    Based on my knowledge, and assuming the accuracy
         of the statements required to be made in the Special Servicer
         Certification (to the extent that such statements are relevant to the statements made in this Master Servicer Certification), the information in the Servicer Reports and Additional Designated Servicing Information
         delivered by the Master Servicer to the Trustee for such year relating to servicing information, including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Trust Mortgage Loans and REO Properties,
         includes all information of such type required to be provided by the
         Master Servicer to the Trustee under the Pooling and Servicing
         Agreement for such year;

                                       Q-1

                         4.    I am responsible for reviewing the activities
         performed by the Master Servicer under the Pooling and Servicing
         Agreement and, based upon the review required under the Pooling and
         Servicing Agreement, and except as disclosed in the Annual Performance
         Certification delivered by the Master Servicer for such year, the
         Master Servicer has fulfilled its obligations under the Pooling and
         Servicing Agreement; and

                         5.    I have disclosed to the accountants that are to
         deliver the Annual Accountants' Report in respect of the Master
         Servicer with respect to such year all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the
         Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

                  The foregoing certifications under clauses 2. and 3. above assume that the following sections and parts of the Prospectus Supplement did not, as of the date thereof or as of the Closing Date, contain any untrue statement of a material fact regarding the Mortgage Loan Seller Matters (as defined below) or omit to state any material fact regarding the Mortgage Loan
Seller Matters necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading: "Summary of Prospectus
Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties",
"Risk Factors--Risks Related to the Underlying Mortgage Loans" and "Description
of the Mortgage Pool" and Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5,
Annex A-6 and Annex B to the Prospectus Supplement. "Mortgage Loan Seller
Matters" as used in the preceding sentence shall mean the description of the
Mortgage Loans, the Mortgaged Properties and the Mortgagors. In addition, notwithstanding the foregoing certifications under clauses 2. and 3. above, the
Master Servicer does not make any certification under such clauses 2. and 3.
above with respect to the information in the Servicer Reports and Additional
Designated Servicing Information delivered by the Master Servicer to the Trustee referred to in such clauses 2. and 3. above that is in turn dependent upon information provided by (a) the Special Servicer under the Pooling and Servicing
Agreement, beyond the corresponding certification actually provided by the
Special Servicer, and/or (b) a Two Penn Plaza Servicer pursuant to the Two Penn
Plaza Servicing Agreement, beyond the corresponding certification actually provided by such Two Penn Plaza Servicer, in each case if and as applicable.
Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1. through 5. that is in turn dependent upon information required to be provided by any Sub-Servicer identified on Exhibit K to the Pooling and Servicing Agreement, acting under a
Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such
Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such
Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.

                                      Q-2

                  Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                         [NAME OF MASTER SERVICER]

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      Q-3

                                    EXHIBIT R

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR

                  Re:    LB-UBS Commercial Mortgage Trust 2004-C6 (the "Trust")
                         Commercial Mortgage Pass-Through Certificates, Series
                         2004-C6 (the "Certificates")
                         ------------------------------------------------------

                  Pursuant to Section 8.15 of the Pooling and Servicing
Agreement, dated as of August 11, 2004 (the "Pooling and Servicing Agreement"),
between Structured Asset Securities Corporation II as depositor (the
"Depositor"), LaSalle Bank National Association as trustee (the "Trustee"), ABN
AMRO Bank N.V. as fiscal agent, Wachovia Bank, National Association as master servicer (the "Master Servicer") and Lennar Partners, Inc. as special servicer
(the "Special Servicer"), relating to the Certificates, the undersigned, a
____________________ of the Special Servicer and on behalf of the Special
Servicer, hereby certifies to ___________________ (the "Certifying Party") and
to ____________________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Officer") and its
partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing
Agreement, and with the knowledge and intent that they will rely upon this certification, that:

                  1.     I have reviewed all the Servicer Reports and Additional
Designated Servicing Information delivered by the Special Servicer delivered to the Master Servicer and/or the Trustee for the fiscal year ______________ as to the special servicing by the Special Servicer of specially serviced mortgage loans (the "Specially Serviced Mortgage Loans") or real properties owned by the
Trust that were acquired through foreclosure of loans as to which the Special
Servicer has servicing responsibilities ("REO Properties");

                  2.     To the best of my knowledge, the information in the
Servicer Reports and Additional Designated Servicing Information delivered to the Master Servicer and/or the Trustee for such year relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties,
in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially
Serviced Mortgage Loans and the REO Properties, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of such fiscal year;

                  3.     To the best of my knowledge, the information in the
Servicer Reports and Additional Designated Servicing Information delivered to the Master Servicer and/or the Trustee for such year relating to servicing information in respect of Specially Serviced Mortgage Loans and REO Properties,
in each case, including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Specially
Serviced Mortgage Loans and the REO Properties, includes all information of such type required to be provided by the Special Servicer to the Trustee and the
Master Servicer under the Pooling and Servicing Agreement;

                                      R-1

                  4.     I am responsible for reviewing the activities performed
by the Special Servicer under the Pooling and Servicing Agreement, and based upon the review required by the Pooling and Servicing Agreement, and except as disclosed in the Annual Performance Certification delivered by the Special
Servicer for such year, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5.     I have disclosed to the certified public accountants
that are to deliver the Annual Accountants Report in respect of the Special
Servicer required by the Pooling and Servicing Agreement with respect to such year all significant deficiencies (of which I have knowledge after due inquiry)
relating to the Special Servicer's compliance with the minimum servicing standards in order to enable them to conduct a review in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

                  The statements in this Certificate are limited to information regarding the Special Servicer and the Special Servicer's activities under the
Pooling and Servicing Agreement. This Certification does not relate to information in the Servicer Reports and Additional Designated Servicing
Information relating to any other person or any other topic.

                  Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:

                                     [NAME OF SPECIAL SERVICER]

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      R-2

                                    EXHIBIT S

                  FORM OF TWO PENN PLAZA MASTER SERVICER NOTICE

                                     [Date]

Wachovia Bank, National Association
 as Two Penn Plaza Master Servicer
8739 Research Drive, URP4
Charlotte, North Carolina 28288-1075
Attention:        LB-UBS Commercial Mortgage Trust 2004-C4

Lennar Partners, Inc.
 as Two Penn Plaza Special Servicer
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139
Attention:  LB-UBS Commercial Mortgage Trust 2004-C4

                  Re:      Co-Lender Agreement, dated as of May 24, 2004 (the
                           "Two Penn Plaza Co-Lender Agreement") between Lehman
                           Brothers Bank, FSB, as initial Note A1 Lender, Lehman
                           Brothers Bank, FSB, as initial Note A2 Lender,
                           Metropolitan Life Insurance Company, as initial Note
                           B1 Lender, and Metropolitan Life Insurance Company,
                           as initial Note B2 Lender, relating to the Two Penn
                           Plaza Mortgage Loan (as defined below)

Ladies and Gentlemen:

                  This notice is being delivered to you in connection with the
Two Penn Plaza Co-Lender Agreement and pursuant to Section 3.02(c) of the
Pooling and Servicing Agreement dated as of August 11, 2004 (the "Agreement")
between Structured Asset Securities Corporation II, as depositor, Wachovia Bank,
National Association as master servicer (the "Master Servicer"; which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank
N.V. as fiscal agent, which Agreement relates to the issuance of the LB-UBS
Commercial Mortgage Trust 2004-C6, Commercial Mortgage Pass-Through
Certificates, Series 2004-C6. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.

                  Notice is hereby given that as of August 24, 2004, the Closing
Date under the Agreement, the Trustee is the holder of the Two Penn Plaza Trust
Mortgage Loan (as defined in the Agreement), which is identified as the Note A2
Mortgage Loan under, and is represented by Note A2 as defined in, the Two Penn
Plaza Co-Lender Agreement and, in that capacity, the Trustee assumes the rights and obligations of the Note A2 Lender under the Two Penn Plaza Co-Lender
Agreement.

                                      S-1

                  You are hereby directed to remit to the Master Servicer all amounts payable to the Note A2 Lender under the Two Penn Plaza Co-Lender
Agreement and the Two Penn Plaza Servicing Agreement, to the following account:

                  Account:  [Pool Custodial Account]

                  Account #:  [_______]

                  Title: [Wachovia Bank, National Association [OR THE NAME OF
                  ANY SUCCESSOR MASTER SERVICER], as Master Servicer, on behalf of LaSalle Bank National Association [OR THE NAME OF ANY
                  SUCCESSOR TRUSTEE], as Trustee, in trust for the registered holders of LB-UBS Commercial Mortgage Trust 2004-C6,
                  Commercial Mortgage Pass-Through Certificates, Series 2004-C6,
                  Pool Custodial Account]

                  Location:  [Wachovia Bank, National Association]

                  You are hereby further directed to forward, deliver, or
otherwise make available to the Master Servicer, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Note A2 Lender under the Two Penn
Plaza Co-Lender Agreement and the Two Penn Plaza Servicing Agreement, to the
following: [address/facsimile/email address/telephone number]

                  Please also be advised that the initial Controlling Class
Representative (as identified under Section 6.09(b) of the Agreement) is entitled to exercise any rights and powers of the Trustee, in its capacity as
Note A2 Lender, under Section 3.02 of the Two Penn Plaza Co-Lender Agreement.

                                     Very truly yours,

                                     LaSalle Bank National Association,
                                       as Trustee

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                      S-2